As filed with the Securities and Exchange Commission on December 27, 2007

Registration No. 333-147831

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4 /A

REGISTRATION STATEMENT

Under The Securities Act of 1933

(Amendment No. 1)

GREEN PLAINS RENEWABLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Iowa	2860	84-1652107
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification No.)

105 N. 31st Avenue, Suite 103

Omaha, Nebraska 68131

(402) 884-8700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wayne B. Hoovestol

President and Chief Executive Officer

Green Plains Renewable Energy, Inc.

105 N. 31st Avenue, Suite 103

Omaha, Nebraska 68131

(402) 884-8700

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric L. Robinson, Esq.	John Hintze, Esq.
Blackburn & Stoll, LC	Ahlers & Cooney PC
257 East 200 South, #800	100 Court Avenue, #600
Salt Lake City, UT 84111	Des Moines, IA 50309
(801) 521-7900	(515) 246-0309

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and upon completion of the combination described in the enclosed registration statement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $0.001 par value per share	450,840	$9.51	$4,287,489 (2)	$132 (3)
Common Stock, $0.001 par value per share	100,225	$10.51	$1,053,365 (4)	$33

(1)    Represents the maximum number of shares of common stock of Green Plains Renewable Energy, Inc. (“GPRE”), par value $0.001, issuable upon the completion of the proposed merger of Green Plains Grain Merger Sub, Inc., a wholly-owned subsidiary of GPRE, with and into Great Lakes Cooperative (“GLC”).  The actual number will be less because cash will be paid in lieu of fractional shares.

(2)    Estimated solely for purposes of calculation of the registration fee in accordance with Rules 457(c) and (f) of the Securities Act of 1933, as amended, based upon the product of: (A) 450,840 shares, which together with the 100,225 shares referenced on the following line, is the maximum number of shares of GPRE common stock, which are being registered, that will be received by the GLC stockholders in this merger, multiplied by (B) $9.51, the average of the high and low sale prices for shares of GPRE common stock as reported on The NASDAQ Capital Market on November 28, 2007.

(3)

Previously paid on December 5, 2007.

(4)

Estimated solely for purposes of calculation of the registration fee in accordance with Rules 457(c) and (f) of the Securities Act of 1933, as amended, based upon the product of: (A) 100,225 shares, which, together with the 450,840 shares referenced on the prior line, is the maximum number of shares of GPRE common stock which are being registered, that will be received by the GLC stockholders in this merger, multiplied by (B) $10.51, the average of the high and low sale prices for shares of GPRE common stock as reported on The NASDAQ Capital Market on December 19, 2007.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION
PRELIMINARY COPY

The information in this proxy statement/prospectus is not complete and may be changed. The securities being offered by the use of this prospectus may not be issued until the registration statement filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, is declared effective. This proxy statement/prospectus is not an offer to sell these securities nor a solicitation of any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

To the Voting Members of Great Lakes Cooperative:

Dear Fellow Member:

This registration statement provides you with detailed information about Green Plains Renewable Energy, Inc., Great Lakes Cooperative and the Plan of Merger approved by their boards.  The next page lists the informational meetings we will hold to provide some of this information in a different format, and to answer your questions.  Your board of directors encourages you to attend one of these meetings to learn more about this merger and its impact on you and your farming operations.

The next page also shows the time and location of the special member meeting at which the ballots will be tabulated.  You are welcome to attend this meeting, cast your ballot, and watch the ballot counting.  The Plan of Merger will not be discussed at this meeting, and no other business will be conducted at this meeting.

This merger will only occur if it is approved by the voting members of GLC.  For this approval to occur, a majority of members must cast ballots, and two-thirds of the ballots must support the merger by voting YES.

Enclosed are a ballot and two envelopes.  After completing your ballot, please seal it in the smaller envelope, seal the smaller envelope in the larger envelope, and then return this envelope to GLC.  The envelopes will remain sealed until after the last call for ballots at the special member meeting on February 4, 2008.   At this meeting, the envelopes will be opened and the ballots will be tabulated.  You may obtain additional ballots and envelopes if you lose the enclosed copies or you want to change your ballot.  You must sign your name on the outside of the larger envelope if that envelope does not have a pre-printed return address on it.

You may cast your ballot at any of the meetings listed on the next page.  If you mail your ballot, please mail it early to allow time for delays in the mail.  Only ballots that are received by the last call for ballots on February 4, 2008 will be counted.  You can also cast your ballot by dropping it off at any GLC office.  You can safely vote early, because if you change your mind after voting you can complete a new ballot (only the last ballot you cast will be counted).

If the merger is completed, GLC will beome a wholly-owned subsidiary of Green Plains and GLC members as a group will receive $12.5 million in cash and 551,065 shares of Green Plains common stock, except that fractional shares of Green Plains stock will be converted into cash (this cash will be in addition to the $12.5 million). The shareholders of Green Plains will receive no consideration in connection with the proposed merger. Green Plains common stock is listed for trading under the stock symbol “GPRE” on The NASDAQ Capital Market and the American Stock Exchange. Green Plains anticipates that this listing will continue after this merger is completed.

The current directors of Green Plains will continue to be the directors of Green Plains following the combination and the executive management team of the combined organization is expected to be composed of members of Green Plains’ management team prior to the combination. It is anticipated, however, that most, if not all, of the GLC employees will remain as employees of the combined organization after the combination.

We realize that this is a lengthy document, so we have provided a Summary of the Proxy Statement/Prospectus starting on page 5.  You can use the Table of Contents starting on page 1 and this Summary of the Proxy Statement/Prospectus to help you identify the material you want to read first and to help you get oriented.

We encourage you to read and carefully consider this registration statement in its entirety.  For a discussion of significant matters that should be considered before casting your ballot, see “Risk Factors” beginning on page 21.

This merger has received the unanimous support of your directors, and we ask you to vote YES on the enclosed ballot.

Kevin Adolf

President, Great Lakes Cooperative

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction or the GPRE common stock to be issued in the combination or determined whether the registration statement is accurate or adequate.  Any representation to the contrary is a criminal offense.

The registration statement is dated [               ], and is first being mailed to GLC members on or about [                ].

INFORMATIONAL MEETINGS

Informational meetings.  GLC will hold a series of informational meetings for its members. At each of these meetings, GLC’s board of directors and management will summarize the terms of the Plan of Merger, and representatives of GPRE will describe their plans for the future operation of the GLC facilities. Members in attendance will also have an opportunity to have their questions answered. These informational meetings will be held as follows:

Location	Date and Time
Clay County Regional Events Center 800 West 18th Street Spencer, Iowa 51301	January 22, 2008 7:00 p.m.

Community Center – City Hall 806 N Avenue Milford, Iowa 51351	January 23, 2008 9:00 a.m.

VFW Hall 314 South 1st Street Estherville, Iowa 51334	January 23, 2008 7:00 p.m.

NOTICE OF SPECIAL MEETING OF THE VOTING MEMBERS

GREAT LAKES COOPERATIVE

The purpose of this meeting is to vote on the Plan of Merger between GLC and Green Plains Renewable Energy, Inc. (GPRE) that is being proposed by the GLC board of directors, and the issues related to this merger. At this meeting, voting members will have an opportunity to cast their ballots and the ballots will be counted. Absentee ballots must be received by GLC prior to the last call for ballots at the special member meeting described below. GLC members may also vote in person at this special member meeting.

Special member meeting.  The board of directors of GLC has called a special meeting of its voting members to be held as follows:

Location of meeting:  Great Lakes Cooperative, 701 North Main Street, Everly, Iowa  51338.

Date and time of meeting:  February 4, 2008 at 1:30 p.m.

The members will be asked to vote on the following resolution at this meeting:

RESOLVED,

(1)

That Great Lakes Cooperative (“GLC”) merge with Green Plains Grain Merger Sub, Inc. (“Merger Sub”), a subsidiary of Great Plains Renewable Energy, Inc. (“GPRE”), pursuant to the terms of the Agreement and Plan of Merger (“Plan of Merger”) by and between GLC, GPRE, and Merger Sub; the Escrow Agreement by and between GLC, GPRE and Bankers Trust; and pursuant to such amendments to the Plan of Merger and Escrow Agreement that GLC’s board of directors deems necessary or appropriate, within its discretion.

(2)

That section 3.2 of GLC’s Articles of Incorporation is amended to read as follows:  All stock will be issued at its par value. The cooperative is authorized to issue dividends on its Common Stock and Preferred Stock as specified by its board of directors. Class A Common Stock is the only class of stock with voting rights. A person may only own one share of Common Stock.

TABLE OF CONTENTS

Questions and Answers About the Combination

2

Summary of the Proxy Statement/Prospectus

5

GPRE Selected Consolidated Financial Information

13

GLC Selected Consolidated Financial Information

14

Unaudited Pro Forma Condensed Combined Financial Statements

15

GPRE Market Price and Dividend Information

20

GLC Market Price and Patronage Refund Information

20

Risk Factors

21

Cautionary Information Regarding Forward-Looking Statements

35

The Special Meeting of GLC Voting Members

36

The Combination

37

The Merger Agreement

43

Management of the Combined Organization After the Combination

55

Certain Relationships and Related Transactions

62

GPRE Principal Shareholders

63

Executive Compensation

64

GPRE Business

66

GPRE Management’s Discussion And Analysis Of Financial Condition and Results of Operations

76

GPRE Quantitative and Qualitative Disclosures About Market Risk

87

GLC Business

89

GLC Management’s Discussion and Analysis of Financial Condition and Results of  Operations

92

GLC Quantitative and Qualitative Disclosures About Market Risk

98

GLC Principal Members

99

Experts

100

Legal Matters

100

Where You Can Find More Information

100

Index to Consolidated Financial Statements

F-1

The following appendices also constitute part of this registration statement:

Appendix A	Agreement and Plan of Merger
Appendix B Appendix C Appendix D Appendix E Appendix F	Addendum to Agreement and Plan of Merger Addendum #2 to Agreement and Plan of Merger GLC Escrow Agreement First Amendment to GLC Escrow Agreement Dissenters Rights Statute

QUESTIONS AND ANSWERS ABOUT THE COMBINATION

The following are some questions that you, as a member of Great Lakes Cooperative, may have regarding the combination and the other matters being considered at the special member meeting and brief answers to those questions. GPRE and GLC urge you to read carefully the remainder of this proxy statement/prospectus, including the documents attached to this proxy statement/prospectus, because the information in this section does not provide all the information that might be important to you with respect to the combination and the other matters being considered at the special member meeting.

Q:  Why are GPRE and GLC proposing the combination? (See page 39)

A:  GPRE and GLC are proposing the combination because they believe the resulting combined organization will be a stronger, more competitive company capable of achieving greater financial strength, operational efficiencies, earning power, access to capital, and growth than either company would be capable of separately. GPRE and GLC believe that the combination may result in a number of benefits, including:

•

the opportunity for GPRE’s shareholders and GLC’s members to participate in the potential growth of the combined organization after the combination;

•

the synergies that could be created in combining the grain handling and marketing strengths of GLC and the grain procurement requirements of GPRE;

•

long-term opportunities for GPRE and GLC’s members to jointly develop innovations and efficiencies in the production of grain feedstocks for ethanol production; and

•

reduced working capital requirements necessary to secure each company’s respective commodity derivative transactions utilized to manage price risks.

GLC’s board is very concerned about the effect the expansion of the ethanol industry will have on its corn volumes if GLC continues as an independent cooperative. Because of its significant capital investment in grain assets, GLC’s financial success rests heavily on obtaining favorable gross margins from marketing 18 to 23 million bushels of corn each year. Expansion of the ethanol industry threatens both the average gross margin per bushel realized and the volume of corn marketed. A substantial reduction in either or both of these factors would adversely affect GLC’s continued operations. As a result, GLC’s board believes this is the right time to consider a merger with a larger organization.

GLC members as a group will receive $12.5 million in cash and 551,065 shares of GPRE common stock, except that fractional shares of GPRE stock will be converted into cash (this cash will be in addition to the $12.5 million). After this merger becomes effective, GLC members will own approximately 7.1% of GPRE stock. GPRE’s shares are listed for trading under the stock symbol “GPRE” on The NASDAQ Capital Market and the American Stock Exchange. GPRE anticipates that this listing will continue after this merger is completed.

GLC’s board is recommending this merger with GPRE because the board believes that it would not be possible to obtain more favorable terms from any other merger partner, especially when the opportunity to market GPRE stock received in the transaction on a public stock exchange is taken into consideration. Because GPRE is a publicly-traded company, federal securities laws required the parties to conduct their negotiations on a confidential basis. GLC’s board determined that exclusive, confidential negotiations with GPRE would provide greater value to GLC’s members than seeking competitive bids from other potential merger partners.

GPRE’s board approved this merger as it provides a vehicle for vertical integration. GPRE believes that GLC’s business relationships, workforce and grain-receiving locations are an excellent fit with GPRE’s need for significant quantities of corn for its ethanol production. Within 50 miles of the Superior ethanol plant, GLC has seven elevators with four mainline rail facilities and storage capacity of approximately 14.5 million bushel. GLC’s other operations effectively serve their customers and GPRE plans to continue those services in the future. Additionally, GLC members receiving GPRE stock will add a new group of stakeholders to GPRE with a long-term vested interest in its success.

Q:  What will a GLC member receive in exchange for GLC stock in the combination? (See pages 43-44)

A:  Upon completion of the merger, each outstanding GLC share will be converted, pursuant to the terms set forth in the Agreement and Plan of Merger, into the right to receive cash and shares of GPRE stock as follows:

Members who own GLC stock with a par value of more than $1,000 (“Large Shareholders”) will receive a combination of GPRE stock and cash after the Closing. The par value of all of the classes of stock owned by each Large Shareholder will be added together, and the member will receive:

•

cash equal to 101.9203% of the total par value of GLC stock;

•

  0.047284228 shares of GPRE stock for each dollar of par value of GLC stock (subject to the treatment of fractional shares described below); and

•

an interest in the Escrow Account described below.

GPRE does not issue fractional shares. The fractional shares that would have been issued to the Large Shareholders will instead be converted into cash. This conversion will be based on a price of $13.61 for a whole share of GPRE stock (which may be less or more than the market price of GPRE stock on the Closing date).

The GLC members who own GLC stock with a par value of less than $1,000 (“Small Shareholders”) will receive only cash after the Closing. The par value of all of the classes of stock owned by each Small Shareholder will be added together, and the member will initially receive cash equal to 166.27567% of the total par value of his or her GLC stock. In addition, Small Shareholders will receive an interest in the Escrow Account as described below.

The cash conversion ratio for Small Shareholders has been computed as follows:

•

cash equal to 101.9203% of the total par value of GLC stock (the same ratio used for Large Shareholders); and

•

  0.047284228 shares of GPRE stock for each dollar of par value of GLC stock, which is converted into a cash payment. This conversion was based on a price of $13.61 for a whole share of GPRE stock (which may be less or more than the market price of GPRE stock on the Closing date). This results in additional cash equal to 64.35537% of the total par value of GLC stock.

Adding these two elements produces a conversion ratio of 166.27567% of the total par value of GLC stock.

Q:  What is the value of the common stock of GPRE to be issued to GLC members in exchange for their shares of GLC common stock?

A:  The value of GPRE common stock to be issued to GLC members will be determined upon the completion of the combination. If the combination had been completed on December 21, 2007, the value of the 551,065 shares of GPRE common stock to be issued in exchange would have been approximately $7.5 million, based on the closing price per share as reported on The NASDAQ Capital Market.

Q:  Will GLC members be able to trade the GPRE common stock that they receive in the combination? (See page 42)

A:  GPRE and GLC anticipate that concurrent with the closing of the combination, GPRE’s shares will be registered on a Registration Statement on Form S-4 with the Securities and Exchange Commission and listed for trading without restriction under the symbol “GPRE” on The NASDAQ Capital Market and the American Stock Exchange.

Q:  What are the tax consequences to GLC members? (See pages 40-41)

A:  In general, the merger of a wholly-owned subsidiary of GPRE into GLC will be treated as a taxable sale by the GLC members of their GLC stock. A member will recognize capital gain or loss equal to the difference, if any, between (i) the sum of the cash and the aggregate fair market of the GPRE stock received and (ii) the member’s aggregate basis in the GLC stock. In addition, the transfer by GLC of its investments in regional cooperatives to the Escrow Account more likely than not will be treated as a dividend distribution to the GLC members.

Q:  Who will be the directors of GPRE following the combination? (See pages 55-56)

A:  The current directors of GPRE will continue to be the directors of GPRE following the combination.

Q:  Who will be the executive officers of GPRE following the combination? (See page 43)

A:  Following the combination, the executive management team of the combined organization is expected to be composed of members of GPRE’s management team prior to the combination. It is anticipated, however, that most, if not all, of the GLC employees will remain as employees of the combined organization after the combination.

Q:  What GPRE shareholder approvals are needed to complete the combination?

A:  Holders of GPRE common stock are not required to approve the combination and the board of directors of GPRE is not going to seek shareholder approval of the proposed combination.

Q:  What GLC member approvals are needed to complete the combination? (See page 52)

A:  The merger agreement provides that it is a condition to completion of the combination that the merger agreement be adopted by the affirmative vote of two-thirds of the voting members who cast ballots on the merger, with a majority of the voting members casting ballots. Approval of any necessary adjournment of the special member meeting to obtain a quorum may be obtained by the affirmative vote of the holders of a majority of the shares present in person, even if less than a quorum.

Q:  What do I need to do now?

A:  After carefully reading and considering the information contained in and incorporated into this proxy statement/prospectus, please submit your absentee ballot according to the instructions on page 3 of this registration statement as soon as possible. In order to participate in the decision of the members on this combination, you must either submit an absentee ballot before the special member meeting or attend the meeting and vote in person, Because this combination can only be approved if a majority of the voting members of GLC cast ballots, it is important for you to cast your ballot so the members have a voice in whether this combination occurs.

Q:  What must I do if I want to change my vote after I have submitted my absentee ballot?

A:  You may change your vote at any time before the votes are tabulated at the GLC special member meeting. There are two ways for you to do this:

•

by submitting to GLC a new absentee ballot with a later date prior to the special member meeting (only the last ballot you cast will be counted); or

•

by attending the GLC special member meeting and voting in person.

Q:  When do you expect the combination to be completed?

A:  GPRE and GLC are working to complete the combination as quickly as possible. GPRE and GLC hope to complete the combination promptly after the GLC special member meeting.

Q:   Do I have to do anything other than cast a ballot now?

A:  No. After the combination is completed, you will receive written instructions for exchanging your GLC stock for GPRE stock.

Q:  Will a ballot solicitor be used?

A:  GLC does not anticipate using a ballot solicitor.

Q:  Whom should I call with questions? (See page 100)

A:  If you are a GPRE shareholder and have any questions about the combination or any related transaction, please call Scott Poor at GPRE at (402) 884-8700. If you are a GLC member and have any questions about the combination or any related transaction, please call Kevin Hartkemeyer at GLC at (712) 834-2238. You may also obtain additional information about GPRE from documents filed with the Securities and Exchange Commission, or SEC, without charge upon written or oral request by following the instructions in the section entitled “Where You Can Find More Information.”

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary only provides an overview. This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. It is not a complete presentation of the relevant facts, and it is qualified by the other information in the registration statement. We encourage you to carefully read the entire registration statement because the information in this section does not provide all the important information in connection with this merger and the related matters on which the GLC voting members are being asked to vote. You should carefully read this entire document and the other documents we refer to for a more complete understanding of the combination. This summary and the balance of this document contain forward-looking statements about events that are not certain to occur, and you should not place undue reliance on those statements. Please carefully read “Cautionary Information Regarding Forward-Looking Statements” on page 35 of this document. This registration statement contains trademarks, trade names, service marks, and service names of GPRE, GLC, and other companies.

General

References to “we,” “us,” “our,” “GPRE” or the “Company” in this registration statement refer to Green Plains Renewable Energy, Inc. and its subsidiaries.

The Companies

Green Plains Renewable Energy, Inc.

GPRE was formed in June 2004 for the purpose of building ethanol production facilities to produce ethanol and animal feed products. Its first plant, in Shenandoah, Iowa, commenced operations in August 2007. Its second plant, near Superior, Iowa, is under construction and is anticipated to be completed in early 2008. Both plants are name-plate 50 million gallon per year plants. Its principal executive offices are located at 105 N. 31st Avenue, Suite 103, Omaha, Nebraska 68131 and its telephone number is (402) 884-8700.

Green Plains Grain Merger Sub, Inc.

Green Plains Grain Merger Sub, Inc. is a wholly-owned subsidiary of GPRE that was recently incorporated in Iowa solely for the purpose of the combination. It does not conduct any business and has no material assets. Its principal executive offices have the same address and telephone number as GPRE.

Great Lakes Cooperative

Great Lakes Cooperative (“GLC”) is an Iowa cooperative association that was created in 2001 by the merger of two predecessor cooperatives, Superior Cooperative Elevator and Farmers Cooperative Elevator Company. GLC operates seven grain elevators in Iowa, located at Everly, Greenville, Gruver, Langdon, Milford, Spencer and Superior. In addition to its bulk grain business, it sells and applies fertilizers and pesticides, and it sells seeds, livestock feed, and petroleum products. GLC’s principal executive offices are located at 701 N. Main Street, Everly, Iowa 51338 and its telephone number is (712) 834-2238.

The Plan of Merger (See page 43-54)

The boards of directors of GPRE and GLC have approved a combination of their businesses. This transaction is structured as a merger of a wholly-owned subsidiary of GPRE into GLC. This merger will only become effective if it is approved by the voting members of GLC. If this occurs, the closing on this merger (the “Closing”) is scheduled on or about February 20, 2008. This merger does not have to be approved by the shareholders of GPRE, and their approval will not be sought.

GPRE and GLC are proposing the combination because they believe the resulting combined organization will be a stronger, more competitive company capable of achieving greater financial strength, operational efficiencies, earning power, access to capital, and growth than either company would be capable of separately. GPRE and GLC believe that the combination may result in a number of benefits, including:

•

the opportunity for GPRE’s shareholders and GLC’s members to participate in the potential growth of the combined organization after the combination;

•

the synergies that could be created in combining the grain handling and marketing strengths of GLC and the grain procurement requirements of GPRE;

•

long-term opportunities for GPRE and GLC’s members to jointly develop innovations and efficiencies in the production of grain feedstocks for ethanol production; and

•

reduced working capital requirements necessary to secure each company’s respective commodity derivative transactions utilized to manage price risks.

GLC’s board is very concerned about the effect the expansion of the ethanol industry will have on its corn volumes if GLC continues as an independent cooperative. Because of its significant capital investment in grain assets, GLC’s financial success rests heavily on obtaining favorable gross margins from marketing 18 to 23 million bushels of corn each year. Expansion of the ethanol industry threatens both the average gross margin per bushel realized and the volume of corn marketed. A substantial reduction in either or both of these factors would adversely affect GLC’s continued operations. As a result, GLC’s board believes this is the right time to consider a merger with a larger organization.

GLC members as a group will receive $12.5 million in cash and 551,065 shares of GPRE common stock, except that fractional shares of GPRE stock will be converted into cash (this cash will be in addition to the $12.5 million). After this merger becomes effective, GLC members will own approximately 7.1% of GPRE stock. GPRE’s shares are listed for trading under the stock symbol “GPRE” on The NASDAQ Capital Market and the American Stock Exchange. GPRE anticipates that this listing will continue after this merger is completed.

GLC’s board is recommending this merger with GPRE because the board believes that it would not be possible to obtain more favorable terms from any other merger partner, especially when the opportunity to market GPRE stock received in the transaction on a public stock exchange is taken into consideration. Because GPRE is a publicly-traded company, federal securities laws required the parties to conduct their negotiations on a confidential basis. GLC’s board determined that exclusive, confidential negotiations with GPRE would provide greater value to GLC’s members than seeking competitive bids from other potential merger partners.

GPRE’s board approved this merger as it provides a vehicle for vertical integration. GPRE believes that GLC’s business relationships, workforce and grain-receiving locations are an excellent fit with GPRE’s need for significant quantities of corn for its ethanol production. Within 50 miles of the Superior ethanol plant, GLC has seven elevators with four mainline rail facilities and storage capacity of approximately 14.5 million bushel. GLC’s other operations effectively serve their customers and GPRE plans to continue those services in the future. Additionally, GLC members receiving GPRE stock will add a new group of stakeholders to GPRE with a long-term vested interest in its success.

The parties will contract with a major commercial bank to serve as the Exchange Agent in connection with this merger. Each GLC member will be asked to provide the Exchange Agent with the member’s current address, social security or taxpayer identification number, and similar information. The following discussion assumes that GLC members provide the requested information to the Exchange Agent in a timely manner.

Merger Proceeds Received by Large Shareholders (See pages 43-45)

Members who own GLC stock with a par value of more than $1,000 (“Large Shareholders”) will receive a combination of GPRE stock and cash after the Closing. The par value of all of the classes of stock owned by each Large Shareholder will be added together, and the member will receive:

•

cash equal to 101.9203% of the total par value of GLC stock;

•

  0.047284228 shares of GPRE stock for each dollar of par value of GLC stock (subject to the treatment of fractional shares described below); and

•

an interest in the Escrow Account described below.

GPRE does not issue fractional shares. The fractional shares that would have been issued to the Large Shareholders will instead be converted into cash. This conversion will be based on a price of $13.61 for a whole share of GPRE stock (which may be less or more than the market price of GPRE stock on the Closing date).

Example:  John owns a share of common stock with a par value of $200 and two classes of preferred stock with a combined par value of $9,800. The par value of all of John’s GLC stock is $10,000. Shortly after the Closing, John will receive:

•

 $10,192.03 in cash;

•

  472 shares of GPRE stock (based on a calculated number of 472.84228 shares);

•

the 0.84228 fractional share of GPRE stock will be converted into $11.46 of additional cash under the fractional share treatment, resulting in a total cash payment to John of $10,203.49 ; and

•

an interest in the Escrow Account described below.

Merger Proceeds Received by Small Shareholders (See pages 43)

The GLC members who own GLC stock with a par value of less than $1,000 (“Small Shareholders”) will receive only cash after the Closing. The par value of all of the classes of stock owned by each Small Shareholder will be added together, and the member will initially receive cash equal to 166.27567% of the total par value of his or her GLC stock. In addition, Small Shareholders will receive an interest in the Escrow Account as described below.

The cash conversion ratio for Small Shareholders has been computed as follows:

•

cash equal to 101.9203% of the total par value of GLC stock (the same ratio used for Large Shareholders); and

•

  0.047284228 shares of GPRE stock for each dollar of par value of GLC stock, which is converted into a cash payment. This conversion was based on a price of $13.61 for a whole share of GPRE stock (which may be less or more than the market price of GPRE stock on the Closing date). This results in additional cash equal to 64.35537% of the total par value of GLC stock.

Adding these two elements produces a conversion ratio of 166.27567% of the total par value of GLC stock.

Example:  George owns a share of common stock with a par value of $200 and two classes of preferred stock with a combined par value of $300. The par value of all of John’s GLC stock is $500. Shortly after the Closing, George will receive $831.38 in cash. In addition, George will receive an interest in the Escrow Account as described below.

Escrow Account

In addition to the merger proceeds described above, each GLC member will receive an interest in an Escrow Account. Immediately prior to the Closing, GLC will transfer its investments in regional cooperatives to the Escrow Account. The deferred portion (that is, the portion other than cash) of patronage refunds on GLC’s business with regional cooperatives prior to the Closing date that is issued after the Closing date will also be placed in the Escrow Account. As the regional cooperatives redeem these investments in the future, the money will be deposited into the Escrow Account.

Indemnification obligation.  As part of the Plan of Merger, GLC has agreed to indemnify GPRE from all damages that GPRE sustains as a result of, or arising out of, certain breaches of the Plan of Merger by GLC. This indemnification obligation is subject to a deductible of $250,000 and maximum liability of $2 million, which means that GLC is obligated to indemnify GPRE for its damages between $250,000 and $2,250,000. GPRE must make all claims under this indemnification obligation within three years after the Closing; and at that time this indemnification obligation will end. GLC’s indemnification applies to a breach of any of its representations and warranties in Article II of the Plan of Merger, or to Sections 5.3 or 5.15 of the Plan of Merger (see Appendix A of the registration statement for more information).

The interests of GLC members will be represented by a “Shareholder Committee” composed of GLC’s current officers (Kevin Adolf, Bryan Bailey and Darryl Hansen). The Shareholder Committee will make decisions regarding any indemnification claims made by GPRE. The Shareholder Committee will be authorized to retain lawyers, accountants and other professionals to assist it in evaluating or resisting GPRE’s indemnification claims; and to reflect member changes in address and ownership (e.g., as a result of a member’s death) in the member records.

Escrow Agent.  The parties have contracted with Bankers Trust N.A., Des Moines, Iowa, to serve as Escrow Agent in connection with this merger. Three years after the Closing, or for as long thereafter as there are still pending unresolved indemnification claims, Bankers Trust will resign as Escrow Agent. At that time, the members of the Shareholder Committee will collectively become the Escrow Agent (this transition of Escrow Agents is referred to as the “Change in Escrow Agent”).

Cash distributions.  Bankers Trust will not make any cash distributions to GLC members while it serves as Escrow Agent. After the Shareholder Committee becomes the Escrow Agent, they will be required to distribute the cash that is in the Escrow Account to GLC members, subject to these rules:

•

the Escrow Agent may retain a portion of the cash to pay future administrative expenses;

•

the Escrow Agent is not required to make any distributions until it can make the entire distribution to Small Shareholders;

•

the Escrow Agent is not required to make more than one distribution from the Escrow Account in each calendar year; and

•

the Escrow Agent is not required to make distributions if there is less than $150,000 of cash in the Escrow Account.

Cash distributions to GLC Small Shareholders.  GLC will obtain an appraisal by an investment banker of the value of GLC’s regional investments as of the Closing (the “Appraised Value”). The first cash distribution to GLC members will be to make a distribution to the Small Shareholders in an amount equal to the “Adjusted Appraised Value” of their interest in the Escrow Account. Adjusted Appraised Value of the Escrow Account will be computed by:

•

adding to the Appraised Value the interest from the Closing to the date of distribution at the interest rate and compounding frequency used to discount estimated future Regional Equity redemptions to present value in determining the Appraised Value; and

•

subtracting the total of the indemnification payments and the Escrow Agent and Shareholder Committee fees and expenses of the Escrow Account.

The Escrow Agent will make a cash distribution to each Small Shareholder in an amount equal to the Adjusted Appraised Value, multiplied times that member’s “Small Shareholder Ratio.” This term means the par value of a Small Shareholder’s GLC stock divided by the par value of all of the GLC stock owned by all GLC members on the Closing date.

Cash distributions to GLC Large Shareholders.  After the distributions to GLC Small Shareholders described above, the Escrow Agent will use the cash available for distribution to make a distribution to each Large Shareholder in an amount equal to the cash available for distribution multiplied by that person’s Large Shareholder Ratio. This term means the par value of a Large Shareholder’s GLC stock divided by the par value of the GLC stock owned by all the GLC Large Shareholders on the Closing date.

Tax Consequences of this Merger Transaction (See pages 40-41)

The following discussion is a general summary of certain U.S. federal income tax consequences of the merger to GLC members. It is based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable current and proposed U.S. Treasury Regulations, published rulings, court decisions and other applicable authorities, all as in effect on the date of this registration statement, and all of which are subject to change or differing interpretations (possibly with retroactive effect). This summary does not purport to deal with all of the U.S. federal income tax consequences applicable to GLC members, some of whom may be subject to special rules. This summary assumes that a member holds GLC stock as a capital asset within the meaning of Section 1221 of the Code. The tax consequences of the merger to GLC members will vary depending upon each member’s individual circumstances and the U.S. federal tax principles applicable thereto. No advance rulings have been or will be sought from the IRS regarding any matter discussed in the registration statement. In addition, other than a general summary of certain Iowa tax consequences, the discussion does not address any tax considerations under state, local or non-U.S. laws or U.S. federal laws that may apply to you other than those pertaining to the U.S. federal income tax.  In view of the foregoing, each GLC member should consult his own tax advisor regarding all U.S. federal, state, local and foreign income and other tax consequences of the merger, with specific reference to such member’s own particular tax situation and recent changes in applicable law.

In connection with the completion of the merger, GLC will receive an opinion of tax counsel that the merger will have the U.S. federal income tax consequences summarized below. An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits should the matter be litigated, and it is not binding on the IRS or any court. The IRS may challenge the conclusions reached in this opinion. Also, in reviewing this discussion of the tax consequences you should note that certain conclusions reached are not free from doubt. In those circumstances, GLC has expressed the more likely than not outcome despite uncertainties. We suggest you discuss the tax consequences described in this section with your own tax advisor.

U.S. Federal Income Tax Treatment of the Merger

The merger of a wholly - owned subsidiary of GPRE into GLC will be treated as a taxable sale by the GLC members of their GLC stock. A Large Shareholder who receives cash and GPRE stock in exchange for his GLC stock in the merger will recognize capital gain or loss equal to the difference, if any, between (i) the sum of the cash and the aggregate fair market value on the date of Closing of the GPRE stock received and (ii) the member’s aggregate basis in the GLC stock. A Small Shareholder who receives only cash in exchange for his GLC stock in the merger will recognize capital gain or loss equal to the difference, if any, between the cash received and the member’s basis in the GLC stock.

A member’s basis in his GLC stock depends on how the member acquired the stock. To the extent that a member was required to include the GLC stock in income when it was received as a patronage refund from GLC (such as a patronage refund for selling grain to GLC) the member has a tax basis equal to the par value of his GLC stock. To the extent that a member was not required to include the GLC stock in income when it was received as a patronage refund from GLC (such as a patronage refund for buying LP gas to heat a home) the member has a tax basis of zero in his GLC stock. GLC stock purchased for cash has a basis equal to the cash paid.

A member’s capital gain or loss will be long-term capital gain or loss if a member’s holding period for the GLC stock exchanged in the merger is more than one year as of the Closing. Long-term capital gains of individual taxpayers are generally subject to federal taxation at a maximum rate of 15%. Capital gains of corporate taxpayers are generally taxable at the regular rates applicable to corporations. The deductibility of capital losses is subject to limitations. A Large Shareholder’s basis in the GPRE stock will be the fair market value of the GPRE stock on the date of the Closing and the member’s holding period for such stock will begin on the day following the date of the Closing.

Large Shareholders – Example:  The par value of John’s GLC stock is $10,000. John is an agricultural producer who was required to pay income tax on all of the GLC stock received as patronage refunds from GLC. As a result, he has a tax basis of $10,000 in his GLC stock. All of his GLC stock was issued to him more than a year prior to the Closing. Shortly after the Closing, John will receive $10,203.49 in cash and 472 shares of GPRE stock. Assuming for purposes of this example that GPRE stock trades at $13.61 per share on the Closing date, the value of the 472 shares that John will receive is $6,423.92. Thus, John will receive total consideration of $16,627.41 (i.e., cash of $10,203.49 plus stock with a value of $6,423.92). John will have a long-term capital gain of $6,627,41 ($16,627.41 less basis of $10,000).

Small Shareholders – Example:  The par value of all of George’s GLC stock is $500. Shortly after the Closing, George will receive $831.38 in cash. George is an agricultural producer who was required to pay income tax on all of the GLC stock received as patronage refunds from GLC. As a result, he has a tax basis of $500 in his GLC stock. All of his GLC stock was issued to him more than a year prior to the Closing. George will have a long-term capital gain of $331.38 ($831.38 less basis of $500).

U.S. Federal Income Tax Treatment of the Transfer to the Escrow Account

The transfer by GLC of its investments in regional cooperatives to the Escrow Account more likely than not will be treated as a dividend distribution to the members. A GLC member will recognize ordinary income equal to the member’s proportionate share of the Appraised Value of the investments in the regional cooperatives. A member’s proportionate share will equal the par value of the member’s GLC stock divided by the par value of all outstanding GLC stock. Such income will generally constitute qualified dividend income that is taxable at a maximum rate of 15%. A member will then be treated as the owner of his proportionate share of the investments in the regional cooperatives held in the Escrow Account. A member’s basis in his share of such investments will be the member’s proportionate share of the Appraised Value.

U.S. Federal Income Tax Treatment of Escrow Account Income and Distributions

A GLC member will recognize income each year on his proportionate share of the net income earned on the assets in the Escrow Account. The character of such income will be determined as if such income was realized by the member directly from the source making the payment to the Escrow Agent. Amounts received by the Escrow Agent in redemption of an investment in a regional coop will result in capital gain or loss to a member equal to the difference, if any, between the member’s proportionate share of the redemption proceeds and the member’s basis in his proportionate share of the investment in the regional coop. Amounts paid by the Escrow Agent to GPRE to satisfy indemnification claims will result in a capital loss to the member equal to the member’s proportionate share of the payment. Cash distributions paid by the Escrow Agent to a member will be treated as a return of basis and generally a member will not recognize any income on the receipt of such distributions. A member may recognize gain or loss on the final cash distribution equal to the difference between the cash received and the member’s basis, as adjusted.

Iowa Income Tax Consequences

Iowa generally incorporates the U.S. federal treatment of capital gains and losses and dividends in its determination of taxable income. Iowa does not, however, have a separate tax rate on capital gains or qualified dividends, and such income is generally taxable at the regular rates. Iowa residents are generally subject to income tax on their entire taxable income, while nonresidents are taxed only on income derived from Iowa sources. Interest and dividends will be treated as income from sources within Iowa to the extent they are derived from a trade or business carried on within Iowa by the nonresident. Capital gain or loss recognized by a nonresident on the sale of GLC stock will be taxable in Iowa if the stock was used by the nonresident as an integral part of some business activity in Iowa in the year in which the sale takes place. The determination of whether the income resulting from the merger is from Iowa sources will depend on each member’s individual circumstances. Each member should consult his own tax advisor regarding the Iowa tax consequences.

Backup Withholding

Backup withholding (currently at a rate of 28%) may apply to payments made in connection with the merger. Backup withholding will not apply, however, to a member who furnishes a correct taxpayer identification number and certifies that he is not subject to backup withholding on the IRS Form W-9 or substitute form, or is otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the member’s U.S. federal tax liability provided that the required information is provided to the IRS.

The Combined Organization

GPRE’s principal executive office will be the combined organization’s principal executive office. Following the combination, the current board of directors of GPRE will continue to serve as GPRE’s board of directors. GPRE’s current management team will be responsible for the day-to-day management of the combined organization. It is anticipated, however, that most, if not all, of the GLC employees will remain as employees of the combined organization after the combination.

Risks Associated with GPRE, GLC and the Combination (See pages 21-34)

The combination poses a number of risks to each company and its respective shareholders. In addition, both GPRE and GLC are subject to various risks associated with their businesses and their industry. These risks are discussed in detail under the caption “Risk Factors” beginning on page 21. You are encouraged to read and carefully consider all of these risks.

GLC Special Member Meeting (See page 36)

The GLC special member meeting will be held on February 4, 2008, at 1:30 p.m. , local time, at Great Lakes Cooperative, 701 North Main Street, Everly, Iowa  51338 .. The purpose of the GLC special member meeting is to vote on the Agreement and Plan of Merger and related matters. This agreement provides that it is a condition to completion of the combination that this agreement be adopted by the affirmative vote of two-thirds of the voting members who cast ballots on the merger, with a majority of the voting members casting ballots. Approval of any necessary adjournment of the special member meeting to obtain a quorum may be obtained by the affirmative vote of the holders of a majority of the shares present in person or by proxy, even if less than a quorum.

Determination of GPRE’s Board of Directors (See page 39)

After careful consideration, the board of directors of GPRE has unanimously determined that the transactions contemplated by the Agreement and Plan of Merger are advisable and that the payment of cash and issuance of shares of GPRE common stock pursuant to the transactions contemplated by this agreement is fair to and in the best interests of GPRE shareholders. The board of directors of GPRE is not required to seek shareholder approval and will not be seeking shareholder approval in connection with the proposed merger.

Recommendation of GLC’s Board of Directors (See page 39)

After careful consideration, the GLC board of directors has unanimously approved the Agreement and Plan of Merger and the combination, and has determined that this agreement and the combination are advisable, fair to, and in the best interests of, the members of GLC. Therefore, the GLC board of directors recommends that GLC members vote “FOR” adoption of the merger agreement.

Record Date (See page 36)

The GLC Articles of Incorporation provide that each owner of a share of Class A Common Stock is a voting member of GLC. The GLC Bylaws provide that the voting members of record according to the member record books on the date notice is given of any meeting will be the members entitled to notice of and to vote at that meeting. As of the date of this registration statement, GLC had 1,127 voting members.

Voting Power (See page 36)

Each record holder of a share of GLC Class A Common Stock will be entitled to one vote at the special member meeting. Executive officers, directors and affiliates own in the aggregate approximately 0.8 % of the outstanding GLC Class A Common Stock and will be entitled to cast approximately 0.8 % of the ballots.

Interests of GPRE’s Directors and Executive Officers (See page 42)

Upon completion of the combination and the issuance of GPRE common stock in the combination, based on beneficial ownership computations as of December 21, 2007, the directors and officers of GPRE will collectively beneficially own approximately 29.2% of the outstanding stock of GPRE.

Interests of GLC’s Directors and Executive Officers (See page 42)

Upon completion of the combination and the issuance of GPRE common stock in the combination, the directors and officers of GLC will collectively beneficially own 0.1 % of the outstanding stock of GPRE.

Structure and Effects of the Combination (See page 37)

At the completion of the combination, Green Plains Grain Merger Sub, LLC will be merged with and into GLC, and GLC will continue as the surviving corporation of the merger and a wholly-owned subsidiary of GPRE.

Treatment of GLC Stock Options and Warrants to Purchase GLC Stock

There are no outstanding options or warrants to purchase GLC stock.

Completion and Effectiveness of the Combination (See page 43)

GPRE and GLC expect to complete the combination when all of the conditions to completion of the combination contained in the Agreement and Plan of Merger have been satisfied or waived. The combination will become effective upon the filing of articles of merger with the Secretary of State of the State of Iowa.

GPRE and GLC are working toward satisfying the conditions to the combination, and hope to complete the combination as soon as practicable following the GLC special member meeting.

Restrictions on Solicitation of Alternative Transactions by GLC (See page 47-49)

The Agreement and Plan of Merger contains restrictions on the ability of GLC to solicit or engage in discussions or negotiations with a third party with respect to a proposal to acquire a significant interest in the equity or assets of GLC. Notwithstanding these restrictions, the merger agreement provides that, under specified circumstances, if GLC receives an unsolicited proposal from a third party to acquire a significant interest in GLC that constitutes a proposal that is superior to the combination, GLC may furnish nonpublic information to that third party and engage in negotiations regarding a takeover proposal with that third party. Under certain circumstances, such negotiations can lead to the obligation to make a termination fee payment of $1.0 million to GPRE.

Conditions to the Completion of the Combination (See page 51-52)

GPRE’s and GLC’s obligations to complete the combination are subject to certain conditions described under the heading “Certain Terms of the Merger Agreement—Conditions to the Completion of the Combination.”

Accounting Treatment of the Combination (See page 40)

GPRE will account for the combination under the purchase method of accounting for business combinations, with GPRE being the acquiring company.

Transmittal Instructions (See page 44)

Following the effective time of the combination, the exchange agent, selected by GPRE, will mail to each holder of GLC stock a letter of transmittal and instructions discussing details of the exchange. Each GLC member will use the letter of transmittal to obtain the cash and shares of GPRE common stock which the member is entitled to receive in connection with the combination.

Regulatory Approvals

GPRE and GLC believe that the combination is not subject to the reporting obligations, statutory waiting periods or other approvals of any government agency.

Restrictions on the Ability to Sell GPRE Common Stock

All shares of GPRE common stock you receive in connection with the combination will be freely transferable unless you are considered an “affiliate” of either GLC or GPRE for the purposes of the Securities Act of 1933, as amended, or the Securities Act, at the time the merger agreement is submitted to GLC members for adoption, in which case you will be permitted to sell the shares of GPRE common stock you receive in the combination only pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act. This registration statement does not register the resale of stock held by affiliates.

GPRE SELECTED CONSOLIDATED FINANCIAL INFORMATION

The selected historical financial information of GPRE set forth in the table below for each of the fiscal years ended November 30, 2006, 2005 and 2004; for each of the nine-month periods ended August 31, 2007 and 2006; and at each period-end balance sheet date is derived from GPRE’s historical financial statements. The information set forth below at November 30, 2006, 2005 and 2004 and for the fiscal years then ended is derived from the consolidated financial statements which have been audited by L.L. Bradford & Company, LLC, an independent registered public accounting firm. This selected historical financial information should be read in conjunction with the consolidated financial statements of GPRE, and the notes thereto, included elsewhere herein, and “GPRE Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Historical results are not necessarily indicative of results to be expected for any future period.

	Nine Months Ended August 31,		Fiscal Year Ended November 30,		June 29, 2004 (Inception) to November 30,
	2007	2006	2006	2005	2004
	(Unaudited)	(Unaudited)	(Audited)	(Audited)	(Audited)
Statement of Operations Data:
Revenues	$9,303	$-	$-	$-	$-
Operating expenses	6,151,128	1,177,522	2,150,986	729,546	50,305
Operating loss	(6,162,466)	(1,177,522)	(2,150,986)	(792,546)	(50,305)
Other income (expense)	575,696	1,255,898	3,395,106	331,792	310
Net income (loss)	(5,292,281)	78,376	918,120	(397,754)	(49,995)

Earnings (loss) per common share:
Basic	(0.88)	0.02	0.19	(0.42)	(0.08)
Diluted	(0.88)	0.02	0.19	(0.42)	(0.08)

	As of August 31,		As of November 30,
	2007	2006	2006	2005	2004
	(Unaudited)	(Unaudited)	(Audited)	(Audited)	(Audited)
Balance Sheet Data:
Cash and equivalents	$16,636,240	$54,442,948	$43,088,464	$5,794,936	$626,093
Current assets	22,043,833	55,366,526	44,196,474	33,859,636	629,093
Total assets	144,444,445	91,149,638	96,003,532	34,649,482	629,093
Current liabilities	15,758,394	5,743,202	9,777,352	170,701	5,800
Long-term debt	44,524,596	345,000	330,000	-	-
Total liabilities	60,441,433	6,088,202	10,107,352	170,701	5,800
Stockholders’ equity	84,003,012	85,061,436	85,896,180	34,478,781	623,293

GLC SELECTED CONSOLIDATED FINANCIAL INFORMATION

The selected historical financial information of GLC set forth in the table below for each of the fiscal years ended August 31, 2007, 2006, 2005, 2004 and 2003 is derived from GLC’s audited historical financial statements. The information set forth below at August 31, 2007, 2006, 2005 and 2004 and for the years then ended is derived from the consolidated financial statements which have been audited by Gardiner Thomsen, Des Moines, Iowa, an independent registered public accounting firm. The information set forth below at August 31, 2003 and for the year then ended is derived from the consolidated financial statements which have been audited by Burdorf, Parrott and Associates, Emmetsburg, Iowa, an independent registered public accounting firm. This selected historical financial information should be read in conjunction with the consolidated financial statements of GLC, and the notes thereto, included elsewhere herein, and “GLC Management’s, Discussion and Analysis of Financial Condition and Results of Operations.” Historical results are not necessarily indicative of results to be expected for any future period.

	Fiscal Year Ended August 31,
	2007	2006	2005	2004	2003
Statement of Operations Data:
Revenues	$145,924,324	$111,157,722	$121,747,919	$139,374,527	$127,445,054
Gross margin	14,795,864	11,374,063	15,457,157	12,332,578	12,818,218
Operating expenses	14,278,936	13,551,496	14,164,302	13,073,803	12,434,050
Operating savings (loss)	516,928	(2,177,433)	1,292,855	(741,225)	384,168
Patronage dividend income	1,969,483	1,334,108	873,133	624,134	473,050
Net savings (loss)	1,728,185	(571,148)	1,556,135	754,757	300,089

	As of August 31,
	2007	2006	2005	2004	2003
Balance Sheet Data:
Cash and equivalents	$ 383,258	$ 835,815	$ 687,998	$ 691,830	$ 1,915
Current assets	31,247,711	21,780,098	21,764,432	14,084,672	14,223,213
Total assets	55,575,086	45,795,370	44,463,811	38,502,678	38,776,200
Current liabilities	25,631,142	16,622,453	13,765,646	9,097,499	7,661,994
Long-term debt	5,400,000	6,300,000	7,222,485	7,869,918	9,106,280
Other liabilities	1,422,820	1,281,533	1,371,402	865,474	1,683,236
Members’ equity	22,803,782	21,254,384	22,104,278	20,669,787	20,324,690

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

AND RELATED NOTES THERETO

The following unaudited pro forma condensed combined financial statements are based upon the combined historical financial position and results of operations of Green Plains Renewable Energy, Inc. (“GPRE”) and Great Lakes Cooperative (“GLC”). The unaudited pro forma condensed combined financial statements give effect to the merger of GPRE and GLC as described in the Agreement and Plan of Merger by and between GPRE, Green Plains Grain Merger Sub, Inc., and GLC and the financing of the cash consideration paid based on current expectations of GPRE (collectively the “Transaction”).

Basis of Presentation

The unaudited pro forma combined balance sheet of GPRE as of August 31, 2007 combines the balance sheets of GPRE as of August 31, 2007, and GLC as of May 31, 2007, after giving effect to the pro forma adjustments, and has been prepared as if the Transaction had occurred on August 31, 2007. The adjustments included in the unaudited pro forma condensed combined financial statements represent GPRE’s preliminary determination of the purchase price allocation based upon available information and there can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma financial information. The unaudited pro forma combined statements of operations for the year ended November 30, 2006, combines the statements of operations for GPRE for the fiscal year ended November 30, 2006, and GLC for the fiscal year ended August 31, 2006, after giving effect to the pro forma adjustments, and has been prepared as if the Transaction had occurred on December 1, 2005. The unaudited pro forma combined statements of operations for the nine-month period ended August 31, 2007, combines the statements of operations for GPRE for the nine-month period ended August 31, 2007, and GLC for the nine-month period ended May 31, 2007, after giving effect to the pro forma adjustments, and has been prepared as if the Transaction had occurred on December 1, 2006.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the consolidated results of operations of GPRE had the acquisition occurred on the dates indicated above, or that may be realized in the future. The unaudited pro forma condensed combined financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for both GPRE and GLC, and with the historical financial statements of GPRE and the related notes thereto, as well as the historical financial statements of GLC and the related notes thereto, which are included in this registration statement.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF AUGUST 31, 2007

	GPRE	GLC			Pro Forma at
	August 31,	May 31,	Pro Forma		August 31,
	2007	2007	Adjustments		2007

Current assets
Cash and cash equivalents	$ 16,636,240	$ 360,536	$ 12,500,000	a	$ 16,996,776
			(12,500,000)	b
Accounts Receivable & Other	2,009,239	10,522,010	-		12,531,249

Inventories	3,398,354	27,547,074	-		30,945,428

Total current assets	22,043,833	38,429,620	-		60,473,453

Property, plant and equipment, net	116,480,791	12,954,325	7,545,675	b	136,980,791

Equity in other organizations	-	11,093,196	(11,093,196)	c	-

Other assets	5,919,821	-	1,694,976	b	7,614,797

Total assets	$144,444,445	$62,477,141	$ (1,852,545)		$205,069,041

Current liabilities
Notes payable, including current maturities	$ 2,460,000	$16,028,577	$ 1,250,000	a	$ 19,738,577

Accounts payable and other	13,298,394	16,054,250	-		29,352,644

Total current liabilities	15,758,394	32,082,827	1,250,000		49,091,221

Long-term debt less current maturities	44,524,596	6,300,000	11,250,000	a	62,074,596

Other liabilities	158,443	1,281,533	960,236	b	2,400,212

Stockholders' equity	84,003,012	22,812,781	(4,219,585)	b	91,503,012
			(11,093,196)	c

Total liabilities and stockholders' equity	$144,444,445	$62,477,141	$ (1,852,545)		$205,069,041

(See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

for detail of pro forma adjustments)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR NOVEMBER 30, 2006

	GPRE	GLC			Pro Forma
	Fiscal Year	Fiscal Year			Fiscal Year
	Ended	Ended			Ended
	Nov. 30,	August 31,	Pro Forma		November 30,
	2006	2006	Adjustments		2006

Revenues	$ -	$111,157,722	$ -		$ 111,157,722

Cost of goods sold	-	99,783,659	-		99,783,659

Gross profit (loss)	-	11,374,063	-		11,374,063

Operating expenses	2,150,986	12,515,313	377,284	d	15,043,583

Operating loss	(2,150,986)	(1,141,250)	(377,284)		(3,669,520)

Other income (expense):
Interest income	1,794,710	46,559	-		1,841,269
Patronage income	-	1,287,549	(1,287,549)	e	-
Interest expense, net of amounts capitalized	-	(1,036,183)	(1,031,250)	f	(2,067,433)
Gain (loss) on derivative financial instruments	1,600,396	-	-		1,600,396
Other, net	-	-	-		-
Total other income (expense)	3,395,106	297,925	(2,318,799)		1,374,232

Income (loss) before income taxes	1,244,120	(843,325)	(2,696,083)		(2,295,288)
Income tax provision (benefit)	326,000	(272,177)	(53,823)	g	-

Net income (loss)	$ 918,120	$ (571,148)	$ (2,642,260)		$ (2,295,288)

Earnings (loss) per share:
Basic	$ 0.19	n/a	n/a		$ (0.42)

Diluted	$ 0.19	n/a	n/a		$ (0.42)

Weighted average shares outstanding:
Basic	4,877,938	n/a	551,065		5,429,003

Diluted	4,904,545	n/a	551,065		5,455,610

(See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

for detail of pro forma adjustments)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED AUGUST 31, 2007

	GPRE	GLC			Pro Forma
	Nine Months	Nine Months			Nine Months
	Ended	Ended			Ended
	August 31,	May 31,	Pro Forma		August 31,
	2007	2007	Adjustments		2007

Revenues	$ 9,303	$106,468,188	-		$106,477,491

Cost of goods sold	20,641	94,835,758	-		94,856,399

Gross profit (loss)	(11,338)	11,632,430	-		11,621,092

Operating expenses	1,750,418	9,430,581	282,963	d	11,463,962

Operating loss	(1,761,756)	2,201,849	(282,963)		157,130

Other income (expense):
Interest income	210,291	45,212	-		255,503
Patronage income	-	1,833,831	(1,833,831)	e	-
Interest expense, net of amounts capitalized	(146,446)	(1,401,885)	(773,438)	f	(2,321,769)
Unrealized loss on inventory	(589,678)	-	-		(589,678)
Gain (loss) on derivative financial instruments	(64,492)	-	-		(64,492)
Total other income (expense)	(590,325)	477,158	(2,607,269)		(2,720,436)

Income (loss) before income taxes	(2,352,081)	2,679,007	(2,890,232)		(2,563,306)
Income tax provision (benefit)	31,511	-	(357,511)	g	(326,000)

Net income (loss)	$ (2,383,592)	$ 2,679,007	$ (2,532,721)		$ (2,237,306)

Earnings (loss) per share:
Basic	$ (0.40)	n/a	n/a		$ (0.34)

Diluted	$ (0.40)	n/a	n/a		$ (0.34)

Weighted average shares outstanding:
Basic	6,028,862	n/a	551,065		6,579,927

Diluted	6,028,862	n/a	551,065		6,579,927

(See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

for detail of pro forma adjustments)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements do not give effect to any restructuring cost, potential cost savings, or other operating efficiencies that are expected to result from the Transaction. The unaudited pro forma combined financial statements are based on certain assumptions and do not purport to be indicative of the results which would have been achieved if the Transaction had been consummated on the dates indicated or which may be achieved in the future.

The Transaction is structured as a merger of a wholly-owned subsidiary of GPRE into GLC. GLC members as a group will receive $12.5 million in cash and 551,065 shares of GPRE common stock. GPRE anticipates financing the cash portion of the consideration by a new GLC term bank-loan facility secured by substantially all of the assets of GLC. GPRE will account for the combination under the purchase method of accounting for business combinations, with GPRE being the acquiring company.

2. PRO FORMA ADJUSTMENTS

(a)	Reflects the proceeds from borrowings under the new GLC term bank-loan facility.

(b)	Reflects purchase of GLC for cash of $12.5 million and 551,065 shares of GPRE common stock.

(c)	Reflects the transfer of GLC’s investments in regional cooperatives to the Escrow Account.

(d)	Reflects additional depreciation expense related to recording GLC’s property, plant and equipment at market value.

(e)	Reflects elimination of patronage income from future expected financial results.

(f)	Reflects additional interest expense related to borrowings under the new GLC term bank-loan facility at an interest rate of 8.25 percent.

(g)	Reflects income tax effects of the combined entity.

GPRE MARKET PRICE AND DIVIDEND INFORMATION

Currently, GPRE’s common shares are traded under the trading symbol “GPRE” on The NASDAQ Capital Market and the American Stock Exchange. GPRE’s shares first began to trade on March 15, 2006. However, GPRE’s shares are thinly traded and illiquid. No assurance can be given that our stock will continue to be traded on any market or exchange in the future, or that our shares will become more liquid. Our shares may continue to trade on a limited, sporadic and highly volatile basis.

The following table sets forth the high and low bid information of our common stock for the periods indicated. The price information contained in the table was obtained from NASDAQ. Note that the over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and that the quotations may not necessarily represent actual transactions in the common stock.

Quarter Ended	High	Low

2006 May 31	$63.50	$21.60
August 31	$39.84	$25.60
November 30	$28.25	$16.63

2007 February 28	$26.12	$19.61
May 31	$23.18	$19.64
August 31	$20.07	$15.00
November 30	$17.60	$ 8.53

Dividend Policy

We have also entered into loan agreements and related agreements with lenders who have loaned us funds to build the plants and to provide funding for working capital purposes. The loan agreements contain representations, warranties, conditions precedent, affirmative covenants (including financial covenants) and negative covenants. One of these covenants requires that dividends or other distributions to stockholders be limited to 40% of the profit net of income taxes for each fiscal year and may be paid only where we are expected to remain in compliance with all loan covenants, terms and conditions. Furthermore, with respect to the fiscal years ending in 2008 and thereafter, an additional distribution may be made to stockholders in excess of the 40% limit for such fiscal year if we have made certain additional payments to the lender, and we will thereafter remain in compliance with all loan covenants, terms and conditions on a pro forma basis net of said potential additional payment.

To date, we have not paid dividends on our common stock. The payment of dividends on our common stock in the future, if any, is at the discretion of the board of directors and will depend upon our earnings, capital requirements, financial condition and other factors the board views as relevant. The payment of dividends is also limited by covenants in our loan agreements. The board does not intend to declare any dividends in the foreseeable future.

Holders of Record

As of November 16, 2007, as reported to us by our transfer agent, there were 534 holders of record of our common stock not including beneficial holders whose shares are held in names other than their own. This figure does not include 3,320,926 shares held in depository trusts. The total active certificates, including the depository trusts shares, were 806.

GLC MARKET PRICE AND PATRONAGE REFUND INFORMATION

Pursuant to GLC’s Articles of Incorporation and Bylaws, GLC stock may be transferred only under very limited circumstances. GLC stock is not actively traded and it has no known market value. GLC has not paid patronage refunds to its members since fiscal year 2002.

RISK FACTORS

You should consider the following risk factors in evaluating whether to vote for the approval and adoption of the merger agreement and the combination. These factors should be considered in conjunction with the other information included in this registration statement. References to “we,” “us” and “our” in this “Risk Factors” section refer to the operations of the combined organization following the completion of the combination.

Risks Relating to the Business Combination

The GLC members will have no control over the future operation of the combined company.

GLC currently operates under the supervision of nine directors who are elected by its voting members. Each of these directors is an agricultural producer who lives in the local area and is a customer of GLC. As a result, the management of GLC has attempted to be responsive to the needs of its members.

After this merger becomes effective, the business currently operated by GLC will operate under the supervision of the GPRE board of directors. While several of these directors are agricultural producers, none of them live within the GLC trade territory and none of them are customers of GLC.

The merger agreement does not provide any special provisions for representation of GLC members on the GPRE board of directors. The GPRE stock received by the current GLC members in this merger will entitle the current GLC members to cast in aggregate only approximately 7.1% of all of the eligible votes for the next election of GPRE directors.

The GLC business will be operated exclusively for the benefit of the GPRE members.

In addition to the changes in the directors who will be supervising operations as noted above, there will also be a change in the goals of the organization. As a customer owned cooperative, GLC has historically balanced the needs of its customer-members against the normal business goal of maximizing profits. This occasionally has resulted in GLC making decisions that were inconsistent with maximizing profits.

In contrast to these multiple goals, GLC members should expect that an investor-owned publicly-traded business corporation like GPRE will be focused primarily on maximizing profits. This may result in GPRE making decisions regarding improvements to facilities, purchase of equipment, staffing levels, and similar decisions that are different from those that would have been made if GLC had continued to operate as a cooperative association.

To close the merger, GPRE will need to raise an additional $12.5 million and there is no assurance that such funding will be available.

GPRE will be required to pay $12.5 million in funds to GLC members at closing. Although GPRE has held initial discussions with its principal lender, GPRE presently does not have a committed debt facility in place necessary to make this payment. GPRE believes it will secure the necessary debt financing under acceptable terms. However, the debt financing may involve significant restrictive covenants and costs. Although GPRE does not anticipate the issuance of additional equity in conjunction with this financing, any additional equity financing required would be dilutive to shareholders. Failure or inability to raise the required capital will result in GPRE’s proposed merger with GLC failing. There can be no assurance such financing will be available on terms satisfactory to the Company, if at all.

GPRE and GLC may not be successful in their efforts to complete the merger.

The closing of the merger is subject to various conditions, including approval by GLC’s voting members. There can be no assurance that GLC’s voting members will approve the plan of merger or that the other closing contingencies will be satisfied.

The merger with GLC may be difficult to integrate, divert the attention of key personnel, disrupt our business, and adversely affect our financial results.

The GLC merger involves numerous risks, any of which could harm our business, including:

•

difficulties in integrating the operations, technologies, products, existing contracts, accounting processes and personnel of GLC and realizing the anticipated synergies of the combined businesses;

•

risks relating to developing the infrastructure needed to integrate GLC’s operations;

•

difficulties in supporting and transitioning customers of GLC;

•

diversion of financial and management resources from existing operations;

•

the price we pay or other resources that we devote may exceed the value we realize, or the value we could have realized if we had allocated the purchase price or other resources to another opportunity;

•

risks of entering new markets or areas in which we have limited or no experience, or are outside our core competencies;

•

potential loss of key employees, customers and strategic alliances from either our current business or the business of GLC;

•

risks relating to unknown environmental hazards on the GLC’s properties;

•

assumption of unanticipated problems or latent liabilities associated with GLC; and

•

inability to generate sufficient revenues to offset acquisition costs and development costs.

Mergers and acquisitions also frequently result in the recording of goodwill and other intangible assets which are subject to potential impairments, periodic amortization, or both that could harm our financial results. As a result, if we fail to properly evaluate the GLC acquisition, we may not achieve the anticipated benefits of the acquisition, and we may incur costs in excess of what we anticipate. The failure to successfully evaluate and execute the GLC acquisition, or otherwise adequately address these risks, could materially harm our business and financial results.

Risks Affecting the Business of GPRE

Risks Related to the Common Stock

We have capitalized our company with substantial debt leverage, resulting in substantial debt service requirements that could reduce the value of the GPRE stock.

We raised net proceeds of approximately $94.9 million in our equity offerings. Those funds have been used to build our first ethanol plant in Shenandoah, Iowa, and for the construction to date of our second ethanol plant in Superior, Iowa. In addition, we have loans which, when fully drawn, are expected to total $97.0 million for the construction of the plants and to provide working capital for their operation.

We believe with the equity raised in our public offerings and the loans from our lenders that we will have sufficient funds to complete the ethanol plants and meet related working capital requirements.  However, based on our business risks, our capital structure will be highly leveraged. Our debt service requirements could have important consequences which could reduce the value of our common stock, including:

•

limiting our ability to borrow additional amounts for operating capital and other purposes or creating a situation in which such ability to borrow may be available on terms that are not favorable to us;

•

reducing funds available for operations and distributions because a substantial portion of our cash flow will be used to pay interest and principal on our debt;

•

making us vulnerable to increases in prevailing interest rates;

•

placing us at a competitive disadvantage because we may be substantially more leveraged than some of our competitors;

•

subjecting all, or substantially all of our assets to liens, which means that there will be virtually no assets left for stockholders in the event of a liquidation; and

•

limiting our ability to adjust to changing market conditions, which could increase our vulnerability to a downturn in our business or general economic conditions.

In the event that we are unable to pay our debt service obligations, we could be forced to: (a) reduce or eliminate dividends to stockholders, if they were to commence or (b) reduce or eliminate needed capital expenditures. It is possible that we could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of our debt. In the event that we are unable to refinance our indebtedness or raise funds through asset sales, sales of equity or otherwise, our business would be adversely affected and we may be forced to liquidate, and investors could lose their entire investment.

Our common stock is thinly traded.

There is currently a publicly-traded market for our common stock. Our common shares trade on both the NASDAQ Capital Market and the American Stock Exchange. However, our shares are thinly traded and any investment made in our Company may be illiquid for an indefinite amount of time. Further, no assurance can be given that our shares will continue to be traded on these or any other exchange or market in the future.

Our lenders require us to abide by certain restrictive loan covenants that may hinder our ability to operate and reduce our profitability.

The loan agreements governing our secured debt financing contain a number of restrictive affirmative and negative covenants. These covenants limit our ability to, among other things:

•

incur additional indebtedness;

•

make capital expenditures in excess of prescribed thresholds;

•

pay dividends to stockholders;

•

make various investments;

•

create liens on our assets;

•

acquire other companies or operations;

•

utilize the proceeds of asset sales; or

•

merge or consolidate or dispose of all or substantially all of our assets.

We are also required to maintain specified financial ratios, including minimum cash flow coverage, minimum working capital and minimum net worth. Our loan agreements require we utilize a portion of any excess cash flow generated by operations to prepay our term debt. A breach of any of these covenants or requirements could result in a default under our loan agreements. If we default, and if such default is not cured or waived, our lenders could, among other remedies, accelerate our debt and declare that such debt is immediately due and payable. If this occurs, we may not be able to repay such debt or borrow sufficient funds to refinance. Even if new financing is available, it may not be on terms that are acceptable. Such an occurrence could cause us to cease building the Superior plant, or cease operations at our Shenandoah plant. No assurance can be given that our future operating results will be sufficient to achieve compliance with such covenants and requirements, or in the event of a default, to remedy such default.

The common stock may be diluted in value and will be subject to further dilution in value.

Prior to the merger, we had outstanding 7,240,565 shares of common stock, warrants exercisable for 1,113,235 shares of common stock at exercise prices of between $30 and $60 per share and stock options exercisable for 448,000 shares of common stock at exercise prices of between $9.30 and $30 per share. If for any reason we are required in the future to raise additional equity capital, if more warrants are exercised in the future, or if options of any kind or additional shares were issued to our officers and directors, or to other members of our management or employees, our current shareholders may suffer further dilution to their investment. There is no assurance that further dilution will not occur in the future.

Risks Related to the Company

We have limited operating history and our management has limited experience in the ethanol industry.

We were formed in June of 2004 and our first ethanol plant began operations in August 2007. However, we have no other history of operations as an ethanol producer. Our proposed operations are subject to all the risks inherent in the establishment of a new business enterprise. Other than our plant manager in Shenandoah, Iowa, no one else in the Company’s management has any material operational experience in the ethanol industry. There is no assurance that we will be successful in our efforts to complete the Superior plant and operate both of the plants. Even if we successfully meet all of these objectives, there is no assurance that we will be able to market the ethanol and distillers grains produced or operate the plants profitably.

We may not be able to manage our start-up period effectively.

We anticipate a period of significant growth, involving the construction and start-up of operations of our two ethanol plants including the hiring of employees for the operation of the Superior plant. This period of growth and the start-up of the plants are likely to be a substantial challenge to us. We have limited financial and human resources. We will need to implement operational, financial and management systems and recruit, train, motivate and manage our employees. Each plant is located in areas of low unemployment. Although we believe that we can manage start-up effectively and properly staff our operations, there is no assurance that this will occur, and any failure by us to manage our start-up effectively could have a material adverse effect on us, our financial condition, cash flows, results of operations and our ability to execute our business plan.

If our cash flow from operations is not sufficient to service our anticipated debts, then the business may fail and investors in our stock could lose their entire investment.

Our ability to repay our anticipated debt will depend on our financial and operating performance and on our ability to successfully implement our business strategy. We can provide no assurance that we will be successful in implementing our strategy or in realizing our anticipated financial results. Our financial and operational performance depends on numerous factors including prevailing economic conditions, volatile commodity prices and certain financial, business and other factors beyond our control. Our cash flows and capital resources may be insufficient to repay our anticipated debt obligations. If we cannot pay our debt service, we may be forced to reduce or delay capital expenditures, sell assets, restructure our indebtedness or seek additional capital. If we are unable to restructure our indebtedness or raise funds through sales of assets, equity or otherwise, our ability to operate could be harmed and the value of our common stock could decline significantly.

The institutions lending funds to us hold a security interest in our assets, including the property and the plants. If we fail to make our debt service payments, the lenders will have the right to repossess the secured assets, including the property and the plants, in addition to other remedies. Such action would end our ability to continue operations. If we fail to make our financing payments and we cease operations, your rights as a holder of common stock are inferior to the rights of our creditors. We may not have sufficient assets to make any payments to you after we pay our creditors.

It is also our intention to attempt to build other plants at other locations, to expand at the sites on which we do build, and to aggressively pursue the acquisition of existing plants. If we are successful in accomplishing our goals, we may have to borrow even greater amounts of capital to fund said growth and/or issue additional shares of our stock. This could leverage us even further and cause greater dilution to our existing shareholders. If our cash flows were to diminish for any reason and we were not able to service our debt or raise additional equity through further sales of our shares, our lenders could call our debt and the value of our shares could decline substantially and holders of our shares could lose all or part of their investment.

A necessary part of our plan of operations is the receipt of significant debt funding, of which there can be no assurance.

GPRE will be required to pay $12.5 million in funds to GLC members at closing. In addition, GLC’s operations require significant working capital for seasonal inventory and receivable levels. GPRE presently does not have a committed debt facility in place necessary to make this payment or finance required working capital. GPRE believes it will secure the necessary debt financing under acceptable terms. However, the debt financing may involve significant restrictive covenants and costs. Although GPRE does not anticipate the issuance of additional equity in conjunction with this financing, any additional equity financing required would be dilutive to shareholders. Failure or inability to raise the required capital will result in GPRE’s proposed merger with GLC failing. There can be no assurance such financing will be available on terms satisfactory to the Company, if at all.

Our business success is dependent on unproven management.

Prior to the formation of our Company, none of our officers and directors had any experience in the ethanol industry, with the exception of Wayne Hoovestol, our Chief Executive Officer who is also a director of the Company. However, his experience had been limited to that of board member and investor in other ethanol companies .. During the past two and a half years, a great deal of knowledge concerning the ethanol industry has been acquired by our officers and directors. We have an experienced general manager and an experienced plant manager for our plant in Shenandoah.

Currently we are recruiting additional management personnel for our Superior plant and various corporate staff functions. There is no assurance that we will be successful in attracting or retaining such individuals because of a limited number of individuals with expertise in the area and a competitive market with many new plants being constructed. Furthermore, we may have difficulty in attracting other competent personnel to relocate to Shenandoah, Iowa, or Superior, Iowa, in the event that such personnel are not available locally. Our failure to attract and retain such individuals would likely have a material adverse effect on our operations, cash flows and financial performance.

We currently have nine directors. These individuals are experienced in business generally. Some have experience in governing and operating other companies in various industries, others in construction, one in oil and ethanol marketing, and one in operating truck lines, but only three of them have experience in organizing, building and operating an ethanol plant. It is also possible that one or more of our founding stockholders and/or initial directors may later become unable to serve, and we may be unable to recruit and retain suitable replacements.

Our board of directors will have the exclusive right to make all decisions with respect to the management and operation of our business and our affairs. Investors will have no right to participate in the decisions of our board of directors or in the management of our operations. Investors will only be permitted to vote in a limited number of circumstances. Accordingly, any person acquiring securities is entrusting all aspects of our management to the board of directors. In addition, all members of our board of directors, including our Chief Executive Officer, are presently engaged in businesses and other activities outside of and in addition to our business. These other activities impose substantial demand on the time and attention of such directors.

We have a history of operating losses and may never achieve profitable operations.

At August 31, 2007, we had an accumulated deficit of approximately $4.8 million. We expect to incur significant losses until we complete construction and commence operations at our Superior plant. Even if we successfully meet all of these objectives and begin operations at our second ethanol plant, no assurance can be given that we will be able to operate profitably.

We will be dependent on our design builders and technology providers for expertise in the commencement of operation at the Superior plant and any loss of these relationships could result in diminished returns or the entire loss of our investment.

We are dependent on our relationship with Agra Industries and Delta T, and their employees, who have experience in the construction, start-up and operation of ethanol plants. Any loss of our relationship with Agra and/or Delta T, particularly during the construction and start-up period for the Superior plant, may have a material adverse impact on our operations, cash flows and financial performance.

Casualty losses may occur for which we have not secured adequate insurance.

We have acquired insurance that we believe to be adequate to prevent loss from foreseeable risks. However, events occur for which no insurance is available or for which insurance is not available on terms that are acceptable to us. Loss from such an event, such as, but not limited to, earthquake, tornados, war, riot, terrorism or other risks, may not be insured and such a loss may have a material adverse effect on our operations, cash flows and financial performance.

Risks Related to Construction of the Superior Plant

We will depend on key suppliers, whose failure to perform could hinder our ability to operate profitably and decrease the value of your investment.

We are highly dependent upon Agra Industries and Delta T to design and build the Superior plant. There are general risks and potential delays associated with such a project, including, but not limited to, fire, weather, permitting issues, and delays in the provision of materials or labor to the construction site. Although we are not aware of any parts needed to construct our Superior that may be backordered, we realize that certain parts for ethanol plants have become backordered from time to time and that we may not be able to get delivery of necessary parts in a timely manner. We believe that both Agra Industries and Delta T have entered into other contracts to build ethanol plants for other owners, due to the rapid expansion taking place in the U.S. ethanol industry. There is a risk that Agra Industries and Delta T have taken on so much work that they might not be able to perform in a timely manner. Any significant delay in the planned completion date may have a material adverse effect on our operations, cash flows and financial performance.

The agreements with Agra Industries and Delta T contain liquidated damages or consequential damages provisions. This would benefit us, but it could result in an early completion bonus. Our payment of an early completion bonus could substantially reduce our net cash flows and financial performance during the periods of the payment of such bonus.

We will depend on our design builder and technology provider for training of personnel.

We are highly dependent upon our design builder and technology provider to train our personnel in operating the Superior plant. If the plant is built but does not operate to the level anticipated by us in our business plan, we will rely on our design builder and technology provider to adequately address such deficiencies. There is no assurance that they will be able to address such deficiencies in an acceptable manner. Failure to do so could have a material adverse affect on our operations, cash flows and financial performance.

Construction delays could result in a delay in our commencement of operations and generation of revenue, if any, from our Superior plant.

Our Superior plant is expected to begin operations in early 2008. However, it could be later under the contract we have with Agra Industries. Construction projects often involve delays in obtaining permits, construction delays due to weather conditions, or other events that delay the construction schedule. In addition, changes in interest rates or the credit environment or changes in political administrations at the federal, state or local level that result in policy change towards ethanol or this project, could cause construction and operation delays. If it takes longer to obtain necessary permits or construct the plant in Superior than we anticipate, it would delay our ability to generate revenues at that location and make it difficult for us to meet our debt service obligations. This could reduce the value of our common stock and could negatively affect our ability to execute our plan of operation.

If there are defects in the Superior plant’s construction, it may negatively affect our ability to operate the plant.

There is no assurance that defects in materials and/or workmanship in the Superior plant will not occur. Under the terms of the design-build contracts, our builders have warranted that the material and equipment furnished to build the plant would be new, of good quality, and free from material defects in material or workmanship at the time of delivery. Though the design-build contract requires our builders to correct all defects in material or workmanship for a period of one year after substantial completion of the plant, material defects in material or workmanship may still occur. Such defects could cause us to delay the commencement of operations of the Superior plant or, if such defects are discovered after operations have commenced, to halt or discontinue the plant’s operations. Any such event may have a material adverse effect on our operations, cash flows and financial performance.

Any delay or unanticipated cost in providing rail service infrastructure to the plants could significantly impede our ability to successfully operate the plants at a profit.

We are building an extensive loop track at the Superior plant that will allow us to load unit trains of ethanol and distillers grains we produce. We believe that the third party who is doing this work will be able to complete the track in a timely manner in accordance with the requirements indicated by the Union Pacific Railroad. However, no assurance can be given that the work can be completed for the amount we have budgeted or in a timely manner. If we were not able to complete the track prior to the completion of the plant, this would have a material adverse effect on us, our cash flows and financial performance.

Any material variations to the actual cost verses our cost estimates relating to the construction and operation of the Superior plant could materially and adversely affect our ability to operate the plant profitably.

It is anticipated that Agra Industries will construct the plant in Superior and the total cost of the plant is estimated to be $96.3 million, based on the plans and specifications in the design-build contract with Agra Industries, comprised of $79.6 million in plant construction costs and $16.7 million of other costs. These costs do not include approximately $8.0 million in working capital to purchase such things as corn, enzymes, denaturant, and natural gas at start up and $0.8 million in pre-production period general and administrative costs.

There is no assurance that there will not be design changes or cost overruns associated with the construction of the plants. Any significant increase in the estimated construction cost of the plants may have a material adverse effect on our operations, cash flows and financial performance.

Risks Related to Ethanol Production

Our ability to operate at a profit is largely dependent on prices of corn , natural gas, ethanol and distillers grains.

Our results of operations and financial condition will be significantly affected by the cost and supply of grain and natural gas and by the selling price for ethanol and distillers grains. Prices and supplies are subject to and determined by market forces over which we have no control. We will be dependent on the availability and price of corn. Although the areas surrounding the plants produce a significant amount of corn and we do not anticipate problems sourcing corn, there is no assurance that a shortage will not develop, particularly if other ethanol plants were to be built in close proximity to our plants, there were an extended drought or other production problem. As a result of price volatility for these commodities, our operating results may fluctuate substantially.  Based on recent forward prices of corn and ethanol, we may be operating our plants at low to possibly negative operating margins. Increases in corn prices or decreases in prices of ethanol or distillers grains prices may result in it being unprofitable to operate our plants.  No assurance can be given that we will be able to purchase corn at prices anywhere near the historic averages of corn in Iowa; that we will be able to purchase natural gas at, or near, its current price; that we will be able to sell ethanol at, or near, current prices; or that we will be able to sell our distillers grains at, or near, current prices.  Commodities prices have been extremely volatile in the past and are expected to be extremely volatile in the future, due to factors beyond our control, such as weather, domestic and global demand, shortages, export prices and various governmental policies in the U.S. and around the world.

We have been and anticipate continuing to purchase our corn from farmers in the areas surrounding the plants and in the cash market, and hedging corn through futures contracts or with options to reduce short-term exposure to price fluctuations. We may contract with third parties to manage our hedging activities and corn purchasing. Our purchasing and hedging activities may or may not lower our price of corn, and in a period of declining corn prices, these advance purchase and hedging strategies may result in our paying a higher price for corn than our competitors. Further, hedging for protection against the adverse changes in the price of corn may be unsuccessful, and could result in substantial losses to us. Generally, higher corn prices will produce lower profit margins. This is especially true since ethanol market conditions do not allow us to pass through increased corn costs to our customers. If a period of high corn prices were to be sustained for some time, such pricing may have a material adverse effect on our operations, cash flows and financial performance.

Our revenues will also be dependent on the market prices for ethanol and distillers grains. These prices can be volatile as a result of a number of factors. These factors include the overall supply and demand of ethanol, the price of gasoline, the level of government support, and the availability and price of competing products. For instance, the price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. However, this relationship is continually changing based on market forces and may result in reduced competiveness of ethanol in the marketplace. Any lowering of gasoline prices will likely also lead to lower prices for ethanol and adversely affect our operating results

Increased ethanol production may negatively affect ethanol prices and materially reduce our ability to operate successfully.

We believe that ethanol production is expanding rapidly at this time. There are a number of new plants under construction throughout the United States and many other projects planned for construction. We further believe that many existing ethanol plants are planning to expand their production. With the current rapid expansion taking place within the ethanol industry, demand for ethanol must also increase dramatically. However, we cannot provide any assurance that there will be any material or significant increase in the demand for ethanol. Further, increasing production of ethanol may lead to lower ethanol prices, and the increased production of ethanol could have other adverse effects as well. For example, the increased production could lead to increased supplies of co-products from the production of ethanol, such as distillers grains. Those increased supplies could lead to lower prices for those co-products. Also, the increased production of ethanol could result in a further increase in the demand for corn. This could result in higher prices for corn creating lower profits. There can be no assurance as to the price of ethanol, corn, or distillers grains in the future. Adverse changes affecting these prices may have a material adverse effect on our operations, cash flows and financial performance.

We expect to compete with existing and future ethanol plants and oil companies, which may result in diminished returns on your investment.

We operate in a very competitive environment. We compete with large, multi-product, multi-national companies that have much greater resources than we currently have or will have in the future. We may face competition for capital, labor, management, corn and other resources.

We anticipate that as additional ethanol plants are constructed and brought on line, the supply of ethanol will increase. The absence of increased demand may result in lower ethanol prices. No assurance can be given that we will be able to compete successfully or that such competition will not have a material adverse effect on our operations, cash flows and financial performance.

The risk also exists that other gasoline additives could be developed in the future that could be used as oxygenates (as was MTBE) that could be produced for less than we will be able to produce ethanol. If that were to occur, the demand for ethanol could diminish. Any such occurrence could have an adverse effect on our ability to operate our business profitably.

Ethanol may be produced from feedstocks other than corn. As technology develops, the use of alternative feedstocks in the production of ethanol may become more cost-effective than corn-based production. These developments could cause the price for ethanol to decline and have an adverse effect on our profitability.

We are dependent on third-party brokers to sell our product which may result in diminished returns.

We currently have no sales force of our own to market ethanol and distillers grains and do not intend to establish such a sales force. We intend to sell all of our ethanol to a third-party broker, Renewable Products Marketing Group (“RPMG”), pursuant to our contracts with RPMG, and intend to do the same with a third-party broker, CHS Inc., to market and sell our distillers grains. As a result, we will be dependent on these third-party brokers. If RPMG breaches the contract or does not have the ability (for financial or other reasons) to purchase all of the ethanol we produce, we will not have any readily available means to sell our ethanol. Our lack of a sales force and reliance on third parties to sell and market our products may place us at a competitive disadvantage. Our failure to sell all of our ethanol and distillers grains may have a material adverse effect on our operations, cash flows and financial performance.

Engaging in hedging activities to minimize the potential volatility of corn prices could result in substantial costs and expenses.

In an attempt to minimize the effects of the volatility of corn and natural gas costs on operating profits, we have taken hedging positions in the corn and natural gas futures markets and will likely take additional hedging positions in these commodities the future. Hedging means protecting the price at which we buy corn and the price at which we will sell our products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of such hedging activities is dependent upon, among other things, the cost of corn and natural gas and our ability to sell sufficient amounts of ethanol and distillers grains. Although we will attempt to link hedging activities to sales plans and pricing activities, such hedging activities can themselves result in costs because price movements in corn contracts and natural gas are highly volatile and are influenced by many factors that are beyond our control.

Our ability to successfully operate is dependent on the availability of energy and water at anticipated prices.

The plants will require a significant and uninterrupted supply of electricity, natural gas and water to operate. We have entered into agreements with local gas, electric, and water utilities to provide our needed energy and water. However, no assurance can be given that those utilities will be able to reliably supply the gas, electricity, and water that we need.

If there is an interruption in the supply of energy or water for any reason, such as supply, delivery or mechanical problems, we may be required to halt production. If production is halted for an extended period of time, it may have a material adverse effect on our operations, cash flows and financial performance.

We have entered into an agreement with U.S. Energy Services, Inc. to negotiate and purchase natural gas and secure related natural gas pipeline capacity for our plants from third party providers. There can be no assurance given that we or U.S. Energy Services will be able to obtain a sufficient supply of natural gas for our plants or that we will be able to procure alternative sources of natural gas on acceptable terms. Higher natural gas prices may have a material adverse effect on our operations, cash flows and financial performance.

We will also need to purchase significant amounts of electricity to operate the plants. We have negotiated an agreement with MidAmerican Energy to supply electricity to the plant in Shenandoah for a period of five years. No assurance can be given that we will be able to negotiate contract extensions at favorable rates after the five year period is over. We have entered into an agreement with the Iowa Lakes Electric Cooperative and the Corn Belt Cooperative to supply electricity to the Superior plant. Electricity prices have historically fluctuated significantly. Sustained increases in the price of electricity in the future would increase our cost of production. As a result, these issues may have a material adverse effect on our operations, cash flows and financial performance.

Sufficient availability and quality of water are important requirements to produce ethanol. We anticipate that water requirements at each plant will be approximately 400 to 800 gallons per minute, depending on the quality of the water at our plants. The town of Shenandoah has sufficient capacities of water to meet our needs and we have negotiated a contract with the city to supply water to the plant at a price that we believe will be favorable to our operations. However, no assurance can be given that a prolonged drought could not diminish the water supplies in the areas of the Shenandoah plant, or that we would continue to have sufficient water supplies in the future. The City of Shenandoah recently drilled a well to augment the grey water that will be going to the plant. We anticipate obtaining our water supply for the Superior ethanol plant from two wells to be drilled on the site. If a drought were to occur, we may have to purchase water from other sources, such as the local rural water company, which would cost more. If we ever had to do this, it may have a material adverse effect on our operations, cash flows and financial performance and could even cause us to cease production for periods of time.

Risk of foreign competition from producers who can produce ethanol at less expensive prices than it can be produced from corn in the United States.

We believe there are large international companies that have much greater resources than we have, developing foreign ethanol production capacity.

Companies in Brazil make ethanol primarily from sugarcane for significantly less than what it costs to make ethanol from corn in Iowa. Brazil also exports ethanol directly to the U.S., paying the tariff when ethanol prices are high enough to do so. If significant additional foreign capacity is created, such facilities could produce a glut of ethanol on the world markets. Such a glut could lower the price of ethanol throughout the world, including the U.S. If this were to happen, it could have an adverse effect our operations and potential profitability.

Further, if the import duty on foreign ethanol were to ever be lifted for any reason, our ability to compete with such foreign companies would be drastically reduced. Although, at this time, such risks cannot be precisely quantified, we believe that such risks exist, and could increase in the future.

Risks Related to Regulation and Governmental Action

The loss of favorable tax benefits for ethanol production could adversely affect the market for ethanol.

The American Jobs Creation Act of 2004 created the volumetric ethanol excise tax credit (“VEETC”).  VEETC was established to replace the partial tax exemption ethanol-blended fuel received from the federal excise tax on gasoline. Under VEETC, the tax incentive was shifted from a partial exemption from the federal excise tax to a tax credit based on the volume of ethanol blended with gasoline. Referred to as the blender’s credit, VEETC provides companies with a tax credit to blend ethanol with gasoline totaling 51 cents per gallon of pure ethanol, or approximately 5.1 cents per gallon for E10 and 43 cents per gallon on E85. VEETC provides the tax incentive through December 31, 2010. Often the tax credit is passed on to motorists in the form of more cost-effective fuel at the pump.

These tax incentives to the ethanol industry may not continue beyond their scheduled expiration date or, if they continue, the incentives may not be at the same level. The revocation or amendment of any one or more of those laws, regulations or programs could adversely affect the future use of ethanol in a material way. We cannot assure you that any of those laws, regulations or programs will continue. The elimination or reduction of federal tax incentives to the ethanol industry would have a material adverse impact on our business by making it more costly or difficult for us to produce and sell ethanol.

Our inability to obtain required regulatory permits and/or approvals will impede our ability and may prohibit completely our ability to successfully operate the plants.

We are subject to extensive air, water and other environmental regulation. We have had to obtain a number of environmental permits to construct and operate the plants. Ethanol production involves the emission of various airborne pollutants, including particulate (PM10), carbon dioxide (CO²), oxides of nitrogen (N0x) and volatile organic compounds. As a result, we obtained air quality permits from the Iowa Department of Natural Resources (“IDNR”). We believe we have obtained the permits necessary for operation of the Shenandoah plant and to commence construction at the Superior plant, including our air permits. However, we still need to apply for and obtain certain other permits before we can commence operations at the Superior plant. We anticipate that we will be able to obtain these permits before the times that they will be needed. However, if for any reason any of these permits are not granted, construction costs for the Superior plants may increase. In addition, the IDNR could impose conditions or other restrictions in the permits that are detrimental to us or which increase costs to us above those assumed in this project. Any such event would likely have a material adverse impact on our operations, cash flows and financial performance.

A change in environmental and safety regulations or violations thereof could impede our ability to successfully operate the plants.

We may also be subject to changes in environmental regulations. Currently the Environmental Protection Agency (“EPA”) statutes and rules do not require us to obtain separate EPA approval in connection with construction and operation of the plants. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change and changes can be made retroactively. It is possible that more stringent federal or state environmental rules or regulations could be adopted, which could increase our operating costs and expenses.  Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations. Furthermore, plant operations are governed by the Occupational Safety and Health Administration (OSHA). OSHA regulations may change such that the costs of operations at the plants may increase. If any of these events were to occur, they may have a material adverse impact on our operations, cash flows and financial performance.

The loss of favorable government usage mandates affecting ethanol production could adversely affect the market for ethanol.

Federal laws that required the use of oxygenated gasoline and encouraged ethanol production and use were changed substantially in the Energy Policy Act of 2005 (“EPACT”). EPACT eliminated the mandated use of oxygenates and established minimum nationwide levels of renewable fuels, referred to as the Renewable Fuels Standard (“RFS”), to be used in gasoline. Enacted  in December  2007, the Energy Independence and Security Act of 2007 increased RFS for conventional biofuel, which includes corn-based ethanol, and established a separate RFS category for advanced biofuels. Another key policy aspect of EPACT was the elimination of MTBE liability protection sought by refiners. MTBE, a chemical element believed to cause groundwater contamination, was previously used as an oxygenate in gasoline. The federal government has encouraged the use of oxygenated gasoline as a measure to protect the environment since the 1990s. Ethanol replaced MTBE as an oxygenate in many cities that required reformulated gasoline. Consequently, demand for ethanol increased significantly since the passage of EPACT in July 2005. While the federally mandated RFS has set a floor for ethanol use, many states have also passed some type of renewable fuels legislation (either production or use incentives) that could raise the actual use of ethanol in transportation fuel above the EPACT mandate.

These federal and state mandates and incentives may be modified in the future. The revocation or amendment of any one or more of those laws, regulations or programs could adversely affect the future use of ethanol in a material way. For example, changes in the environmental regulations regarding the required oxygen content of automobile emissions could have an adverse effect on the ethanol industry.  The elimination or reduction of federal and state mandates and incentives would have a material adverse impact on our business by potentially reducing the demand for ethanol.  We cannot assure you that any of those laws, regulations or programs will continue. Any of these regulatory factors may result in higher costs or other materially adverse conditions effecting our operations, cash flows and financial performance.

Risks Related to Conflicts of Interest

We have conflicts of interest with our design builders and technology providers which could result in loss of capital and reduced financial performance.

Our Company is and will continue to be advised by one or more employees or associates of our design builders and technology providers. Our design builders and technology providers are expected to continue to be involved in substantially all material aspects of our plant construction and operations for some time. Some of our design builder and technology providers have an ownership interest in us. Consequently, the terms and conditions of our agreements and understandings with them may not have been negotiated at arm’s length. Therefore, there is no assurance that our arrangements with such parties are as favorable to us as could have been if obtained from unaffiliated third parties. In addition, because of the extensive role that they are expected to have in the construction and operation of the plants, it may be difficult or impossible for us to enforce claims that we may have against them, if such things were to arise. If this were to occur, it may have a material adverse impact on our operations, cash flows and financial performance.

Our design builders and technology providers and their affiliates may also have conflicts of interest because employees or agents of our design builders and technology providers are involved as owners, creditors and in other capacities with other ethanol plants in the United States. We cannot require design builders and technology providers to devote their full time or attention to our activities

Though we will attempt to address actual or potential material conflicts of interest as they arise or become known, we have not established any formal procedures to address or resolve conflicts of interest. There is no assurance that any conflict of interest will not have adverse consequences to our operations, cash flows and financial performance.

Unidentified Risks

The foregoing discussion is not a complete list or explanation of the risks involved with an investment in this business. Additional risks will likely be experienced that are not presently foreseen by us. Investors are not to construe this report as constituting legal or tax advice. Before making any decision to invest in us, investors should read this entire report, including all of its exhibits, and consult with their own investment, legal, tax and other professional advisors. An investor should be aware that we will assert that the investor consented to the risks and the conflicts of interest described or inherent in this report if the investor brings a claim against us or any of our directors, officers, managers, employee, advisors, agents or representatives.

Risks Affecting the Business of GLC

The operation of new ethanol plants in GLC’s trade territory could substantially reduce the volume of corn that it buys and merchandises, which would adversely affect the operating income of its Grain Division.

GLC’s largest single source of operating income is from buying corn and soybeans from producers and share-crop landlords, drying and storing these grain products, and merchandising them to various purchasers. Three ethanol plants are currently operating within or near GLC’s trade territory at Albert City, Ashton, and Emmetsburg. Three additional ethanol plants are under construction within or near GLC’s trade territory at Hartley, and Superior, Iowa (which is GPRE’s ethanol plant that is currently under construction) and at Welcome, Minnesota. In addition, another ethanol operator has announced its intention to construct an ethanol plant at Fairmont, Minnesota. If all of these ethanol plants are eventually constructed and operated at full capacity, we believe they would buy approximately 206 million bushels of corn each year. This compares to approximately 18 million bushels of corn GLC merchandized during its 2007 fiscal year.

The significant capital costs of an ethanol plant and the high costs of temporarily shutting down an ethanol plant provide strong incentives for these plants to be continuously operated, even during periods of high corn prices relative to the price of ethanol. As a result, the operators of ethanol plants often are willing to buy the corn necessary to maintain production at prices that may exceed the prices being paid by other corn end-users. In contrast, GLC is limited in the price that it can pay for corn by the prices at which it can sell the corn to various buyers. This disparity in corn pricing may result in GLC being unable to profitably buy corn during certain periods, which would reduce the annual volume of corn and its operating profits. GLC may also be forced to pay higher prices for corn in order to fulfill contractual grain delivery obligations, resulting in a loss on the purchase and resale of corn or a reduction in the profit margin on such corn.

It is impossible to predict the impact of the operation of these ethanol plants within or near GLC’s trade territory on GLC’s profitability since there is no comparable historical experience.

The markets for GLC’s products are highly competitive.

Competitive pressures in all of GLC’s businesses could affect the price of and customer demand for its products, thereby negatively impacting its profit margins and resulting in a loss of market share. In addition to the special risks from the ethanol industry discussed above, GLC’s grain business also competes with other grain merchandisers, grain processors and end-users for the purchase of grain, as well as with other grain merchandisers, private elevator operators and cooperatives for the sale of grain. Many of GLC’s competitors are significantly larger and compete in more diverse markets.

GLC’s ability to effectively operate would be impaired if it fails to attract and retain key personnel.

GLC’s ability to operate its business and implement its strategies effectively depends, in part, on the efforts of its executive officers and other key employees. Its management team has significant industry experience and would be difficult to replace. These individuals possess sales, marketing, financial, risk management and administrative skills that are critical to the operation of its business. In addition, the market for employees with the required technical expertise to succeed in GLC’s business is highly competitive and it may be unable to attract and retain qualified personnel to replace key employees should the need arise. The loss of the services of any of GLC’s key employees or the failure to attract or retain other qualified personnel could impair its ability to operate and make it difficult to execute its internal growth strategies, thereby adversely affecting its business.

Disruption or difficulties with GLC’s information technology could impair its ability to operate its business.

GLC’s business depends on its effective and efficient use of information technology. A disruption or failure of these systems could cause system interruptions, delays in production and a loss of critical data that could severely affect its ability to conduct normal business operations.

GLC’s pension plan is subject to changes in laws and assumptions which could have a significant impact on the necessary cash flows needed to fund this plan, and introduce volatility into the annual expense of this plan.

GLC could be impacted by a rise in the cost of pension and other post-retirement benefits. It may be required to make cash contributions to the extent necessary to comply with minimum funding requirements under applicable law, which may change in the future. These cash flows are dependent on various assumptions used to calculate such amounts, including discount rates, long-term return on plan assets, salary increases, health care cost trend rates and other factors. These cash flows are also dependent on the future investment experience of the plan. Changes to any of these assumptions, or variance between assumed and actual investment experience, could have a significant impact on these estimates and the required annual pension contributions.

GLC may not be able to maintain sufficient insurance coverage.

GLC’s business operations entail a number of risks, including property damage, business interruption and liability coverage. It maintains insurance for certain of these risks, including property insurance, worker’s compensation insurance, business interruption, general liability and other insurance. There is no guarantee that such insurance will be available on a cost-effective basis in the future. In addition, although GLC’s insurance is designed to protect it against losses attributable to certain events, coverage may not be adequate to cover all such losses.

GLC’s business may be adversely affected by conditions beyond its control, including weather conditions, political developments, disruptions in transportation, and international petroleum risks.

Many of GLC’s business activities are dependent on weather conditions. Weather risks may result in: (a) a reduction in the sales of fertilizer and pesticides caused by too much rain during application periods, (b) a reduction in grain harvests caused by too little or too much rain during the growing season, (c) a reduction in grain harvests caused by too much rain or an early freeze during the harvest season, and (d) damage to corn stored on an open pile caused by too much rain and warm weather before the corn is dried, shipped, consumed or moved into a storage structure.

National and international political developments subject GLC’s business to a variety of security risks, including bio-terrorism, and other terrorist threats to data security and physical loss to its facilities. In order to protect itself against these risks and stay current with new government legislation and regulatory actions, GLC may need to incur significant costs. No level of regulatory compliance can guarantee that security threats will never occur.

If there were a disruption in available transportation due to natural disaster, strike or other factors, GLC may be unable to get raw materials inventory to its facilities, product to its customers, or ship grain to market. This could disrupt GLC’s operations and cause it to be unable to meet its customers’ needs or fulfill its contractual grain delivery obligations.

The international nature of petroleum production, import restrictions, embargoes and refining capacity limitations could severely impact the availability of petroleum products causing severe economic hardship on the performance of GLC’s Petroleum Division.

Many of GLC’s business lines are affected by the supply and demand of commodities, and are sensitive to factors outside of its control. Adverse price movements could adversely affect its profitability and results of operations.

GLC buys, sells and holds inventories of various commodities, some of which are readily traded on commodity futures exchanges. Weather, economic, political, environmental and technological conditions and developments, both local and worldwide, as well as other factors beyond GLC’s control, can affect the supply and demand of these commodities and expose it to liquidity pressures due to rapidly rising or falling market prices. Changes in the supply and demand of these commodities can also affect the value of inventories held by GLC, as well as the price of raw materials. Increased costs of inventory and prices of raw materials could decrease profit margins and adversely affect profitability.

While GLC hedges the majority of its grain inventory positions with derivative instruments to manage risk associated with commodity price changes, including purchase and sale contracts, it is unable to hedge 100% of the price risk of each transaction due to timing, unavailability of hedge contracts counterparties, and third party credit risk. Furthermore, there is a risk that the derivatives GLC employs will not be effective in offsetting the changes associated with the risks it is trying to manage. This can happen when the derivative and the hedged item are not perfectly matched. GLC’s grain derivatives, for example, do not hedge the basis pricing component of its grain inventory and contracts. (Basis is defined as the difference between the cash price of a commodity in a GLC facility and the nearest in time exchange-traded futures price.) Differences can reflect time periods, locations or product forms. Although the basis component is smaller and generally less volatile than the futures component of grain market price, significant unfavorable basis movement on a grain position as large as GLC’s can significantly impact its profitability. In addition, GLC does not hedge non-grain commodities.

Since GLC buys and sells commodity derivatives on registered and non-registered exchanges, its derivatives are subject to margin calls. If there is a significant movement in the derivatives market, GLC could incur a significant amount of liabilities, which would impact its liquidity and its interest expense. There is no assurance that that the efforts GLC takes to mitigate the impact of the volatility of the prices of commodities will be successful, and any sudden change in the price of these commodities could have an adverse affect on liquidity and profitability.

Many of GLC’s business segments operate in highly regulated industries. Changes in government regulations or trade association policies could adversely affect our results of operations.

Many of GLC’s business segments are subject to government regulation and regulation by certain private sector associations, compliance with which can impose significant costs on its business. Failure to comply with such regulations can result in additional costs, fines or criminal action.

Grain production and trade flows are affected by government actions.

Production levels, markets and prices of the grains GLC merchandises are affected by federal government programs, which include acreage control and price support programs of the United States Department of Agriculture (“USDA”). In addition, grain sold by GLC must conform to official grade standards imposed by the USDA. Other examples of government policies that can have an impact on GLC’s business include tariffs, duties, subsidies, import and export restrictions and outright embargos. Changes in government policies and producer supports may impact the amount and type of grains planted, which in turn, may impact GLC’s ability to buy grain in its market region. Because a portion of GLC’s grain sales are to exporters, the imposition of export restrictions could limit its sales opportunities.

GLC handles potentially hazardous materials in its businesses. If environmental requirements become more stringent or if GLC experiences unanticipated environmental hazards, it could be subject to significant costs and liabilities.

A significant part of GLC’s business is regulated by environmental laws and regulations, including those governing the labeling, use, storage, discharge and disposal of hazardous materials. Because GLC uses and handles hazardous substances in its businesses, changes in environmental requirements or an unanticipated significant adverse environmental event could have a material adverse effect on its business. There is no assurance that GLC has been, or will at all times be, in compliance with all environmental requirements, or that it will not incur material costs or liabilities in connection with these requirements. Private parties, including current and former employees, could bring personal injury or other claims against GLC due to the presence of, or exposure to, hazardous substances used, stored or disposed of by GLC, or contained in its products. GLC is also exposed to residual risk because some of the facilities and land which it has acquired may have environmental liabilities arising from their prior use. In addition, changes to environmental regulations may require GLC to modify its existing plant and processing facilities and could significantly increase the cost of those operations.

GLC relies on a limited number of suppliers for its products, and the loss of one or several of these suppliers could increase its costs and have a material adverse effect on its business.

GLC relies on a limited number of suppliers for its products. If it is unable to obtain these raw materials and products from its current vendors, or if there were significant increases in its suppliers’ prices, it could disrupt operations, thereby significantly increasing its costs and reducing profit margins.

GLC’s substantial indebtedness could adversely affect its financial condition, decrease its liquidity and impair its ability to operate.

GLC is dependent on a significant amount of debt to fund its operations and contractual commitments. This indebtedness could interfere with its ability to operate its business. For example, it could:

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limit its ability to obtain additional financing, which could impact its ability to fund future working capital, capital expenditures and other general needs, as well as limit its flexibility in planning for or reacting to changes in its business and restrict it from making strategic acquisitions, investing in new products or capital assets and taking advantage of business opportunities;

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require it  to dedicate a substantial portion of cash flows from operating activities to payments on its indebtedness, which would reduce the cash flows available for other uses; and

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place it at a competitive disadvantage compared to its competitors with less debt.

If cash on hand is insufficient to pay its obligations or margin calls as they come due at a time when GLC is unable to draw on its credit facility, this could have an effect on its ability to conduct business. GLC’s ability to make payments on and to refinance its indebtedness will depend on its ability to generate cash in the future. Its ability to generate cash is dependent on various factors. These factors include general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Certain of its long-term borrowings include provisions that impose minimum levels of working capital and equity, impose limitations on additional debt and require that grain inventory positions be substantially hedged. GLC’s ability to satisfy these provisions can be affected by events beyond its control, such as the demand for and fluctuating price of grain. Noncompliance with these loan covenants could result in default and acceleration of long-term debt payments.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This registration statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included in this registration statement or made by management of GPRE or GLC, other than statements of historical fact regarding GPRE or GLC, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include, among others, statements about:

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the GPRE board of directors’ and the GLC board of directors’ reasons for the combination and expected benefits of the combination;

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expectations regarding the timing of the transactions;

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expectations regarding integration of the business operations;

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the availability and adequacy of our cash flow to meet our requirements, including payment of loans;

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economic, competitive, demographic, business and other conditions in our local and regional markets;

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changes or developments in laws, regulations or taxes in the ethanol, agricultural or energy industries;

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actions taken or omitted to be taken by third parties including our design builders, our technology providers, our suppliers and competitors, as well as legislative, regulatory, judicial and other governmental authorities;

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competition in the ethanol industry;

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the loss of any license or permit;

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the loss of our plants due to casualty, weather, mechanical failure or any extended or extraordinary maintenance or inspection that may be required;

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changes in our business strategy, capital improvements or development plans;

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the availability of additional capital to support capital improvements and development; and

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other factors discussed under “Risk Factors” in this report.

This registration statement contains forward-looking statements based on current projections about operations, industry, financial condition and liquidity. Words such as “will,” “should,” “anticipate,” “predict,” “potential,” “estimate,” “expect,” “continue,” “may,” “project,” “intend,” “plan,” “believe” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, the combination or the business of the combined organization identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Those statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from these forward-looking statements.

All forward-looking statements reflect present expectations of future events by GPRE’s and GLC’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to the risks related to the businesses of GPRE, GLC and the combined organization, the uncertainty concerning the completion of the combination and the matters discussed under “Risk Factors,” among others, could cause actual results to differ materially from those described in the forward-looking statements. These factors include the relative valuations of GPRE and GLC, the market’s difficulty in valuing the combined business, the possible failure to realize the anticipated benefits of the combination and the conflicts of interest of directors recommending the combination. Investors are cautioned not to place undue reliance on the forward-looking statements. Neither GPRE nor GLC is under any obligation, and each expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

THE SPECIAL MEETING OF GLC VOTING MEMBERS

Date, Time and Place

The GLC special member meeting will be held on February 4, 2008, at 1:30 p.m. , local time, at Great Lakes Cooperative, 701 North Main Street, Everly, Iowa  51338 ..

Matters to be Considered at the Special Meeting of GLC Voting Members

The purpose of the GLC special member meeting is to vote on the Agreement and Plan of Merger and related matters.

Record Date

The GLC Articles of Incorporation provide that each owner of a share of Class A Common Stock is a voting member of GLC. The GLC Bylaws provide that the voting members of record according to the member record books on the date notice is given of any meeting will be the members entitled to notice of and to vote at that meeting. As of the date of this registration statement, GLC had 1,127 voting members.

Voting Power

Each record holder of a share of GLC Class A Common Stock will be entitled to one vote at the special member meeting.

Quorum and Votes Required

The merger agreement provides that it is a condition to completion of the combination that the merger agreement be adopted by the affirmative vote of two-thirds of the voting members who cast ballots on the merger, with a majority of the voting members casting ballots. Approval of any necessary adjournment of the special member meeting to obtain a quorum may be obtained by the affirmative vote of the holders of a majority of the shares present in person or by proxy, even if less than a quorum.

Board Recommendation

After careful consideration, the GLC board of directors has unanimously approved the merger agreement and the combination and has determined that the merger agreement and the combination are advisable, fair to, and in the best interests of, the members of GLC. Therefore, the GLC board of directors recommends GLC members vote “FOR” adoption of the merger agreement.

Voting by Absentee Ballots

Enclosed with this registration statement are a ballot and two envelopes. To vote by absentee ballot, a GLC voting member completes the ballot, seals it in the smaller envelope, seals the smaller envelope in the larger envelope, and then returns this envelope to GLC. The envelopes will remain sealed until after the last call for ballots at the special member meeting on February 4, 2008. At this meeting, the envelopes will be publicly opened and the ballots will be tabulated. A voting member may obtain additional ballots and envelopes if the enclosed copies are lost or the member wants to change his or her ballot. A voting member must sign his or her name on the outside of the larger envelope if that envelope does not have a pre-printed return address on it.

A voting member may cast his or her ballot at any of the informational meetings that will be conducted by GLC or at the special member meeting on February 4, 2008 ..  Mailed ballots must be mailed early enough to allow time for delays in the mail. Only ballots that are received by the last call for ballots at the special member meeting on February 4, 2008 will be counted. A voting member can also cast his or her ballot by dropping it off at any GLC office before this special member meeting. A member can safely vote early, because a member can change his or her vote by completing and returning a new ballot (only the last ballot cast will be counted).

No Proxy Voting Allowed

Iowa law does not allow the use of voting proxies by the members of GLC.

THE COMBINATION

This section of the registration statement describes material aspects of the combination. While GPRE and GLC believe that the description covers the material terms of the combination, this summary may not contain all of the information that is important to you. For a more complete understanding of the combination, you should carefully read this entire registration statement, the attached appendixes and the other documents referred to in this registration statement.

General Description of the Combination

GPRE has agreed to acquire GLC under the terms of a merger agreement between the companies that is described in this proxy statement/prospectus. Under the terms of the merger agreement, it is anticipated that a newly formed, wholly-owned subsidiary of GPRE, Green Plains Grain Merger Sub, Inc., will merge with and into GLC with GLC surviving the merger as a wholly-owned subsidiary of GPRE. Upon completion of the merger, each outstanding GLC share will be converted, pursuant to the terms set forth in the merger agreement, into the right to receive cash and shares as follows.

Members who own GLC stock with a par value of more than $1,000 (“Large Shareholders”) will receive a combination of GPRE stock and cash after the Closing. The par value of all of the classes of stock owned by each Large Shareholder will be added together, and the member will receive:

•

cash equal to 101.9203% of the total par value of GLC stock;

•

  0.047284228 shares of GPRE stock for each dollar of par value of GLC stock (subject to the treatment of fractional shares described below); and

•

an interest in the Escrow Account described below.

GPRE does not issue fractional shares. The fractional shares that would have been issued to the Large Shareholders will instead be converted into cash. This conversion will be based on a price of $13.61 for a whole share of GPRE stock (which may be less or more than the market price of GPRE stock on the Closing date).

The GLC members who own GLC stock with a par value of less than $1,000 (“Small Shareholders”) will receive only cash after the Closing. The par value of all of the classes of stock owned by each Small Shareholder will be added together, and the member will initially receive cash equal to 166.27567% of the total par value of his or her GLC stock. In addition, Small Shareholders will receive an interest in the Escrow Account as described below.

The cash conversion ratio for Small Shareholders has been computed as follows:

•

cash equal to 101.9203% of the total par value of GLC stock (the same ratio used for Large Shareholders); and

•

  0.047284228 shares of GPRE stock for each dollar of par value of GLC stock, which is converted into a cash payment. This conversion was based on a price of $13.61 for a whole share of GPRE stock (which may be less or more than the market price of GPRE stock on the Closing date). This results in additional cash equal to 64.35537% of the total par value of GLC stock.

Adding these two elements produces a conversion ratio of 166.27567% of the total par value of GLC stock.

Background of the Combination

GPRE and GLC first became acquainted during discussions about potential grain purchasing requirements for GPRE’s ethanol plant currently under construction in Superior, Iowa. GLC has grain receiving facilities and conducts a substantial portion of its grain business in or around Superior. GPRE initially approached GLC about acquiring corn and subsequent negotiations focused on the potential for GLC to serve on a regular basis as an originator of a significant portion of GPRE’s corn requirements for the Superior ethanol plant. Ultimately, these negotiations evolved into execution of the Agreement and Plan of Merger described in this registration statement.

On September 28, 2006, GPRE and GLC managers held an initial meeting to discuss grain origination and feedstock procurement.  The meeting was at the GLC offices in Everly, Iowa. In attendance were GLC General Manager Kevin Hartkemeyer, GLC Grain Manager John Rogers and former GPRE General manager Allen Sievertsen. The discussions resulted in the identification of several conclusions related to GPRE’s corn feedstock requirement. GLC recognized that ethanol added value to corn and, as a result, the development of GPRE’s Superior ethanol plant was beneficial to GLC’s producer members. GLC recognized that GPRE would become the largest local corn buyer. Both GPRE and GLC acknowledged the risks and benefits of becoming mutually dependent through a long-term grain origination agreement.

A second meeting between GPRE and GLC representatives was held on February 6, 2007, in Everly, Iowa.  Kevin Hartkemeyer and John Rogers represented GLC. Chief Operating Officer Wayne Hoovestol (who was subsequently named Chief Executive Officer on February 27, 2007), Executive Vice President and Director Brian Peterson, and Director David Hart represented GPRE. At the second meeting, there were discussions about the difficulty in addressing each party’s concerns over commercial terms necessary in a long-term grain origination agreement. However, the parties concluded that they would continue dialogue toward a mutually beneficial arrangement.

On March 13, 2007, the parties met in Denison, Iowa. GLC representatives included Kevin Hartkemeyer, John Rogers, GLC President Kevin Adolf and GLC Secretary Bryan Bailey. GPRE representatives included Wayne Hoovestol, Brian Peterson, David Hart and Commodities Manager Todd Calfee. The parties discussed trends and changes in the grain industry created by growth in ethanol production. GPRE and GLC representatives talked about the value and importance of vertical integration to their businesses. The parties examined various ways of working together, including the possibility of acquisition, merger or forming a joint venture. There was a consensus that common ownership would mitigate potential disputes over price and other commercial terms, improve access to feedstock supplies for GPRE’s ethanol plant, and provide GLC members with an opportunity to merchandise grain. Also, the parties recognized the potential synergies in the creation of combined petroleum, fertilizer, seed, distillers grains and feed businesses.

On April 12, 2007, GPRE representatives Wayne Hoovestol and Brian Peterson met in Everly, IA, with GLC representatives Kevin Hartkemeyer and John Rogers. Wayne Hoovestol inquired about what steps needed to be taken in order to present a merger proposal. The group discussed the structural and legal issues involved in merging a cooperative association. Kevin Hartkemeyer stated that he would ask the GLC board of directors if they would entertain such a proposal from GPRE.

At the following meeting of the GLC board of directors on April 18, 2007, Kevin Hartkemeyer and John Rogers discussed their previous discussions with GPRE. Kevin Hartkemeyer asked if the GLC board would entertain a proposal from GPRE. The GLC board of directors agreed to entertain a proposal from GPRE. Kevin Hartkemeyer was directed to continue dialogue with GPRE.

On April 24, 2007, Kevin Hartkemeyer and Wayne Hoovestol met in Everly, Iowa, to discuss options. They agreed that a merger would be beneficial to both GLC and GPRE. They discussed operations, management and personnel. In addition, they discussed the financial consideration that would be needed in order to make the merger proposal successful. Kevin Hartkemeyer stated that that the issue of merger needed the approval of the GLC board of directors and subsequently the GLC members. Shortly thereafter, GPRE was scheduled to address the GLC board of directors at a special meeting on June 12, 2007.

In preparation for the special meeting, GLC and GPRE representatives met on June 4, 2007, in Omaha, Nebraska. Kevin Hartkemeyer and John Rogers represented GLC. Wayne Hoovestol, Brian Peterson and David Hart represented GPRE. The participants discussed the specific terms of a merger proposal. The participants also talked about anticipated questions and issues that might be raised by the GLC board of directors.

The special meeting of the GLC board of directors was held in Okoboji, IA, on June 12, 2007. A quorum of the members of the GLC board of directors was present. In addition, GLC was represented by attorney Jim Long, of Beving, Swanson and Forrest PC, Des Moines, Iowa, and independent auditor Dennis Gardiner of Gardiner Thomsen PC, Des Moines, Iowa. Wayne Hoovestol, Brian Peterson and David Hart attended on behalf of GPRE. Wayne Hoovestol made a presentation and presented a formal offer to the GLC board of directors.

On June 26, 2007, Wayne Hoovestol sent the GPRE board of directors a draft of a non-binding letter of intent, which Mr. Hoovestol was planning to present to the GLC board of directors at their meeting on June 27, 2007, outlining the parameters of a proposed merger.

On June 27, 2007, GPRE representatives attended a meeting of the GLC board of directors in Okoboji, Iowa. In addition to the GLC board, Kevin Hartkemeyer and Jim Long were in attendance. GPRE was represented by Wayne Hoovestol, Brian Peterson, David Hart and Chief Financial Officer Jerry Peters. The purpose of this meeting was to allow GPRE the opportunity to formally present the non-binding letter of intent, and address any questions and concerns related to the letter of intent and parameters of a proposed merger. There were discussions about valuation and organizational structure. After excusing GPRE representatives from the meeting, the GLC board discussed the proposed merger and concluded that a merger with GPRE was in the best interest of GLC members.

On June 28, 2007, Kevin Adolf sent a letter of response to Wayne Hoovestol indicating the GLC board approved the letter of intent subject to certain modifications. The letter of intent was modified in accordance with the request of the GLC board and executed by the parties on June 29, 2007.

Following the execution of the letter of intent on June 29, 2007, through legal counsel, GPRE and GLC engaged in merger negotiations that resulted in the Agreement and Plan of Merger that was adopted by the GLC board of directors on August 13, 2007. The merger agreement set forth all terms and conditions for the transaction, as well as structural and organizational detail about the resulting combined firm. The merger agreement was executed on August 15, 2007.

Since the execution of the merger agreement, GPRE and GLC management have met on several occasions, principally to coordinate activities necessary to secure a vote of the members related to the merger. On November 28, 2007, Mr. Hoovestol met with the GLC board. Members of the GLC board expressed various concerns with Mr. Hoovestol related to the timing of filing the registration statement and the recent decline in GPRE’s stock price.

On December 24, 2007, GPRE and GLC entered into Addendum #2 to Agreement and Plan of Merger.

GPRE’s Reasons for the Combination

GPRE and GLC are proposing the combination because they believe the resulting combined organization will be a stronger, more competitive company capable of achieving greater financial strength, operational efficiencies, earning power, access to capital, and growth than either company would be capable of separately. GPRE and GLC believe that the combination may result in a number of benefits, including:

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the opportunity for each company’s shareholders to participate in the potential growth of the combined organization after the combination;

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the synergies that could be created in combining the grain handling and marketing strengths of GLC and the grain procurement requirements of GPRE;

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long-term opportunities for GPRE and GLC’s members to jointly develop innovations and efficiencies in the production of grain feedstocks for ethanol production; and

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reduced working capital requirements necessary to secure each company’s respective commodity derivative transactions utilized to manage price risks.

GPRE’s board approved this merger as it provides a vehicle for vertical integration. GPRE believes that GLC’s business relationships, workforce and grain-receiving locations are an excellent fit with GPRE’s need for significant quantities of corn for its ethanol production. Within 50 miles of the Superior ethanol plant, GLC has seven elevators with four mainline rail facilities and storage capacity of approximately 14.5 million bushel. GLC’s other operations effectively serve their customers and GPRE plans to continue those services in the future. Additionally, GLC members receiving GPRE stock will add a new group of stakeholders to GPRE with a long-term vested interest in its success.

GLC’s Reasons for the Combination

GLC’s board is very concerned about the affect the expansion of the ethanol industry will have on its corn volumes if GLC continues as an independent cooperative. Because of its significant capital investment in grain assets, GLC’s financial success rests heavily on obtaining favorable gross margins from marketing 18 to 23 million bushels of corn each year. Expansion of the ethanol industry threatens both the average gross margin per bushel realized and the volume of corn marketed. A substantial reduction in either or both of these factors would adversely affect GLC’s continued operations. As a result, GLC’s board believes this is the right time to consider a merger with a larger organization.

GLC members as a group will receive $12.5 million in cash and 551,065 shares of GPRE common stock, except that fractional shares of GPRE stock will be converted into cash (this cash will be in addition to the $12.5 million). After this merger becomes effective, GLC members will own approximately 7.1% of GPRE stock. GPRE’s shares are listed for trading under the stock symbol “GPRE” on The NASDAQ Capital Market and the American Stock Exchange. GPRE anticipates that this listing will continue after this merger is completed.

GLC’s board is recommending this merger with GPRE because the board believes that it would not be possible to obtain more favorable terms from any other merger partner, especially when the opportunity to market GPRE stock received in the transaction on a public stock exchange is taken into consideration. Because GPRE is a publicly-traded company, federal securities laws required the parties to conduct their negotiations on a confidential basis. GLC’s board determined that exclusive, confidential negotiations with GPRE would provide greater value to GLC’s members than seeking competitive bids from other potential merger partners.

Opinions of Financial Advisors

Neither GPRE nor GLC have retained the assistance of financial advisors to provide opinions with respect to the fairness of the combination.

Accounting Treatment

GPRE will account for the combination under the purchase method of accounting for business combinations. Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and intangible assets of an acquired entity based on their estimated fair values as of the completion of the transaction. A final determination of these fair values may include management’s consideration of a valuation prepared by an independent valuation specialist.

Tax Consequences of this Merger Transaction

The following discussion is a general summary of certain U.S. federal income tax consequences of the merger to GLC members. It is based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable current and proposed U.S. Treasury Regulations, published rulings, court decisions and other applicable authorities, all as in effect on the date of this registration statement, and all of which are subject to change or differing interpretations (possibly with retroactive effect). This summary does not purport to deal with all of the U.S. federal income tax consequences applicable to GLC members, some of whom may be subject to special rules. This summary assumes that a member holds GLC stock as a capital asset within the meaning of Section 1221 of the Code. The tax consequences of the merger to GLC members will vary depending upon each member’s individual circumstances and the U.S. federal tax principles applicable thereto. No advance rulings have been or will be sought from the IRS regarding any matter discussed in the registration statement. In addition, other than a general summary of certain Iowa tax consequences, the discussion does not address any tax considerations under state, local or non-U.S. laws or U.S. federal laws that may apply to you other than those pertaining to the U.S. federal income tax.  In view of the foregoing, each GLC member should consult his own tax advisor regarding all U.S. federal, state, local and foreign income and other tax consequences of the merger, with specific reference to such member’s own particular tax situation and recent changes in applicable law.

In connection with the completion of the merger, GLC will receive an opinion of tax counsel that the merger will have the U.S. federal income tax consequences summarized below. An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits should the matter be litigated, and it is not binding on the IRS or any court. The IRS may challenge the conclusions reached in this opinion. Also, in reviewing this discussion of the tax consequences you should note that certain conclusions reached are not free from doubt. In those circumstances, GLC has expressed the more likely than not outcome despite uncertainties. We suggest you discuss the tax consequences described in this section with your own tax advisor.

U.S. Federal Income Tax Treatment of the Merger

The merger of a wholly - owned subsidiary of GPRE into GLC will be treated as a taxable sale by the GLC members of their GLC stock. A Large Shareholder who receives cash and GPRE stock in exchange for his GLC stock in the merger will recognize capital gain or loss equal to the difference, if any, between (i) the sum of the cash and the aggregate fair market value on the date of Closing of the GPRE stock received and (ii) the member’s aggregate basis in the GLC stock. A Small Shareholder who receives only cash in exchange for his GLC stock in the merger will recognize capital gain or loss equal to the difference, if any, between the cash received and the member’s basis in the GLC stock.

A member’s basis in his GLC stock depends on how the member acquired the stock. To the extent that a member was required to include the GLC stock in income when it was received as a patronage refund from GLC (such as a patronage refund for selling grain to GLC) the member has a tax basis equal to the par value of his GLC stock. To the extent that a member was not required to include the GLC stock in income when it was received as a patronage refund from GLC (such as a patronage refund for buying LP gas to heat a home) the member has a tax basis of zero in his GLC stock. GLC stock purchased for cash has a basis equal to the cash paid.

A member’s capital gain or loss will be long-term capital gain or loss if a member’s holding period for the GLC stock exchanged in the merger is more than one year as of the Closing. Long-term capital gains of individual taxpayers are generally subject to federal taxation at a maximum rate of 15%. Capital gains of corporate taxpayers are generally taxable at the regular rates applicable to corporations. The deductibility of capital losses is subject to limitations. A Large Shareholder’s basis in the GPRE stock will be the fair market value of the GPRE stock on the date of the Closing and the member’s holding period for such stock will begin on the day following the date of the Closing.

Large Shareholders – Example:  The par value of John’s GLC stock is $10,000. John is an agricultural producer who was required to pay income tax on all of the GLC stock received as patronage refunds from GLC. As a result, he has a tax basis of $10,000 in his GLC stock. All of his GLC stock was issued to him more than a year prior to the Closing. Shortly after the Closing, John will receive $10,203.49 in cash and 472 shares of GPRE stock. Assuming for purposes of this example that GPRE stock trades at $13.61 per share on the Closing date, the value of the 472 shares that John will receive is $6,423.92. Thus, John will receive total consideration of $16,627.41 (i.e., cash of $10,203.49 plus stock with a value of $6,423.92). John will have a long-term capital gain of $6,627.41 ($16,627.41 less basis of $10,000).

Small Shareholders – Example:  The par value of all of George’s GLC stock is $500. Shortly after the Closing, George will receive $831.38 in cash. George is an agricultural producer who was required to pay income tax on all of the GLC stock received as patronage refunds from GLC. As a result, he has a tax basis of $500 in his GLC stock. All of his GLC stock was issued to him more than a year prior to the Closing. George will have a long-term capital gain of $331.38 ($831.38 less basis of $500).

U.S. Federal Income Tax Treatment of the Transfer to the Escrow Account

The transfer by GLC of its investments in regional cooperatives to the Escrow Account more likely than not will be treated as a dividend distribution to the members. A GLC member will recognize ordinary income equal to the member’s proportionate share of the Appraised Value of the investments in the regional cooperatives. A member’s proportionate share will equal the par value of the member’s GLC stock divided by the par value of all outstanding GLC stock. Such income will generally constitute qualified dividend income that is taxable at a maximum rate of 15%. A member will then be treated as the owner of his proportionate share of the investments in the regional cooperatives held in the Escrow Account. A member’s basis in his share of such investments will be the member’s proportionate share of the Appraised Value.

U.S. Federal Income Tax Treatment of Escrow Account Income and Distributions

A GLC member will recognize income each year on his proportionate share of the net income earned on the assets in the Escrow Account. The character of such income will be determined as if such income was realized by the member directly from the source making the payment to the Escrow Agent. Amounts received by the Escrow Agent in redemption of an investment in a regional coop will result in capital gain or loss to a member equal to the difference, if any, between the member’s proportionate share of the redemption proceeds and the member’s basis in his proportionate share of the investment in the regional coop. Amounts paid by the Escrow Agent to GPRE to satisfy indemnification claims will result in a capital loss to the member equal to the member’s proportionate share of the payment. Cash distributions paid by the Escrow Agent to a member will be treated as a return of basis and generally a member will not recognize any income on the receipt of such distributions. A member may recognize gain or loss on the final cash distribution equal to the difference between the cash received and the member’s basis, as adjusted.

Iowa Income Tax Consequences

Iowa generally incorporates the U.S. federal treatment of capital gains and losses and dividends in its determination of taxable income. Iowa does not, however, have a separate tax rate on capital gains or qualified dividends, and such income is generally taxable at the regular rates. Iowa residents are generally subject to income tax on their entire taxable income, while nonresidents are taxed only on income derived from Iowa sources. Interest and dividends will be treated as income from sources within Iowa to the extent they are derived from a trade or business carried on within Iowa by the nonresident. Capital gain or loss recognized by a nonresident on the sale of GLC stock will be taxable in Iowa if the stock was used by the nonresident as an integral part of some business activity in Iowa in the year in which the sale takes place. The determination of whether the income resulting from the merger is from Iowa sources will depend on each member’s individual circumstances. Each member should consult his own tax advisor regarding the Iowa tax consequences.

Backup Withholding

Backup withholding (currently at a rate of 28%) may apply to payments made in connection with the merger. Backup withholding will not apply, however, to a member who furnishes a correct taxpayer identification number and certifies that he is not subject to backup withholding on the IRS Form W-9 or substitute form, or is otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the member’s U.S. federal tax liability provided that the required information is provided to the IRS.

Dissenters’ Rights

Iowa law gives special rights to GLC voting members who dissent to this merger. Within 60 days after the merger, the surviving company must pay to a dissenter the amount originally paid in cash to GLC when the dissenter applied for membership (which was $100 or less). The surviving company must also pay the fair value of the dissenter’s remaining stock holdings in ten equal annual payments starting on the 6th anniversary of the merger.

To perfect dissenters’ rights, a GLC voting member must file a written objection to the merger prior to the vote tabulation, vote NO in the merger, make a demand for payment within 20 days after the votes are tabulated, and refrain from doing business with the surviving company for the next 15 years.  The ballots of members who file written objections prior to the vote tabulation will be opened to confirm that they voted no.  No one will know how other members vote.

Under 2007 Iowa Code Section 499.66(2) the fair value of a dissenting member’s interest in GLC cannot exceed the issue price of the member’s GLC stock (which is the par value of that stock). The Agreement and Plan of Merger calls for each GLC member to receive cash in excess of the par value of the member’s GLC stock. This means that each member will receive a cash distribution under the Agreement and Plan of Merger that is greater than the cash the member would receive as a dissenter under Iowa law. The Agreement and Plan of Merger calls for each GLC member to receive this cash shortly after the Closing. This means that each member will receive the cash distribution under the Agreement and Plan of Merger earlier than the member would receive most of the cash payments as a dissenter under Iowa law.

Federal Securities Laws Consequences

This registration statement does not cover any resales of the GPRE common stock received in the combination, and no person is authorized to make any use of this registration statement in connection with any such resale.

All shares of GPRE common stock received by GLC members in the combination should be freely transferable, except that if a GLC member is deemed to be an “affiliate” of GLC under the Securities Act at the time of the special member meeting, the GLC member may resell those shares only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be affiliates of GLC under the Securities Act generally include individuals or entities that control, are controlled by, or are under common control with, GLC, and generally would not include members who are not officers, directors or principal members of GLC.

Interests of GPRE’s Directors and Executive Officers

Upon completion of the combination and the issuance of GPRE common stock in the combination, based on beneficial ownership computations as of December 21, 2007, the directors and officers of GPRE will collectively beneficially own approximately 29.2% of the outstanding stock of GPRE. GPRE has entered into indemnity agreements, or the Indemnity Agreements, with each of GPRE’s executive officers and directors pursuant to which GPRE has agreed to indemnify the officers and directors to the fullest extent permitted by law for any event or occurrence related to the service of the indemnitee for GPRE as an officer or director that takes place prior to or after the execution of the Indemnity Agreement. The Indemnity Agreements obligate GPRE to reimburse or advance expenses relating to any proceeding arising out of an indemnifiable event. Under the Indemnity Agreements, GPRE’s officers and directors are presumed to have met the relevant standards of conduct required by Iowa law for indemnification. Should the Indemnity Agreements be held to be unenforceable, indemnification of these officers and directors may be provided by GPRE in certain cases at its discretion.

As a result of the foregoing, the directors and officers of GPRE may be more likely to vote to approve the combination than GPRE shareholders generally.

Interests of GLC’s Directors and Executive Officers

None of GLC’s directors will become directors of GPRE. The directors of GLC are all GLC members, and as such will receive GPRE stock in this merger. After receiving this GPRE stock, the GLC directors will collectively beneficially own 0.1% of the outstanding stock of GPRE.

The merger agreement is subject to the surviving company entering into employment contracts with GLC’s general manager and the head of its grain department on terms that are mutually acceptable to the parties. The terms of these employment contracts are not part of the merger agreement.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement. The full text of the merger agreement is attached as Appendix A to this registration statement and is incorporated herein by reference. This summary may not contain all of the information that is important to you, and you are encouraged to read carefully the entire merger agreement. The following description is subject to, and is qualified in its entirety by reference to, the merger agreement.

The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about GPRE or GLC. Such information can be found elsewhere in this document and in the other public filings GPRE makes with the SEC, which are available without charge at www.sec.gov.

The representations and warranties described below and included in the merger agreement were made by each of GPRE and GLC to the other. These representations and warranties were made as of specific dates and may be subject to important qualifications, limitations and supplemental information in disclosure schedules agreed to by GPRE and GLC in connection with negotiating the terms of the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating risk between GPRE and GLC rather than to establish matters as facts. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules.

Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement.

Structure of the Combination

At closing, GPRE’s wholly-owned subsidiary, Green Plains Grain Merger Sub, Inc. will merge with and into GLC. Upon completion of the merger, GLC will be the surviving corporation and a wholly-owned subsidiary of GPRE.

Effective Time of the Combination

The completion of the combination will occur no later than the second business day after the conditions set forth in the merger agreement are satisfied or waived, or at such time, date and location as the parties agree in writing. It is anticipated that the effective time will occur as soon as practicable following the meeting of GLC members. GPRE and GLC are working to complete the combination as soon as possible. GPRE and GLC expect to complete the combination promptly after the GLC member meeting.

Officers and Directors

Upon completion of the combination, the board of directors of GPRE is expected to consist of its current members. The executive management team of the combined organization is expected to be composed of members of GPRE’s management prior to the combination. It is anticipated that substantially all employees of GLC will be retained by GLC immediately after the combination.

Conversion of GLC Common and Preferred Stock

Under the terms of the merger agreement, it is anticipated that a newly formed, wholly-owned subsidiary of GPRE, Green Plains Grain Merger Sub, Inc., will merge with and into GLC with GLC surviving the merger as a wholly-owned subsidiary of GPRE. Upon completion of the merger, each outstanding GLC share will be converted, pursuant to the terms set forth in the merger agreement, into the right to receive cash and shares as follows.

(1)  Small Shareholders:

•

Cash consideration will be distributed to each Small Shareholder in an amount equal to the par value of the GLC shares owned by that Small Shareholder multiplied by 1.6627567.

(2)  Large Shareholders:

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  551,065 shares of GPRE Common Stock will be distributed to Large Shareholders in proportion to the par value of the GLC shares owned by each of the Large Shareholders (except that cash will be distributed in lieu of fractional shares using a conversion ratio of $13.61 for a whole share of GPRE stock), and

•

the cash remaining after the cash distributions to Small Shareholders will be distributed to the Large Shareholders in proportion to the par value of the GLC shares owned by each of the Large Shareholders.

The term “Small Shareholder” means a member who owns GLC shares with an aggregate par value of less then $1,000, and the term “Large Shareholder” means a member who owns GLC shares with an aggregate par value of $1,000 or more.

Fractional Shares

No fractional shares of GPRE common stock will be issued in the combination. Fractional shares of GPRE stock will be converted into cash (this will be in addition to the $12.5 million) at $13.61 per share.

Exchange Procedures

Following the effective time of the combination, the exchange agent, selected by GPRE, will mail to each holder of GLC stock a letter of transmittal and instructions discussing details of the exchange. Each GLC member will use the letter of transmittal to exchange their GLC stock for cash and shares of GPRE common stock which the member is entitled to receive in connection with the combination.

After the effective time of the combination and until so surrendered, outstanding rights in GLC stock will be deemed to have the right to receive GPRE common stock, and the right to receive an amount of cash in lieu of the issuance of any factional shares to which the record holders of GLC stock are entitled to receive in connection with the combination. No interest will be payable on cash distributed to GLC members, including the cash in lieu of fractional shares of GPRE common stock.

Representations and Warranties

GLC made a number of representations and warranties to GPRE in the merger agreement regarding aspects of its business, financial condition and structure, as well as other facts pertinent to the merger, including representations and warranties relating to the following subject matters:

•	cooperative organization, qualification to do business, good standing and requisite power of GLC;

•	absence of violations of the organizational documents of GLC;
•	GLC’s capital structure and the absence of restrictions or encumbrances with respect thereto;

•	cooperative authorization to enter into the merger agreement and consummate the transactions under the merger agreement, and the enforceability of the merger agreement;

•	the vote of members required to complete the merger;

•	governmental and regulatory approvals and other consents required to complete the merger;

•	the effect of entering into and carrying out the obligations of the merger agreement on material contracts;

•	absence of any conflict with or violation of the charter and bylaws of GLC, or any applicable legal requirements resulting from the execution of the merger agreement or the completion of the merger;

• •	the inapplicability of state takeover statutes to the merger; the inapplicability of appraisal rights;
•	financial statements;

•	the absence of certain changes and events, including any material adverse effect on GLC, since August 31, 2006;

•	the absence of certain undisclosed liabilities and obligations;

•	taxes;

•	good and valid title to or valid leasehold interests in all personal properties and assets free and clear of all liens;

•	good and valid title to all real property;

•	intellectual property;

•	compliance with applicable legal requirements;

•	possession of and compliance with all permits required for the operation of business;

•	litigation;

•	employee benefit plans and labor relations;

•	personnel;

•	environmental matters;

•	agreements, contracts and commitments;

•	absence of breaches of contracts;

•	accuracy of information supplied by GLC in this proxy statement/prospectus and the related registration statement to be filed by GPRE with the Securities and Exchange Commission;

•	insurance;

•	transactions between GLC and its affiliates;

•	approval by its board of directors;

•	payment, if any, required to be made to brokers and agents on account of the merger;

•	the fairness of the transaction from a financial viewpoint; and

•

the full disclosure by GLC of all material facts necessary to make the statements in the merger agreement, financial statements of GLC and other documents referred to in the merger agreement not misleading.

GPRE and Green Plains Grain Merger Sub, Inc. each made a number of representations and warranties to GLC in the merger agreement, including representations and warranties relating to the following subject matters:

•	corporate organization, qualification to do business, good standing and corporate power of GPRE and Green Plains Grain Merger Sub, Inc.;

•	corporate authorization to enter into the merger agreement and consummate the transactions under the merger agreement, and the enforceability of the merger agreement;

•

absence of any conflict with or violation of the charter and bylaws of GPRE and the organizational documents of Green Plains Grain Merger Sub, Inc. or any applicable legal requirements resulting from the execution of the merger agreement and the completion of the merger;

•	the effect of entering into and carrying out the obligations of the merger agreement on material contracts;

•	governmental and regulatory approvals required to complete the merger;

•	GPRE’s capital structure;

•	accuracy of information supplied by GPRE in this proxy statement/prospectus and the related registration statement;

•	GPRE’s SEC filings and financial statements; and

•

absence of facts pertaining to GPRE known to GPRE that would reasonably be expected to adversely effect the likelihood of securing the requisite governmental and regulatory approvals required for the completion of the merger.

Conduct of Business Prior to the Completion of the Combination

Under the merger agreement, GLC has agreed that, until the earlier of the completion of the merger or termination of the merger agreement, or unless GPRE consents in writing, it will carry on its business in the usual, regular and ordinary course, in substantially the same manner as previously conducted and in compliance with all applicable legal requirements, and will pay its debts and taxes when due and pay or perform other material obligations when due.

Under the merger agreement, GLC has also agreed that, until the earlier of the completion of the merger or termination of the merger agreement, or unless GPRE consents in writing, it will conduct its business in compliance with a number of specific restrictions, including supplying to GPRE on a weekly basis information on GLC grain inventory, and will not, subject to specified exceptions, do any of the following:

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the merger);

•	transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to GLC intellectual property;

•

declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock, equity interests or property) in respect of any equity securities or similar interests in GLC or split, combine or reclassify any equity securities or similar interests or issue or authorize the issuance of any other interests in respect of, in lieu of or in substitution for any equity securities or similar interests;

•

purchase, redeem or otherwise acquire, directly or indirectly, any equity securities or similar interests in GLC, or any instrument or security that consists of a right to acquire such securities or interests;

•

issue, deliver, sell, authorize, pledge or otherwise encumber any equity securities or similar interests in GLC or any interests convertible into equity securities or similar interests, or subscriptions, rights, warrants or options to acquire any equity securities or similar interests or any interests convertible into equity securities or similar interests or enter into other agreements or commitments of any character obligating it to issue any such equity securities, interests or convertible interests;

•	split, combine or reclassify any class of shares, subject to certain voting reclassifications permitted per GLC’s bylaws;

•	cause, permit or propose any amendments to its organizational documents;

•

acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or otherwise acquire or agree to acquire any assets which are significant, individually or in the aggregate, to the business of GLC or enter into any joint ventures, strategic partnerships or alliances;

•	except in the ordinary course of business, sell, transfer, lease, license, mortgage, pledge, encumber or otherwise dispose of any properties or assets;

•

incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt interests or options, warrants, calls or other rights to acquire any debt interests of GLC, enter into any other agreement to maintain any financial statement condition, incur or modify any other material liability or enter into any arrangement having the economic effect of any of the foregoing other than pursuant to GLC’s existing credit facilities;

•

adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, employment or consulting agreement with or for the benefit of any GLC director, officer, employee, agent or consultant, whether past or present, or amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

•	modify, amend, waive or terminate any contract or agreement to which GLC is a party, including any joint venture agreement, or waive, release or assign any material rights or claims thereunder;

•

pay, discharge or satisfy any claims, liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than the payment of accounts payable in the ordinary course of business consistent with past practice, or of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of GLC;

•

enter into any contract or agreement which may not be cancelled without penalty by GLC upon notice of thirty (30) days or less or which provides for payments by or to GLC in an amount in excess of $10,000 over the term of the agreement or which involve any exclusive terms of any kind;

•	permit any insurance policy naming it as a beneficiary or a loss payee to be cancelled or terminated without notice to GPRE;

•	revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

•

make or change any tax election, change an annual accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement, settle or consent to any tax claim, surrender any right to claim a refund of taxes, or consent to any extension or waiver of the statutory period of limitations applicable to any tax claim;

•	fail to make in a timely manner any filings with the SEC required under the Securities Act of 1933, as amended, or the Exchange Act or the rules and regulations promulgated thereunder;

•	waive any “standstill” or similar restrictions contained in any confidentiality or other agreements to which it is a party;

•

take any action that would or is reasonably likely to result in any of the conditions to the merger set forth in the merger agreement not being satisfied, or would make any representation or warranty of GLC contained merger agreement inaccurate in any material respect at, or as of any time prior to, the completion of the merger, or that would materially impair the ability of GLC to consummate the merger in accordance with the terms of the merger agreement or materially delay such consummation;

•	incur any fees or expenses in connection with any financing transaction; or

•

enter into any written agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose, in writing or otherwise or announce an intention to do any of the foregoing.

No Solicitation; Superior Proposals: Notification of Unsolicited Acquisition Proposals

Under the terms of the merger agreement, subject to certain exceptions described below, GLC has agreed that it will not, and each of its officers and directors will not, directly or indirectly:

•	solicit, initiate, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any acquisition proposal;

•

participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any acquisition proposal;

•	engage in discussions with any person with respect to any acquisition proposal, except as to the existence of these provisions;

•	approve, endorse or recommend any acquisition proposal;

•	enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any acquisition proposal; or

•	grant any waiver or release under any standstill or similar agreement with respect to any equity interests of GLC.

In addition, GLC agreed to use its reasonable best efforts to cause its employees, agents and representatives (including any retained investment banker, attorney or accountant) not to do any of the foregoing.

An acquisition proposal is any offer or proposal, relating to any transaction or series of related transactions involving:

•

any purchase from such party or acquisition by any person or group of more than a 10% interest in the total outstanding voting interests of GLC or any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 10% or more of the total outstanding voting interests of GLC or any merger, consolidation, business combination or similar transaction involving GLC;

•

any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 10% of the assets of GLC; or

•	any liquidation or dissolution of GLC (provided, however, the merger and the transactions contemplated by the merger agreement, shall not be deemed an acquisition proposal in any case).

Notwithstanding the prohibitions contained in the merger agreement with respect to the type of acquisition proposals described above, prior to the meeting of GLC’s members contemplated by this proxy statement/prospectus and subject to GLC first entering into a confidentiality agreement, the board of directors of GLC is permitted to engage in discussions or negotiations with, or provide any nonpublic information or data to (provided that such information or data also is simultaneously given to GPRE to the extent not previously given to GPRE), any person in response to an unsolicited bona fide written proposal for an acquisition proposal by such person which the board of directors of GLC concludes in good faith (after consultation with its financial advisor and outside legal counsel) constitutes or is reasonably likely to constitute a superior proposal, if and only to the extent that the board of directors of GLC reasonably determines in good faith (after consultation with outside legal counsel) that failure to do so would be inconsistent with its fiduciary duties under applicable law; provided, that:

•	GLC and the board of directors shall have given GPRE (orally and in writing) at least 48 hours prior notice of its intent to do so before taking any such action;

•	GLC and the board of directors shall keep GPRE informed of the status and terms of any such proposals, offers, discussions or negotiations on a current basis; and

•

the board of directors shall not recommend any superior proposal to the members of GLC except as permitted under the merger agreement, and only after GLC shall first have complied with the procedures set forth in such section.

A superior proposal is a bona fide, unsolicited written proposal for an acquisition proposal that did not arise from a breach of the provisions of the merger agreement described above (substituting for this purpose 80% for each reference to 10% in the above definition of acquisition proposal) that the board of directors concludes in good faith, after consultation with its financial advisor and its outside legal counsel, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal as permitted under applicable law is:

•	more favorable to GLC’s members from a financial point of view, than the transactions contemplated by the merger agreement, and

•	fully financed and reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed.

Nothing in the provisions of the merger agreement described above will prohibit the board of directors of GLC from taking and disclosing to GLC’s members, subject to GPRE’s rights to terminate the merger agreement as described below, a position with respect to an acquisition proposal to the extent required under applicable law.

As promptly as practicable after receipt of any acquisition proposal or any request for nonpublic information or inquiry which it reasonably believes would lead to an acquisition proposal or for a waiver or release under any “standstill” or similar agreement, GLC is obligated to provide GPRE with oral and written notice of the material terms and conditions of such acquisition proposal, request or inquiry, and the identity of the person or group making any such acquisition proposal, request or inquiry and a copy of all written materials provided in connection with such acquisition proposal, request or inquiry. GLC is also obligated to provide GPRE as promptly as practicable oral and written notice setting forth all such information as is reasonably necessary to keep GPRE informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such acquisition proposal, request or inquiry.

Superior Proposals

Notwithstanding the foregoing, prior to the adoption of the merger agreement by its voting members, GLC may furnish nonpublic information to, or enter into discussions with, any person or entity in response to a superior proposal (as described above) that is submitted to GLC by such person or entity (and not withdrawn) if (1) neither GLC nor any representative shall have breached or taken any action inconsistent with any of the provisions set forth above, (2) the board of directors of GLC concludes in good faith, after having taken into account the advice of its outside legal counsel, that such action is required in order for the board of directors of GLC to comply with its fiduciary obligations to GLC’s members under applicable law, (3)  prior to furnishing any such information to, or entering into discussions with, such person or entity, GLC gives GPRE written notice of the identity of such person or entity and of GLC’s intention to furnish information to, or enter into discussions with, such person or entity, and GLC receives from such person or entity an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information.

Notification of Unsolicited Acquisition Proposals

Prior to closing, GLC will keep GPRE informed of any acquisition proposal, any inquiry or indication of interest that could lead to an acquisition proposal, any inquiry or indication of interest that could lead to an acquisition proposal or any request for nonpublic information. GLC will keep GPRE fully informed with respect to the status of any such acquisition proposal or inquiry.

GLC’s Board of Directors Recommendation and Holding a Meeting of Members

GLC agreed to call, hold and convene a meeting of its members as promptly as practicable after the registration statement of which this proxy statement/prospectus forms a part is declared effective by the Securities and Exchange Commission, and to use its reasonable best efforts to solicit from its members absentee written ballots in favor of the approval and adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, and to take all other action necessary or advisable to secure the vote of its members required by Iowa Code Chapter 499 and its organizational documents to obtain such approvals. GLC’s board of directors agreed to recommend the approval and adoption of the merger agreement and approval of the merger to its members and not to withdraw, amend or modify or propose or resolve to withdraw, amend or modify in a manner adverse to GPRE this recommendation. Notwithstanding the GLC’s board of directors’ obligations described in this paragraph, in connection with a third party acquisition proposal deemed by the board of directors to be a superior proposal, the board of directors of GLC may withdraw, modify or change its recommendation in favor of the merger and recommend such superior proposal, provided, that:

•

the board of directors may not withdraw, modify or change its recommendation or recommend such superior proposal until it has given GPRE at least five business days’ notice of its intention to take such action, and after giving GPRE notice of the latest material terms, conditions of the superior proposal, and then taken into account any amendment or modification to merger agreement or the transactions contemplated thereby proposed by GPRE in writing, it being understood that any revised superior proposal shall require a separate notice period, and

•

if the board of directors of GLC gives notice pursuant to the foregoing within five business days of the date of the meeting of GLC’s members, GLC shall, subject to the requirements of applicable law, postpone the members’ meeting to a date and time to ensure that GPRE has five business days’ notice of any such proposed withdrawal, modification or change of recommendation prior to the members’ meeting.

Notwithstanding anything to the contrary contained in the merger agreement, GLC’s obligation to call, give notice of, convene and hold the members’ meeting will not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any acquisition proposal, or by any change in the recommendation by the board of directors (or any committee thereof) of the merger agreement and the merger or the recommendation by the board of directors (or any committee thereof) of an acquisition proposal or superior proposal.

Confidentiality

Unless required by law or regulation, each party will hold all non-public information in confidence and will each grant the other’s representatives reasonable access to its records and personnel.

Regulatory Filings; Antitrust Matters; Reasonable Efforts to Obtain Regulatory Approvals

Each of GPRE, GLC and Green Plains Grain Merger Sub, Inc. agreed to coordinate and cooperate with one another and use all reasonable efforts to comply with, and refrain from actions that would impede compliance with, applicable laws, regulations and any other requirements of any governmental entity. GPRE, GLC and Green Plains Grain Merger Sub, Inc. also agreed to make all filings and submissions required by any governmental entity in connection with the merger and the other transactions contemplated by the merger agreement.

Each of GPRE and GLC also agreed to cause all such documents that it is responsible for filing with any governmental entity to comply in all material respects with all applicable laws. GPRE, GLC and Green Plains Grain Merger Sub, Inc. each agreed to promptly supply the others with any information which may be required in order to effectuate any filings or application pursuant the above paragraph.

In addition, each of GPRE, GLC and Green Plains Grain Merger Sub, Inc. agreed to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the merger and the transactions contemplated by the merger agreement, including using all reasonable efforts to accomplish the following:

•	the taking of all reasonable acts necessary to cause the conditions precedent set forth in the merger agreement to be satisfied;

•

the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from governmental entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with governmental entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any governmental entity;

•	the obtaining of all necessary consents, approvals or waivers from third parties, including certain consents necessary to the completion of the merger; and

Director and Officer Indemnification and Insurance

GPRE has agreed that all rights to indemnification for acts or omissions occurring prior to the completion of the merger existing immediately prior to the merger in favor of the current or former directors or officers of GLC as provided in its articles of incorporation or bylaws shall survive the merger and shall continue in full force and effect in accordance with their terms for a period of six years following the completion of the merger.

Indemnification Obligations

GLC is obligated, for a period of three year from the effective time of the merger, to indemnify GPRE for certain breaches of its representations and warranties, confidentiality obligations, and other terms surviving the merger agreement up to $2 million, subject to a deductible of $250,000.  An escrow of the Regional Equity is to be established pursuant to the terms of an Escrow Agreement, as amended, which is attached as Appendix C, with the indemnification obligation being satisfied exclusively from this escrow arrangement. A committee comprised of the three current GLC officers will act as the representatives for GLC with respect to the administration of the Escrow Account. Bankers Trust N.A., Des Moines, Iowa, has been appointed the initial escrow agent thereunder.

GPRE and Green Plains Grain Merger Sub, Inc. are obligated to indemnify GLC up to $250,000 for certain breaches of the merger agreement of terms surviving the merger agreement.

Conditions to the Completion of the Merger

The respective obligations of GPRE and Green Plains Grain Merger Sub, Inc., on one hand, and GLC, on the other, to complete the merger and the transactions contemplated by the merger agreement, including the merger, are subject to the satisfaction before the completion of the merger of the following conditions:

•	the merger agreement has been approved and adopted, and the merger and other transactions contemplated by the merger agreement have been approved, by the requisite vote of the members of GLC;

•

no governmental entity of competent jurisdiction has enacted or issued any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which (i) is in effect and (ii) has the effect of making the merger illegal or otherwise prohibiting consummation of the merger;

•

the registration statement of which this proxy statement/prospectus is a part has been declared effective by the SEC, and no stop order suspending the effectiveness of the registration statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of this prospectus/proxy statement, shall have been initiated or threatened in writing by the SEC; and

•	any shares of GPRE’s common stock to be issued in connection with the merger shall have been authorized for listing on NASDAQ and AMEX, subject to official notice of issuance.

In addition, the obligation of GLC to consummate and effect the merger is subject to the satisfaction or waiver of each of the following conditions:

•

the representations and warranties of GPRE and Green Plains Grain Merger Sub, Inc. set forth in the merger agreement (i) that are qualified as to materiality are true and correct both when made and at and as of the effective time of the merger, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and (ii) that are not qualified as to materiality are true and correct both when made and at and as of the effective time, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) in all material respects;

•

GPRE and Green Plains Grain Merger Sub, Inc. have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the date the merger is to be completed; and

•	no material adverse effect, as defined in the merger agreement, on GPRE has occurred since August 15, 2007.

The obligations of GPRE and Green Plains Grain Merger Sub, Inc. to consummate and effect the Merger are subject to the satisfaction or waiver of each of the following conditions:

•

the representations and warranties of GLC set forth in the merger agreement (i) that are qualified as to materiality are true and correct both when made and at and as of the completion of the merger, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and (ii) that are not qualified as to materiality are true and correct both when made and at and as of the completion of the merger, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) in all material respects;

•

GLC has performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it at or prior to the date the merger is to be completed;

•	no material adverse effect, as defined below, on GLC has occurred since August 15, 2007;

•	certain material consents, permits and approvals of governmental entities and other private third parties have been obtained with no adverse conditions attached and no expense imposed on GLC;

•

there is not pending any action or proceeding by any governmental entity or any action or proceeding by any other person before any court or governmental entity seeking, and no court, arbitrator or governmental entity has issued any judgment, order, decree or injunction, and there is not any statute, rule or regulation that is likely, directly or indirectly:

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to make illegal, to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the merger or the other transactions contemplated by the merger agreement or to obtain any damages or other remedy in connection with the merger or the transactions contemplated by the merger agreement,

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to restrain or prohibit GPRE’s (including its affiliates’) ownership or operation of all or any portion of the business or assets of the company surviving the merger or GLC, or to compel GPRE or any of its affiliates to dispose of or hold separate all or any portion of the business or assets of the company surviving the merger or GLC; or

-	to impose or confirm limitations on the ability of GPRE or any of its affiliates to effectively control the business or operations of the company surviving the merger or GLC,

provided, however, that GPRE and GLC shall use their reasonable best efforts to have any such judgment, order, decree or injunction vacated;

•

GPRE has received the opinion of Beving, Swanson & Forrest, PC, addressed to GPRE and dated as of the date of completion of the merger, stating, among other things, that covers certain other matters as provided in the merger agreement;

Additional Conditions to the Obligations of GLC

The obligation of GLC to effect the combination shall be subject to the satisfaction at or prior to the closing date of each of the following conditions, any of which may be waived, in writing, exclusively by GLC:

•

The representations and warranties of GPRE set forth herein (i) that are qualified as to materiality shall be true and correct both when made and at and as of the Effective Time, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and (ii) that are not qualified as to materiality shall be true and correct both when made and at and as of the Effective Time, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) in all material respects.

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Agreement and Covenants. GPRE shall have performed or complied in all material respects with all agreements and covenants required by the merger agreement.

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Certificate.  GLC shall have received a certificate, dated as of the Effective Time, signed by an authorized senior executive officer of GPRE, to the effect that the conditions set forth in and (b) have been satisfied.

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Material Adverse Effect.  No material adverse effect on GPRE shall have occurred since the date of the merger agreement.

Termination of the Merger Agreement

The merger agreement may be terminated in accordance with its terms at any time prior to the completion of the merger, whether before or after the requisite approval of the members of GLC:

•	by mutual written consent duly authorized by the board of directors of GPRE and the board of directors of GLC;

•

by either GLC or GPRE if the merger shall not have been consummated by March 31, 2008, or the “end date,” except that this right to terminate the merger agreement shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to occur on or before such date and such action or failure to act constitutes a material breach of the merger agreement;

•

by either GLC or GPRE if a governmental entity shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, ruling or other action is final and nonappealable;

•

by either GLC or GPRE if the required approval of the members of GLC contemplated by the merger agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of GLC’s members duly convened therefor or at any adjournment thereof, except that such right to terminate the merger agreement shall not be available to GLC where the failure to obtain GLC member approval shall have been caused by the action or failure to act of GLC and such action or failure to act constitutes a material breach by GLC of the merger agreement;

•

by GLC, upon a breach of any representation, warranty, covenant or agreement on the part of GPRE set forth in the merger agreement, or if any representation or warranty of GPRE shall have become untrue, in either case such that the conditions to completion of the merger regarding GPRE’s representations and warranties or covenants would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue. However, if such inaccuracy in GPRE’s representations and warranties or breach by GPRE is curable by GPRE prior to the end date through the exercise of reasonable efforts, then GLC may not terminate the merger agreement for sixty (60) days following the receipt of written notice from GLC to GPRE of such breach, provided that GPRE continues to exercise all reasonable efforts to cure such breach through such sixty (60) day period. GLC may not terminate the merger agreement pursuant to the foregoing if it shall have materially breached the merger agreement or if such breach by GPRE is cured within such sixty (60) day period;

•

by GPRE, upon a breach of any representation, warranty, covenant or agreement on the part of GLC set forth in the merger agreement, or if any representation or warranty of GLC shall have become untrue, in either case such that the conditions to completion of the merger regarding GLC’s representations and warranties or covenants would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue. However, if such inaccuracy in GLC’s representations and warranties or breach by GLC is curable by GLC prior to the end date through the exercise of reasonable efforts, then GPRE may not terminate the merger agreement for sixty (60) days following the receipt of written notice from GPRE to GLC of such breach, provided that GLC continues to exercise all reasonable efforts to cure such breach through such sixty (60) day period. GPRE may not terminate the merger agreement pursuant to the foregoing if it shall have materially breached the merger agreement or if such breach by GLC is cured within such sixty (60) day period; or

•

by GPRE, at any time prior to the adoption and approval of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, by the required vote of the members of GLC, if any of the following occur: (i) GLC’s board of directors or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to GPRE its recommendation in favor of, the adoption and approval of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, (ii) GLC shall have failed to include in this proxy statement/prospectus the recommendation of its board of directors in favor of the adoption and approval of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, (iii) GLC’s board of directors fails to reaffirm (publicly, if so requested) its recommendation in favor of the adoption and approval of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, within five (5) calendar days after GPRE requests that such recommendation be reaffirmed, (iv) GLC’s board of directors or any committee thereof shall have approved or recommended any acquisition proposal or superior proposal or (v) a tender or exchange offer relating to the Shares shall have been commenced and GLC shall not have sent to its members, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that GLC’s board of directors recommends rejection of such tender or exchange offer.

Payment of Termination Fee

Under the terms of the merger agreement, GLC has agreed to pay to GPRE a termination fee of $1 million if GPRE terminates the merger agreement because of the occurrence of an event with respect to GLC as described in the last bullet in the section entitled “— Termination of the Merger Agreement” above. The termination fee shall be paid within two (2) business days after such termination

In addition, GLC must pay the termination fee of $1 million to GPRE within two business days after the consummation of an acquisition of GLC if all of the following conditions are met:

•	GLC’s members failed to approve the merger agreement;

•	There has been public disclosure of an acquisition proposal by a third party with respect to GLC; and

•	Either:

•	within six (6) months following the termination of the merger agreement an acquisition of GLC is consummated or

•

within six (6) months following termination of the merger agreement GLC enters into an agreement providing for an acquisition of GLC and an acquisition of GLC is consummated within twelve (12) months of the termination of the merger agreement.

Under the terms of the merger agreement, an acquisition of GLC, for purposes of these termination provisions, means any of the following transactions (other than the transactions contemplated by the merger agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving GLC pursuant to which the members of GLC immediately preceding such transaction hold less than fifty-one percent (51%) of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof, (ii) a sale or other disposition by GLC of assets representing in excess of fifty-one percent (51%) of the aggregate fair market value of GLC’s business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by GLC or such person or group), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty-one percent (51%) of the voting power of the then outstanding shares.

Extension, Waiver and Amendment of the Merger Agreement

GPRE and GLC may amend the merger agreement by execution of an instrument in writing signed on behalf of each of GPRE, GLC and Green Plains Grain Merger Sub, Inc.

Either GPRE or GLC may extend the other’s time for performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other’s representations and warranties, and waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

Fees and Expenses

The merger agreement provides that regardless of whether the combination is completed, except as set forth below in the section entitled “Payment of Termination Fees,” GPRE and GLC will each pay their own expenses incurred in connection with the combination, except that GPRE and GLC will share equally all fees and expenses, other than attorneys’ and accountants’ fees, incurred in relation to the printing and filing with the SEC of the registration statement of which this registration statement is a part, the registration statement and any amendments or supplements to either of them and the filing fees under any applicable antitrust law or regulation.

Amendment, Extension and Waiver

The merger agreement may be amended, at any time, by the parties, by action taken or authorized by their respective boards of directors, before or after adoption of the merger agreement by the members of GLC, provided that after any such adoption, no amendment can be made that requires further member approval without such approval having been obtained. The merger agreement may be not amended except by execution of an instrument in writing signed on behalf of each of GLC and GPRE.

At any time prior to the effective time either GLC or GPRE, by action taken or authorized by their respective board of directors, may, to the extent legally allowed:

•

extend the time for the performance of any of the obligations or other acts of the other parties hereto;

•

waive any inaccuracies in the representations and warranties made to such party contained in the merger agreement or in any document delivered pursuant thereto; and

•

waive compliance with any of the agreements or conditions for the benefit of such party contained in the merger agreement.

Any agreement to any extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under the merger agreement shall not constitute a waiver of such right.

MANAGEMENT OF THE COMBINED ORGANIZATION AFTER THE COMBINATION

The merger agreement does not include any provisions affecting the composition of the GPRE board of directors. As a result, upon completion of the combination, the current board of directors of GPRE will control the combined organization. Certain information regarding GPRE’s board of directors and executive officers as of December 21, 2007 is as follows:

Name	Age	Position	With the Company Since
Robert D. Vavra (1)	57	Chairman of the Board	2004
Wayne B. Hoovestol	49	Chief Executive Officer / Director	2006
Jerry L. Peters	49	Chief Financial Officer	2007
Dan E. Christensen	61	Exec. VP / Treasurer / Secretary / Director	2004
Brian D. Peterson	43	Exec. VP / Director	2005
Gordon F. Glade (3)(5)	36	Director	2007
David A. Hart (1)(2)(3)	54	Director	2004
R. Stephen Nicholson (1)(2)(3)	81	Director	2004
Gary R. Parker (2)(6)	58	Director	2007
Herschel C. Patton II (2)(3)(4)	62	Director	2004
Michael A. Warren (1)	45	Director	2006

_______________

(1)

Member of Audit Committee.

(2)

Member of Compensation Committee.

(3)

Member of Nominating Committee.

(4)   Mr. Patton resigned as a director effective December 1, 2007.

(5)   Mr. Glade was appointed as a director and became a member of the Nominating Committee on December 20, 2007.

(6)   Mr. Parker became a member of the Compensation Committee on December 20, 2007.

Business Experience of Directors and Executive Officers

The following is a brief description of the business experience and background of the above-named officers and directors of our Company.

ROBERT D. VAVRA was appointed to the position of Chairman of the Board in January 2007. He is also Chairman of our Audit Committee. Mr. Vavra has worked for Bank Iowa in various capacities since 1986, and has served as its President and as a director of the bank since 1996. Mr. Vavra has served on a number of community boards over the years, which include the Shenandoah Optimist Club, Shenandoah Memorial Hospital, Essex Commercial Club and Forest Park Manor Board of Directors. He currently serves as a member of the Banking Committee for the Shenandoah Chamber and Industry Association’s Board of Directors and the Greater Shenandoah Foundation.

WAYNE B. HOOVESTOL was appointed to the position of Chief Executive Officer in February 2007. He has served as a director since March 2006 and was appointed as Chief Operating Officer in January 2007. Mr. Hoovestol began operating Hoovestol Inc., a trucking company, in 1978 and he later formed an additional trucking company known as Major Transport. Mr. Hoovestol recently sold Major Transport so he could devote a substantial majority of his time to the leadership and strategic oversight of our operations. Mr. Hoovestol became involved with ethanol as an investor in 1995, and has served on the boards of two other ethanol companies. He continues to serve on the board of Tall Corn Ethanol in Coon Rapids, Iowa.

JERRY L. PETERS joined the Company as Chief Financial Officer in June 2007. Prior to joining GPRE, Mr. Peters served as Senior Vice President - Chief Accounting Officer for ONEOK Partners, L.P. (formerly Northern Border Partners L.P.), a publicly-traded partnership engaged in gathering, processing, storage, and transportation of natural gas and natural gas liquids from May 2006 to April 2007, as its Chief Financial Officer from July 1994 to May 2006, and in various senior management roles prior to that. Prior to joining ONEOK Partners in 1985, Mr. Peters was employed by KPMG LLP as a certified public accountant.

DAN E. CHRISTENSEN is a founder of the Company and has served as Executive Vice President in charge of construction since January 2007. He has held the positions of Treasurer, Secretary and director since our inception in June 2004, and also served as Chief Operating Officer prior to January 2007. Since 1981, Mr. Christensen has served as Chief Executive Officer of Commercial Mortgage and Investment, LLC, which provides mortgage banking services for real estate projects nationwide, including real estate development projects for his own account. Mr. Christensen spends approximately half of his available business time working for GPRE.

BRIAN D. PETERSON has served as Executive Vice President in charge of site development and as a director of the Company since 2005. For more than the past five years, Mr. Peterson has also been employed principally by his farming entities. The grain farming entity includes in excess of thirteen thousand acres in Iowa and Arkansas. Mr. Peterson also owns and operates a cattle feedlot with a capacity of thirteen thousand head in northwest Iowa. Additionally, Mr. Peterson is a board member of Natural Innovative Renewable Energy, LLC, which is a 60 million gallon biodiesel plant in the development stage and is involved in various other renewable fuels investments.

GORDON F. GLADE was appointed as a director on December 20, 2007. For more than the past five years, Mr. Glade has served as President and CEO of AXIS Capital, Inc., a commercial equipment leasing company. In addition, Mr. Glade is President of Central Bio-Energy LLC, an ethanol production company with three sites under development and a current investor in several other ethanol companies. Mr. Glade also serves as Vice President and a director of the Edgar Reynolds Foundation and as a director of the Brunswick State Bank.

DAVID A. HART has served as a director since 2004. For more than the past five years, Mr. Hart has operated Hart Farms near Stanton, Iowa. This diversified operation includes grain production, cattle feeding and backgrounding, cow/calf production, custom farming, grain hauling, custom spraying, and seed sales. Hart Farms plants and harvests approximately 3,000 acres of corn and soybeans, and also includes approximately 1,500 acres of hay and pasture. Mr. Hart has served on numerous church and community boards, and his memberships include the National Cattlemen’s Association, Corn and Soybean Associations, and the Farm Bureau.

R. STEPHEN NICHOLSON has served as a director since 2004. During the past five years, Mr. Nicholson has been retired and has served on various boards. During that time period, Mr. Nicholson also served as a member of the audit committee of Mercy Corps International (a large international relief and development organization) from July 2003 to 2004 and continues to serve them as an advisor. He also served as a member of the board of directors, including service as board president, of the Northwest Autism Foundation from March 1998 to 2004. Mr. Nicholson has also provided service to numerous domestic and international educational institutions throughout the years.

GARY R. PARKER has served as a director since November 2007. Mr. Parker is the President, CEO and owner of GP&W Inc., d/b/a Center Oil Company, of St. Louis, Missouri. Mr. Parker founded Center Oil in 1986 to market gasoline and other petroleum products. Prior to founding Center Oil, Mr. Parker worked for five years with Koch Industries in Wichita, Kansas. In addition, he served 10 years as Executive Vice President of Apex Oil in St. Louis, Missouri. During his tenure with Apex, Mr. Parker directed all light oil operations for Apex and its subsidiary, Clark Oil & Refining Corporation. Mr. Parker is also the founder of Center Ethanol Company LLC, which is constructing a 54 million gallon ethanol plant with rail and barge access on the Mississippi River, located in Sauget, Illinois. Mr. Parker also serves on the board of Reliance Bancshares Inc., a public company that trades over-the-counter.

HERSCHEL C. PATTON II has served as a director since November 2004. Mr. Patton was a senior captain and pilot for both Western and Delta Airlines beginning in 1972 until his retirement in June 2004. During his tenure as a captain for Delta, Mr. Patton was involved in the ownership and development of various successful commercial and residential real estate ventures, including the acquisition and sale of the Jeremy Ranch Golf and Country Club and the Cottonwood Creek Retail Center. Mr. Patton remains active in real estate and various other investments. However, Mr. Patton resigned his position as a director as of December 1, 2007 and will not serve as a director of the combined organization ..

MICHAEL A. WARREN has served as a director since January 2007. Dr. Warren has served as National Manager of the Latin American Research Group in Toyota Motor North America (“TMA”) since 2001. He has been with TMA since 1998. Dr. Warren has been deeply involved in hemisphere renewable fuels research over the last three years, and manages a renewable fuels research group. He made a key presentation and lobbied Toyota engineers to produce a flex fuel version of the Corolla, which was launched earlier this year, and also teamed up with US Toyota affiliates related to production of the first US flex fuel engine. In 2007, he was a participating member of the Demand Task Group of the National Petroleum Council’s Oil & Natural Gas Study.

Our executive officers are elected by the Board and serve at the discretion of the Board.

The Company has adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and other senior financial officers. Our Code of Ethics is posted on our website, which is located at www.gpreinc.com.

Board Committees

We have established an Audit Committee, a Compensation Committee and a Nominating Committee.

The Audit Committee

The function of the Audit Committee as detailed in the Audit Committee Charter is to provide assistance to the Board in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reporting of the Company.  In so doing, it is the responsibility of the Audit Committee to facilitate communication between the directors, the independent auditors and Company management. Our Audit Committee Charter is posted on the Company’s Web site, which is located at www.gpreinc.com. The Company believes that the members of the Audit Committee are independent as defined by Rule 4200(a) of NASD’S listing standards.  The members of the Audit Committee are Messrs. David A. Hart, R. Stephen Nicholson, Robert D. Vavra, and Dr. Michael A. Warren, who was recently appointed to serve on the Audit Committee. Mr. Vavra serves as our Chairman and financial expert on that committee. The Audit Committee provided the following report to shareholders in our last Proxy Statement:

Report of the Audit Committee of the Board of Directors

The Company's Board has adopted a written charter for the Audit Committee, which is posted on the Company’s Web site located at www.gpreinc.com. The Audit Committee hereby reports as follows:

1.  The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

2.  The Audit Committee has discussed with L.L. Bradford & Company, LLC, the Company's independent accountants, the matters required to be discussed by SAS 61 (Communication with Audit Committees), as may be modified or supplemented.

3.  The Audit Committee has received the written disclosures and the letter from L.L. Bradford & Company, LLC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with L.L. Bradford & Company, LLC their independence.

4.  Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2006, for filing with the Securities and Exchange Commission.

David A. Hart

R. Stephen Nicholson

Robert D. Vavra

Michael A. Warren

The Compensation Committee

The Compensation Committee was organized in November 2005. The Compensation Committee establishes a general compensation policy for the Company and, except as prohibited by applicable law, may take any and all actions that the Board could take relating to the compensation of employees, directors and other parties. The Compensation Committee may not delegate its authority. The Compensation Committee engaged the consulting firm of Towers Perrin to advise it with respect to compensation matters related to fiscal year 2006. Such consultants may be retained by the Compensation Committee directly or by the Board. Our Compensation Committee Charter is posted on the Company’s Web site, which is located at www.gpreinc.com.The members of the Compensation Committee are Messrs. David A. Hart, R. Stephen Nicholson, and Gary R. Parker ..  Mr. Hart is Chairman of our Compensation Committee. The Compensation Committee provided the following report to shareholders in our last Proxy Statement:

Compensation Committee Report

Committee’s Responsibilities

The Compensation Committee (the “Committee”) is presently comprised of three independent members of the Company’s Board. The Committee’s responsibilities include administering and establishing the Company’s general compensation policy and, except as prohibited by applicable law, taking any and all action that the Board could take relating to the compensation of employees, directors and other parties. The Committee sets the overall compensation principles for the Company, subject to annual review.  In consultation with the Chief Executive Officer, it evaluates the performance of and makes compensation recommendations for senior management and key employees.

Executive Compensation Philosophy

Green Plains Renewable Energy, Inc. attempts to design executive and employee compensation to achieve two principal objectives. First, the program is intended to be fully competitive so the Company may attract, motivate and retain talented executives and certain key employees experienced in the ethanol business. Second, the program is intended to create an alignment of interests between the Company’s executives, key employees, and shareholders such that a significant portion of each executive’s or key employee’s compensation varies with business performance, and has designed goals for executive officers and key employees as follows:

•

To attract and retain quality talent

•

To use incentive compensation to reinforce strategic performance objectives

•

To align the interest of the executives with the interests of the shareholders, such that risks and rewards of strategic decisions are shared

•

All compensation is tax deductible for the Company, except for the compensation that qualifies for incentive stock option tax treatment.

Executive and key employee compensation consists of three components:  base compensation, performance/bonus award, and long-term incentive compensation, each explained more fully below.

Base Compensation

Salary ranges and increases for executives, including the CEO and other key employees, are established annually based on competitive data. Within those ranges, individual salaries vary based upon the individual’s work experience, performance, level of responsibility, impact on the business, tenure and potential for advancement within the organization. Annual salaries for newly-hired executives or certain key employees are determined at the time of hire taking into account the above factors other than tenure.

The Committee makes salary decisions in coordination with the Chief Executive Officer. The executive officers did not receive salary increases for fiscal 2006 from fiscal 2005 base pay rates, because none of our executives received any salaries during the fiscal year 2005. In 2006, Mr. Barry A. Ellsworth, our former CEO, commenced receiving a salary of $120,000, and on October 1, 2006, that salary was increased from $120,000 per year, to $200,000, after considering recommendations made by our compensation consulting firm and industry standard. It is anticipated that once, and if, an incentive plan is approved by the shareholders of the Company, that some combination of bonuses, stock and stock options will be awarded to our current CEO, Mr. Wayne B. Hoovestol, as well as our other executives and key employees.

Performance/Bonus Award

We are presenting an Equity Incentive Plan (the “Plan”) for the Company at our most recent shareholders meeting to be held in April of 2007. At that time, the Company will present to its shareholders an equity incentive plan developed to reward executives and our other employees, based on meeting or exceeding certain internal objectives that are currently being created by the executive team, the Committee and the Board. The Committee is also receiving input from a compensation consulting firm in connection with structuring these arrangements. The objectives during this period of construction in which we are presently in are being based on meeting certain milestones during this phase of development. Once our plants become operational, we anticipate that objectives will be based on the Company’s revenues, gross margin, profitability, and certain discretionary amounts that will be based on the overall performance of certain individuals. Objectives may also be established for each fiscal quarter, together with an annual objective. If quarterly objectives are established and met, bonuses may be paid for that quarter. If quarterly objectives are established and not met, it is anticipated that no related bonuses will be paid. However, due to the volatility of the underlying prices of the various commodities that are components in the ethanol business, including the prices of corn, natural gas, and ethanol, over which we have no control, such quarterly and annual bonuses may also be based on such things as overall plant performance and/or other forms of milestones met or individual performances. We do not anticipate that executives and/or other key employees will be allowed to make up a missed quarterly bonus based on subsequent performance.

Long-Term Incentive Compensation

Due to the intense competition that currently exists in the ethanol business, and which is anticipated to continue to exist in the foreseeable future, it is difficult to hire and maintain competent, experienced personnel. To help attract and retain qualified personnel, the Company anticipates using the Plan to grant restricted shares and/or options to purchase up to 1,000,000 shares of the Company’s common stock over a number of years.

The grant of shares and/or options to executives and certain key employees encourages equity ownership and closely aligns management’s interests with the interests of shareholders. Additionally, because shares and/or options will be subject to forfeiture in certain cases if the employee leaves the Company, such shares and/or options are anticipated to provide an incentive to remain with the Company long-term.

At least annually, the Committee will review the advisability of granting shares and/or options to members of management having strategic impact on product, staffing, technology, pricing, and investment or policy matters. The aggregate number of shares and/or options granted to management will be based on the value of each individual’s actual and potential contributions to the Company as well as competitive norms.

Restricted shares and/or options to purchase shares are anticipated to be granted under the proposed Plan. The Committee, in consultation with the Chief Executive Officer and/or a compensation consulting firm, will determine the number of shares and/or options granted to each executive and key employee. Factors affecting the number of shares/options granted to an executive include his or her position, individual performance, and contribution to the Company’s overall performance.

No options were granted to executive officers during fiscal 2006.

Based on assessments by the Board and the Committee, the Committee believes that the Company’s compensation program for our CEO, CFO, Executive Vice Presidents, and other key employees will need to include the following characteristics to assist in aligning executive interests with long-term shareholder interests:

•

Emphasizes “at risk” pay such as bonuses, options and long-term incentives.

•

Emphasizes long-term compensation such as options and/or restricted stock.

•

Rewards financial results and promotion of Company objectives rather than individual performance against individual objectives.

Employment and Severance Agreements

The Company has not entered into Employment Agreements with any of its executives except Brian L. Larson, the Chief Financial Officer of the Company. All officers of the Company are employed at-will and can be terminated without cause. All employees of the Company have signed Confidentiality Agreements to keep certain information confidential.

The preceding Compensation Committee Report will be incorporated in the Company’s Fiscal Year 2006 Annual Report and incorporated thereafter by reference in the Company’s subsequent filings that may be made pursuant to the U.S. Securities laws.

Respectfully submitted by the Members of the Committee,

David A. Hart

R. Stephen Nicholson

Herschel C. Patton

The following is an update of pertinent events subsequent to issuance of the above report:

Our shareholders approved the Equity Incentive Plan at our April 2007 shareholders meeting. Pursuant to the Plan, 30,000 restricted stock awards and options to purchase 385,000 shares were granted to directors and executive officers during the period from December 1, 2006 through November 30, 2007. Brian L. Larson, our former CFO, terminated his employment in June 2007, and Jerry L. Peters was hired as our CFO. The Company has not entered into Employment Agreements with any of its executives except Mr. Peters. Mr. Patton resigned as a director effective December 1, 2007, and Gary R. Parker was appointed as a member of the Compensation Committee on December 20, 2007.

The Nominating Committee

The Nominating Committee was organized in November 2005. The Nominating Committee’s Charter and Policies are available on the Company’s website, which is located at www.gpreinc.com. The Company believes that the members of the Nominating Committee are independent as defined by Rule 4200(a) of NASD’S listing standards.  The members of the Nominating Committee are Messrs. David A. Hart, R. Stephen Nicholson, and Gordon F. Glade .. Mr. Hart is Chairman of our Nominating Committee.

The function of the Nominating Committee, as detailed in the Nominating Committee’s Charter, is to recommend to the Board the slate of director nominees for election to the Board and to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings. It is the policy of the Nominating Committee to consider candidates recommended by security holders, directors, officers and other sources, including, but not limited to, third-party search firms. Security holders of the Company may submit recommendations for candidates for the Board. All recommendations shall be submitted in writing to David A. Hart at: 105 N. 31st Avenue, Suite 103, Omaha, Nebraska  68131. Such submissions should include the name, contact information, a brief description of the candidate’s business experience, and such other information as the person submitting the recommendation believes is relevant to the evaluation of the candidate. Mr. Hart will then review all such recommendations with the Nominating Committee for consideration. For candidates to be considered for election at the next annual meeting of shareholders, the recommendation must be received by the Company no later than 120 calendar days prior to the date that the Company’s proxy statement is released to security holders in connection with such meeting.

The Nominating Committee has established certain broad qualifications in order to consider a proposed candidate for election to the Board. The Nominating Committee has a strong preference for candidates with prior board of director experience with public companies. The Nominating Committee will also consider such other factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors include judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

The Nominating Committee will evaluate whether an incumbent director should be nominated for re-election to the Board or any committee of the Board upon expiration of such director's term using the same factors as described above for other Board candidates and the committee will also take into account the incumbent director's performance as a Board member. Failure of any incumbent director to attend at least seventy-five percent (75%) of the Board meetings held in any calendar year will be viewed negatively by the Nominating Committee in evaluating the performance of such director.

Board Meetings, Directors’ Attendance, Independence, and Security Holder Communications

The Board held eighteen meetings during the fiscal year ending on November 30, 2006. No incumbent director attended fewer than 75 % of the Board meetings held nor fewer than 75 % of the committee meetings held by committees on which an incumbent director served this period. The Company’s policy is to encourage, but not require, Board members to attend annual shareholder meetings.

The Company believes that the following persons, who were serving as directors of the Company as of December 21, 2007, are independent as defined by Rule 4200(a) of NASD listing standards: Messrs. Gordon F. Glade, David A. Hart, R. Stephen Nicholson, Robert D. Vavra, Gary R. Parker and Michael A. Warren.

Security holders who would like to send communications to the Board may do so by submitting such communications to David A. Hart at: Address: 105 N. 31st Avenue, Suite 103, Omaha, Nebraska  68131; Phone: 402.884.8700; Email: d.hart@gpreinc.com. The Board suggests, but does not require, that such submissions include the name and contact information of the security holder making the submission and a description of the matter that is the subject of the communication. Mr. Hart will then review such information with the Board as deemed appropriate.

Shares Available for Future Sale

As of December 21, 2007, there were 7,240,565 shares of our common stock issued and outstanding. Affiliates of the Company owned 1,822,927 shares and derivative securities to purchase 453,293 shares. The shares held by non-affiliates of the Company are freely tradable if a market for the securities exists, and the shares held by affiliates could be sold subject to the volume limitations of Rule 144, described below. Sales of shares of stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

We also have outstanding warrants that are exercisable for 793,221 shares of common stock at an exercise price of $30 per share that will expire on December 31, 2007. We also have outstanding warrants that are exercisable for 320,014 shares of common stock at an exercise price of $60 per share, and options that are exercisable for 448,000 shares of common stock at a weighted average exercise price of $26.68 per share. The warrants were sold in our initial public offering and in our second public offering and the common stock issuable upon exercise of the warrants may be sold by non-affiliates without restriction. The options were issued under our 2007 Equity Incentive Plan.

Rule 144 governs resale of “restricted securities” for the account of any person, other than an issuer, and restricted and unrestricted securities for the account of an “affiliate” of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer. Affiliates of a Company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered re-sales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the issuer or an affiliate of the issuer. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the Company ("Applicable Requirements"). Re-sales by the issuer’s affiliates of restricted and unrestricted securities are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

Performance Graph

The following performance graph compares the performance of the Company’s Common Stock (GPRE) to the NASDAQ Composite Index (IXIC) and to the NASDAQ Clean Edge U. S. Index (CLEN). The graph assumes that the value of the investment in the Company’s Common Stock and each index was $100 at November 30, 2005, the approximate date upon which the Company closed its first public offering, and that all dividends were reinvested.

Cumulative Total Stockholder Return

November 30, 2005 through November 30, 2006

* Assumes $100 invested in Green Plains Renewable Energy, Inc. (GPRE) at the initial public offering price of $10 per share (GPRE began trading on March 15, 2006), NASDAQ Composite Index (IXIC) and NASDAQ Clean Edge U.S. Index (CLEN), which began trading on May 18, 2006. Prior to March 15, 2006, there was no trading market for the Company’s securities.

The information contained in the Performance Graph will not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into any such filing.

Securities Authorized for Issuance under Equity Compensation Plans

We currently have one equity compensation plan, our 2007 Equity Incentive Plan, which provides for the grant of stock options, stock appreciation rights, stock and other benefits to employees, directors and consultants. As of December 21, 2007, there were 448,000 options outstanding under the 2007 plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Fagen, Inc.

Ron Fagen of Fagen, Inc. purchased 100,000 shares in our public offering through Hawkeye Companies, LLC. We entered into a lump-sum design build contract and a construction agreement with Fagen, Inc. effective January 13, 2006. Under the construction agreement, Fagen, Inc. provided all work, material, equipment, tools and labor in connection with the engineering, design, procurement, construction startup, performances tests, and training for the operation and maintenance of the Shenandoah plant. Amounts paid or owed to Fagen, Inc. as consideration for services performed totaled approximately $55.9 million.

Agra Industries, Inc.

Agra Industries, Inc. purchased 33,334 shares in our second public offering. In August 2006, our wholly-owned subsidiary, Superior Ethanol, L.L.C., entered into a construction agreement with Agra Industries, Inc. under which Agra Industries will provide all work, material, equipment, tools and labor in connection with the engineering, design, procurement, construction startup, performances tests, training for the operation and maintenance of the Superior plant. As consideration for the services to be performed, Agra Industries will be paid approximately $79.6 million, subject to adjustments

Superior Ethanol, L.L.C.

On February 22, 2006, we acquired all of the outstanding ownership interest in Superior Ethanol, which had options to acquire approximately 135 acres of property in Dickinson County, Iowa and had completed a feasibility study relating to the construction of an ethanol plant on this site. The site is zoned as “heavy industrial” and has been awarded a property tax abatement from Dickinson County, Iowa. Superior Ethanol had $210,291 in cash at closing. In consideration for the acquisition of Superior Ethanol as a wholly-owned subsidiary of the Company, we issued 100,000 shares of our restricted common stock to Brian Peterson, a director of the Company. Prior to the acquisition, substantially all of Superior Ethanol was owned by Mr. Peterson.

On May 5, 2006, we acquired approximately 68 acres in Dickinson County Iowa from Mr. Peterson, who had purchased this land (held by option for Superior Ethanol) for the benefit of Superior Ethanol and then transferred the land to Green Plains Renewable Energy, Inc. for stock.  We issued 10,900 shares at the then-current market value based on the market price of $43.90 for a total consideration of $478,510.

Great Lakes Cooperative

GLC and GPRE have entered into various fixed-priced corn purchase and sale contracts subsequent to the execution of the Agreement and Plan of Merger. Under the contracts, GPRE has agreed to purchase 7.15 million bushels of corn from GLC from February 2008 through September 2008. These are fixed-price contracts that have an aggregate value of approximately $26 million.

GPRE PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of December 21, 2007, for: (i) each person or entity who is known by us to beneficially own more than five percent of our common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all directors and executive officers as a group. On December 21, 2007, the Company had 7,240,565 shares of common stock outstanding. Each share is entitled to one vote.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percentage of Total	Position

Wayne B. Hoovestol (3)	1,046,725	14.1%	Chief Executive Officer and Director
Gary Parker (4)	524,000	7.2%	Director
Brian D. Peterson (5)	263,100	3.6%	Exec. V.P. and Director
Gordon F. Glade (6)	212,880	2.9%	Director
R. Stephen Nicholson (7)	113,500	1.6%	Director
Dan E. Christensen (8)	101,647	1.4%	Exec. V.P., Treasurer, Secretary and Director
David A. Hart (9)	47,210	*	Director
Robert D. Vavra (10)	46,500	*	Chairman of the Board
Michael A. Warren (11)	27,000	*	Director
Jerry L. Peters (12)	17,000	*	Chief Financial Officer
Executive Officers and Directors as a Group (10 persons)	2,399,562	31.3%

*    Less than 1%

______________

(1)

Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the Company.

(2)

Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.

(3)

Includes 846,292 shares, exercisable options for 50,000 equivalent shares, and exercisable warrants for 112,933 equivalent shares owned directly by Mr. Hoovestol. Also includes 30,000 shares and exercisable warrants for 7,500 equivalent shares owned by Mr. Hoovestol’s wife.

(4)  Includes 30,000 shares owned directly by Mr. Parker and 494,000 shares owned by an entity of which Mr. Parker has 100% ownership.

(5)  Includes 178,100 shares, exercisable options for 50,000 equivalent shares, and exercisable warrants for 16,250 equivalent shares. Also includes 15,000 shares and warrants exercisable for 3,750 equivalent shares that Mr. Peterson owns jointly with a child.

(6)  Includes 3,000 shares owned directly by Mr. Glade, and 209,880 shares owned by an entity of which Mr. Glade is President and has approximately 13% ownership.

(7)  Includes 77,000 shares, exercisable options for 25,000 equivalent shares, and exercisable warrants for 11,500 equivalent shares.

(8)  Includes 51,647 shares and exercisable options for 50,000 equivalent shares.

(9)  Includes 19,800 shares, exercisable options for 25,000 equivalent shares, and exercisable warrants for 2,410 equivalent shares.

(10) Includes 18,800 shares, exercisable options for 25,000 equivalent shares, and exercisable warrants for 2,700 equivalent shares.

(11) Includes 2,000 shares and exercisable options for 25,000 equivalent shares.

(12) Includes 2,000 shares and exercisable options for 15,000 equivalent shares.

Changes in Control

The Company is not aware of any arrangements which may result in a change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

Based solely on our review of forms furnished to us and representations from reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% shareholders were complied with during our fiscal year ending November 30, 2006.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table provides certain information regarding compensation paid by us to the named executive officers.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (2)	Restricted Stock Awards ($)	Stock Options/ SAR (#)	LTIP Payouts ($)	All Other Compensation ($) (1)

Barry A. Ellsworth President, CEO & Director (3)	2004	--	--	--	--	--	--	$37,500
	2005	--	--	--	--	--	--	--
	2006	$123,333	--	$28,614	--	--	--	--

(1)

Represents the value of restricted stock that was issued in consideration for services rendered. The shares for services were issued at $0.25 per share based upon the issuance of the stock to the founders.

(2)

This is comprised of $24,000 in fees paid as compensation for service as a director, $3,947 as reimbursement for insurance benefits (prior to our establishment of a benefits program), and $667 in matching contributions from participation in our retirement program.

(3)

In February 2007, Mr. Ellsworth resigned his positions as President and CEO and was appointed to the position of Executive Vice President. At that time, Wayne B. Hoovestol was appointed as our CEO. Mr. Ellsworth subsequently resigned his positions as an officer and director in July 2007.

Employment Arrangements

On January 1, 2006, we started paying Barry A. Ellsworth, President and CEO, an annual salary of $120,000. Additionally, we had agreed to reimburse Mr. Ellsworth for his health insurance premiums prior to a health insurance package being purchased by us. His salary was increased to $200,000 per year on October 1, 2006. During the fiscal year ended November 30, 2006, Mr. Ellsworth received $123,333 in salary, $24,000 for Board service, $3,947 for reimbursement of insurance benefits (prior to our establishment of a benefits program on October 1, 2006), and  matching contributions of $667 from participation in our retirement program. On February 27, 2007, Mr. Ellsworth resigned his positions as President and CEO and was named as Executive Vice President of Compliance and Development. On July 30, 2007, Mr. Ellsworth resigned his positions as a director and employee.

On January 18, 2007, Wayne B. Hoovestol was named as our COO. On February 27, 2007, upon Mr. Ellsworth’s resignation as President and CEO, Mr. Hoovestol was appointed to the position of CEO. We are paying Mr. Hoovestol an annual salary of $200,000 per year for his service as CEO. Half of his salary is being paid in cash and half in stock. We have not entered into a written employment agreement with Mr. Hoovestol.

On January 18, 2007, Dan E. Christensen resigned as our COO and was appointed to the position of Executive Vice President in Charge of Construction, with oversight of our construction activities in Iowa. We are paying Mr. Christensen an annual salary of $125,000 per year for said services. Half of his salary is being paid in cash and half in stock. We have not entered into a written employment agreement with Mr. Christensen.

On April 10, 2007, Brian L. Larson gave written notice of his resignation as CFO and employee of the Company effective June 8, 2007.

Effective June 8, 2007, we entered into an employment agreement with Jerry L. Peters to serve as our CFO. The terms of the employment agreement provide that Mr. Peters will receive (i) a minimum annual salary of $190,000, which will be increased to $220,000 when our ethanol plant in Superior, Iowa becomes fully operational, (ii) stock options exercisable for 60,000 shares of common stock that vest in four equal annual installments beginning on June 8, 2007, (iii) 12,000 shares of stock that vest in six equal annual installments beginning on June 8, 2007, (iv) bonus compensation in an amount up to thirty to fifty percent of annual salary, based on objectives to be determined by us, and (v) other benefits that are generally available to our employees. The employment agreement is for a five-year term, but is subject to early termination upon the occurrence of specified events.

The Board at its discretion may increase or decrease said compensation in the future. We have a Simple IRA Plan for our employees and we presently match up to 2% of an employee’s contributions to the program. This Simple IRA Plan is being terminated as of January 1, 2008, and is being replaced with an alternative retirement savings plan. We also reimburse our officers and directors for out-of-pocket expenses incurred in connection with their service to us.

Director Compensation

Compensation totaling $255,495 was paid to our directors for service on the Board from inception through November 30, 2006. The Company, upon the recommendation of the Compensation Committee, agreed on November 16, 2006 to compensate its current directors in nominal amounts for attendance at Board meetings and committee meetings, committee chairman and secretary duties and for time spent working for and on our behalf. Each director is to be paid $2,000 per month for serving on the Board including committees. Board committee chairman receive $2,500 annually, with the exception of the audit chairman receiving $5,000 and the committee secretary receiving $1,250 annually for these positions. If a Board member spends an entire day working for and on behalf of the Company, said board member will be eligible to receive $600 for that day’s work, and $300 for a half a day’s work. The following table is a summary of payments to directors recorded in fiscal year ending November 30, 2006:

Director	Board / Committee Meeting Fees	Committee Chairman / Secretary Fees	Additional Services	Total
Barry A. Ellsworth	$24,000	$-	$-	$24,000
Brian D. Peterson	24,000	-	600	24,600
Robert D. Vavra	24,000	6,250	600	30,850
Dan E. Christensen	24,000	-	34,950	58,950
David A. Hart	24,000	2,500	3,300	29,800
Herschel C. Patton	24,000	2,500	2,545	29,045
R. Stephen Nicholson	24,000	5,000	-	29,000
Wayne B. Hoovestol	24,000	-	600	24,600
Michael A. Warren	-	-	-	-
Prior directors	4,650	-	-	4,650
Total	$196,650	$16,250	$42,595	$255,495

Indemnity Agreements

We have entered into Indemnity Agreements with each of our officers and directors.

Indemnification for Securities Act Liabilities

Iowa law authorizes, and our Bylaws and Indemnity Agreements provide for, indemnification of our directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances. Indemnification for liabilities arising under the Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing or otherwise. However, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Exchange Act of 1934 and is, therefore, unenforceable.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve on our Compensation Committee or in a like capacity in any other entity.

GPRE BUSINESS

We were formed in June 2004 to construct and operate dry mill, fuel grade ethanol production facilities. Ethanol is a renewable, environmentally clean fuel source that is produced at numerous facilities in the United States, mostly in the Midwest. In the U.S., ethanol is produced primarily from corn and then blended with unleaded gasoline in varying percentages. The ethanol industry in the U.S. has grown significantly over the last few years as its use reduces harmful auto emissions, enhances octane ratings of the gasoline with which it is blended, offers consumers a cost-effective choice, and decreases the amount of crude oil the U.S. needs to import from foreign sources. Ethanol is most commonly retailed as E10, the 10 percent blend of ethanol for use in all American automobiles. Increasingly, ethanol is also available as E85, a higher percentage ethanol blend for use in flexible fuel vehicles. We expect that the market for ethanol will continue to expand due to new federal mandates for its increased usage and the desire to reduce imports of foreign crude oil.

To execute our business plan, in the late summer of 2004, we raised approximately $673,300 in seed capital prior to commencing our initial public offering. We then raised net proceeds of approximately $34.2 million in our initial public offering of equity, which closed in November 2005. Those funds were raised with the intention of building our first ethanol production facility located in Shenandoah, Iowa. In early 2006, we entered into loan arrangements whereby Farm Credit Services of America, FLCA and other participating lenders agreed to lend us up to $47.0 million for construction costs and working capital to build and operate the Shenandoah plant. Operations commenced and we produced initial amounts of ethanol and distillers grains at the Shenandoah plant in late August 2007, which moved us from a development stage company to an operating entity.

We raised net proceeds of approximately $46.8 million in a second public offering of equity, which closed in July 2006 for the construction of our second ethanol plant. Construction began in August 2006 on a second plant in Superior, Iowa, which is currently expected to be completed in early 2008. In October 2006, we received a commitment from CoBank and Farm Credit Services to lend us up to $51.6 million to complete the Superior plant.

We completed a private placement of 1.2 million shares of our unregistered, non-brokered common stock in November 2007, resulting in net proceeds of approximately $9.7 million. We expect to use proceeds from this offering for working capital and other general corporate purposes.

Both of the above-mentioned ethanol production facilities are name-plate 50 million gallon per year (“mmgy”) plants. Name-plate means the plant is designed by the design builders and the process technology providers to produce at least the stated quantity of ethanol per year once it becomes operational. The Shenandoah plant was built by Fagen, Inc. (“Fagen”) and ICM was used as the process technology provider. Agra Industries is building the Superior plant and we are using Delta T as the technology provider for this plant. At name-plate capacity each plant is expected to, on an annual basis, consume approximately 18 million bushels of corn and produce approximately 50 million gallons of fuel-grade, undenatured ethanol, and approximately 160,000 tons of animal feed known as distillers grains. We have contracted with Renewable Products Marketing Group, LLC, (“RPMG”), an independent broker, to sell the ethanol and with CHS Inc., a Minnesota cooperative corporation to sell the distillers grains produced at the plants. Our third party marketing agents will coordinate all sales, marketing, and shipping of our products. The plants will each produce approximately 148,000 tons of carbon dioxide. We intend to scrub and vent the carbon dioxide produced at the plants because we do not believe it would be profitable to install capturing facilities.

Primary Product—Ethanol

Ethanol is a chemical produced by the fermentation of sugars found in grains and other biomass. Ethanol can be produced from a number of different types of grains, such as corn, wheat and sorghum, as well as from agricultural waste products such as rice hulls, cheese whey, potato waste, brewery and beverage wastes and forestry and paper wastes. However, according to the Renewable Fuels Association, approximately 90% of ethanol in the United States today is produced from corn, because corn contains larger quantities of carbohydrates than other grains. Such carbohydrates convert into glucose more easily than most other kinds of biomass.

Description of Dry Mill Ethanol Production Process

Our plants in Iowa produce or will produce ethanol by processing corn. The corn is received by truck or rail, which is then weighed and unloaded in a receiving building. It is then transported to a scalper to remove rocks and debris before it is conveyed to storage bins. Thereafter, the corn is transported to a hammer mill where it is ground into a mash and conveyed into a slurry tank for enzymatic processing. We add water, heat and enzymes to break the ground grain into a fine slurry. The slurry is heated for sterilization and pumped to a liquefaction tank where additional enzymes are added. Next, the grain slurry is pumped into fermenters, where yeast is added, to begin a batch fermentation process. A distillation system divides the alcohol from the grain mash. Alcohol is then transported through a rectifier column, a side stripper and a molecular sieve system where it is dehydrated. The 200 proof alcohol is then pumped to farm shift tanks and blended with two to five percent denaturant (usually gasoline) as it is pumped into storage tanks.

Corn mash from the distillation stripper is pumped into one of several decanter type centrifuges for dewatering. The water (“thin stillage”) is pumped from the centrifuges and then to an evaporator where it is dried into a thick syrup. The solids that exit the centrifuge or evaporators (“the wet cake”) will be conveyed to the DDGS dryer system. Syrup is then added to the “the wet cake” as it enters the dryer, where moisture is removed. The process will produce distillers grains, which are processed corn mash that can be used as animal feed. The following flow chart illustrates the dry mill ethanol production process:

CORN
CORN STORAGE
MILLING
First, corn kernels are ground into meal.
MASHING
At the mashing stage, a combination of heat and enzymes converts the starch in the corn into fermentable sugars.
FERMENTING
CO_2
The mash is cooled and mixed with yeast in giant fermenters, creating fermented mash.
DISTILLATION DEHYDRATION
The fermented mash is separated into alcohol and stillage. The alcohol is distilled and dehydrated to 200-proof, fuel-grade ethanol.
CENTRIFUGES
The remaining stillage is sent through a centrifuge.
EVAPORATORS
DRYERS
Then through the evaporater and dryer.
DRIED DISTILLERS GRAINS (DOGS)
Forming Dried Distillers Grains (DDGS) – a nutrient-rich addition to livestock feed.
MOLECULAR SIEVE
ETHANOL

Thermal Oxidizer

Ethanol plants such as ours may produce odors in the production of ethanol and its primary by-product, distillers grains that some people find to be unpleasant. We employ thermal oxidizer emissions systems to reduce any unpleasant odors caused by the ethanol and distillers grains manufacturing process.

By-Products

The principal by-product of the ethanol production process is distillers grains, a high protein, high-energy animal feed supplement primarily marketed to the dairy and beef industry. Distillers grains contain by-pass protein that is comparable to other protein supplements such as cottonseed meal and soybean meal. By-pass proteins are more digestible to the animal, thus generating greater lactation in milk cows and greater weight gain in beef cattle. Dry mill ethanol processing potentially creates three forms of distillers grains: Distillers Wet Grains with Solubles (“DWGS”), Distillers Modified Wet Grains with Solubles (“DMWG”) and Distillers Dried Grains with Solubles (“DDGS”). DWGS is processed corn mash that contains approximately 65% to 70% moisture. DWGS has a shelf life of approximately three days and can be sold only to feeders within the immediate vicinity of an ethanol plant. DMWG is DWGS that has been dried to approximately 50% to 55% moisture. DMWG have a slightly longer shelf life of approximately three weeks and are often sold to nearby markets. DDGS is DWGS that has been dried to approximately 10% to 12% moisture. DDGS has an almost indefinite shelf life and may be sold and shipped to any market regardless of its vicinity to an ethanol plant. We market DDGS and DMWG to various markets.

Corn Feedstock Supply

We anticipate that each of our plants will process approximately 18 million bushels of corn per year or 49,300 bushels per day as the feedstock for its dry milling process. We anticipate that the corn supply for our plants will be obtained primarily from local markets. Each of our facilities is located near abundant and historically low-cost corn supplies. We believe this will enable us to purchase the majority, if not all, of our corn directly from local farmers, who will deliver the corn directly to our plants by truck. However, each of our plants is also situated on rail lines that we could use to receive corn from other regions of the country if the local corn supplies were unavailable.

The price and availability of corn are subject to significant fluctuations depending upon a number of factors that affect commodity prices in general, including crop conditions, weather, governmental programs and foreign purchases. Because the market price of ethanol is not related to corn prices, ethanol producers are generally not able to compensate for increases in the cost of corn feedstock through adjustments in prices charged for their ethanol. We therefore anticipate that our plants’ profitability will be negatively impacted during periods of high corn prices.

In addition to establishing ongoing business relationships with local corn farmers, we also anticipate developing relationships with local grain elevators and/or cooperatives to acquire the corn needed for production of ethanol. Most farmers in the areas where our plants are located have their own dry storage facilities, which we anticipate will allow us to purchase much of the corn needed to supply the plants directly from farmers throughout the year. We became licensed as an Iowa Grain Dealer in the fall of 2006, which allows us to contract to purchase Iowa grains. We purchase and sell futures contracts and options as a hedge against rising corn prices. We also utilize cash and forward fixed-price contracts with grain producers and elevators for the actual delivery of corn to our plants.

Ethanol Markets

Ethanol has important applications. Ethanol is a primary fuel that can be used in blended gasoline in quantities as high as 85% (E85) per gallon in flexible fuel vehicles. However, ethanol can also be used as a high quality octane enhancer and as an oxygenate capable of reducing air pollution and improving automobile performance. This is how ethanol has been predominately used in the United States in the past. Historically, the ethanol industry has been heavily dependent on economic incentives to produce ethanol. However, the need for such incentives may diminish as the acceptance of ethanol as a primary fuel and as a fuel additive continues to increase.

Local markets are, of course, the easiest to service because of their close proximity. RPMG may be able to market a significant portion of our ethanol in the areas surrounding our plants. The close proximity of Interstate Highways allows us to transport our products to local markets. However, the local markets where our plants are located may be oversold with other local or regional marketers, and if we were to focus solely on local markets, it could depress local ethanol prices. Therefore, we anticipate that we will market the majority of our ethanol to regional and national markets.

RPMG also markets our ethanol on a regional and national basis. These markets will likely be serviced by rail. Each of our plants is designed with unit-train load out capabilities and access to railroad mainlines. A spur of Burlington Northern Railroad rail lines runs adjacent to our plant in Shenandoah, which allows us to move and store rail cars at the site. The Superior plant lies adjacent to the rail lines of the Union Pacific Railroad. At the Superior site, we are building a large set of loop tracks, which will enable us to load unit trains of both ethanol and DDGS. These rail lines will allow us to sell our products to various regional markets as well as markets throughout the United States.

Regional pricing for ethanol tends to follow national pricing adjusted for the freight differential. RPMG enters into agreements to sell our ethanol in various local, regional and national markets depending on relative pricing, net of freight, in each market.

National Ethanol Markets

In the past few years, California has been the focus of a major ethanol campaign as MTBE has now been phased out. California banned the use of MTBE beginning January 1, 2004. With further steps recently taken by the State, the consumption of ethanol is expected to increase substantially within California. While there is a great deal of focus on California, another emerging ethanol market is in the Northeast. Both New York and Connecticut banned the use of MTBE as of December 31, 2004. As in California, the primary drivers were the health and water concerns surrounding the use of MTBE.

With the passage of the Energy Policy Act of 2005 (H.R. 6) by the U.S. Congress, the use of MTBE as an oxygenate in the U.S. was essentially eliminated, creating a significantly greater demand for ethanol. ,

The location of Burlington Northern rail lines running adjacent to our plant site in Shenandoah help allow us to transport our ethanol to markets throughout the country. As an ethanol producer west of the Mississippi, we believe the Western markets will become our largest and best markets, because it will be less expensive to transport our products to these markets than to the Eastern markets. However, we intend to market our ethanol to the best available market at any given time.

The west and east coasts are the largest ethanol markets. However, there are also other significant national ethanol market opportunities such as Ohio, Illinois, Minnesota, Arizona, Colorado, Texas, Oregon, Washington, New Mexico and Nevada, and more are developing, especially since the passage of the Energy Policy Act of 2005 (H.R. 6). The bill mandated that at least 7.5 billion gallons of ethanol were to be used annually within the United States by the year 2012.

Ethanol demand is expected to continue to increase due to the elimination of MTBE on a national level with the passage of the Energy Policy Act of 2005 (H.R. 6), and the anticipated increase in the use of E85 as a primary fuel.

Federal Ethanol Programs

Ethanol sales have been favorably affected by the Clean Air Act amendments of 1990, particularly the Federal Oxygen Program which became effective November 1, 1992. The Federal Oxygen Program requires the sale of oxygenated motor fuels during the winter months in certain major metropolitan areas to reduce carbon monoxide pollution. Ethanol use has increased due to a second Clean Air Act program, the Reformulated Gasoline Program. This program became effective January 1, 1995, and requires the sale of reformulated gasoline in nine major urban areas to reduce pollutants, including those that contribute to ground level ozone.

The use of ethanol as an oxygenate to blend with fuel to comply with federal mandates also has been aided by federal tax policy. The Energy Tax Act of 1978 exempted ethanol blended gasoline from the federal gas tax as a means of stimulating the development of a domestic ethanol industry and mitigating the country’s dependence on foreign oil. The American Jobs Creation Act of 2004 created the volumetric ethanol excise tax credit (“VEETC”).  VEETC was established to replace the partial tax exemption ethanol-blended fuel received from the federal excise tax on gasoline. Under VEETC, the tax incentive was shifted from a partial exemption from the federal excise tax to a tax credit based on the volume of ethanol blended with gasoline. Referred to as the blender’s credit, VEETC provides companies with a tax credit to blend ethanol with gasoline, totaling 51 cents per gallon of pure ethanol, or approximately 5 cents per gallon for E10 and 43 cents per gallon on E85. VEETC provides the tax incentive through December 31, 2010.

The Energy Policy Act of 2005 mandates that at least 7.5 billion gallons of ethanol be used on an annual basis within the U.S. by the year 2012.  It also gives “small ethanol producers” producing less than 60 million gallons of ethanol per year a 10 cent per gallon federal tax credit on the first 15 million gallons produced on an annual basis. We believe we will be eligible for this credit until our second plant comes on line. We intend to apply for these in the near future, and anticipate that we will receive some credits during the last part of 2007.  However, once we begin producing more than 60 million gallons per year as a Company, we do not believe we will be eligible for the credits thereafter.

On December 19, 2007, the Energy Independence and Security Act of 2007 (the “Energy Act of 2007”) was enacted. The Energy Act of 2007 establishes new levels of renewable fuel mandates, including two different categories of renewable fuels: conventional biofuel and advanced biofuel. Corn-based ethanol is considered conventional biofuel which will be subject to a renewable fuel standard (“RFS”) of at least 9.0 billion gallons per year in 2008, increasing to at least 15.0 billion gallons per year by 2015. Advanced biofuel includes ethanol derived from cellulose, hemicellulose or other non-corn starch sources; biodiesel; and other fuels derived from non-corn starch sources. Advanced biofuel RFS levels are set to reach at least 21.0 billion gallons per year, resulting in a total RFS from conventional and advanced biofuels of at least 36.0 billion gallons per year by 2022.

Transportation and Delivery

Our plants will have the facilities to receive grain by truck and rail and to load ethanol and distiller’s grains onto trucks and rail cars. Our Shenandoah plant lies adjacent to the lines of the Burlington Northern Railroad (“BNSF”). On January 26, 2006, we entered into an Allowance Contract with BNSF to renovate and add additional track. Under the allowance agreement, we paid $3.5 million for track renovation and construction. The renovation and construction work was done by BNSF on approximately 20 miles of track on a BNSF spur line  running from Red Oak, Iowa to Shenandoah, Iowa. We are entitled to receive transportation cost reduction payments from BNSF to reimburse us for this expense. We will receive rebates for each car that is placed on the track, but only to the extent that our usage of the line exceeds certain annual volume thresholds.

The allowance agreement is for a term expiring on September 14, 2015. We are responsible for complying with all laws, regulations, ordinances, orders, covenants, restrictions, and decisions of any court of competent jurisdiction in connection with our use of the rail lines and the related renovation and construction work. Our use of the lines is at our sole risk and expense, and we are required to maintain, or cause to be maintained, the lines and all facilities and equipment, if any, in a safe and satisfactory condition, in compliance with all applicable laws and in a condition satisfactory to BNSF. BNSF may require for safety purposes that we, at our sole cost and expense, provide flagmen, lights, traffic control devices, automatic warning devices, or any such safety measures that BNSF deems appropriate in connection with our use of this property and we are required to reimburse BNSF for the costs of such items.We also agreed to release, indemnify, defend, and hold BNSF harmless from and against all claims, liabilities, fines, penalties, costs, damages, and other expenses arising out of or related to our renovation, construction and use of the lines.

The plant being built in Superior, Iowa lies adjacent to the rail lines of the Union Pacific Railroad. We are building an extensive loop track at the site to store and transport our products throughout the country.

Utilities

The production of ethanol requires significant amounts of electricity and natural gas. Water supply and water quality are also important considerations.

Natural Gas

Ethanol plants produce process steam from their own boiler systems and dry the distillers grains by-product via a direct gas-fired dryer. Depending on certain production parameters, we believe our plants will each use approximately 5,500 to 6,000 deca-therms of natural gas per day. The price of natural gas is volatile; therefore we use hedging strategies to mitigate increases in gas prices. We have hired U.S. Energy Services, Inc. to assist us in procuring and hedging natural gas.

MidAmerican Energy has constructed a natural gas pipeline to the plant in Shenandoah. However, we are not committed to purchase natural gas from MidAmerican. We expect to purchase natural gas from the best possible source at any given time and simply pay a tariff fee to MidAmerican for transporting the gas through their pipeline.

At our Superior plant, we have entered into a similar agreement with Northern Natural Gas Company (“NNG”), who is building a 1.9-mile lateral pipeline connected to its interstate natural gas pipeline. We have committed to a firm amount of capacity in the pipeline. We will then be able to purchase natural gas from the best source possible at any given time, and then transport the gas from the point of origin to the plant. We will pay a tariff to NNG for the use of their pipeline.

Electricity

The plants will each require approximately 30 million kilowatts hours of electricity per year. We have entered into agreements with MidAmerican Energy concerning the purchase of electricity for the Shenandoah plant at rates that are fixed for 5 years. In Superior we have entered into agreements with Iowa Lakes Electrical Cooperative (“ILEC”) and Cornbelt Cooperative (“CBC”) to supply electricity to that plant. ILEC and CBC will build a substation at the plant and a switch to provide electricity to the facility.

Water

Each of our plants will require a significant supply of water. The water requirements for a 50 mmgy plant are approximately 400 to 600 gallons per minute, or up to approximately 864,000 gallons per day. Much of the water used in an ethanol plant is recycled back into the process. The plants require boiler makeup water and cooling tower water. Boiler makeup water is treated on-site to minimize all elements that would harm the boiler. Recycled water cannot be used for this process. Cooling tower water is deemed non-contact water (it does not come in contact with the mash) and, therefore, can be regenerated back into the cooling tower process. We are using “grey water” at the Shenandoah plant for the cooling tower that the City of Shenandoah has agreed to provide us for its cost of pumping the water from their treatment plant to our site. It is anticipated that this water will comprise about two thirds of the water that we will use at the plant. We also purchase the potable water that is needed for the distillation process itself (water that comes into contact with the mash) from the City of Shenandoah.

At the Superior site, we are drilling our own wells to operate the plant. We believe we will have to drill two wells and will have to install a filtration system. From the test wells that have been drilled at Superior, we anticipate that we will have a sufficient supply of water from our own wells to operate the plant.

Our Primary Competition

According to the Iowa Renewable Fuels Association, there are currently 28 operating ethanol plants in Iowa, and 18 other plants presently under construction (including our Superior plant). The plants are scattered throughout Iowa, but are concentrated, for the most part, in the northern and central regions where a majority of the corn is produced. We will face significant competition for corn supply from other plants, especially those closest to ours.

We will also be in direct competition with numerous other ethanol producers located throughout the United States, many of whom have much greater resources. According to information obtained from the Renewable Fuel Association, as of October 9, 2007, there were 131 producing ethanol plants/companies within the United States, capable of producing 6.92 billion gallons of ethanol annually. As of that date, 73 new plants were under construction and ten of the currently operating plants were expanding their capacity. Once completed, the new plants under construction and in various stages of expansion will be able to produce an additional 6.56 billion gallons per year. As a result, we believe that by the end of 2009, U.S. ethanol production capacity will be approximately 13.48 billion gallons on an annual basis.  In addition, there are numerous other potential plants that may be constructed depending upon industry conditions and availability of capital. Therefore, we expect that our plants will compete with many other ethanol producers and we anticipate that such competition will be intense.

Additional ethanol plants in the U.S. may also cause increased competition for corn supply to our plants. Increased demand for corn, particularly in areas near our plants, may cause higher prices for the corn we consume in our ethanol production.  Although corn prices in areas near our plants have historically been lower than in other regions where ethanol is produced, additional competition in the immediate vicinity of our plants may cause local prices to increase to levels that reduce our ability to compete with other ethanol producers. The largest ethanol producers in the U.S. include Archer Daniels Midland, Aventine Renewable Energy, Hawkeye Renewables, POET, U.S. BioEnergy Corp., and VeraSun Energy Corporation. In addition, there are several regional entities recently formed, or in the process of formation, of a similar size and with similar resources to ours.

We also face competition from foreign producers of ethanol and such competition may increase significantly in the future. Large international companies with much greater resources than ours have developed, or are developing, increased foreign ethanol production capacities. In 2006, the U.S. surpassed Brazil in the production of ethanol and became the world’s largest ethanol producer. Brazil is now the world’s second largest ethanol producer. However, Brazil makes ethanol primarily from sugarcane for significantly less than what it costs to make ethanol from corn. This is due primarily to the fact that sugarcane does not need to go through the extensive cooking process to convert the feedstock to sugar, as corn does. Although the U.S. has placed a tariff on imported ethanol, Brazil still exported significant amounts of ethanol into the U.S. in 2006. If significant additional foreign capacity is created, such facilities could create excess supplies of ethanol on the world markets which may result in lower prices of ethanol throughout the world, including the U.S. We believe that an increased supply of ethanol in world markets may be mitigated to some extent by increased ethanol demand, due in part to higher oil prices. However, such foreign competition is a risk to our business.

Further, if the import duty on foreign ethanol were to ever be lifted for any reason, our ability to compete with such foreign companies would be drastically reduced. Although, at this time, such risks cannot be precisely quantified, we believe that such risks exist and could increase in the future.

Competition from Alternative Fuel Additives

Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development by ethanol and oil companies with far greater resources. New products or methods of ethanol production developed by larger and better-financed competitors could provide them competitive advantages and harm our business.

The development of other products that could be used as oxygenates could hinder the growth of the ethanol market. The impact of such alternatives can not be determined at this time, but if another alternative to ethanol were developed, the negative ramifications to the ethanol industry could be significant.

Historically, MTBE was used as an oxygenate in gasoline. However, it has been linked to groundwater contamination at various locations in the east and west. As a result, California passed legislation which completely phased out MTBE from its gasoline pool as of January 2004. Similarly, New York and Connecticut passed legislation to phase out the use of MTBE by the end of 2004. According to the Energy Information Administration, more than sixteen states have banned the use of MTBE, due to concerns over groundwater contamination, and other states were proposing to do so prior to the passage of the Energy Policy Act of 2005. Ethanol was, and is, the most readily available substitute for MTBE. With the passage of the Energy Policy Act of 2005, the protection from lawsuits that had been granted to producers and blenders of MTBE was removed. This means that anyone that used MTBE in the past cannot be sued for doing so, since it was the Federal Government that required blenders to oxygenate with additives such as MTBE in the first place. However, producers and/or blenders that continue to use MTBE as an oxygenate, may be sued in the future. Therefore, blenders in the U.S. are no longer using MTBE as an oxygenate.

Advances and changes in the technology of ethanol production are expected to occur primarily in the area of ethanol made from cellulose obtained from other sources of biomass such as switch grass or fast growing poplar trees. If significant advances were made in the area of cellulosic ethanol production, such advances could make the current ethanol production technology that we intend to use at our plants less desirable or even obsolete. Our plants are designed as single-feedstock facilities that without significant modification would have no use other than the production of ethanol and associated products from corn.

Employees

We presently have 49 full-time, two temporary and three seasonal employees. We are currently interviewing individuals to fill management positions at the Superior plant. Once these positions have been filled, we will be hiring staff for the direct operation of the Superior plant. We currently expect to employ approximately 35 people at this plant. We will operate in rural areas with low unemployment. There is no assurance that we will be successful in attracting and retaining qualified personnel at a reasonable cost.

We have and intend to continue to enter into written confidentiality and assignment agreements with our officers and employees. Among other things, these agreements require such officers and employees to keep strictly confidential all proprietary information developed or used by us in the course of our business.

Acquisition of Superior Ethanol

On February 22, 2006, we acquired all of the outstanding ownership interest in Superior Ethanol. At that time, Superior had options to acquire at least 159 acres of property in Dickinson County, Iowa. Superior had completed a feasibility study relating to the construction of an ethanol plant on this site and the site was zoned as heavy industrial. The Superior site had been awarded a property tax abatement from Dickinson County, Iowa. In addition, Superior had $210,291 in cash at closing. As consideration for the acquisition of Superior, a wholly-owned subsidiary of the Company, we issued 100,000 shares of our restricted common stock to Brian Peterson, a director of the Company. Prior to the acquisition, substantially all of Superior was owned by Mr. Peterson.

Construction of Superior Plant – Design-Build Contract

Through our wholly-owned subsidiary, Superior Ethanol, we entered into a design-build contract with Agra Industries, Inc. effective August 1, 2006, for the design and construction of our plant near Superior, Iowa. Under the agreement, Agra Industries will furnish all labor, materials, equipment and all services necessary to engineer, design and construct a 50 mmgy natural gas dry-mill ethanol plant near Superior, Iowa. As consideration for the services to be performed, Agra Industries will be paid the cost to perform the work plus a design builder's fee based on eight percent (8%) of the cost of the work. The sum of the cost of the work and the design-builder's fee is guaranteed by Agra Industries not to exceed approximately $79.6 million, subject to future adjustment. In addition to the guaranteed maximum price, we are required to make available a contingency fund of $4,000,000 that can be accessed by Agra Industries for certain line item cost increases. We will be charged cost plus 8% for any authorized change orders in the work.

We are required to make progress payments to Agra Industries based upon applications for payment submitted to us. Applications will be submitted twice per month and payment of undisputed amounts is due within fifteen days thereafter. We expect to retain 7% of the amount submitted in each application for payment, up to a maximum of $4,000,000. Retainage will be released upon substantial completion of the plant. All undisputed amounts not paid when due will incur interest at the rate of 10%.

Agra Industries is to achieve substantial completion of the work no later than fifteen months from the date of commencement, subject to adjustments as described in the design-build contract. Substantial completion occurs when (i) the project has been constructed according to the plans and specification, (ii) a certificate of occupancy has been issued, (iii) a punch list has been agreed to by Agra Industries and Superior, and (iv) each of the performance guarantees, when separately tested, achieves results of 90% or better.

Agra Industries is required to pay liquidated damages in the amount of $7,500 per day for each day after the required substantial completion date that the work is not substantially complete through no fault of Superior. The aggregate amount of liquidated damages is capped at $2,000,000. Agra Industries is entitled to an early completion bonus of $2,500 for each day that substantial completion occurs in advance of the required substantial completion date, provided that the plant meets certain performance guarantees within 90 days following the substantial completion date.

 If Agra Industries encounters conditions at the site that are (i) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the design-build contractor (ii) unknown physical conditions of an unusual nature which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of this type, then an equitable adjustment to the consideration to be paid to Agra Industries and the required substantial completion date under the design-build contract is required.

 Agra Industries will have the right to stop or postpone work and to reasonably adjust the time for completion of the work if any of the following occurs:

•

delays caused by any governmental or regulatory authority that are not the result of any fault, negligence or breach of the design-build contract by Agra Industries;

•

delay in acting or failing to act in accordance with the terms of the design-build contract, provided we have been given notice by Agra Industries of the same and failed to cure our non-compliance;

•

restraints or injunctions issued by a judicial body requiring the work to be halted;

•

changes in laws affecting the design-build contract are enacted;

•

force majeure events, such as, fires, floods, earthquakes, civil disturbances, wars, insurrections, riots, or sabotage;

•

strikes, involuntary work stoppages, labor disputes, or lockouts not resulting from any fault of Agra Industries which could not be reasonably expected;

•

receipt of materials or equipment is delayed, but only up to a maximum of 75 days, through no fault of Agra Industries;

•

adverse weather conditions that are abnormal for period that could not have been reasonably anticipated; and

•

any other delay not caused by Agra Industries or otherwise set forth herein.

Both parties have the right to terminate the design-build contract for cause. Agra Industries may terminate the design-build contract if (i) work is stopped for a period of 30 consecutive days through no fault of Agra Industries, (ii) a governmental act requires the work to be stopped, (iii) we do not pay Agra Industries the amounts owed, or (iv) upon other specified events. Upon such termination by Agra Industries, we are required to pay Agra Industries for the work performed and for proven losses with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead, profit and damages. We may terminate the design-build contract without cause. Upon such termination, Agra Industries is entitled to payment for design services performed, costs incurred by reason of such termination and reasonable overhead and profit on design services not completed.

We will attempt to resolve any disputes under the design-build contract through discussions between the parties. If the dispute is still not resolved, then the parties would submit the matter to arbitration, but only on written agreement of both parties. If the parties do not agree to arbitration, then the matter will be resolved through other legal remedies.

Regulatory Permits – Superior Plant

We engaged two different environmental consulting firms to coordinate, advise and assist us with obtaining certain environmental, occupational health, and safety permits, plans, submissions, and programs. Many of those permits are discussed below. In addition to these permits, we have applied and will apply for other local, state, and federal permits related to environmental, occupational health, and safety requirements as needed. The information below is based in part on information generally relied upon by consultants and may include certain assumptions regarding the accuracy of specifications provided by manufacturers of the equipment and other components used in the construction of the plants.

Phase I Environmental Permit

Before construction could begin at Superior, we had to obtain a Phase I Environmental Permit which stated that the proposed site was not contaminated in anyway that would pose an environmental hazard to anyone working at the site. We entered into an agreement with PSI, Inc. of Omaha, Nebraska to perform this work. They completed their studies and found that there were no such hazards present at the proposed sites, and that we would be able to proceed with construction.

Air Permit

We engaged Natural Resource Group (“NRG”) to do the modeling and obtain our air permits for the plant. Air permits for the Superior plant construction were obtained in a timely manner.

Waste Water Discharge Permit

We expect that we will use water to cool our closed circuit systems in the Superior plant. In order to maintain high quality water for the cooling systems, the water will be continuously replaced with makeup water. As a result, the plant is expected to discharge clean, non-contact cooling water from boilers and the cooling towers into a nearby stream.

Storm Water Discharge Permit and Storm Water Pollution Prevention Plan

Before we could begin construction of our Superior plant, we had to obtain an Industrial Storm Water Discharge Permit from the Iowa Department of Natural Resources. As part of the application for this permit, we were required to prepare a construction site erosion control plan for the project. We also had to have a Storm Water Pollution Prevention Plan in place that identifies various measures we plan to implement to prevent storm water pollution. We are also subject to certain reporting and monitoring requirements.

Alcohol Fuel Producer’s Permit

Before we can begin operations at Superior, we will have to comply with applicable Bureau of Alcohol, Tobacco and Firearms regulations. These regulations require that we first make application for and obtain an alcohol fuel producer’s permit. The term of the permit continues until terminated, revoked or suspended. The permit also requires that we maintain certain security measures and secure an operations bond. There are other taxation requirements related to special occupational tax and a special tax stamp. We intend to apply for this permit in the near future.

Expected Timing of Permitting and Consequences of Delay or Failure

Without the air pollution construction permits, we would have been unable to begin construction. As stated above, these permits were applied for and granted. The permits are valid indefinitely until the plant is modified or there is a process change that changes air emissions.

We must complete our spill prevention control and countermeasure plan, which is in the process of being completed, at or near the time of commencement of operations.

Without all of the needed permits, we will be unable to begin or continue operations.

Environmental Permits, Compliance Costs and Nuisance

Even if we receive all environmental permits for construction and operation of our ethanol plants, we will also be subject to ongoing oversight activities by the Environmental Protection Agency (“EPA”). There is always a risk that the EPA may enforce certain rules and regulations differently than an individual state’s environmental administrators. Environmental rules are subject to change, and any such changes could result in greater regulatory burdens.

We do not expect that compliance with current applicable federal, state and local environmental regulations will have a material impact on our capital expenditures, earnings or competitive position. After the construction of the Superior plant is completed, we do not expect to make significant capital expenditures for environmental control facilities during the two fiscal years to follow, or thereafter for the foreseeable future. Changes or amendments to existing rules or regulations, or the adoption of new environmental rules or regulations, may materially affect the plants or our operations.

Even if we receive all EPA and Iowa environmental permits for construction and operation of the plant, we may be subject to the regulations on emissions by the EPA. We could also be subject to environmental or nuisance claims from adjacent property owners or residents in the area arising from odors or other air or water discharges from the plants, although we do not expect any such claims. To minimize the risk of such claims, we intend to employ a thermal oxidizer at each site.

Properties

We currently own approximately 108 acres of land and a 50 mmgy ethanol plant near Shenandoah, Iowa. Through our wholly-owned subsidiary, Superior Ethanol, we own approximately 252 acres of land and are constructing a 50 mmgy ethanol plant near Superior, Iowa. We also own options on other potential ethanol plant sites in Iowa and Minnesota; however, we may choose to allow some or all options we currently own to expire.

Acquisition of Essex Elevator, Inc.

In September 2007, we purchased Essex Elevator, Inc. for $0.3 million in cash and the assumption of approximately $1.2 million in liabilities. The elevator is located approximately five miles to the northeast of the Shenandoah plant on the same rail line we use to transport products from our plant. We believe that owning additional grain storage located near the Shenandoah plant allows us greater flexibility in the procurement of corn and expands our corn purchasing opportunities.

GPRE MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

General

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our consolidated financial condition and results of operations. This discussion should be read in conjunction with the consolidated financial statements included herewith and notes to the consolidated financial statements thereto and the risk factors contained therein.

Overview

We were formed to construct and operate dry mill, fuel grade ethanol plants. Ethanol is a renewable, environmentally clean fuel source that is produced at numerous facilities in the United States, mostly in the Midwest. In the U.S., ethanol is produced primarily from corn and then blended with unleaded gasoline in varying percentages. The ethanol industry in the U.S. has grown significantly over the last few years as its use reduces harmful auto emissions, enhances octane ratings of the gasoline with which it is blended, offers consumers a cost-effective choice at the pump, and decreases the amount of crude oil the U.S. needs to import from foreign sources. Ethanol is most commonly retailed as E10, the 10 percent blend of ethanol for use in all American automobiles. Increasingly, ethanol is also available as E85, a higher percentage ethanol blend for use in flexible fuel vehicles. We expect that the market for ethanol will continue to expand due to new federal mandates for its increased usage and the desire to reduce imports of foreign crude oil.

Construction of our first ethanol plant, located in Shenandoah, Iowa, began in April 2006. Operations commenced and we produced initial amounts of ethanol and distillers grains at the Shenandoah plant in late August 2007, which moved us from a development stage company to an operating entity. Construction began in August 2006 on a second plant, similar to the Shenandoah facility, in Superior, Iowa, which is currently expected to be completed in early 2008. We are currently focusing our efforts on efficient operation of the Shenandoah plant, as well as preparing for the completion of our Superior plant. To facilitate future growth, our plants have been designed for ease of future expansion. We also plan to explore other growth opportunities and strategies, which may include acquiring existing (or building new) ethanol plants and related facilities, including grain storage facilities.

For the fiscal year ended November 30, 2006, we had net income of $918,120. We had accumulated earnings of $470,371 at November 30, 2006. We had other income of $3,395,106 in the fiscal year ended November 30, 2006.  This was primarily generated from interest on our cash and securities and derivative financial instruments related to corn futures. Our operating expenses were $2,150,986 for the year ended November 30, 2006. These expenses related primarily to our general and administrative costs, consulting costs, costs associated with various permits needed to build our plants, various costs associated with feasibility work done at other potential sites and various costs associated with the commencement of construction at the Shenandoah and Superior sites.

For the three and nine months ended August 31, 2007, we had net losses of $2,383,592 and $5,292,281, respectively, compared to a net loss of $43,490 and net income of $78,376, respectively, during the comparable periods of the prior year. Noncash compensation costs expensed for our share-based payment plans was $559,476 and $3,493,441 for the three and nine months ended August 31, 2007, respectively. Unrealized loss on corn inventory was $589,678 for the three and nine months ended August 31, 2007. We have an accumulated deficit of $4,821,910 as of August 31, 2007.

Operating results within the ethanol industry are highly dependent on commodity prices, especially prices for corn, ethanol, distillers grains and natural gas. As a result of price volatility for these commodities, our operating results may fluctuate substantially. We may experience increasing costs for corn and natural gas and decreasing prices for ethanol and distillers grains which could significantly impact our operating results. Because the market price of ethanol is not directly related to corn prices, ethanol producers are generally not able to compensate for increases in the cost of corn feedstock through adjustments in prices charged for ethanol. Based on recent forward prices of corn and ethanol, we may be operating our plants at low to possibly negative operating margins. Increases in corn prices or decreases in ethanol prices may result in it being unprofitable to operate our plants.

The price and availability of corn are subject to significant fluctuations depending upon a number of factors that affect commodity prices in general, including crop conditions, weather, governmental programs and foreign purchases. During the past five years, the average price of corn for the upcoming, or “near,” month on the Chicago Board of Trade (“CBOT”) has been approximately $2.60 per bushel. In the areas surrounding our Shenandoah and Superior plants, the average has been slightly less due to the transportation cost differential, or “basis,” to the delivery points designated by the CBOT contract. Recently, basis to the CBOT contract for corn in the areas surrounding our plants has ranged from approximately $0.16 to $0.42 per bushel.

The price of corn increased dramatically in the last quarter of 2006 and has remained at levels significantly above the five-year average noted above during the first ten months of 2007. The average price of corn for the near month on the CBOT has been approximately $3.68 per bushel during this time period. We believe the increase is primarily due to the expansion of the ethanol industry and the resulting increased demand for corn. Higher corn prices will negatively affect our costs of production. However, we also believe that higher corn prices will, depending on the prices of alternative crops, encourage farmers to plant more acres of corn in the coming years. We further believe that higher corn prices will cause farmers to divert land currently in the Conservation Reserve Program to corn production. We believe an increase in land devoted to corn production could reduce the price of corn to some extent in the future.

Historically, ethanol prices tend to track the wholesale price of gasoline. Ethanol prices can vary from state to state at any given time. Over the past five years, the U.S. average rack price of ethanol has averaged approximately $0.39 per gallon over the NYMEX contract for wholesale gasoline prices. During the past two months, wholesale ethanol prices have averaged approximately $0.34 per gallon below wholesale gasoline prices. We believe this is due to constraints in the infrastructure surrounding blending and distribution that has resulted from significant increases in ethanol supply in recent years. We also believe additional expected ethanol supply expected to come on-line in the near future has reduced wholesale ethanol prices compared to gasoline.

At this time, no assurance can be given that we will be successful in our efforts to complete construction or commence operations at the plant we are currently building in Superior. We expect to incur significant losses until we complete the construction of our Superior plant and commence operations at this second location. Even if we successfully meet all our objectives and begin operations at the second plant, no assurance can be given we will be able to operate either or both of the plants profitably. If successful, however, we may decide to expand production at our Shenandoah and/or Superior plants or possibly build at other sites.

Shenandoah plant

Our Shenandoah plant is a name-plate 50 mmgy facility. Our first grind of corn at the Shenandoah plant occurred in late August 2007. Nearly all of the employees needed to operate the plant began working for us by early June. Plant employees completed several weeks of safety and plant operational training prior to commencement of operations at the Shenandoah plant. The training activities included experience at a fully operational ethanol plant under the direction of ICM’s training staff. ICM and Fagen assisted us during initial plant operation to ensure that our employees are properly trained to safely and efficiently operate the Shenandoah plant. In September 2007, the Shenandoah plant completed the performance test of the Fagen contract by completing seven days of continuous operation at or exceeding certain identified performance criteria, including production at name-plate capacity levels.

The following table describes our projected sources and uses of funds for the Shenandoah facility. Working capital costs include inventory costs which may vary significantly based on market prices for corn, ethanol, and distillers grains.

 Sources and Uses of Funds

Estimated sources of funds:
Net common stock and warrant proceeds	$37,119,000
Economic development loan and grant	400,000
Interest earned, derivative gains and other, net	781,000
Term and revolving debt financing	47,000,000
Total estimated sources of funds	$85,300,000

Estimated uses of funds:
Plant construction	$60,456,000
Site costs	5,968,000
Railroad costs	4,900,000
Fire protection / water supply costs	3,960,000
Rolling stock costs	240,000
Financing costs and capitalized Interest	1,476,000
Pre-production period costs	800,000
Working capital and other costs	7,500,000
Total estimated uses of funds	$85,300,000

Amounts in the above table are only estimates. The final accounting and cost segregation for the Shenandoah plant is expected to be performed in the fourth quarter of fiscal 2007.

Superior plant

Our Superior plant is a name-plate 50 mmgy facility expected to be completed early in 2008. We are currently interviewing individuals to fill management positions at the Superior plant. Once these positions have been filled, we will be hiring staff for the direct operation of the Superior plant. We currently expect to employ approximately 35 people at this plant.

The following table describes our projected sources and uses of proceeds for the Superior facility. We believe we have sufficient funds available to complete the construction and commence operation of the Superior plant. However, the actual use of funds is based upon contingencies, such as the estimated cost of construction of the plant and related facilities construction, the cost of debt financing, pre-production period costs and working capital costs. Working capital costs include inventory costs which may vary significantly based on market prices for corn. Therefore, the following figures are intended to be estimates only and the actual use of funds may vary significantly from the descriptions given below depending on the contingencies described above.

Sources and Uses of Funds

Estimated sources of funds:
Net common stock and warrant proceeds	$48,317,000
Interest earned, derivative gains and other, net	6,817,000
Term and revolving debt financing	50,000,000
Total estimated sources of funds	$105,134,000

Estimated uses of funds:
plant construction	$79,605,000
Site costs	4,720,000
Railroad costs	6,342,000
Fire protection / water supply costs	3,517,000
Rolling stock costs	350,000
Financing costs and capitalized Interest	1,800,000
Pre-production period costs	800,000
Working capital and other costs	8,000,000
Total estimated uses of funds	$105,134,000

Amounts in the above table are only estimates. Actual expenditures could be higher or lower due to a variety of factors, including those described in “Risk Factors” of this report.

Merger and Acquisition Activities

In September 2007, we purchased Essex Elevator, Inc. for $0.3 million in cash and the assumption of approximately $1.2 million in liabilities. The elevator is located approximately five miles to the northeast of the Shenandoah plant on the same rail line we use to transport products from our plant. We believe that owning additional grain storage located near the Shenandoah plant allows us greater flexibility in the procurement of corn and expands our corn purchasing opportunities.

In August 2007, we entered into an Agreement and Plan of Merger with Great Lakes Cooperative. The closing of the transaction is subject to various conditions, including approval by GLC members. If the plan of merger is approved by GLC members, all outstanding GLC common and preferred stock will be exchanged for (i) an aggregate of 551,065 shares of our common stock, plus (ii) an aggregate of $12.5 million in cash. The shares of our common stock issued in the exchange are being registered by this registration statement. We will not be seeking shareholder approval of the proposed transaction from our shareholders.

We are also exploring other possible opportunities, including opportunities of mergers and acquisitions involving other ethanol producers and developers, other renewable fuels related technologies and grain and fuel logistics facilities.

Critical Accounting Policies and Estimates

This disclosure is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires that the Company make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and other assumptions that we believe are proper and reasonable under the circumstances. We continually evaluate the appropriateness of estimates and assumptions used in the preparation of our consolidated financial statements. Actual results could differ materially from those estimates. The following key accounting policies are impacted significantly by judgments, assumptions and estimates used in the preparation of the consolidated financial statements.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation through August 31, 2007, which has been for computer equipment and software, office furniture and equipment, vehicles, and other fixed assets, has been provided primarily on the straight-line method over the estimated useful lives of the assets, which are currently at 3-7 years. Our ethanol production facilities, grain storage facilities, railroad track and other related assets that were put into use at the end of the third quarter of fiscal 2007 will be depreciated over longer estimated useful lives, which are to be determined during the fourth quarter of fiscal 2007 when the final accounting and cost segregation is completed.

Land and permanent land improvements are capitalized at cost. Non-permanent land improvements, construction in progress, and interest incurred during construction are capitalized and depreciated upon the commencement of operations of the property. The determination for permanent land improvements and non-permanent land improvements is based upon a review of the work performed and if the preparation activities would be destroyed by putting the property to a different use, the costs are not considered inextricably associated with the land and are depreciable. This determination will have an impact on future results because permanent land improvements are not depreciated whereas non-permanent improvements will be depreciated.

We periodically evaluate whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. We use an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Recoverable rail line costs

Our initial expenditures for renovation costs related to a railroad spur owned by BNSF Railway (“BNSF”) are included in other assets on the condensed consolidated balance sheets. Transportation cost reductions allowed by BNSF will be recorded as a reduction to the track renovation costs and included in cost of goods sold until the full amount has been recovered. If the track is sold by BNSF, the agreement provides for repayment to us for any portion of the unrecovered renovation costs. We review this asset for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Currently, we believe we will fully recover the rail line renovation costs and therefore have not recorded a valuation allowance for this asset.

Impairment of long-lived assets

Our long-lived assets consist of property and equipment and acquired intangible assets. We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Significant management judgment is required in determining the fair value of our long-lived assets to measure impairment, including projections of future cash flows.

Share-based compensation

We account for share-based compensation transactions using a fair-value-based method, which requires us to record noncash compensation costs related to payment for employee services by an equity award, such as stock options, in our consolidated financial statements over the requisite service period. Our outstanding stock options are subject only to time-based vesting provisions and include exercise prices that are equal to the fair market value of our common stock at the time of grant. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model using assumptions pertaining to expected life, interest rate, volatility and dividend yield. Expected volatilities are based on historical volatility of our common stock. The expected life of options granted represents an estimate of the period of time that options are expected to be outstanding, which is shorter than the term of the option. In addition, we are required to calculate estimated forfeiture rates on an ongoing basis that impact the amount of share-based compensation costs we record. If the estimates we use to calculate the fair value for employee stock options differ from actual results, or actual forfeitures differ from estimated forfeitures, we may be required to record gains or losses that could be material.

Derivative financial instruments

We follow Statement of Financial Accounting Standard (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities” in accounting for our risk management activities. Under SFAS No. 133 derivatives such as exchange-traded futures contracts are recognized on the balance sheet at fair value. Until operations commenced, all realized and unrealized gains and losses on derivative financial instruments were recorded in the statement of operations in other income. Upon the commencement of operations, all realized gains and losses on derivative financial instruments are considered a component of cost of goods sold. Unrealized gains and losses on derivative financial instruments found to be highly effective hedges for underlying commodity purchases and sales may be designated as cash flow hedges and recorded in other comprehensive income, net of tax. For ineffective hedges, unrealized gains and losses will be considered a component of cost of goods sold. Gains and losses on derivatives not recorded in other comprehensive income may have a material impact on operating results due to market volatility.

Accounting for Income Taxes

Income taxes are accounted for under the asset and liability method in accordance with SFAS No. 109, “Accounting for Income Taxes.” Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is recorded if it is more likely than not that some portion or all of the deferred tax assets will not be realized. The realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Management’s evaluation of the realizability of deferred tax assets must consider positive and negative evidence, and the weight given to the potential effects of such positive and negative evidence is based on the extent to which it can be objectively verified.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our consolidated financial condition, results of operations or liquidity.

Recent Accounting Pronouncements

In February, 2007 the Financial Accounting Standards Board issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair market value measurement, which is consistent with long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. We do not expect the adoption of this statement to be significant to our consolidated financial statements.

Results of Operations

Years Ended November 30, 2006, 2005 and 2004

Our fiscal year ends on November 30 of each year and our fiscal year ending 2004 is for the period of June 29, 2004, our inception, through November 30, 2004.

 We have had no revenues from operations since inception in 2004, however, we have had other income primarily from interest earned on the funds raised in our various offerings and the profits we have made from our derivative financial instruments purchased as part of our hedging activities during the later part of 2006. We recorded interest income of $1,791,989, $331,792 and $310 for the fiscal years ending 2006, 2005 and 2004, respectively. Our gains on derivative financial instruments were $1,600,396 for the fiscal year ending 2006. The remaining other income in fiscal year 2006 is from farm operations on our Shenandoah property.

We expect interest income to decline as we use the proceeds from our offerings to fund the building of the plants. Further, there can be no assurance given that we will have future profits on our hedging activities. The price of corn rose dramatically in the September, 2006 to November, 2006 period resulting in the profits on the futures. We are using futures and options to assure we will have an adequate supply of corn to commence operations at the Shenandoah plant prior to the new harvest. However, we do not expect the price of corn to continue to rise at the same rate that occurred during the period discussed. Inversely, the price of corn could also decrease and we could incur losses on our positions.

Our operating expenses were $2,150,986, $729,546 and $50,305 for the fiscal years ending 2006, 2005 and 2004, respectively. Our operating expenses are primarily general and administrative expenses for employee salaries and benefits, professional fess including accounting, legal, consulting, investor relations, board fees and site development fees for consultants for obtaining regulatory permits, plant design, rail design, feasibility studies and other services prior to starting construction.

The increase in operating expenses for fiscal year 2006 compared to 2005 was primarily due to: (1) a $456,296 increase in employee salaries and benefits related to increasing from no employees in 2005 to eight at the end of 2006, (2) a $885,759 increase in professional fees as the Company utilized more consultants for accounting, legal, investor relations, began paying board fees and increased site development activities to locate possible sites for other ethanol plants

Since inception we have engaged consultants for professional services work. Prior to the commencement of the construction of our two plants, our expenses were primarily the result of our efforts to identify viable sites for ethanol plants. We expended amounts of capital on other potential sites. We incurred feasibility costs, such as drilling test wells for water availability, plant layout, track design etc. We have also incurred and paid consulting costs to help us develop other sites at which we would like to build additional plants. We have used the funds from the Superior Ethanol acquisition and a nominal amount of additional funds that we have received from the exercise of warrants to pay for these costs.

The increase in operating expenses for fiscal year 2005 compared to 2004 was primarily due to an increase in professional fees for accounting, legal, consulting and increased site development activities for the Shenandoah plant prior to commencement of construction.

As a result of the operating expenses and other income discussed above our income (loss) before income taxes was $1,244,120, $(397,754) and $(49,995) for fiscal years ended 2006, 2005 and 2004, respectively. Our provision for income tax expense was $326,000 for fiscal year ended 2006. We did not record an income tax benefit for the losses for fiscal years ending 2005 and 2004 due to the uncertainty of realizing the benefit in future years. Net income (loss) was $918,120, $(397,754) and $(49,995) for the fiscal years ended 2006, 2005 and 2004.

Three and Nine Months Ended August 31, 2007 and 2006

For the three and nine months ended August 31, 2007, we had net losses of $2,383,592 and $5,292,281, respectively, compared to a net loss of $43,490 and net income of $78,376, respectively, during the comparable periods of fiscal 2006. Except for a small amount of revenues from the sale of distillers grains at the end of the third quarter of fiscal 2007, we have had no revenues from operations since our inception in June 2004. Due to the fact that the first outputs of distillers grains were “test product” that were sold at discounted rates, we reported a small gross loss on third quarter revenues. Based on recent forward prices for corn and ethanol, we may be operating the Shenandoah plant at low to possibly negative operating margins.

Operating expenses were $1,750,418 and $6,151,128 for the three and nine months ended August 31, 2007, respectively, as compared to operating expenses of $598,622 and $1,177,522, respectively, during the comparable periods of fiscal 2006. Our operating expenses are primarily general and administrative expenses for employee salaries, incentives and benefits; stock-based compensation expenses; office expenses; board fees; and professional fees for accounting, legal, consulting, and investor relations activities. The increase in operating expenses for the three and nine months ending August 31, 2007, as compared to the same periods of 2006, was partially due to an increase in employee salaries, incentives and benefits resulting from the increase in employees needed to operate the Shenandoah plant. The Shenandoah plant employs 37 full-time people. Additionally, many of the new employees went through extensive training specifically related to ethanol plant operations during the period of time between their hire date and the commencement of plant operations. Another reason for the large increase in operating expenses during the three and nine months ending August 31, 2007, as compared to same periods of fiscal 2006, relates to stock-based compensation expenses. We recorded $559,476 and $3,493,441 in stock-based compensation expenses during the three and nine months ending August 31, 2007, respectively, with no such costs during fiscal 2006. A significant portion of these stock-based compensation expenses were board-related fees totaling $2,827,655, which were recorded in the second quarter of fiscal 2007, resulting from share and options grants to all board members under the 2007 Equity Incentive Plan.

Interest income, primarily on the funds raised in our various common stock offerings, was $194,423, and $1,001,783 for the three and nine months ended August 31, 2007, respectively, as compared to $477,744 and $1,178,510, respectively, during the comparable periods of fiscal 2006. Interest income has declined in fiscal 2007 compared to fiscal 2006 as we have used cash proceeds from our equity offerings to partially fund the construction of our plants.

Interest expense related to debt incurred to fund working capital was $146,446 and $192,128 for the three and nine months ended August 31, 2007, respectively, with no interest expense incurred during the comparable periods of fiscal 2006.

We recorded an unrealized loss on inventory of $589,678 during the three and nine months ended August 31, 2007 resulting from the difference in costs to purchase corn, which were at higher rates when we began making purchase commitments on future delivery contracts as compared to the current market price for corn.

Gains (losses) on derivative financial instruments were $(64,492) and $339,562 for the three and nine months ended August 31, 2007, respectively, as compared to $77,388 during each of the comparable periods of fiscal 2006. We utilize derivatives, such as futures and options, to manage price risks for corn expected to be consumed in operations at both the Shenandoah and Superior plants. We have also contracted for fixed-price, future physical delivery of corn with various producers. We intend to continue, and may expand, the use of various derivatives and forward contracts to manage price and supply risks for corn inputs at our plants.

Our ethanol marketer has forward sold quantities of ethanol expected to be produced at our plants during the next 12 months. We continually negotiate purchases of natural gas, denaturant, enzymes, and other needed chemicals to operate the plant, and anticipate that we will have sufficient quantities of these materials in place or under contract to meet the operational requirements at each of our plants. Our risk management transactions to-date have not met the specific requirements for hedge accounting treatment under U.S. generally accepted accounting principles (“GAAP”) and as a result, changes in market values are recognized in our operations currently. We intend to evaluate the possibility of qualification of future risk management transactions under hedge accounting treatment. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Critical Accounting Policies.”

As a result of the operating expenses and other income discussed above, our loss before income taxes was $2,352,081 and $5,586,770 for the three and nine months ended August 31, 2007, respectively, as compared to a net loss of $43,490 and net income of $78,376 during the comparable periods of fiscal 2006. Our income tax provision was $31,511 and income tax benefit was $294,489 for the three and nine months ended August 31, 2007, respectively. We did not record a full income tax benefit for the fiscal 2007 periods and the comparable periods in fiscal 2006 due to loss carryforwards.

Liquidity and Capital Resources

On August 31, 2007, we had $16,636,240 in cash and equivalents and $50,360,404 available under committed loan agreements (subject to satisfaction of specified lending conditions). We anticipate utilizing substantially all of these funds for completion of the construction of our Superior plant, unpaid amounts owed on construction of our Shenandoah plant, and associated working capital requirements. We believe that we have secured sufficient funding to complete construction of and begin operations at our second ethanol plant. The Shenandoah plant commenced production of ethanol and distillers grains at the end of the third quarter of fiscal 2007. The acquisition of Essex Elevator and the GLC merger, and the related working capital that may be associated with acquiring and storing significant quantities of corn, is expected to require additional financing of at least $12.5 million. In the future, we may decide to improve or preserve our liquidity through the issuance of common stock in exchange for materials and services. We may also sell additional equity or borrow additional amounts to expand the Shenandoah and/or Superior plants; build additional or acquire existing ethanol plants; and/or build additional or acquire existing corn storage facilities. We can provide no assurance that we will be able to secure the funding necessary for these additional projects at reasonable terms, if at all.

Our business is highly impacted by commodity prices, including prices for corn, ethanol and natural gas. Based on recent forward prices of corn and ethanol, we may be operating our plants at low to possibly negative operating margins. If current price levels are sustained, we believe we will have sufficient working capital over the near-term. However, increases in corn or natural gas prices, or decreases in ethanol prices, may result in unprofitable operations at our plants. A sustained period of unprofitable operations may strain our liquidity and make it difficult to maintain compliance with one or both of our financing arrangements. While we may seek additional sources of working capital in response, we can provide no assurance that we will be able to secure this funding if necessary.

Private Offering

On November 14, 2007, we completed a private placement of 1.2 million shares of our common stock to nine accredited investors at a purchase price of $8.10 per share, resulting in net proceeds of approximately $9.7 million. We expect to use proceeds from this offering for working capital and other general corporate purposes.

Shenandoah Loan Agreement

On February 6, 2006, we entered into a Master Loan Agreement, Construction and Term Loan Supplement, Construction and Revolving Term Loan Supplement, Security Agreement and Real Estate Mortgage with Farm Credit Services of America, FLCA (individually and collectively, the “Shenandoah Loan Agreement”). A participating interest under the Shenandoah Loan Agreement was transferred to CoBank, ACB. Under the Shenandoah Loan Agreement, the lenders will loan up to $47.0 million to partially finance construction of the Shenandoah plant and to provide funding for working capital purposes. In December 2006, we complied with all conditions precedent and began drawing on the credit line for construction of the plant in Shenandoah after first, as required under the Shenandoah Loan Agreement, spending the equity we had committed to build the Shenandoah plant. The loan is comprised of a $30.0 million amortizing term loan and a $17.0 million revolving term facility.

The Shenandoah Loan Agreement was amended during fiscal 2007 to reflect the current construction costs and schedule for the Shenandoah plant, to modify certain covenants and repayment requirements, to add seasonal borrowing capability of up to $6.3 million, and to reflect changes that had been agreed to as a result of our acquisition of Superior Ethanol. The following summarizes the significant terms of the Shenandoah Loan Agreement as amended.

Loan Commitments and Repayment Terms

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Term Loan – This loan is available for advances until December 1, 2007. Principal payments are to commence thereafter with $1.2 million due May 20, 2008, and each quarter thereafter with a final maturity on or before May 20, 2014. In addition, for each fiscal year, we are also required to make special payments equal to 65% of the available (if any) free cash flow from operations, not to exceed $2.0 million per year, provided, however, that if such payments would result in a covenant default under the Shenandoah Loan Agreement, the amount of the payments shall be reduced to an amount which would not result in a covenant default. The free cash flow payments are discontinued when the aggregate total received from such payments exceeds $8.0 million.

•

Revolving Term – This loan is available for advances throughout the life of the commitment. Allowable advances under this loan are reduced by $2.4 million each six-month period commencing on the first day of the month beginning approximately six months after repayment of the term loan, but in no event later than November 1, 2014, with the final maturity no later than November 1, 2017.

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Statused Revolving Credit Supplement – Effective October 31, 2007, we executed an Amended Master Loan Agreement and Statused Revolving Credit Supplement with Farm Credit Services of America, FLCA  (individually and collectively, the “Loan Amendments”) to reflect changes in circumstances as a result of the acquisition of Essex Elevator, Inc. and the anticipated completion of the Superior plant in early 2008. The Loan Amendments set forth a number of changes, including:

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acknowledged Essex Elevator, Inc. as a subsidiary of Green Plains Renewable Energy ,Inc.;

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modified affirmative and negative covenants in recognition of subsidiaries;

•

reduced the financial covenant related to the working capital requirement from $5.0 million to $3.0 million through May 31, 2008; thereafter, the working capital requirement will be $6.0 million; and

•

added a statused revolving credit supplement that has a borrowing capacity, based on levels of inventory and accounts receivable, up to $6.3 million during the period commencing on the effective date and ending on January 31, 2008, and in the amount of $4.3 million during the period commencing on February 1, 2008 and ending on July 1, 2008.

Pricing and Fees

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The loans will bear interest at either the Agent Base Rate (prime) plus 0.00% to 0.50% or short-term fixed rates at LIBOR (1, 3 or 6 month) plus 2.85% to 3.35% (each based on a ratio of total equity to total assets).

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We may, however, elect to pay interest at a fixed interest rate determined by the Lenders.

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We have incurred origination fees of $372,650, equity in lenders of $2,000 and other fees in the amount of $110,885 through August 31, 2007. Appraisal, inspecting engineer, title insurance and disbursing fees are at our expense.

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There is an annual administrative fee of $25,000 that began on November 20, 2006.

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There is an unused commitment fee of 0.50% on the $17.0 million revolving term loan that began on February 1, 2007.

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In consideration of the Loan Amendments, the Company paid a fee in the amount of $20,000. There is also an unused commitment fee of 3/8 of 1% on the statused revolving credit supplement.

Availability of Advances, Interest Rates and Fees

Advances are subject to satisfaction of specified lending conditions. Advances correlate to budget and construction timeline projections, with verification of progress by a third-party engineer.

Security

As security for the loans, the lenders received a first-position lien on personal property and real estate owned by us, including an assignment of all contracts and rights pertinent to construction and on-going operations of the plant.

Summary of Loan Covenants

The Shenandoah Loan Agreement, as amended, contains affirmative covenants (including financial covenants) and negative covenants including:

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Maintenance of working capital (current assets over current liabilities in accordance with GAAP consistently applied) of not less than $3.0 million through May 31, 2008 and increasing to $6.0 million thereafter, except that in determining current assets, any amounts available under the Revolving Term Loan (less the amount that would be considered a current liability under GAAP if fully advanced) may be included.

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Maintenance of net worth (total assets over total liabilities in accordance with GAAP consistently applied) of $34.0 million, increasing to $35.5 million effective May 31, 2008, and increasing to $37.5 million at fiscal year ending 2008 and thereafter.

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Maintenance of Debt Service Coverage Ratio of not less than 1.5 to 1.0 for fiscal year end 2008 and thereafter. Debt Service Coverage Ratio is defined as (all as calculated for the most current year-end in accordance with GAAP consistently applied): 1) net income (after taxes), plus depreciation and amortization; divided by 2) all current portions of regularly scheduled long-term debt for the prior period (previous fiscal year end).

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Restrictions on dividends or other distributions to stockholders of no more than 40% of the profit, net of income taxes for each fiscal year, allowable only where we are expected to remain in compliance with all loan covenants, terms and conditions. Furthermore, with respect to the fiscal years ending in 2008 and thereafter, an additional distribution may be made to stockholders in excess of the 40% limit for such fiscal year if we have made the required free cash flow payment for such fiscal year, and will thereafter remain in compliance with all loan covenants, terms and conditions on a pro forma basis net of such potential additional payment. We are currently in compliance with all covenants under the Shenandoah Loan Agreement; however, there can be no assurance that we can remain in compliance with all covenants in the future.

At August 31, 2007, the entire $30.0 million related to the term loan was outstanding, along with $16.6 million on the revolving term loan. At August 31, 2007, we were paying interest on advances outstanding at 8.75% and incurred total interest (including amortization of debt issuance costs) of $639,369 and $1,011,773 for the three and nine months ended August 31, 2007.

Superior Loan Agreement

On March 21, 2007, Superior Ethanol, our wholly-owned subsidiary, entered into a Master Loan Agreement, Construction and Term Loan Supplement, Construction and Revolving Term Loan Supplement, Security Agreement and Real Estate Mortgage with Farm Credit Services of America, FLCA (individually and collectively, the “Superior Loan Agreement”). A participating interest under the Superior Loan Agreement was transferred to CoBank, ACB. Under the Superior Loan Agreement, the lenders will lend up to $50.0 million to partially finance construction of the Superior plant and to provide funding for working capital purposes. This credit line is available after the required equity has been used for construction of the Superior plant. The loan is comprised of a $40.0 million amortizing term loan and a $10.0 million revolving term facility. The following summarizes the significant terms of the Superior Loan Agreement.

Loan Commitments and Repayment Terms

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Term Loan – This loan is available for advances until December 31, 2007. Principal payments are to commence thereafter with $1.375 million due July 20, 2008, and each quarter thereafter with a final maturity on or before July 20, 2015. In addition, for each fiscal year, we are also required to make special payments equal to 75% of the available (if any) free cash flow from Superior Ethanol’s operations, provided, however, that if such payments would result in a covenant default under the Superior Loan Agreement, the amount of the payments shall be reduced to an amount which would not result in a covenant default. The free cash flow payments are discontinued when the aggregate total received from such payments exceeds $10.0 million.

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Revolving Term – This loan is available for advances throughout the life of the commitment. Allowable advances under this loan are reduced by $2.5 million each six-month period commencing on the first day of the month beginning approximately six months after repayment of the term loan, but in no event later than July 1, 2015, with the final maturity no later than July 1, 2017.

Pricing and Fees

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The loans will bear interest at either Agent Base Rate (prime) minus 0.15% to plus 0.25% or short-term fixed rates at LIBOR (1, 3 or 6 month) plus 2.80% to 3.15% (each depending on whether the operations for the preceding fiscal year were profitable or unprofitable).

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We may, however, elect to pay interest at a fixed interest rate determined by the Lenders.

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We have incurred origination fees of $445,500, equity in lenders of $2,000 and other fees in the amount of $69,910 through August 31, 2007. Appraisal, inspecting engineer, title insurance and disbursing fees are at our expense.

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There is an annual administrative fee of $35,000 that begins on November 1, 2007.

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There is an unused commitment fee of 0.75% on the $10.0 million revolving term loan that begins on November 1, 2007.

Availability of Advances, Interest Rates and Fees

Advances are subject to satisfaction of specified lending conditions. Advances correlate to budget and construction timeline projections, with verification of progress by a third-party engineer.

Security

As security for the loans, the lenders received a first-position lien on personal property and real estate owned by Superior Ethanol, including an assignment of all contracts and rights pertinent to construction and on-going operations of the plant.

Summary of Loan Covenants

The Superior Loan Agreement contains affirmative covenants (including financial covenants) and negative covenants including:

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Maintenance of Superior Ethanol’s working capital (current assets over current liabilities in accordance with GAAP consistently applied) of not less than $4.5 million at the earlier of commencement of operations or by December 31, 2007 and increasing to $5.0 million effective November 30, 2008, and thereafter, except that in determining current assets, any amounts available under the Revolving Term Loan (less the amount that would be considered a current liability under GAAP if fully advanced) may be included.

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Maintenance of Superior Ethanol’s net worth (total assets over total liabilities in accordance with GAAP consistently applied) of $45.1 million, and increasing to $48.6 million for the fiscal year ending 2008 and thereafter.

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Maintenance of Debt Service Coverage Ratio for Superior Ethanol of not less than 1.25 to 1.0 for fiscal year end 2008 and thereafter. Debt Service Coverage Ratio is defined as (all as calculated for the most current year-end in accordance with GAAP consistently applied): 1) net income (after taxes), plus depreciation and amortization; divided by 2) all current portions of regularly scheduled long-term debt for the prior period (previous fiscal year end).

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Restrictions on dividends or other distributions to Superior Ethanol’s stockholder of no more than 40% of the profit, net of income taxes for each fiscal year allowable only where we are expected to remain in compliance with all loan covenants, terms and conditions. Furthermore, with respect to the fiscal years ending in 2008 and thereafter, an additional distribution may be made to stockholders in excess of the 40% limit for such fiscal year if we have made the required free cash flow payment for such fiscal year, and will thereafter remain in compliance with all loan covenants, terms and conditions on a pro forma basis net of said potential additional payment. We are currently in compliance with all covenants under the Superior Loan Agreement; however, there can be no assurance that we can remain in compliance with all covenants in the future.

Government Programs and Grants

In April 2005, the Iowa Department of Economic Development (“IDED”) awarded us a High-Quality Job Creation (“HQJC”) financing incentive comprised of a $300,000 zero-interest loan and a $100,000 forgivable loan (grant) for the Shenandoah project. These IDED funds became available for use by us in March 2006 upon closing of the senior debt financing commitment. Associated with this award are job creation and maintenance covenants, which we believe will be fulfilled. Repayments are due on the $300,000 zero interest loan at $5,000 per month for sixty months, beginning October 1, 2006. In addition, the Shenandoah and Superior projects have been awarded tax incentive packages from the Iowa Department of Economic Development under their HQJC program. The incentive packages include investment income tax credits up to 5% of qualifying expenditures, refunds of certain sales and use taxes paid, and property tax exemptions for all or a portion of the value of certain improvements. To fully qualify for these benefits, we are required, among other things, to create and maintain for a minimum period of time jobs with set levels of compensation and certain minimum benefits in conjunction with the production of value added agricultural products. If we meet the requirements of the awards, we will recognize the financial benefits of the programs in future periods.

The Iowa Department of Transportation, Modal Division, has issued an award specifically for the construction of new spur track and the installation of four turnouts to serve the Shenandoah plant. The award consists of a Railroad Revolving Loan of $154,000 or 7.9% of the eligible project costs (whichever is less) and a grant of $126,000 or 5.9% of the eligible project costs (whichever is less). Total eligible project costs are estimated to be $2.1 million. Advances under the loan/grant are expected to occur in the near future.

We have entered into a Preliminary Industrial New Jobs Training Agreement with two Iowa community colleges for reimbursement of training costs we incur. Under the agreements, the community colleges will reimburse us for up to $355,000 in training costs at each of the two initial ethanol plant locations. The program is designed to assist new businesses in the state of Iowa with costs associated with educating and training new employees. The program funds are generated through the sale of training certificates (i.e. bonds) underwritten and sold by agents of the Community College Economic Development Group. The bonds are repaid with funds submitted by us for Iowa income tax withholding related to payroll on the new jobs created. In the event Iowa income tax withholding related to payroll on the new jobs created is insufficient to repay the bonds, we are obligated to pay any shortfall that may exist.

Contractual Obligations

Our contractual obligations as of August 31, 2007 were as follows:

	Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-term debt obligations (1)	$46,884,596	$2,460,000	$7,320,000	$7,265,000	$29,839,596
Operating lease obligations (2)	8,379,648	911,602	2,521,646	2,473,200	2,473,200
Purchase obligations (3)	84,148,173	60,686,567	7,909,606	7,776,000	7,776,000
Total	$139,412,417	$64,058,169	$17,751,252	$17,514,200	$40,088,796

(1)

Includes current portion of long-term debt, and excludes $100,000 from the Iowa Department of Economic Development that is expected to be recognized as a non-refundable grant.

(2)   Operating lease costs are for rail cars and office space.

(3)   Includes construction agreements and purchase orders with Fagan, Agra Industries and various other contractors for construction of the Shenandoah and Superior plants. Also includes estimated minimum contractual obligations for RPMG and forward corn purchase contracts.

GPRE QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are subject to market risks concerning our long-term debt, future prices of corn, natural gas, ethanol and distillers grains. From time to time, we may purchase corn futures and options to hedge a portion of the corn we anticipate we will need.  In addition, we have contracted for future physical delivery of corn. We are exposed to the full impact of market fluctuations associated with interest rates and commodity prices as discussed below. At this time, we do not expect to have exposure to foreign currency risk as we expect to conduct all of our business in U.S. dollars.

Interest Rate Risk

We are exposed to market risk from changes in interest rates. Exposure to interest rate risk results primarily from holding term and revolving loans that bear variable interest rates. Specifically we have $46,639,596 outstanding in variable rate, long-term debt as of August 31, 2007. The specifics of each note are discussed in greater detail in “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources.”

Commodity Price Risk

We produce ethanol and distillers grains from corn and our business is sensitive to changes in the prices of each of these commodities. The price of corn is subject to fluctuations due to unpredictable factors such as weather; corn planted and harvested acreage; changes in national and global supply and demand; and government programs and policies. We use natural gas in the ethanol production process and, as a result, our business is also sensitive to changes in the price of natural gas. The price of natural gas is influenced by such weather factors as extreme heat or cold in the summer and winter, or other natural events like hurricanes in the spring, summer and fall. Other natural gas price factors include North American exploration and production, and the amount of natural gas in underground storage during both the injection and withdrawal seasons. Ethanol prices are sensitive to world crude-oil supply and demand; crude-oil refining capacity and utilization; government regulation; and consumer demand for alternative fuels. Distillers grains prices are sensitive to various demand factors such as numbers of livestock on feed, prices for feed alternatives, and supply factors, primarily production by ethanol plants and other sources.

We will attempt to reduce the market risk associated with fluctuations in the price of corn and natural gas by employing a variety of risk management and hedging strategies. Strategies include the use of derivative financial instruments such as futures and options executed on the Chicago Board of Trade (“CBOT”) and/or the New York Mercantile Exchange, as well as the daily management of our physical corn and natural gas procurement relative to plant requirements for each commodity.  The management of our physical corn procurement may incorporate the use of forward fixed-price contracts and basis contracts.

A sensitivity analysis has been prepared to estimate our exposure to ethanol, corn, distillers grains and natural gas price risk. Market risk related to these factors is estimated as the potential change in pre-tax income resulting from hypothetical 10% adverse changes in prices of our expected corn and natural gas requirements, and ethanol and Distillers grains output for a one-year period from August 31, 2007. This analysis excludes the impact of risk management activities that result from our use of fixed-price purchase and sale contracts and derivatives. The results of this analysis, which may differ from actual results, are as follows:

Commodity	Estimated Total Volume Requirements for the Next 12 Months	Unit of Measure	Approximate Adverse Change to Income
Ethanol	82,835,000	Gallons	$13,732,000
Corn	29,584,000	Bushels	$9,576,000
Distillers grains	270,000	Tons	$2,832,000
Natural Gas	2,816,000	MMBTU	$2,041,000

At August 31, 2007, approximately 13% of our estimated corn usage for the next 12 months was subject to fixed-price contracts. This included fixed-price future-delivery contracts for approximately 4.0 million bushels. As a result of these positions, the effect of a 10% adverse move in the price of corn shown above would be reduced by approximately $1,278,000.

At August 31, 2007, approximately 7% of our forecasted ethanol production during the next 12 months has been sold by our ethanol marketer under fixed-price contracts. As a result of these positions, the effect of a 10% adverse move in the price of ethanol shown above would be reduced by approximately $904,000.

At August 31, 2007, we had not entered into any fixed-price sales contracts for distillers grains.

At August 31, 2007, approximately 6% of our forecasted natural gas requirements for the next 12 months have been purchased under fixed-price contracts. As a result of these positions, the effect of a 10% adverse move in the price of natural gas shown above would be reduced by approximately $130,000.

GLC BUSINESS

Great Lakes Cooperative (“GLC”) is an Iowa cooperative association that was created in 2001 by the merger of two predecessor cooperatives, Superior Cooperative Elevator, and Farmers Cooperative Elevator Company. It is a customer-focused business, which operates four lines of business: bulk grain, agronomy, livestock feed and petroleum. It has facilities in seven communities in northwestern Iowa.

The Grain Division buys bulk grain, primarily corn, soybeans and oats from area producers and provides grain services (e.g., grain drying and storage) to those producers. The grain is then sold to grain processing companies and area livestock producers. The Petroleum Division sells diesel, soydiesel, gasoline (including E10 and E85), and propane, primarily to farmers and consumers who buy at retail. The Feed Division sells feed to area farmers and integrators for the production of swine, cattle and poultry in the area. The Agronomy Division sells NH3, dry and liquid agricultural nutrients and agricultural inputs (nutrients, chemicals, seed and supplies) and provides application services to area producers.

GLC has historically operated under a cooperative operating philosophy that has attempted to achieve sufficient profitability to sustain operations and debt service, while maximizing the level of service to its members (who are also its owners). GLC’s management believes that this cooperative operating philosophy provides a smaller margin for error that tends to result in disappointing financial results from local operational earnings when there are unforeseen changes in relevant markets.

Grain Division

The Grain Division operates seven grain elevators in Iowa, located at Everly, Greenville, Gruver, Langdon, Milford, Spencer and Superior. It dries and stores grain owned by its customers at these elevators, purchases grain from its customers, stores grain that it has purchased, and merchandises grain to large lot commercial purchasers. The principal grains purchased, stored and sold by GLC are yellow corn, soybeans and oats. GLC is able to store in its facilities approximately 14.7 million bushels of grain at one time. Grain merchandised by GLC is grown in northwestern Iowa and southwestern Minnesota, which is delivered to GLC’s elevators by truck. GLC ships grain from its elevators by both truck and rail.

GLC makes grain purchases at prices referenced to Chicago Board of Trade (“CBOT”) quotations. GLC competes for the purchase of grain with similar grain merchandisers, grain processors, regional cooperatives and feed mill operators. Because GLC generally buys in smaller lots, its competition is generally local in scope, although there are some large regional grain handling facilities in the area. Some of these competitors are significantly larger than GLC.

GLC sells grain to grain processors, feed mill operators, and exporters located on the Gulf of Mexico or east coast. Grain sales are made on a negotiated basis by GLC’s merchandising staff generally at prices referenced to CBOT quotations.

GLC’s grain business may be affected by the grain supply (both crop quality and quantity) in its principal growing area, government regulations and policies, conditions in the shipping and rail industries and commodity price levels. See “GLC Business – Government Regulation.” The grain business is seasonal, coinciding with the harvest of the principal grains purchased and sold by GLC.

Fixed price purchase and sale commitments for grain and grain held in inventory expose GLC to risks related to adverse changes in market prices. GLC attempts to manage these risks by hedging fixed-price purchase and sale contracts and inventory through the use of futures and option contracts on the CBOT. The CBOT is a regulated commodity futures exchange that maintains futures markets for the grains merchandised by GLC.  Futures prices are primarily dependent on worldwide supply and demand of the applicable commodity.

GLC’s hedging program is designed to reduce the risk of changing commodity prices. In that regard, hedging transactions also limit potential gains from further changes in market prices. GLC’s profitability is primarily derived from margins on grain sold, and revenues generated from other merchandising activities with its customers (including drying and storage income), not from hedging transactions. GLC has policies that specify the key controls over its hedging program. These policies include description of the hedging programs, mandatory review of positions by key management outside of the trading function on a biweekly basis, daily position limits, daily review and reconciliation, modeling of positions for changes in market conditions and other internal controls.

GLC offers forward contracts to its customers that allow them to sell their grain before it is delivered. If not sold before delivery, GLC requires that its customers either sell the grain or store it under a warehouse receipt within ten days of delivery to an elevator. GLC’s purchases and sales of grain at fixed prices are aggregated and hedged with the futures contracts on the CBOT as soon as practicable. GLC must make an initial margin deposit with its commodities broker when it enters into a futures or options contract. The amount of the margin deposit is set by the CBOT and varies by commodity. If the market price of a futures contract moves in a direction that is adverse to GLC’s futures position, the CBOT requires additional margin deposits. Subsequent price changes could require additional margin deposits or result in the return of margin deposits by GLC’s commodities broker. Significant increases in market prices, such as those that occur when weather conditions are unfavorable for extended periods or when increases in demand occur, can affect GLC’s liquidity. GLC maintains short-term lines of credit for this purpose. GLC may utilizes CBOT option contracts to limit its exposure to potential required margin deposits in the event of a rapidly rising market.

GLC competes for the purchase of grain with other local grain merchants, and with local grain processors and feed mills that buy grain directly from farmers. Competition is based primarily on price, service and reliability. GLC competes for the sale of grain with other local grain merchants for markets accessed by truck delivery, and it competes for the sale of grain to more distant markets with other grain merchants that can ship on the same rail lines used by GLC. GLC sells approximately 90% of its grain under forward contracts that call for future delivery.

GLC merchandized approximately 18.0 million bushels of corn and 6.1 million bushels of soybeans during its 2007 fiscal year.

The projected growth of the ethanol industry is expected to have a significant impact on GLC’s grain business. The operation of ethanol plants that buy corn directly from farmers who have historically sold their grain to GLC is expected to reduce the amount of grain marketed by GLC, which would reduce operating income. If GLC would be able to enter into contracts to originate grain for one or more ethanol plants, this could offset part of the loss of revenue from the reduction in corn volume marketed to traditional sources.

Agronomy Division

GLC’s Agronomy Division operates agronomy centers in Everly and Superior, Iowa. These agronomy centers purchase, store and sell agricultural fertilizer and chemicals, seeds and supplies to the farmer, as well as providing custom application services for fertilizer and chemicals.

GLC’s Agronomy Division purchases, stores, formulates, manufactures and sells NH3, dry and liquid fertilizer for farmers; provides warehousing and services to customers, and distributes chemical, seeds and various farm supplies. The major fertilizer ingredients sold by GLC are nitrogen, lime, phosphate and potash. The storage capacity of GLC’s fertilizer facilities are 11,000 tons of dry fertilizers and approximately four million gallons of liquid fertilizers.

GLC’s market area for its plant nutrient wholesale business includes northwestern Iowa and southwestern Minnesota, especially near GLC’s agronomy centers. Customers for GLC’s fertilizer products are principally farmer-producers. Sales of agricultural fertilizer products are heaviest in the spring and fall.

In its agronomy businesses, GLC competes with regional and local cooperatives, fertilizer manufacturers, multi-state retail/wholesale chain store organizations and other independent wholesalers of agricultural products. Competition in the agricultural products business of GLC is based principally on price, location and service.

The projected growth of the ethanol industry may increase the acres planted in corn and reduce the plantings of other crops. GLC’s Agronomy Division may experience increased operating income from the resulting increase in demand for nitrogen, phosphates and potassium, since corn is more dependent on these fertilizer products than other grains.

Petroleum Division

GLC’s Petroleum Division purchases, stores, sells and delivers diesel, soydiesel, gasoline (including E10 and E85), and propane to area farmers, trucking firms and consumers. It also sells some related equipment. The customers are generally located in the areas in which GLC’s operations are located. The Petroleum Division operates storage facilities with the capacity to store approximately 457,400 gallons of refined fuels and 177,600 gallons of propane.

The Petroleum Division operates bulk refined petroleum storage facilities in Everly, Spencer and Superior, bulk propane storage facilities in Everly, Spencer, Spirit Lake and Superior, and cardtrol or keytrol retail sales facilities in Everly, Greenville, Gruver, Langdon, Milford, Royal, Spencer and Superior. It primarily sells to customers located near its facilities.

There are three primary customers groups within the division: (1) fuel sold for production, harvest and drying of grain crops and the production of livestock, (2) fuel for residential heating, and (3) fuel for transportation (both to consumers and bulk sales to the trucking industry). The sales are seasonal, with the heaviest sales in the fall and spring. GLC competes for bulk fuel delivery business primarily with local family-owned jobbers and other cooperatives, and it competes for consumer sales with large regional and nationally owned retail stations.

Feed Division

GLC’s Feed Division purchases, stores, formulates and sells feed, feed products and feed services to producers and large integrators in northwestern Iowa and southwestern Minnesota. The feed is primarily for the production of swine, beef and poultry.

Feed is produced in two feed mills, with 95% of production at the Everly feed mill and the remainder at the Spencer feed mill. Everly feed production consists of grinding, mixing, pelleting and liquid feed formulation. Spencer production is limited to grinding and mixing of various specialty feed mixes, primarily for beef. GLC also delivers bulk feed to livestock production facilities.

Sales are generally on a year-round basis, without large seasonal swings in sales. Sale volumes vary over time based on the profitability of the types of livestock raised in GLC’s trade territory.  Competition consists of other cooperatives, private feed companies and large integrator-owned feed mills.

The projected growth of the ethanol industry benefit from providing grain origination services and ethanol and distillers dried grain marketing services to the ethanol industry.

Employees

At August 31, 2007 GLC had 94 full-time and 8 part-time or seasonal employees. None of GLC’s employees are unionized. GLC believes it maintains good relationships with its employees.

Government Regulation

Grain sold by GLC must conform to official grade standards imposed under a federal system of grain grading and inspection administered by the United States Department of Agriculture (“USDA”). The production levels, markets and prices of the grains that GLC merchandises are materially affected by United States government programs, which include the acreage controls and price support programs of the USDA. The U.S. Food and Drug Administration (“FDA”) has developed bioterrorism prevention regulations for food facilities, which require that GLC register its grain operations with the FDA, provide prior notice of any imports of food or other agricultural commodities coming into the United States, and maintain records to be made available upon request that identify the immediate previous sources and immediate subsequent recipients of our grain commodities.

GLC, like other companies engaged in similar businesses, is subject to a multitude of federal, state and local environmental protection laws and regulations including, but not limited to, laws and regulations relating to air quality, water quality, pesticides and hazardous materials. The provisions of these various regulations could require modifications of GLC’s existing plant and processing facilities, and could restrict the expansion of future facilities or significantly increase the cost of their operations.

GLC MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Forward Looking Statements

The following “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains forward-looking statements which relate to future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. You are urged to carefully consider these risks and factors, including those listed under “Risk Factors.” In some cases, you can identify forward-looking statements by terminology such as “may,” “anticipates,” “believes,” “estimates,” “predicts,” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. These forward-looking statements relate only to events as of the date on which the statements are made and GLC undertakes no obligation, other than any imposed by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Overview

Because of GLC’s significant capital investment in grain assets, its financial success rests heavily on obtaining favorable gross margins from marketing 18 to 23 million bushels of corn each year. Expansion of the ethanol industry threatens both the average gross margin per bushel realized and the volume of corn marketed. A substantial reduction in either or both of these factors would adversely affect GLC’s continued operations.

Grain Division

As ethanol producers continue to build facilities in GLC’s market area, dramatic changes may occur in its markets. Four ethanol plants currently under construction in Hartley and Superior, Iowa and Welcome and Fairmont, Minnesota are expected to increase corn consumption in local ethanol plants by approximately 126 million bushels from approximately 80 million bushels currently. Although GLC is a leader in agronomy, petroleum and feed, it is still highly dependent on the grain business for its overall profitability. If the merger with GPRE does not occur, GLC may experience declining market share in its grain business because of the increased competition from ethanol producers in grain purchasing. It is impossible to predict the extent of the market share decline that may occur, but any reduction in GLC’s grain volume would be difficult to overcome. GLC’s significant investment in grain assets and the substantial portion of its operating costs that are fixed (i.e. not subject to variation based on volume levels) means that reduced grain volumes would directly and substantially reduce profitability. GLC believes its margins may also be adversely affected in such a highly competitive market. Operationally, GLC may be required to reduce its hours of operations, particularly at some of its grain receiving facilities in the non- harvest season, to reduce costs. GLC believes these competitive changes will continue, potentially resulting in a smaller and smaller margin of error in running GLC profitably. If it is not responsive to these changes, GLC believes it may negatively affect its ability to address the needs of its customers and the value of future distributions payable to members or their estates.

GLC will strive to build its trading operations, market corn to or for the ethanol plants, and cost-effectively increase the level of service it offers at its elevators in order to increase its traditional grain business. While ethanol will impact the competitive nature of the business in our trade area, GLC will strive to capitalize on the opportunities that may arise out of this growth in demand. Increased demand often causes increased price volatility, which may create market opportunities in relation to local basis. GLC will also look for opportunities to contract to procure and deliver the corn needed by one or more end-users (ethanol plants, livestock producers and traditional processors) located within and near GLC’s trade territory.

Agronomy Division

Increases in production costs, primarily in the form of nutrients, energy and seed, has adversely affected the customers of the Agronomy Division in recent years. This resulted in a reduction of agricultural plant nutrient volumes for GLC. However, the increasing demand for corn utilized in ethanol production is expected to have a positive impact on this division in the future, as it may result in increased acres planted in corn and reduced plantings of other crops. GLC’s Agronomy Division may experience increased operating income from the resulting increase in demand for nitrogen, phosphates and potassium, since corn is more dependent on these fertilizer products than other grains. Many industry analysts are predicting that increased corn prices will result in an increase in the corn acreage. This was supported by strong demand for nutrient inputs in the fall of 2007.

GLC will strive to continue to grow its market share in its core region, as well as strengthen its geographic coverage by expanding into new territories. GLC is able to store a large portion of its annual fertilizer needs, allowing it to take advantage of early inventory pricing opportunities.

Chemical sales continue to decline due to the transition of corn production to seeds that can be treated with glyphos (best known under the trade name of “Round Up”). The sale of glyphos products has lower sales margin than competing pesticides. This is adversely affecting the profitability of the chemical sales department of the Agronomy Division.

Petroleum Division

Increased price volatility in wholesale petroleum markets is making it more difficult for the Petroleum Division to maintain consistent gross margins, due to large and sometimes extreme swings in the value of inventory that is eventually sold to customers at spot prices. The Petroleum Division also faces frequent periods during which it is unable to purchase truckloads of petroleum products due to supply interruptions. These two factors often require the Petroleum Division to buy inventory when it is available, rather than when the price is low or additional inventory is needed. GLC believes that although it has thus far been successful in handling this inventory management issue, it continues to present a risk to gross margins in the future.

Gross margins have shrunk in proportion to gross sales, which makes it increasingly difficult to absorb operating shrink, credit losses from sales through GLC’s credit program, and the merchant discount costs associated with sales through national credit card brands. However, the Petroleum Division has recently succeeded in being profitable and it is well positioned to compete in the future with adequate storage and late model delivery equipment.

Feed Division

GLC has historically not pursued sales to livestock integrators due to the low gross margins on such sales. GLC has instead relied on sales to traditional family farm livestock producers who are declining in number, which has reduced the volume of feed sales. As a result, the Feed Division has not been profitable for many years.

As the portion of feed purchases by integrators has continued to increase, GLC has recently been attempting to sell feed to integrators to maintain the volume at its feed mills. Relationships with integrators are hard to develop after they have already established them with other feed companies. GLC has been exploring many avenues of gaining the integrator business necessary to increase utilization of its feed mills. GLC needs additional feed volume to cover overhead in its modern but under-utilized feed mill in Everly. GLC hopes to develop sufficient integrator business by the end of 2007 for the Feed Division to return to profitability, but there is no assurance that it will succeed.

Critical Accounting Policies and Estimates

This disclosure is based upon GLC’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires that GLC make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. GLC bases its estimates on historical experience and other assumptions that it believes are proper and reasonable under the circumstances. GLC continually evaluates the appropriateness of estimates and assumptions used in the preparation of its consolidated financial statements. Actual results could differ materially from those estimates. The following key accounting policies are impacted significantly by judgments, assumptions and estimates used in the preparation of the consolidated financial statements.

Property and Equipment

Land, buildings and equipment are stated at cost. Depreciation for plant and equipment has been provided primarily on the straight line method over the estimated useful lives of the assets, which are currently 3-40 years.   Maintenance and repairs are expensed as incurred. Expenditures for new facilities and those that increase the useful lives of the buildings and equipment are capitalized. When assets are sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and gains or losses on the dispositions are recognized in earnings. GLC periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of plant and equipment.

Impairment of long-lived assets

GLC’s long-lived assets consist of property, plant and equipment and acquired intangible assets. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. An estimate of the related undiscounted cash flows over the remaining life of the plant and equipment is used to measure the recovery of the asset’s carrying value. When required, impairment losses on assets to be held or used are recognized based on the fair value of the asset, and long-lived assets to be disposed of are reported at the lower of their carrying amount or fair value less selling costs.

Hedging and derivative financial instruments

GLC generally follows a policy of hedging its grain transactions to protect gains and minimize losses due to market fluctuations. Gains and losses from these hedge transactions are reflected in the sales of the respective commodity. GLC has only limited involvement with derivative financial instruments and does not use them for trading purposes. They are used to manage well-defined commodity price risks. GLC may use futures, forward, option and swap contracts to reduce the volatility of commodities. These contracts permit final settlement by delivery of the specified commodity. These contracts are not designated as hedges under Statements of Financial Accounting Standards (SFAS) No. 133 “Accounting for Derivative Instruments and Hedging Activities.” These contracts are marked to market each month and any unrealized gains or losses are recognized in earnings.

Inventory valuations

Grain inventories are valued on the basis of market prices with appropriate adjustment for freight, test weights, discounts and other differentials, including a provision for gains (losses) on future sales and purchase commitments. Merchandise and petroleum products inventories are valued at the lower of cost, using the first-in, first-out method, or market price.

Accounting for Income Taxes

Income taxes are accounted for under the asset and liability method in accordance with SFAS No. 109, “Accounting for Income Taxes.” Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowances is recorded if it is more likely than not that some portion or all of the deferred tax assets will not be realized. The realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Management’s evaluation of the realizability of deferred tax assets must consider positive and negative evidence, and the weight given to the potential effects of such positive and negative evidence is based on the extent to which it can be objectively verified

Off-Balance Sheet Arrangements

GLC does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on its consolidated financial condition, results of operations or liquidity.

Recent Accounting Pronouncements

In February, 2007 the Financial Accounting Standards Board issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair market value measurement, which is consistent with long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. GLC’s management does not expect the adoption of this statement to be significant to its consolidated financial statements.

Results of Operations

Years Ended August 31, 2007 compared to 2006

The financial performance of GLC improved significantly in fiscal year 2007 compared to fiscal year 2006. Net savings after income taxes improved from a loss of $571,148 to a profit of $1,728,185, an increase of $2,299,333.

Revenues increased $34,766,602 (31.3%) from fiscal year 2006 to fiscal year 2007, primarily due to an increase in grain revenues. Grain volume increased by 38,877 bushels, but the average selling price for corn increased from $1.77 to $3.22, and for soybeans the selling price increase was from $5.70 to $6.69. This resulted in an increase in grain sales revenue of $35,634,746. However, grain revenue from grain storage, price later charges and drying decreased by $686,025. Agronomy revenues increased by $694,615, primarily due to an increase in fertilizer sales and an increase in agronomy services revenues, including soil testing and custom applications. Fertilizer sales and service revenue increases were the result of a 12% increase in volume accompanied by small price increases. Petroleum revenues increased by $249,365 on the strength of an increase of 1.1% in volume and an increase in refined petroleum and propane prices. Feed revenues decreased $1,207,906 from 2006 to 2007 because of a reduction in the number of conventional customers feeding livestock.

Total gross revenue increased by $3,421,801. Marketing margins in grain increased from $1,374,554 to $5,100,628, a change of $3,726,074. While the volume of grain only changed by 38,877 bushels, the marketing margins increased from 5.69 cents per bushel to 21.08 cents per bushel because the state of the market in fiscal year 2007 allowed higher market carries to be captured. The overall grain margin was reduced by a decline in storage revenues of $686,025, which resulted in total grain margins of $3,040,049. Agronomy margins increased $339,515 because of the increase in sales volume of 12%. Petroleum margins were up $217,978 on sales increases of 98,691 gallons and an increase of 2.12 cents in sales margins. Feed margins declined, on reduced sales and reduced selling margins, $331,927. Other merchandise and services gross margins increased by $156,186 because of higher markups and stronger inventory control.

Operating expenses increased by $727,440. Interest on operating debt increased $886,123 due to increased borrowings to carry more expensive grain inventory. On August 31, 2006 the cost of corn and soybeans was $1.84 and $4.82 respectively; by August 31, 2007 the costs were $3.015 and $7.92. Dryer fuel costs declined by $245,659 because the crop was relatively dry when harvested. Computer expense increased by $89,300 due to the adoption of new software and the upgrading of hardware, and professional fees increased by $69,736 in preparation for the merger.

Patronage dividend income increased by $635,375, primarily because of increases in patronage dividends from CHS, Inc. and Ag Processing, Inc. of $596,467 and $187,166, respectively. Patronage dividends are earned on the basis of business done with a cooperative.

Income taxes changed from a benefit of $272,177 to an expense of $801,404, or a total change of $1,073,581. In 2006, GLC had a pre-tax loss of $843,325, resulting in tax benefits which were primarily used in tax carrybacks to prior years. For the year ended August 31, 2007, GLC elected not to distribute its earnings to cooperative members, resulting in additional state and federal income tax expense.

Minority Interest – GLC has a majority interest in Great Lakes Grain Storage, LLC. The amount of Great Lakes Grain Storage, LLC’s loss attributable to minority interests is $19,658.

Years Ended August 31, 2006 compared to 2005

The financial performance of GLC decreased significantly in fiscal year 2006 compared to fiscal year 2005. Net savings after income taxes decreased from a profit of $1,556,135 to a loss of $571,148, a decrease of $2,127,283.

Revenues decreased $8,790,436 (7.7%) from fiscal year 2005 to fiscal year 2006 primarily due to a decrease in grain revenues. Grain volume decreased by 3,886,307 bushels, and the average selling price for corn decreased from $1.83 to $1.77, and for soybeans the selling price decrease was from $5.88 to $5.70. This resulted in a decrease in grain sales revenue of $10,161,209. Revenue from grain storage, price later charges and drying decreased by $646,364. Total agronomy revenues decreased by $2,303,521. Agronomy sales revenues decreased by $2,019,528 due to a decrease in fertilizer sales of $213,191, a decrease in chemical sales of $1,631,911, and decreased seed sales of $174,426. Agronomy services revenue, soil testing and custom application, decreased by $283,993. Fertilizer sales and service decreases were the result of a 17.7% decrease in volume accompanied by a 15% price increase. Chemical sales declined primarily as a result of generic products replacing brand name products at reduced prices along with some loss in volume. Seed sales decreased because a change of management during the sales season disrupted the focus of sales efforts. Petroleum revenues increased by $3,257,773 due to large increases in refined petroleum and propane prices, offset by a 9% decrease in volumes. Feed revenues increased $89,996 from 2005 to 2006. Miscellaneous merchandise and service revenues accounted for a $958,781 decrease in revenues from fiscal year 2005 to fiscal year 2006 resulting from a gain on the sale of the Hartley grain facility of $1,270,000.

Total gross revenue decreased by $4,083,094. Marketing margins in grain decreased from $2,729,837 to $1,374,554, a change of $1,355,283. While the volume of grain changed by 3,886,307 bushels, the marketing margins decreased from 9.73 cents per bushel to 5.69 cents per bushel because of the state of the market. Low prices slowed the pace at which producers sold grain to GLC, and resulted in lower carry in the market. These factors, along with railroad bottlenecks, resulted in lower margins. The overall grain margin was increased by greater storage revenues of $730,766, which resulted in total grain margins of $2,105,320. Agronomy margins decreased $1,123,223 because of the decrease in sales volume of 17.7%. Petroleum margins were up $293,124 on sales decreases of 962,048 gallons and an increase of 4.54 cents in sales margins. The decrease in petroleum gallons was primarily propane which is a seasonal market driven by corn-drying demand. Harvested corn was much dryer in 2006 than in 2005, resulting in a 29% decline in propane gallons. Feed margins declined, on slightly higher sales and reduced selling margins, by $74,448.

Operating expenses decreased by $451,554. Interest on operating debt increased $165,102 due to higher interest rates. Dryer fuel costs declined by $575,400 because the crop was much dryer when harvested. Repairs and maintenance decreased by $401,934 due to tighter cost controls and implementing a company wide purchase order system.

Patronage dividend income increased by $460,975, primarily because of increases in patronage dividends from CHS, Inc. and CoBank of $366,994 and $194,384, respectively. Patronage dividends are earned on the basis of business done with a cooperative.

Income taxes decreased to a benefit of $272,177 from an expense of $609,853, or a total change of $882,030. GLC had a pre-tax loss of $843,325 in fiscal year 2006, resulting in tax benefits, compared to a pretax profit of $2,165,988 in fiscal year 2005.

Liquidity and Capital Resources

On August 31, 2007, GLC had $383,258 in cash, $397,946 in marketable securities, and $16,263,649 available under committed loan agreements (subject to satisfaction of specified lending conditions). GLC anticipates using substantially all of these funds for normal business operations which would include the buying and selling of grain and farm supplies, and the normal replacement of equipment used in supplying services to customers. GLC also intends to increase its committed loan agreement by $20.0 million because of higher prices of farm commodities (corn and soybeans) at harvest. This additional line of credit was secured on October 16, 2007.

GLC’s business is highly impacted by the prices of commodities, including corn, soybeans, petroleum, and fertilizers. As prices for these products continues to be at historically high levels, the costs to carry this inventory also increase, most noticeably interest and insurance costs. However, GLC’s management believes that they have sufficient working capital to support these increased costs.

Loan Agreement

On January 3, 2005, GLC entered into a Master Loan Agreement with CoBank, ACB. Under the agreement, CoBank advanced $8.1 million on a revolving term facility and a revolving credit facility not exceeding $30.0 million. The revolving term facility has been fully advanced and at August 31, 2007, the balance was $6.3 million. The revolving credit facility has been renewed annually. At August 31, 2007 the balance extended on this facility was approximately $13.7 million. On October 16, 2007, the revolving credit facility limit was increased to $50.0 million. These loans are secured by a first mortgage lien covering the real property owned by GLC, together with a security agreement under the Uniform Commercial Code covering substantially all personal property owned by GLC.

Loan Commitments and Repayment Terms

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Revolving Term Loan – This loan is committed to November 21, 2013. Principal payments are $900,000 due annually on November 20.

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Revolving Credit Facility – This facility is committed to March 1, 2008, or such later date as CoBank may, in its sole discretion, authorize in writing.

Pricing and Fees

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Revolving Term Loan – $2.7 million bears interest at 1/20 of 1% below the rate of interest established by CoBank as its base rate. The remaining $3.6 million, in $900,000 increments, bears interest at fixed rates that were determined by CoBank, with outstanding rates ranging from 7.39% to 7.49%.

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Revolving Credit Facilty – This facility bears interest at 1/4 of 1% below the rate of interest established by CoBank as its base rate. There is an unused commitment fee of 1/8 of 1% on the average daily unused portion of the commitment.

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Interest and fees are payable monthly.

Availability of Advances

Advances are subject to satisfaction of specified lending conditions.

Summary of Loan Covenants

The Master Loan Agreement contains affirmative covenants (including financial covenants) and negative covenants including:

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Maintenance of working capital (current assets over current liabilities) in accordance with GAAP consistently applied of not less than $5.0 million at the end of each fiscal year and $4.0 million at the end of each month.

•

GLC will not create, incur, assume or allow to exist any indebtedness or liability for borrowed money, with the exception of debt to CoBank, accounts payable, and current operating liabilities incurred in the ordinary course of business.

•

GLC will not assume any contingent liabilities with the exception of limited guarantees of customer accounts with Cooperative Credit Company, which will not exceed $220,000.

•

GLC will provide to CoBank audited financial statements no later than 90 days following the end of the fiscal year, and will provide monthly interim statements within 45 days of the end of each month.

GLC was in compliance with its loan covenants during all periods presented.

Contractual Obligations

GLC’s contractual obligations as of August 31, 2007 were as follows:

	Payments Due by Period
		Less than			More than
Contractual Obligations	Total	1 year	1-3 years	3-5 years	5 years
Long-term debt obligations	$ 6,300,000	$ 900,000	$1,800,000	$1,800,000	$1,800,000
Grain purchase contracts	29,584,514	26,432,624	3,151,890	-	-
Purchase obligations	217,886	217,886	-	-	-
	$36,102,400	$27,550,510	$4,951,890	$1,800,000	$1,800,000

GLC QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

GLC is subject to market risks concerning its long-term debt and future prices of corn, soybeans and fertilizers. GLC purchases corn and soybean futures on the Chicago Board of Trade as a hedge against prices in future periods; however, GLC is at risk from changes in the basis (the difference between the CBOT prices and local cash prices) of these commodities. To reduce that risk, GLC contracts cash sales to customers for future time periods. GLC is also exposed to the impact of market fluctuations associated with interest rates and commodity prices as discussed below. At this time, GLC does not expect to have exposure to foreign currency risk as it expects to conduct all of its business in U.S. dollars.

Interest Rate Risk

GLC is exposed to market risk from changes in interest rates. Exposure to interest rate risk results primarily from holding term and revolving loans that bear variable interest rates. Specifically, GLC has $2.7 million outstanding in variable rate long-term debt and $13.7 million in variable rate seasonal line of credit as of August 31, 2007. The specifics of each note are discussed in greater detail in “GLC Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources.”

Commodity Price Risk

GLC purchases corn and soybeans from local producers. The majority of these commodities are purchased during the fall harvest. GLC dries and stores the grain to sell in future periods. The price of these commodities is subject to fluctuations due to unpredictable factors such as weather; corn and soybeans planted and harvested acreage; changes in national and global supply and demand; and government programs and policies.

GLC attempts to reduce the market risk associated with the fluctuations in the price of corn and soybeans by employing a variety of risk management and hedging strategies. GLC purchases corn and soybean futures on the CBOT to hedge the futures price of these commodities; however, this does not mitigate the risk of basis change, i.e. the difference between the CBOT price and the actual cash price that is paid at a GLC location. To reduce basis risk, GLC locks in the selling price of a portion of the commodities by forward contracting to the ultimate user.

GLC is subject to market risk on all of its fertilizer products. Fertilizer prices are directly affected by petroleum and natural gas prices, which are direct inputs into the manufacturing of these products. At August 31, 2007, GLC had $6.5 million in fertilizer inventories. There are no suitable derivative instruments available to guard against market risk; however, GLC attempts to pass on changes in market prices and enter into forward contract sales of these products to its customers. This is traditionally done after harvest, and at August 31, 2007, there was a negligible amount of fertilizer product forward contracted.

A sensitivity analysis has been prepared to estimate GLC’s exposure to corn and soybean basis risk. Market risk related to these factors is estimated as the potential change in pre-tax income resulting from hypothetical 10% adverse changes in basis in corn and soybeans held for sale for a one-year period from August 31, 2007. This analysis excludes the impact of risk management activities that result from our use of fixed-price purchase and sales contracts. The results of this analysis, which may differ from actual results, are as follows:

	Estimated Total Volume		Approximate
	Requirements for the Next	Unit of	Adverse Change to
Commodity	12 Months	Measure	Income

Corn	19,500,000	Bushels	$ 585,000
Soybeans	5,500,000	Bushels	$ 165,000

As of August 31, 2007, approximately 11% of GLC’s estimated corn sales for the next 12 months were subject to fixed-price forward contracts, which would reduce the adverse change to income in the table above by approximately $67,000. A negligible percentage of soybean sales were subject to fixed-price forward contracts at August 31, 2007.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosures

GLC’s financial records have been audited for the last four fiscal years by Gardiner Thomson, Certified Public Accountants, Des Moines, Iowa. GLC’s financial records for the 2003 fiscal year was audited by Burdorf, Parrott and Associates, P.C., Certified Public Accountants, Emmetsburg, Iowa. GLC does not have any disagreements with its current or former auditor concerning the manner in which GLC maintains its accounting records.

GLC PRINCIPAL MEMBERS

The following table sets forth certain information with respect to the beneficial ownership of GLC common stock as of December 21, 2007 for: (i) each person or entity who is known by GLC to beneficially own more than five percent of its common stock, (ii) each of its directors, (iii) each of its named executive officers, and (iv) all directors and executive officers as a group. Each share is entitled to one vote.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentage of Total	Position

Kevin Adolf	1	*	President
Darryl Hansen	1	*	Vice President
Bryan Bailey	1	*	Secretary/Treasurer
Jeff Jones	1	*	Director
Tom Ross	1	*	Director
Stan Larson	1	*	Director
Jeff Pearson	1	*	Director
Rod Will	1	*	Director
Gordon Juhl	1	*	Director
Executive Officers and Directors as a Group (9 persons)	9	*

* Less than 1%.

________________

(1)

Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as GLC.

EXPERTS

The consolidated balance sheets of Green Plains Renewable Energy, Inc. as of November 30, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended November 30, 2006 and for the period from June 29, 2004 (Inception) through November 30, 2006 included in this registration statement have been so included in reliance on the report of L.L. Bradford & Company, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated balance sheets of Great Lakes Cooperative and Subsidiary, Everly, Iowa, as of August 31, 2007 and 2006 and the related consolidated statements of operations, members' equity and cash flows for the years ended August 31, 2007, 2006 and 2005 appearing in this registration statement have been audited by Gardiner Thomsen, Des Moines, Iowa, an independent public accounting firm, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the shares of GPRE common stock offered hereby will be passed upon for GPRE by Blackburn & Stoll, LC, Salt Lake City, Utah. Certain tax matters will be passed upon for GLC by Nyemaster Goode West Hansell & O’Brien PC, Des Moines, Iowa.

WHERE YOU CAN FIND MORE INFORMATION

GPRE files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy materials that GPRE has filed with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room.

GPRE common stock is traded on The NASDAQ Capital Market and on the American Stock Exchange under the symbol “GPRE” and its Securities and Exchange Commission filings can also be read at the following address:  NASDAQ Operations, 1735 K Street, N.W., Washington, D.C. 20006.

GPRE’s Securities and Exchange Commission filings are also available to the public on the Securities and Exchange Commission’s internet website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the Securities and Exchange Commission.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

To the Board of Directors and

Stockholders of Green Plains Renewable Energy, Inc.

We have audited the accompanying balance sheets of Green Plains Renewable Energy, Inc. as of November 30, 2006 and 2005, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended November 30, 2006 and for the period from June 29, 2004 (Inception) through November 30, 2006. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Green Plains Renewable Energy, Inc. as of November 30, 2006 and 2005, and the results of its operations and its cash flows for each of the years in the three-year period ended November 30, 2006 and for the period from June 29, 2004 (Inception) through November 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Green Plains Renewable Energy, Inc.’s internal control over financial reporting as of November 30, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 12, 2007 expressed an unqualified opinion on management’s assessment of internal control over financial reporting and an unqualified opinion on the effectiveness of internal control over financial reporting.

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC

Las Vegas, Nevada

February 12, 2007

To the Board of Directors and

Stockholders of Green Plains Renewable Energy, Inc.

We have audited management’s assessment, included in the accompanying Management’s Report on Internal Control Over Financial Reporting, that Green Plains Renewable Energy, Inc. maintained effective internal control over financial reporting as of November 30, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Green Plains Renewable Energy, Inc.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that Green Plains Renewable Energy, Inc. maintained effective internal control over financial reporting as of November 30, 2006, is fairly stated, in all material respects, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Also in our opinion, Green Plains Renewable Energy, Inc. maintained, in all material respects, effective internal control over financial reporting as of November 30, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the balance sheets and the related statements of income, stockholders’ equity and comprehensive income, and cash flows of Green Plains Renewable Energy, Inc., and our report dated February 12, 2007 expressed an unqualified opinion.

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC

Las Vegas, Nevada

February 12, 2007

GREEN PLAINS RENEWABLE ENERGY, INC. (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED BALANCE SHEETS

ASSETS	November 30,	November 30,
	2006	2005
Current Assets
Cash and cash equivalents	$ 43,088,464	$ 5,794,936
Securities	-	28,064,700
Interest receivable	183,611	-
Prepaid expenses and deposits	526,524	-
Derivative financial instruments	397,875	-
Total current assets	44,196,474	33,859,636

Property and equipment, net	47,081,787	786,846

Other assets	4,728,671	3,000

Total assets	$ 96,006,932	$ 34,649,482

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$ 9,720,752	$ 170,701
Current maturities of long term debt	60,000	-
Total current liabilities	9,780,752	170,701

Long-term debt less current maturities	330,000	-

Commitments and contingencies

Stockholders’ Equity
Common stock; $.001 par value, 25,000,000 shares authorized,
6,002,736 and 4,215,990 shares issued and outstanding respectively	6,003	4,216
Additional paid-in capital	85,419,806	34,922,314
Accumulated earnings (deficit)	470,371	(447,749)
Total stockholders' equity	85,896,180	34,478,781

Total liabilities and stockholders' equity	$ 96,006,932	$ 34,649,482

See accompanying notes to the consolidated financial statements.

GREEN PLAINS RENEWABLE ENERGY, INC. (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Fiscal Years Ended November 30,	For the Period From Inception on June 29, 2004 Through November 30,		For the Period From Inception on June 29, 2004 Through November 30,
	2006	2005	2004	2006

Revenues	$ -	$ -	$ -	$ -

Operating expenses	2,150,986	729,546	50,305	2,930,837

Loss from operations	(2,150,986)	(729,546)	(50,305)	(2,930,837)

Other income
Gain on derivative financial instruments	1,600,396	-	-	1,600,396
Interest income	1,791,989	331,792	310	2,124,091
Other income	2,721	-	-	2,721

Income (loss) before income taxes	1,244,120	(397,754)	(49,995)	(796,371)

Income tax expense (benefit)	326,000	-	-	326,000

Net income (loss)	$ 918,120	$ (397,754)	$ (49,995)	$ 470,371

Earnings (loss) per common share:
Basic	$ 0.19	$ (0.42)	$ (0.08)
Diluted	$ 0.19	$ (0.42)	$ (0.08)

Weighted average common shares outstanding -
Basic	4,877,938	945,517	622,535
Diluted	4,904,545	945,517	622,535

See accompanying notes to consolidated financial statements.

GREEN PLAINS RENEWABLE ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM JUNE 29, 2004 (INCEPTION) THROUGH NOVEMBER 30, 2006

	Common Stock		Additional Paid-in	Accumulated Earnings/	Total Stockholders'
	Shares	Amount	Capital	(Deficit)	Equity
Balance at June 29, 2004 (Inception)	-	$ -	$ -	$ -	$ -
Issuance of common stock to the founders of
the Company for cash at $0.25 per share	400,000	400	99,600	-	100,000
Issuance of common stock for services at
$0.25 per share	150,000	150	37,350	-	37,500
Issuance of common stock to directors of the
Company for cash at $2.50 per share	73,000	73	182,427	-	182,500
Issuance of common stock for cash at $2.50
per share, net of offering costs of $1,712	142,000	142	353,146	-	353,288
Net loss for the fiscal year ended
November 30, 2004	-	-	-	(49,995)	(49,995)
Balance at November 30, 2004	765,000	$ 765	$ 672,523	$ (49,995)	$ 623,293
Issuance of common stock for services at
$10.00 per share	5,000	5	49,995	-	50,000
Issuance of common stock for cash at $10.00
per share, net of offering costs of $256,658	3,445,990	3,446	34,199,796	-	34,203,242
Net loss for the fiscal year ended
November 30, 2005	-	-	-	(397,754)	(397,754)
Balance at November 30, 2005	4,215,990	$ 4,216	$ 34,922,314	$ (447,749)	$ 34,478,781
Issuance of common stock for services at
$10.00 per share	5,000	$ 5	$ 49,995	$ -	$ 50,000
Issuance of common stock for acquisition at
$10.00 per share	100,000	100	999,900	-	1,000,000
Issuance of common stock for land at $43.90
per share	10,900	11	478,499	-	478,510
Issuance of common stock for services at
$37.30 per share	2,500	3	93,247	-	93,250
Issuance of common stock for exercise of
warrants for cash at $30 per share,
plus fees of $810	68,277	68	2,049,052	-	2,049,120
Issuance of common stock for cash at
$30.00 per share , net of offering
costs of $1,173,671	1,600,069	1,600	46,826,799	-	46,828,399
Net income for the fiscal year ended
November 30,2006	-	-	-	918,120	918,120
Balance at November 30, 2006	6,002,736	$ 6,003	$ 85,419,806	$ 470,371	$ 85,896,180

See accompanying notes to the consolidated financial statements.

GREEN PLAINS RENEWABLE ENERGY, INC. (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the Fiscal Years Ended November 30,		For the Period From Inception on June 29, 2004 Through November 30,	For the Period From Inception on June 29, 2004 Through November 30,
	2006	2005	2004	2006
Cash flows from operating activities:
Net income (loss)	$ 918,120	$ (397,754)	$ (49,995)	$ 470,371
Adjustments to reconcile net income (loss)
to net cash used by operating activities:
Stock based compensation	143,250	50,000	37,500	230,70
Depreciation	13,201	1,693	-	14,84
Unrealized gains on derivative financial instruments	(32,375)	-	-	(32,375)
Deferred income taxes	(38,800)	-		(38,800)
Changes in operating assets and liabilities:
Interest receivable	(183,610)	-	-	(183,610)
Prepaid expenses and deposits	(526,522)	-	-	(526,522)
Derivative financial instruments	(365,500)	-	-	(365,500)
Accounts payable and accrued expenses	630,677	100,151	5,800	736,628
Net cash provided (used) by operating activities	558,441	(245,910)	(6,695)	305,836

Cash flows from investing activities:
Purchase of property and equipment	(36,583,670)	(723,789)	-	(37,307,459)
Purchase of securities	-	(28,064,700)	-	(28,064,700)
Purchase of land options	(23,500)	-	(3,000)	(26,500)
Payment for recoverable rail line costs	(3,500,000)		-	(3,500,000)
Cash acquired in acquisition of subsidiary	210,291	-	-	210,291
Sale of securities	28,064,700	-	-	28,064,700
Net cash used by investing activities	(11,832,179)	(28,788,489)	(3,000)	(40,623,668)

Cash flows from financing activities:
Proceeds from issuance of common stock	48,877,519	34,203,242	635,788	83,716,549
Proceeds from the
issuance of long-term debt	400,000	-	-	400,000
Payment of principal on long-term debt	(10,000)	-	-	(10,000)
Payment of loan fees and equity in lenders	(700,253)	-	-	(700,253)
Net cash provided by financing activities	48,567,266	34,203,242	635,788	83,406,296

Net change in cash and equivalents	37,293,528	(5,168,843)	626,093	43,088,464
Cash and equivalents at beginning of period	5,794,936	626,093	-	-
Cash and equivalents at end of period	$ 43,088,464	$5,794,936	$ 626,093	$ 43,088,464

Continued on following page

Continued from the previous page

Supplemental disclosures of cash flow:
Cash paid for income taxes	$ -	$ -	$ -	$ -
Cash paid for interest	$ -	$ -	$ -	$ -

Non-Cash investing and financing Activities:
Common stock issued for acquisition of subsidiary:
Cash	$ 210,291	$ -	$ -	$ 210,291
Land options	11,100	-	-	11,100
Site development costs	778,609	-	-	778,609
Total common stock issued for acquisition of subsidiary	$ 1,000,000	$ -	$ -	$ 1,000,000

Land for Superior Ethanol Plant:
Common stock issued for purchase of land	$ 478,510	$ -	$ -	$ 478,510
Purchase accounting costs allocated to site development costs above allocated to land purchase	332,990	-	-	332,990
Purchase accounting cost allocated to purchase of land options above allocated to purchase of land	10,000	-	-	10,000
Total land for Superior Ethanol Plant	$ 821,500	$ -	$ -	$ 821,500

Accrued land improvements and construction-in-progress:
Land improvements-accruals	$ 36,854	$ -	$ -	$ 36,854
Land improvements-retainage	123,809	-	-	123,809
Construction-in-progress-accruals	5,302,522	64,750	-	5,302,522
Construction-in-progress-retainage	3,504,537	-	-	3,504,537
Total accrued land improvements and construction-in-progress	$ 8,967,722	$ 64,750	$ -	$ 8,967,722

See accompanying notes to the consolidated financial statements.

1.

DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of business – Green Plains Renewable Energy, Inc. (hereinafter referred to as the “Company”) is a Company in the later stages of development that was incorporated on June 29, 2004 under the laws of the state of Iowa.  Green Plains Renewable Energy, Inc. was organized to construct and operate a 50 million gallon, dry mill, fuel grade ethanol plant (“Plant”).  Construction began in April, 2006.  In August 2006, construction began on a second Plant, similar to the Shenandoah facility, in Superior, Iowa.

Both of the ethanol production facilities we are building are name-plate 50 million gallon per year plants. Name-plate means the plants are guaranteed by the Design Builders and the process technology providers to produce at least 50 million gallons of ethanol per year once the Plants become operational. The Shenandoah Plant is being built by Fagen, Inc. (“Fagen”). ICM is the process technology provider for this Plant. Agra Industries is building the Superior, Iowa Plant and we are using Delta T as the technology provider for this Plant. We plan to build the Plants such that they will each have an annual capacity to process approximately 18 million bushels of corn into approximately 50 million gallons of ethanol and will produce approximately 160,000 tons annually of animal feed known as Distillers Dried Grains with Solubles (“DDGS”) on a dry matter basis. Distillers’ grains are the principal by-products of the ethanol production process. The Plants will also produce approximately 148 tons of CO². However, because the Iowa market is saturated with CO² due to the number of ethanol plants in Iowa, we intend to scrub the CO² produced at the Plants and vent it off.

Definition of fiscal year – The Company’s fiscal year end is November 30.

Principles of consolidation - The accompanying financial statements include the accounts of the Company and its wholly owned subsidiary, Superior Ethanol, L.L.C., which was acquired by the Company on February 22, 2006.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

The Company uses a days approach (estimated billing dollars divided by the number of day), unless other information is available, to estimate the liability for construction work from the billing cut-off to the end of the accounting period.  These amounts can represent material estimates by the company.

Cash and cash equivalents – For the purposes of reporting cash and cash flows, we consider short-term investments with original maturities of three months or less at acquisition to be cash equivalents.  Cash and cash equivalents as of November 30, 2006 and 2005 included amounts in short term government funds which are not federally insured and balances in operating accounts in excess of federally insured limits. The Company has not experienced any losses in such accounts.

Securities – For the purposes of reporting cash and cash flows, we consider short-term investments with original maturities of three months or greater at acquisition to be securities.  The Company’s marketable securities are classified as held to maturity and reported at amortized cost. The Company’s securities are primarily investments in short term interest bearing financial instruments.

Fair value measurement of financial instruments - The Company accounts for estimating the fair value of financial instruments according to SFAS No. 157, “Fair Value Measurements.” SFAS No. 157.  The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

Level 1- Market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs):

Cash and cash equivalents - The carrying value of cash and cash equivalents was their fair values due to the relatively short maturity of these instruments. These funds are invested in low risk interest bearing government instruments and the carrying value is determined by the financial institution where the funds are held.

Securities – The carrying value of securities was their fair value due to the relatively short maturity of these instruments. These funds are invested in low risk interest bearing government instruments and the carrying value is determined by the financial institution where the funds are held.

Derivative financial instruments - These instruments are valued at fair market value based upon information supplied by the broker at which these instruments are held.  The fair value is determined by the broker based on closing quotes supplied by the Chicago Board of Trade. The Chicago Board of Trade is an exchange with published pricing.  See the “Derivative Financial Instrument” policy below for additional information.

Level 2 – The reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs):

 Long-term debt - The carrying value of the non-transferable, zero interest note was $290,000, including the $60,000 recorded as current portion of long-term debt at November 30, 2006. It is not practicable to estimate the fair value of non-transferable zero interest fixed rate long-term debt at November 30, 2006 since this agreements contain unique terms, conditions and restrictions, and there is no readily determinable similar instrument on which to base an estimate of fair value.  In addition, long-term debt includes a $100,000 grant and based on certain covenants, when reached; we intend to record this grant as income.

All financial instruments discussed are separate line items in the Consolidated Balance Sheets.

Derivative financial instruments - Derivatives such as exchange-traded futures are currently recognized on the balance sheet at fair value.  At the present time and until operations commence and the Company is generating a revenue stream from the production of ethanol, any and all fair value adjustments for derivative financial instruments will be recorded in the statement of operations as gains/(losses) in Other Income.  Upon the commencement of operations for the production of ethanol, derivative financial instruments found to be highly effective hedges with their underlying commodity will be designated as cash flow hedges and recorded in “Other Comprehensive Income” net of tax.

At November 30, 2006, the derivative financial instruments were margin requirements of $365,500 in broker accounts and $32,375 of unrealized gains on futures positions held by the Company.  During fiscal year ended November 30, 2006, the Company had realized gains, net of commissions, on derivative financial instruments of $1,568,021. The realized and unrealized gains totaling $1,600,396 on derivative financial instruments have been recorded in Other Income in the Consolidated Statement of Operations.  In addition, the Company considered the actual futures position as an operating activity to secure future corn inventory for production, therefore the unrealized gain of $32,375 is an adjustment to operating income and the realized gains of $1,568,021 were considered operating gains in the Statement of Cash Flows.  The margin requirement was considered a deposit on futures and a change in operating assets in the Statement of Cash Flows

Property and equipment – Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets which are currently 3-7 years.

Land and permanent land improvements are capitalized at cost.  Non-permanent land improvements, construction in progress and capitalized interest are capitalized and depreciated upon the commencement of operations of the property.  The money withheld on work performed for land improvements and construction in progress are included in these accounts and offset by a current liability for accrued retainage.

The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operating income or loss.

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Recoverable rail line costs - The Company has entered into a contract with Burlington Northern Santa Fe (BNSF) that requires the Company to pay rail line renovation costs for the spur track running from Red Oak, Iowa to the Shenandoah plant.  Included in the contract is a provision for reimbursement to the Company for the renovation costs up to $3,500,000 through rebates ($50 to $150) issued per rail car load - provided sufficient rail cars are placed on the rail line.   The rebates will be recorded as a reduction to the track renovation costs until the full amount has been recovered.  If the track is sold by BNSF, the agreement provides for repayment to the Company for any portion of the unrecovered renovation costs.

Site development costs – Site development costs are business development expenditures incurred for professional fees for planning, zoning, permits, designs and other services and are expensed prior to the construction project reaching economic feasibility consistent with past practice.  Economic feasibility is determined by the progress of funding the project.  When the project is funded, these costs going forward are capitalized as the cost of the project. The Company incurred site development costs of $458,543, $155,558 and $5,800 for fiscal years ending November 30, 2006, 2005 and 2004, respectively.

Research and development costs - The Company will follow the policy of expensing any research and development costs in the period in which they are incurred.

Debt issuance costs – Fees and costs related to securing debt financing are recorded as debt issuance costs. Debt issuance costs are stated at cost.  Debt issuance costs will be amortized as interest expense over the life of the loans.

Deferred offering costs – Costs incurred to raise equity financing are deferred until that financing occurs. At the time that the issuance of new equity occurs, these costs are netted against the proceeds received. These costs are expensed if the offering does not occur.

Grants – These funds will be recognized as grant income as other income for expenses incurred or expenses paid on behalf of the Company upon complying with the conditions of the grant. For reimbursement of capital expenditures, the grants will be recognized as a reduction in the basis of the asset upon complying with the conditions of the grant. Prior to complying with the conditions of the grant, the Company will record the grant as a liability.

Impairment of long-lived assets – Our long-lived assets consisted of property and equipment and acquired intangible assets.  We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds it estimated future cash flows, impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.  Significant management judgment is required in determining the fair value of our long-lived assets to measure impairment, including projections of future discounted cash flows.

Revenue Recognition - The Company currently has no source of revenues.  Revenue recognition policies will be determined when principal operations begin.

Stock based compensation - The Company applies SFAS No. 123 (R) “Accounting for Stock-Based Compensation” for all compensation related to stock, options or warrants. SFAS 123 requires the recognition of compensation cost using a fair value based method whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The Company uses the Black-Scholes pricing model to calculate the fair value of options and warrants issued to both employees and non-employees. Stock issued for compensation is valued using the market price of the stock on the date of the related agreement.

The Company has granted no stock options or warrants for compensation from inception on June 29, 2004 through the period ended November 30, 2006. The Company granted the president 150,000 shares valued at the original issuance price of $.25 per share for a total of $37,500 for services and this issuance is recorded in fiscal year ending November 30, 2004.  The Company issued 5,000 shares in November, 2005 valued at the IPO price of $10.00 per share to a director for services and this issuance is recorded in fiscal year ending November 2005.  The Company issued 5,000 shares in January, 2006 valued at the IPO price of $10.00 per share to an engineering firm for services and issued 2,500 shares valued at the fair market price of $37.30 to the Shenandoah Industry Commerce Association for services and theses issuances were recorded in fiscal year ending November 30, 2006.

Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards, SFAS No. 109.  Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowances is recorded if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Earnings per share (“EPS”)  – The Company computes earnings per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98).  Under the provisions of SFAS 128 and SAB 98, basic earnings per share is computed by dividing net income (loss) available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period.  The calculation of diluted earnings per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive.  There were no shares excluded for the fiscal years presented.

The following table sets forth the computation of earnings per share for the years ended November 30:

	2006	2005	2004
Numerator:
Net income (loss)	$ 918,120	$ (397,754)	$ (49,995)

Denominator:
Denominator for basic earnings per share- weighted-average shares outstanding	4,877,938	945,517	622,535
Effect of dilutive securities:
Warrants from IPO	26,607	-	-
Warrants from second public offering	-	-	-

Denominator for diluted earnings per share – weighted-average share outstanding and assumed conversions	4,904,545	945,517	622,535

Earnings (loss) per common share:
Basic	$ 0.19	$ (0.42)	$ (0.08)
Diluted	$ 0.19	$ (0.42)	$ (0.08)

Reclassifications – Certain fiscal 2005 amounts in the consolidated financial statements have been reclassified to conform to the 2006 presentation.  These adjustments had no impact on the loss for 2005.

Accounting Pronouncements -

During the year ended November 30, 2006, the Company adopted the following accounting pronouncements:

SFAS No. 123(R) -- In December 2004, the FASB issued SFAS No. 123 (Revised 2004) (SFAS 123 (R)) "Share-based payment". SFAS 123 (R) will require compensation costs related to share-based payment transactions to be recognized in the financial statements. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be re-measured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. FASB 123 (R) replaces FASB 123, Accounting for Stock-Based Compensation and supersedes APB option No. 25, Accounting for Stock Issued to Employees. This guidance is effective as of the first interim or annual reporting period after June 15, 2005.

The Company has granted no stock options or warrants for compensation from inception on June 29, 2004 through the period ended November 30, 2006. The Company granted the president 150,000 shares valued at the original issuance price of $.25 per share for a total of $37,500 for services and this issuance is recorded in fiscal year ending November 30, 2004.  The Company issued 5,000 shares in November, 2005 valued at the IPO price of $10.00 per share to a director for services and this is issuance is recorded in fiscal year ending November 2005.  The Company issued 5,000 shares in January, 2006 valued at the IPO price of $10.00 per share to an engineering firm for services and issued 2,500 shares valued at the fair market price of $37.30 to an organization for services and theses issuances were recorded in fiscal year ending November 30, 2006.

In February 2006, the Financial Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140.” SFAS No. 155 allows financial instruments that contain an embedded derivative and that otherwise would require bifurcation to be accounted for as a whole on a fair value basis, at the holders’ election. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The adoption of SFAS No. 155 has not had a material impact on our consolidated financial condition or results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets-an amendment of FASB Statement No. 140.” SFAS No. 156 provides guidance on the accounting for servicing assets and liabilities when an entity undertakes an obligation to service a financial asset by entering into a servicing contract. This statement is effective for all transactions in fiscal years beginning after September 15, 2006. The adoption of SFAS No. 156 has not had a material impact on our consolidated financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS No. 157 requires companies to disclose the fair value of their financial instruments according to a fair value hierarchy as defined in the standard. Additionally, companies are required to provide enhanced disclosure regarding financial instruments in one of the categories (level 3), including a reconciliation of the beginning and ending balances separately for each major category of assets and liabilities. SFAS No.157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS No. 157 will not have a material impact on our consolidated financial statements.

New Accounting Pronouncements:

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, and disclosure. FIN 48 is effective for fiscal years beginning after December 15, 2006. We are in the process of evaluating the impact, if any, FIN 48 will have on our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.” SFAS No. 158 requires the recognition of the funded status of a defined benefit plan in the balance sheet; the recognition in other comprehensive income of gains or losses and prior service costs or credits arising during the period but which are not included as components of periodic benefit cost; the measurement of defined benefit plan assets and obligations as of the balance sheet date; and disclosure of additional information about the effects on periodic benefit cost for the following fiscal year arising from delayed recognition in the current period. In addition, SFAS No. 158 amends SFAS No. 87, “Employers’ Accounting for Pensions,” and SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions,” to include guidance regarding selection of assumed discount rates for use in measuring the benefit obligation. SFAS No. 158 is effective for our year ending December 31, 2006. The Company does not believe the adoption of SFAS 158 will have a material impact on the Company’s consolidated financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). Due to diversity in practice among registrants, SAB 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB 108 is effective for fiscal years ending after November 15, 2006. The Company does not believe the adoption of SAB 108 will have a material impact on the Company’s consolidated financial statements.

2.

 PROPERTY AND EQUIPMENT

The components of property and equipment as of November 30, 2006 and 2005 are as follows:

	2006	2005
Land and improvements	$ 3,521,013	$ 684,461
Construction-in-progress	43,480,379	92,500
Computer equipment and software	33,454	8,276
Office furniture and equipment	30,251	3,302
Leasehold improvements	1,310	-
Vehicles	30,274	-
	47,096,681	788,539
Less: accumulated depreciation and amortization	(14,894)	(1,693)
	$ 47,081,787	$ 786,846

Accruals and retainage for land improvements and construction-in-progress are considered non-cash investing activities, therefore they are not included as purchases of property and equipment in the Statements of Cash Flows.  These accruals and retainage were $8,967,722 and $64,750 for the fiscal years ended November 30, 2006 and 2005, respectively, as detailed in the Statements of Cash Flows and Footnote 4 – Accounts Payable and Accrued Expenses.

3.

OTHER ASSETS

The components of other assets as of November 30, 2006 and 2005 are as follows:

	2006	2005
Recoverable rail line costs	$ 3,500,000	$ -
Site development costs from acquisition	445,619	-
Debt issuance costs	698,252	-
Land option agreements	27,600	3,000
Equity in lenders related to debt issuance	2,000	-
Deferred income taxes	55,200	-
	$ 4,728,671	$ 3,000

4.

ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The components of the Company’s accounts payable and accrued expenses as of November 30, 2006 and 2005 are as follows:

	2006	2005
Accrued land improvements	$ 36,854	$ 0
Accrued land improvements retainage	123,809	0
Accrued construction-in-progress	5,302,522	64,750
Accrued construction- in-progress retainage	3,504,537	-
Accrued income taxes	364,800	-
Accrued operating costs	371,830	105,951
Deferred income tax	16,400	-
	$ 9,720,752	$ 170,701

Accrued construction-in-progress and retainage includes $672,813 of accruals for the period of invoicing cut-off from November 26 to November 30, 2006.  The accruals above for land improvements, land improvements retainage, construction-in- progress and construction-in-progress retainage are considered non-cash investing activities, therefore they are not included as purchases of property and equipment in the Statements of Cash Flows.

5.

LONG-TERM DEBT AND LINES OF CREDIT

At November 30, 2006, the Company classified $330,000 as long-term debt and $60,000 as current portion of long-term debt based on a $290,000 note and $100,000 grant with the Iowa Department of Economic Development (IDED).

In April 2005, the IDED awarded the Company a High-Quality Job Creation (HQJC) financing incentive comprised of a $300,000 zero interest loan and a $100,000 forgivable loan (grant) for the Shenandoah project.  The IDED funds became available for use by the Company in March, 2006 - upon closing of the senior debt financing commitment.  Associated with this award are job creation covenants.  The Company believes those covenants will be fulfilled.  The Shenandoah project has been awarded a tax incentive package from the Iowa Department of Economic Development under their High Quality Job Creation (HQJC) program with, according to the IDED, an estimated value of approximately $3.5 million.

The $300,000 zero loan interest loan terms are $5,000 per month for sixty months beginning October 1, 2006.

The $100,000 grant was recorded as long-term debt as the covenants related to jobs creation have not been fulfilled.  The intention is that when the initial requirements have been fulfilled, the creation of the 33 full time jobs with 21 qualifying as High Quality Jobs, the Company will record the $100,000 grant as other income.

On February 6, 2006, the Company entered into a Master Loan Agreement, Construction and Term Loan Supplement, Construction and Revolving Term Loan Supplement, Security Agreement and Real Estate Mortgage with Farm Credit Services of America, FLCA (individually and collectively, the “Loan Agreements”). A participating interest under the Loan Documents was transferred to CoBank, ACB. This agreement required a $1,000 equity investment in both Farm Credit Services of America and CoBank. Under the Loan Agreements, the lenders will lend up to $47,000,000. The loan proceeds are to partially finance construction of the Shenandoah Plant and to provide funding for working capital purposes. This credit line is available after the required equity has been used for the construction of the Shenandoah Plant.  The loan is comprised of a $30,000,000 amortizing term loan and a $17,000,000 revolving term facility.

Loan Commitments and Repayment Terms –

•

Term Loan – This loan is available for advances until July 1, 2007. Principal payments are to commence with $1,200,000 due November 20, 2007, and each quarter thereafter with a final maturity on November 20, 2013 at the latest. In addition, for fiscal years ending in 2007 and thereafter, we are also required to make a special payment equal to 65% of the available (if any) free cash flow from operations, not to exceed $2,000,000 per year, and provided, however, that if such payments would result in a covenant default under the Loan Agreements, the amount of the payments shall be reduced to an amount which would not result in a covenant default. The free cash flow payments are discontinued when the aggregate total received from such payments exceeds $8,000,000.

•

Revolving Term – This loan is available for advances throughout the life of the commitment. This loan requires semi-annual $2,400,000 payments on/step-downs of the commitment to commence on the first day of the month beginning approximately six months after repayment of the term loan, by May 1, 2014 at the latest with a final maturity no later than November 1, 2017.

Pricing and fees –

•

The loans will bear interest at either Agent Base Rate (prime) plus 0%-1/2% (based on a ratio of total equity to total assets)  or short-term fixed rates at LIBOR (1, 3 or 6 month) +285 to 335 basis points (based on a ratio of total equity to total assets).

•

The Lenders may, however, allow the Company to elect to pay interest at a fixed interest rate to be determined.

•

Origination fees of $352,500, $2,000 for equity in lenders and other fees in the amount of $90,843 have been incurred by the company through November 30, 2006.  Appraisal, inspecting engineer, and title Company insurance and disbursing fees are at the Company’s expense.

•

Annual administrative fees of $25,000 beginning November 20, 2006.

•

An unused commitment fee of ½% on the $17,000,000 Revolving Term Loan beginning upon the first draw of funds.

Availability of Advances, Interest Rates and Fees –

Advances are subject to satisfaction of specified lending conditions. Advances correlate to budget and construction timeline projections, with verification of progress by a third-party engineer.

Security –

 As security for the loans, the lenders received a first-position lien on all personal property and real estate owned by us, including an assignment of all contracts and rights pertinent to construction and on-going operations of the Plants.  The Company will be required to maintain certain financial and non-financial covenants during the term of the loans.

Representations, Warranties and Covenants –

 The Loan Agreements contain representations, warranties, conditions precedent, affirmative covenants (including financial covenants) and negative covenants.

•

The Shenandoah facility requires working capital (current assets over current liabilities in accordance with GAAP consistently applied) of not less than $5,000,000 at the earlier of commencement of operations or by May 31, 2007 and increasing to $6,000,000 at fiscal year ending 2007, and there after, except that in determining current assets, any amounts available (less the amount that would be considered a current liability under GAAP if fully advanced) may be included.

•

The credit facility requires net worth (total assets over total liabilities in accordance with GAAP consistently applied) of $31,000,000 million, increasing to $32,000,000 at fiscal year ending 2007, and increasing to $34,000,000 at fiscal year ending 2008 and thereafter.

•

The credit facility also requires Debt Service Coverage Ratio of 1.5 to 1.0 for fiscal year end 2007 and thereafter.  Debt Service Coverage Ratio is defined as (all as calculated for the most current year-end in accordance with GAAP consistently applied): 1) net income (after taxes), plus depreciation and amortization,; divided by 2) all current portion of regularly scheduled long term debt for the prior period (previous year end).

•

In addition, dividends or other distributions to stockholders will be limited to 40% of the profit net of income taxes for each fiscal year and may be paid only where we are expected to remain in compliance with all loan covenants, terms and conditions. Furthermore, with respect to the fiscal years ending in 2008 and thereafter, an additional distribution may be made to stockholders in excess of the 40% limit for such fiscal year if we have made the required free cash flow payment for/based on such fiscal year, and will thereafter remain in compliance with all loan covenants, terms and conditions on a pro forma basis net of said potential additional payment. There can be no assurance that we can remain in compliance with all loan covenants.

At November 30, 2006 the Company had not drawn on the credit line with Farm Credit Services and CoBank.  In December 2006 and January 2007, the Company began drawing on the credit line for the construction of the Pant in Shenandoah after fulfilling the equity requirement as well as all necessary conditions precedent to funding.  The Company currently has drawn a total of $10,462,197 and accrued interest of $59,358 through February 9, 2007.

On October 16, 2006 the Company entered into a Commitment Letter for $51,600,000 with Farm Credit Services, FLCA.  This agreement is with Superior Ethanol, L.L.C., a wholly owned subsidiary of Green Plains Renewable Energy, Inc. to provide partial funding for the construction of the Superior Plant and is expected to be finalized in early fiscal 2007. The Company has incurred debt issuance costs of $254,910 as of November 30, 2006 related to securing this credit line.

6.

INCOME TAXES

The pre- tax income (loss) for the years ended November 30, 2006, 2005 and 2004 are as follows:

	2006	2005	2004
Income (loss) before income taxes	$ 1,244,120	$ (397,754)	$ (49,995)

The current and deferred components of income tax expense (benefit) for the years ended November 30, 2006, 2005 and 2004 are as follow:

	2006	2005	2004
Current:
Federal	$ 426,300	$ (133,300)	$ (17,000)
State	77,200	(24,100)	(3,100)
Total current	503,500	(157,400)	(20,100)

Deferred:
Federal	(150,300)	133,300	17,000
State	(27,200)	24,100	3,100
Total deferred	(177,500)	157,400	20,100

Income tax expense (benefit)	$ 326,000	$ -	$ -

Total income tax expense (benefit) differed from the amount computed by applying the U.S. Federal statutory rates of 34% for the years ended November 30, 2006, 2005 and 2004.

	2006	2005	2004
Tax expense (benefit) at U.S. Federal statutory rate	$ 423,000	$ (135,200)	$ (17,000)
State tax expense (benefit), net of Federal tax effect	76,600	(24,500)	(3,100)
Impact of permanent items	3,900	2,300	-
Valuation adjustment	(177,500)	157,400	20,100
Income tax expense (benefit)	$ 326,000	$ -	$ -

Deferred tax assets and liabilities as of November 30, 2006, 2005 and 2004 are summarized as follows:

	2006	2005	2004
Deferred tax assets:
Non-Current:
Equity for services	$ 55,200	$ 35,200	$ 15,100
Net operating loss carry-forwards	-	142,600	5,000
Total non-current deferred tax assets	55,200	177,800	20,100
Less: valuation allowance	-	(177,800)	(20,100)
Net deferred tax assets	55,200	-	-

Deferred tax liabilities:
Current:
Unrealized gain on derivative financial instruments	13,000	-	-
Other temporary differences	3,400	300	-
Total current deferred tax liabilities	16,400	300	-
Less: valuation allowance	-	(300)	-
Net deferred tax liabilities	16,400	-	-
Deferred income taxes	$ 38,800	$ -	$ -

During 2006, the deferred tax asset and liability valuation allowances were reversed to offset taxable income.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

During 2005 and 2004, the Company established a valuation allowance for all deferred tax assets and tax liabilities as the Company was in the early start-up phase and any future income or tax benefits was uncertain. The Company has not provided for valuation allowances for 2006 due to the determination based on industry trends that it is more likely than not that the benefit of the deferred taxable assets will be realized.

7.

STOCKHOLDER’ EQUITY

In July 2004, the Company issued 400,000 and 150,000 shares of common stock to the founders of the Company for cash and services, respectively.  The shares were issued in consideration of cash and services totaling $100,000 and $37,500, respectively.  The shares for services were issued at $.25 per share based upon the issuance of the stock to the founders.

In August, October and November 2004, the Company issued 73,000 shares of common stock to directors for cash totaling $182,500.

In August, September, October and November 2004, the Company issued 142,000 shares of common stock to various non-related individuals and entities for cash totaling $355,000 less $1,712 of offering costs.

In November 2005, the Company issued 3,445,990 shares of common stock to various non-related individuals and entities for cash totaling $34,459,900.  The Company incurred $256,658 of costs related to this offering.

In November 2005, the Company issued 5,000 shares of common stock to a director for services valued at $50,000 or $10 per share. The value assigned was at the recent IPO issuance price of $10 per share.

In January 2006, the Company issued 5,000 shares of common stock to an engineering firm for services valued at $50,000 or $10 per share.  The value assigned was at the recent IPO issuance price of $10 per share.

In February 2006, the Company issued 100,000 shares to a director in exchange for 100% ownership in Superior Ethanol, L.L.C. Superior Ethanol, L.L.C. had cash of $210,291 in its accounts, holds options on real estate, property tax abatements and other assets in an area where the Company intends to build an additional ethanol Plant in Iowa. The value assigned was at the recent IPO issuance price of $10 per share.

In May 2006, the Company issued 10,900 shares to a director in exchange for land.  The shares were valued at fair market value at the current market price of $43.90 per share.  The land purchase was approximately 68 acres of land near Superior Iowa in Dickinson County where the Company is building a 50 Million Gallon, Fuel Grade Ethanol Plant.

In May 2006, the Company issued 2,500 shares valued at $93,250 based upon fair market value at the current market price of $37.30 per share to the Shenandoah Chamber and Industry Association as a gift to enhance the Community of Shenandoah, Iowa.

On July 31, 2006, the Company closed on a second public offering and issued 1,600,069 shares of common stock to various non-related individuals and entities for cash totaling $48,002,069.  The Company incurred $1,173,671 of fees and costs related to this offering.

Purchasers of the Company’s IPO that closed in November of 2005 bought 3,445,990 shares of the Company’s common stock at $10 per share. Each share purchased in the offering was accompanied by a warrant. Four warrants are needed to purchase one share of common stock at $30 per share. Said warrants expire on December 31, 2007. The Company’s common stock was trading above the $30 strike price in the past. During these times, some of the Company’s shareholders exercised their warrants. As of August 31, 2006, shareholders had exercised 273,108 warrants for which 68,277 shares of the Company’s common shares were issued at $30 per share, plus transfer fees, for total proceeds of $2,049,120. As of August 31, 2006 there were 3,172,884 warrants outstanding that could be exercised for a total of 793,221 shares of common stock.  If all warrants still outstanding were to be exercised, the Company would realize an additional $23,796,630 of capital.

Purchasers of the Company’s second public offering, which closed on July 31, 2006, bought 1,600,069 shares of common stock at $30.00 per share.  Each share purchased in the offering was accompanied by a warrant.  Five warrants are needed to purchase one share of common stock at $60.00 per share.  The total warrants in the offering were 1,600,069 for equivalent shares of 320,014. The warrants have a call option that can be exercised on twenty days’ notice, subject to the price being above $72 for twenty consecutive trading days; otherwise the warrants can be exercised at any time through December 31, 2008.  To date, no warrants issued in the second public offering have been exercised.  As of the date hereof, all of the warrants issued in the IPO and second public offering are out of the money and there can be no assurance that any outstanding warrants will ever be exercised.

The Company has accumulated earnings of $470,371 since inception on June 29, 2004 through November 30, 2006.  The Company incurred net income (loss) of $918,120, $(397,754), and $(49,995) for the fiscal years ended November 30, 2006, 2005 and 2004, respectively.

The Company has not paid any dividends since inception. Dividends to shareholders are restricted by the Company’s credit line as discussed in Representations, Warranties and Covenants in Footnote 5 – Long-term Debt and Lines of Credit.

8.

COMMITMENTS AND CONTINGENCIES

Plant Construction

In October 2005, we entered into an agreement with Fagen Engineering for design services for the Phase I and II Pre Engineering work to be done at the Plant site by the Company, prior to turning the site over to Fagen, Inc. for the construction of the Plant itself. The Company agreed to pay Fagen Engineering a lump sum fee for said engineering. However, said amount is included as part of the total cost of the Plant itself, as outlined in the Design Build Contract we have entered into with Fagen, Inc. (“Fagen”), which is anticipated to be $55,881,454. Therefore, the cost of the pre-engineering will be deducted from the total cost of Plant once we pay for the pre-engineering work. All payments are due upon receipt, and the Company is to be billed as work is completed.  This contract was completed during the current quarter ending August 31, 2006.

On January 13, 2006, we entered into a construction agreement with Fagen Inc., under which Fagen, Inc. will provide all work and services in connection with the engineering, design, procurement, construction startup, performances tests, training for the operation and maintenance of its Plant and provide all material, equipment, tools and labor necessary to complete the Plant. As consideration for the services to be performed, Fagen, Inc. will be paid $55,881,454, subject to adjustments. The Company was required to pay an initial payment of $5,000,000, less retainage, at the time of the notice to proceed. The Company has made this payment and is required to make payments to Fagen, Inc. based upon monthly applications for payment.  The Company paid $23.7 million during the fiscal year ending November 30, 2006. At November 30, 2006, the Company owed Fagen $3,562,969 (net of retainage) for progress billings through November 25th, 2006 and used a days approach to accrue an additional $659,965 for the November 26 through November 30, 2006 stub period for services rendered for that period. At November 30, 2006, accrued retainage for Fagen, Inc. was $2,794,073.

If Fagen completes that Plant early, we will have to pay Fagen an early completion bonus. If this were to happen, we could expend any extra cash we may have on hand by paying the early completion bonus.

In February 2006, we entered into an agreement with Mathiowetz Construction to do the grading and dirt work at the site in Shenandoah, Iowa to prepare the site for Fagen so construction on the Plant could commence. The original contract was for approximately $1.75 million. There were a change orders for an additional sums of $317,073. We have been billed and paid $1,923,727 (net of retainage) through November 30, 2006.  At November 30, 2006, we had accrued $36,854 for completed work and recorded accrued retainage of $99,504.

In April 2006, we entered into an agreement with Peterson Contractors, Inc. to install the geopiers to support certain buildings to be constructed at the Plant. The contract was for $1,062,000 and as of November 30, 2006 the Company had paid $1,062,000 completing the contract.

In June 2006, we entered into an agreement with Kelly-Hill Company to rehabilitate a small portion of the existing rail spur running directly south of the Plant in Shenandoah that is deemed industrial track. We are currently leasing this track from BNSF, but will eventually purchase it from them for a nominal amount. As part of said agreement, Kelly-Hill will also construct additional track at the Plant in Shenandoah, Iowa.  The contract is for $341,549 and as of November 30, 2006 the Company had paid $15,487 and accrued retainage of $950.

In July 2006, we entered into an agreement with Sunderman, Inc. to build the administrative building to support our operations at the Plant.  The contract is for approximately $280,000.  At November 30, 2006 the Company has paid $73,850 for completed construction.

In July 2006, we entered into and agreement with McCormick Construction Company, Inc for auger cast pilings for the grain silo area at the site in Shenandoah, Iowa.  The original contract was for $337,100 and change orders for $149,000 have been added. At November 30, 2006 the Company has paid $461,795 for completed work and has recorded accrued retainage of $24,305.

In August 2006, our wholly owned subsidiary, Superior Ethanol, L.L.C. entered into a construction agreement with Agra Industries, Inc. under which Agra Industries, Inc. will provide all work and services in connection with the engineering, design, procurement, construction startup, performances tests, training for the operation and maintenance of its Plant and provide all material, equipment, tools and labor necessary to complete the Superior Plant in Superior, Iowa. As consideration for the services to be performed, Agra Industries, Inc. will be paid $75,953,276, subject to adjustments. The Company was required to pay an initial payment of $7,595,328 and has paid $1,121,580 for completed work and has recorded accrued retainage of $708,614. At November 30, 2006, the Company owed Agra Industries, Inc. $697,749 (net of retainage) for progress billings through November 25th, 2006 and used an estimate from Agra to accrue an additional $12,848 for the November 26 through November 30, 2006 stub period for services rendered for that period.

The Agra Industries, Inc. contract includes an early completion bonus for $2,500 per day if substantial completion occurs in advance of the required substantial completion date of November 30, 2007, provided that the facility meets 100% of the performance guarantees within ninety days following the actual date of substantial completion.  Substantial completion is achieved when (i) the project has been constructed according to the proved plans and specifications therefore and so certified by Agra Industries, Inc. (ii) a certificate of occupancy has been issued for the project by the applicable governmental authority (if required) (iii) the punch list provided for in the agreement has been agreed by the Company and Agra Industries, Inc., and (iv)  each of the applicable performance guarantees achieve a ninety percent (90%) or better result.

In September 2006, our wholly owned subsidiary, entered into a construction management agreement with Engineering & Construction Services to manage the Superior Plant project. The agreement is for $10,000 per month plus a percentage of cost savings. To date, we have paid $30,000 and have accrued an additional $65,870 for monthly services and cost savings.

Credit Lines and Grants

Farm Credit Services of America (FLCA) -

On February 6, 2006, the Company entered into a Master Loan Agreement, Construction and Term Loan Supplement, Construction and Revolving Term Loan Supplement, Security Agreement and Real Estate Mortgage with Farm Credit Services of America, FLCA (individually and collectively, the “Loan Agreements”). A participating interest under the Loan Documents was transferred to CoBank, ACB. This agreement required a $1,000 equity investment in both Farm Credit Services of America and CoBank. Under the Loan Agreements, the lenders will lend up to $47,000,000. The loan proceeds are to partially finance construction of the Shenandoah Plant and to provide funding for working capital purposes. This credit line is available after the required equity has been used for the construction of the Shenandoah Plant.  The loan is comprised of a $30,000,000 amortizing term loan and a $17,000,000 revolving term facility.

Loan Commitments and Repayment Terms –

•

Term Loan – This loan is available for advances until July 1, 2007. Principal payments are to commence with $1,200,000 due November 20, 2007, and each quarter thereafter with a final maturity on November 20, 2013 at the latest. In addition, for fiscal years ending in 2007 and thereafter, we are also required to make a special payment equal to 65% of the available (if any) free cash flow from operations, not to exceed $2,000,000 per year, and provided, however, that if such payments would result in a covenant default under the Loan Agreements, the amount of the payments shall be reduced to an amount which would not result in a covenant default. The free cash flow payments are discontinued when the aggregate total received from such payments exceeds $8,000,000

•

Revolving Term – This loan is available for advances throughout the life of the commitment. This loan requires semi-annual $2,400,000 payments on/step-downs of the commitment to commence on the first day of the month beginning approximately six months after repayment of the term loan, by May 1, 2014 at the latest with a final maturity no later than November 1, 2017.

Pricing and fees –

•

The loans will bear interest at either Agent Base Rate (prime) plus 0%-1/2% (based on a ratio of total equity to total assets)  or short-term fixed rates at LIBOR (1, 3 or 6 month) +285 to 335 basis points (based on a ratio of total equity to total assets).

•

The Lenders may, however, allow the Company to elect to pay interest at a fixed interest rate to be determined.

•

Origination fees of $352,500, $2,000 for equity in lenders and other fees in the amount of $90,843 have been incurred by the company through November 30, 2006.  Appraisal, inspecting engineer, and title Company insurance and disbursing fees are at the Company’s expense.

•

Annual administrative fees of $25,000 beginning November 20, 2006.

•

An unused commitment fee of ½% on the $17,000,000 Revolving Term Loan beginning upon the first draw of funds.

Availability of Advances, Interest Rates and Fees –

Advances are subject to satisfaction of specified lending conditions. Advances correlate to budget and construction timeline projections, with verification of progress by a third-party engineer.

Security –

 As security for the loans, the lenders received a first-position lien on all personal property and real estate owned by us, including an assignment of all contracts and rights pertinent to construction and on-going operations of the Plants.  The Company will be required to maintain certain financial and non-financial covenants during the term of the loans.

Representations, Warranties and Covenants –

 The Loan Agreements contain representations, warranties, conditions precedent, affirmative covenants (including financial covenants) and negative covenants.

•

The Shenandoah facility requires working capital (current assets over current liabilities in accordance with GAAP consistently applied) of not less than $5,000,000 at the earlier of commencement of operations or by May 31, 2007 and increasing to $6,000,000 at fiscal year ending 2007, and there after, except that in determining current assets, any amounts available (less the amount that would be considered a current liability under GAAP if fully advanced) may be included.

•

The credit facility requires net worth (total assets over total liabilities in accordance with GAAP consistently applied) of $31,000,000 million, increasing to $32,000,000 at fiscal year ending 2007, and increasing to $34,000,000 at fiscal year ending 2008 and thereafter.

•

The credit facility also requires Debt Service Coverage Ratio of 1.5 to 1.0 for fiscal year end 2007 and thereafter.  Debt Service Coverage Ratio is defined as (all as calculated for the most current year-end in accordance with GAAP consistently applied): 1) net income (after taxes), plus depreciation and amortization,; divided by 2) all current portion of regularly scheduled long term debt for the prior period (previous year end).

•

In addition, dividends or other distributions to stockholders will be limited to 40% of the profit net of income taxes for each fiscal year and may be paid only where we are expected to remain in compliance with all loan covenants, terms and conditions. Furthermore, with respect to the fiscal years ending in 2008 and thereafter, an additional distribution may be made to stockholders in excess of the 40% limit for such fiscal year if we have made the required free cash flow payment for/based on such fiscal year, and will thereafter remain in compliance with all loan covenants, terms and conditions on a pro forma basis net of said potential additional payment. There can be no assurance that we can remain in compliance with all loan covenants.

At November 30, 2006 the Company had not drawn on the credit line with Farm Credit Services and CoBank.  In December 2006, the Company began drawing on the credit line for the construction of the Plant in Shenandoah after fulfilling the equity requirement as well as all necessary conditions precedent to funding.  The Company currently has drawn a total of $10,462,197 and accrued interest of $58,358 through February 9, 2007.

On October 16, 2006 the Company entered into a Commitment Letter for $51,600,000 with Farm Credit Services of America, FLCA.  This agreement is with Superior Ethanol, L.L.C., a wholly owned subsidiary of Green Plains Renewable Energy, Inc. to provide partial funding for the construction of the Superior Plant and is expected to be finalized in early fiscal 2007. The Company has incurred debt issuance costs of $254,910 as of November 30, 2006 related to securing this credit line.

Iowa Department of Economic Development -

In April 2005, we were awarded a $300,000 zero interest loan, and a $100,000 forgivable loan (grant) by the State of Iowa. We signed that agreement in August of 2005. However, we could not receive the funds until the other funding for the Plant had been secured (equity and debt financing). On March 8, 2006, the $400,000 was received into the accounts of the Company.  We have agreed to pay the $300,000 loan back in installments of $5,000 per month over a 60 month period commencing on October 1, 2006.

Utilities

On October 27, 2006, the Company entered into a capacity agreement with Kinder Morgan, Natural Gas Pipeline Company of America, to provide natural gas capacity on their pipeline to the Company.  The Company deposited $90,000 with Kinder Morgan for credit purposes and plans to replace this deposit with a Letter of Credit in the near future.

On October 27, 2006, the Company entered into an agreement with MidAmerican Energy to install a primary electric distribution system for the Shenandoah facility.  The Company will pay an “Excess Facilities” tariff of 1.75% of the installed cost on a monthly basis.  The cost is estimated to be approximately $500,000.  The Company may purchase this equipment from MidAmerican Energy in the future.

The Company’s wholly owned subsidiary, Superior Ethanol, L.L.C. is currently working on a Service Extension Agreement with Iowa Lakes Electric Cooperative to supply electrical distribution facilities to the Superior Plant. Superior Ethanol, L.L.C. deposited $350,000 with Iowa Lakes Electric Cooperative for purchase commitments related to the project.

Sales and Marketing

The Company and its wholly owned subsidiary, Superior Ethanol, L.L.C., have entered into exclusive agreements with Renewable Products Marketing Group, LLC (RPMG) for the sale of the total ethanol produced at the Shenandoah and Superior Plants. The agreements are for one year commencing on the first day ethanol is shipped from the respective Plants.  After the one year contract commitment, if the agreements are not renewed, then the rail car leases entered into by RPMG will be assigned to the Company and Superior Ethanol, L.L.C.  The Company would assume the lease for 150 rail cars for approximately $650 per month for the remainder of an original seven year lease term. Superior Ethanol, L.L.C. would assume the lease for 150 rail cars for approximately $700 per month for the remainder of an original ten year lease term.

The Company and its wholly owned subsidiary, Superior Ethanol, L.L.C., have entered into exclusive agreements with Commodity Specialists Company (CSC) for the sale of the total DDGS, Wet Distillers Grains (WDG) and Solubles (Solubles) produced at the Shenandoah and Superior Plants. These agreements are for one year commencing on the first day of production at each of the Plants.

The Company is in the final stages of consummating a lease contract for 100 rail cars for a ten year period for approximately $637 per month for the Shenandoah facility. It is anticipated that the Company will negotiate a similar lease agreement for rail cars for the Superior plant at some time in the future.  These rail cars will be utilized by the Company to ship Distillers Grains to customers.

9.

EMPLOYEE BENEFIT PLANS

On October 1, 2006, the Company established a comprehensive Employee Benefits Plan that includes Health, Dental, Prescription Drugs, Flexible Spending Account, Vision, Life and Accidental Death, Short-term Disability and Long-term Disability.  Additionally, the Company offers a Simple IRA plan that enables eligible employees to save on a tax-deferred basis up to the limits allowable under the Internal Revenue Service Code and that requires the Company to offer matching contributions up to 3% of participating employee salaries for two calendar years of a five year period.  Employees with at least 31 days of service are eligible to participate in the Employee Benefits Plan.  The Company provided matching contributions up to 2% of participating employee salaries, totaling $2,108 for fiscal year ending November 30, 2006 and $0 for all other periods.

10.

LEASE OBLIGATIONS

The Company currently leases or is committed to paying operating leases extending to 2009 that have been executed by the Company or in the name of officers and directors. For accounting purposes, rent expense is based on a straight-line amortization of the total payments required over the lease term. The Company incurred lease expenses of $33,713, $9,062 and $0 for the fiscal years ending November 30, 2006, 2005, and 2004, respectively.

The Company aggregate future minimum lease obligations are $122,116 as of November 30, 2006 as follows.

Fiscal Year Ended November 30:	Amount
2007	$ 57,012
2008	55,212
2009	9,892
2010	-
2011	-
Thereafter	-

11.

BUSINESS COMBINATION

On February 22, 2006, the Company acquired 100% of the equity of Superior Ethanol, L.L.C. (Superior) pursuant to a Share Exchange Agreement for the purpose of building the Superior plant and gain land options on other potential sites. The sole shareholder was Brian Peterson, a director of the Company. The Company issued 100,000 shares of common stock based on a per share price of $10.00 in exchange for the shares of Superior. This price per share of $10.00 was based on the recent IPO price of $10.00 per share. Superior had cash, options for over 159 acres of land in Dickinson County, Iowa and the management of Superior had spent considerable time and resources to acquire the options and develop the project of building an ethanol plant on the land held by the options as well as other properties.  Therefore, the following summary is the purchase price allocation of the Superior Ethanol, L.L.C. exchange transaction.

Assets	Value
Cash	$ 210,291
Land Options	11,100
Site development costs	778,609
$ 1,000,000

The Company has allocated the site development cost to the land based on acres.  The Company exercised its option to purchase approximately 68 acres of land and allocated $332,990 of the site development costs to this land as a cost to acquire this property.  The remaining $445,619 is recorded as an Other Asset and the Company does not believe it is impaired at this time. In addition, the $10,000 of cost associated with the exercised land option was allocated to the cost of the land.

12.

SUBSEQUENT EVENTS

Credit Lines -

At November 30, 2006 the Company had not drawn on the credit line with Farm Credit Services and CoBank.  In December 2006, the Company began drawing on the credit line for the construction of the Plant in Shenandoah after fulfilling the equity requirement as well as all necessary conditions precedent to funding.  The Company currently has drawn a total of $10,462,197 and accrued interest of $58,358 through February 9, 2007.

Management –

Commencing January 19, 2007, Wayne Hoovestol was appointed COO of the Company. In this position, Mr. Hoovestol is overseeing the Company’s operations in Iowa. The Company has agreed to pay Mr. Hoovestol an annual salary of $125,000 per year for said services. Half of his salary will be paid in cash and half in stock.  However, no stock will be issued to Mr. Hoovestol for compensatory purposes unless and until the Company’s shareholders approve a stock plan providing for the payment of compensation to officers and directors in the form of Company securities. The Company has not entered into a written employment agreement with Mr. Hoovestol.

Commencing January 19, 2007, Dan Christensen resigned as COO of the Company and was appointed to the position of Executive Vice President in Charge of Construction. In this position, Mr. Christensen is overseeing the Company’s construction activities in Iowa. The Company has agreed to pay Mr. Christensen an annual salary of $125,000 per year for said services. Half of his salary will be paid in cash and half in stock.  However, no stock will be issued to Mr. Christensen for compensatory purposes unless and until the Company’s shareholders approve a stock plan providing for the payment of compensation to officers and directors in the form of Company securities. The Company has not entered into a written employment agreement with Mr. Christensen.

Other -

On December 14, 2006 the Iowa Department of Economic Development executed the High Quality Job Creation Program (HQJCP) with Superior Ethanol, the Company’s wholly owned subsidiary.  This program gives the company Investment Tax Credits for up to 6% of the project with a maximum of $4,359,000. This program also includes additional research activities credits, refund of sales, service and use tax paid to contractors and sub-contractors and property tax exemptions.  There were no loans or grants associated with this program.

On January 17, 2007 the Company’s wholly owned subsidiary, Superior Ethanol, L.L.C., exercised a land purchase option for approximately 74 acres in Dickinson, County, Iowa for a total cash consideration of $228,836.  This land will be used for the Superior Plant project.

On February 8, 2007 the Company’s wholly owned subsidiary, Superior Ethanol, L.L.C., exercised a land purchase option for approximately 148 acres in Dickinson, County, Iowa for a total cash consideration of $1,026,928.  This land will be used for the Superior Plant project.

Accounting Pronouncements –

In December 2006, FASB issued FASB Staff Position (FSP) No. EITF 00-19-2, “Accounting for Registration Payment Arrangements”. This FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, “Accounting for Contingencies”. The guidance in this FSP amends FASB Statement No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities”, and No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, and FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees , Including Indirect Guarantees of Indebtedness of Others” to include scope exceptions for registration payment arrangements. The Company does not believe the adoption of EITF 00-19-2 will have a material impact on the Company’s consolidated financial statements.

13.

QUARTERLY FINANCIAL DATA (Unaudited)

The following financial information reflects all normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results of the interim periods. Summarized quarterly data for fiscal years ended 2006 and 2005 are as follow:

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
For the fiscal year ended 2006,
Revenue	$ -	$ -	$ -	$ -
Operating income (loss)	(123,811)	(455,089)	(598,622)	(973,464)
Other income	135,639	565,126	555,132	2,139,209
Income taxes	-	-	-	326,000
Net income (loss)	11,828	110,037	(43,490)	839,745
Basic earnings per share	0.00	0.03	(0.01)	0.14
Diluted earnings per share	0.00	0.02	(0.01)	0.14

For the fiscal year ended 2005,
Revenue	$ -	$ -	$ -	$ -
Operating income (loss)	(110,714)	(231,766)	(222,433)	(164,633)
Other income	1,223	242	420	329,907
Income taxes	-	-	-	-
Net Income (loss)	(109,491)	(231,524)	(222,013)	165,274
Basic earnings per share	(0.14)	(0.30)	(0.29)	0.12
Diluted earnings per share	(0.14)	(0.30)	(0.29)	0.12

Earnings per share are computed independently for each of the quarters presented based on weighted average shares outstanding for the quarter. Therefore, the sum of the quarterly net income (losses) per share will not necessarily equal the total for the year.

GREEN PLAINS RENEWABLE ENERGY, INC.

 CONDENSED CONSOLIDATED BALANCE SHEETS

	August 31,	November 30,
	2007	2006
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$16,636,240	$43,088,464
Interest receivable	49,953	183,611
Inventory	3,398,354	-
Prepaid expenses and other	1,415,106	526,524
Derivative financial instruments	385,737	397,875
Deferred income taxes	158,443	-
Total current assets	22,043,833	44,196,474

Property and equipment, net	116,480,791	47,081,787
Deferred income taxes	-	51,800
Other assets	5,919,821	4,673,471
Total assets	$144,444,445	$96,003,532

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$13,085,894	$9,704,352
Derivative financial instruments	212,500	-
Deferred income taxes	-	13,000
Current maturities of long-term debt	2,460,000	60,000
Total current liabilities	15,758,394	9,777,352

Long-term debt	44,524,596	330,000
Deferred income taxes	158,443	-
Total liabilities	60,441,433	10,107,352

Stockholders’ equity
Common stock, $0.001 par value; 25,000,000 shares authorized, 6,033,309 and 6,002,736 shares issued and outstanding, respectively	6,033	6,003
Additional paid-in capital	88,818,889	85,419,806
Retained earnings (accumulated deficit)	(4,821,910)	470,371
Total stockholders' equity	84,003,012	85,896,180

Total liabilities and stockholders' equity	$144,444,445	$96,003,532

See accompanying notes to the condensed consolidated financial statements.

GREEN PLAINS RENEWABLE ENERGY, INC.

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended August 31,		For the Nine Months Ended August 31,
	2007	2006	2007	2006

Revenues	$9,303	$-	$9,303	$-
Cost of goods sold	20,641	-	20,641	-
Gross profit (loss)	(11,338)	-	(11,338)	-

Operating expenses	1,750,418	598,622	6,151,128	1,177,522

Operating loss	(1,761,756)	(598,622)	(6,162,466)	(1,177,522)

Other income (expense):
Interest income	194,423	477,744	1,001,783	1,178,510
Interest expense, net of amounts capitalized	(146,446)	-	(192,128)	-
Unrealized loss on inventory	(589,678)	-	(589,678)	-
Gain (loss) on derivative financial instruments	(64,492)	77,388	339,562	77,388
Other, net	15,868	-	16,157	-
Total other income (expense)	(590,325)	555,132	575,696	1,255,898

Income (loss) before income taxes	(2,352,081)	(43,490)	(5,586,770)	78,376

Income tax provision (benefit)	31,511	-	(294,489)	-

Net income (loss)	$(2,383,592)	$(43,490)	$(5,292,281)	$78,376

Earnings (loss) per share:
Basic	$(0.40)	$(0.01)	$(0.88)	$0.02
Diluted	$(0.40)	$(0.01)	$(0.88)	$0.02

Weighted average shares outstanding:
Basic	6,028,862	4,940,821	6,012,232	4,504,373
Diluted	6,028,862	4,940,821	6,012,232	4,576,887

See accompanying notes to the condensed consolidated financial statements.

GREEN PLAINS RENEWABLE ENERGY, INC.

 CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Common Stock		Additional Paid-in	Retained Earnings (Accumulated)	Total Stockholders'
	Shares	Amount	Capital	Deficit)	Equity
Balance at November 30, 2006	6,002,736	$6,003	$85,419,806	$470,371	$85,896,180

Stock-based compensation to directors and employees	30,073	30	3,388,783	-	3,388,813

Issuance of common stock for land	500	-	10,300	-	10,300

Net loss for the period ended August 31, 2007	-	-	-	(5,292,281)	(5,292,281)
Balance at August 31, 2007	6,033,309	$6,033	$88,818,889	$(4,821,910)	$84,003,012

See accompanying notes to the condensed consolidated financial statements.

GREEN PLAINS RENEWABLE ENERGY, INC.

 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended August 31,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$(5,292,281)	$78,376
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation and amortization	39,382	8,713
Unrealized loss on inventory	589,678	-
Unrealized (gains) losses on derivative financial instruments	88,088	(77,388)
Stock-based compensation expense	3,388,813	143,250
Deferred income taxes	38,800	-
Changes in operating assets and liabilities:
Interest receivable	133,658	(190,862)
Inventory	(3,988,032)	-
Prepaid expenses and other	(2,215,162)	(587,826)
Derivative financial instruments	136,549	(67,500)
Accounts payable and accrued liabilities	1,995,878	152,075
Net cash used by operating activities	(5,084,629)	(541,162)

Cash flows from investing activities:
Purchase of property and equipment	(67,616,020)	(24,472,186)
Payment of recoverable rail line costs	-	(3,500,000)
Payments related to land option agreements	(5,000)	(23,500)
Cash acquired in acquisition of subsidiary	-	210,291
Sale of securities	-	28,064,700
Other	(43,679)	-
Net cash provided (used) by investing activities	(67,664,699)	279,305

Cash flows from financing activities:
Proceeds from the issuance of common stock	-	48,882,519
Proceeds from the issuance of long-term debt	46,639,596	400,000
Payment of principal on long-term debt	(45,000)	-
Payment of loan fees and equity in creditors	(297,492)	(372,650)
Net cash provided by financing activities	46,297,104	48,909,869

Net change in cash and equivalents	(26,452,224)	48,648,012
Cash and equivalents, beginning of period	43,088,464	5,794,936
Cash and equivalents, end of period	$16,636,240	$54,442,948

Continued on the following page

GREEN PLAINS RENEWABLE ENERGY, INC.

 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Continued from the previous page
	For the Nine Months Ended August 31,
	2007	2006
Supplemental disclosures of cash flow:
Cash paid for income taxes	$495,037	$-
Cash paid for interest	$974,646	$-

Noncash investing and financing activities:
Common stock issued for acquisition of subsidiary:
Cash	$-	$210,291
Deposits related to option agreement	-	11,100
Site development costs	-	778,609
Total common stock issued for acquisition of subsidiary	$-	$1,000,000

Property - land for Superior plant:
Common stock issued for purchase of land	$10,300	$478,510
Transfer of site development costs to land	386,856	-
Purchase accounting cost allocated to land options transferred to land	100	332,990
Land option cost transferred to land	10,000	10,000
Total purchase of land for Superior plant	$407,256	$821,500

Equipment - construction-in-progress:
Capitalized interest from amortization of debt issuance costs	$28,647	$-
Change in accrued construction liabilities	4,140,880	3,405,428
Change in construction retainage liabilities	(2,755,216)	1,959,998
Total noncash construction costs	$1,414,311	$5,365,426

See accompanying notes to the condensed consolidated financial statements.

GREEN PLAINS RENEWABLE ENERGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.  BASIS OF PRESENTATION

References to “we,” “us,” “our” or the “Company”  in this report refer to Green Plains Renewable Energy, Inc. and its subsidiary, Superior Ethanol, L.L.C. We were formed to construct and operate dry mill, fuel grade ethanol plants. Construction of our first plant, located in Shenandoah, Iowa, began in April 2006 and operations commenced in late August 2007. Construction began in August 2006 on a second plant, similar to the Shenandoah facility, in Superior, Iowa, which is currently expected to be completed in early 2008. Both plants are name-plate 50 million gallon per year (“mmgy”) plants. Name-plate means the plant is designed by the design builders and the process technology providers to produce at least the stated quantity of ethanol per year once it becomes operational. At name-plate capacity, on an annual basis, each of the plants is expected to consume approximately 18 million bushels of corn and produce, in addition to ethanol, approximately 160,000 tons of animal feed known as distillers dried grains with solubles (“DDGS”). In addition, each of the plants expects to produce approximately 148,000 tons of carbon dioxide annually which is to be scrubbed and vented.

The accompanying condensed consolidated balance sheet as of November 30, 2006, which has been derived from our audited consolidated financial statements as filed in our annual report for the period ended November 30, 2006, and the unaudited interim condensed consolidated financial statements, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission, and include the accounts of Green Plains Renewable Energy, Inc. and its wholly-owned subsidiary. All material intercompany accounts and transactions have been eliminated in consolidation. Certain information and footnote disclosures normally included in annual consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) have been condensed or omitted pursuant to those rules and regulations. We moved from a development stage company to an operating entity during the quarter ended August 31, 2007. The condensed consolidated financial statements at August 31, 2007, and for the three and nine months ended August 31, 2007 and 2006, are unaudited and reflect all adjustments of a normal recurring nature, except as otherwise disclosed herein, which are, in the opinion of management, necessary for a fair presentation, in all material respects, of the consolidated financial position, results of operations and cash flows for the interim periods. The results of the interim periods are not necessarily indicative of the results for the full year. The condensed consolidated financial statements should be read in conjunction with the consolidated financial statements included in our Form 10-K as filed with the Securities and Exchange Commission and notes thereto and risk factors contained therein for the fiscal year ended November 30, 2006.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain amounts previously reported have been reclassified to conform to the current period presentation.

Inventory

During the third quarter of fiscal 2007, we started receiving corn and other inventory items and initiated production of ethanol and distillers grains. Inventory items are stated at the lower of average cost or market.

Recent Accounting Pronouncements

In February, 2007 the Financial Accounting Standards Board issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair market value measurement, which is consistent with long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. We do not expect the adoption of this statement to be significant to our consolidated financial statements.

2.  INVENTORY

The components of inventory are as follows:

	August 31, 2007	November 30, 2006
Corn	$1,524,792	$-
Chemicals	110,807	-
Work-in-process	958,173	-
Ethanol	518,928	-
Distillers grains	12,000	-
Maintenance supplies and parts	273,654	-
	$3,398,354	$-

Late in the third quarter of fiscal 2007, we made our first corn purchases and initiated production of ethanol and distillers grains.

3.  PROPERTY AND EQUIPMENT

The components of property and equipment are as follows:

	August 31, 2007	November 30, 2006
Land and improvements	$6,123,864	$3,521,013
Construction-in-progress	43,450,722	43,480,379
Ethanol plant	66,408,155	-
Plant equipment	40,227	-
Vehicles	280,040	30,274
Computer equipment and software	185,636	33,454
Office furniture and equipment	42,129	30,251
Leasehold improvements and other	3,496	1,310
	116,534,269	47,096,681
Less: accumulated depreciation	(53,478)	(14,894)
	$116,480,791	$47,081,787

During the nine months ended August 31, 2007, we purchased additional land for the Superior plant. We paid $1,261,910 cash for the land including certain fees and $10,300 in common stock. In addition, $396,956 of site development and land option costs previously reflected as other assets were transferred to property and equipment and are included now in land and improvements above. Ethanol plant costs, which will be allocated to their specific asset categories in the fourth quarter of fiscal 2007, relate to our Shenandoah ethanol production facilities, grain storage facilities and other related assets that were put into use at the end of the third quarter of fiscal 2007. We will start depreciating these ethanol plant assets at the beginning of the fourth quarter of fiscal 2007.

We capitalized interest, including amortization of debt issuance costs, of $596,011 and $1,092,087 in construction-in-progress for the three and nine month periods ended August 31, 2007, respectively.

4.  OTHER ASSETS

The components of other assets are as follows:

	August 31, 2007	November 30, 2006
Recoverable rail line costs	$3,500,000	$3,500,000
Utility services deposits	1,326,580	-
Debt issuance costs, net	964,299	698,252
Site development costs	58,763	445,619
Deferred merger and acquisition costs	43,679	-
Land option agreements	22,500	27,600
Equity in lenders related to debt issuance	4,000	2,000
	$5,919,821	$4,673,471

During the nine month period ended August 31, 2007, we incurred $260,500 of debt issuance costs related to loan agreements for the Superior plant. We transferred $396,956 of site development and land option costs to land upon the exercise of an option to purchase land for a portion of the Superior plant site.

5.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The components of accounts payable and accrued liabilities are as follows:

	August 31, 2007	November 30, 2006
Accounts payable	$1,921,530	$4,910,387
Accrued liabilities	4,780,801	800,819
Accrued construction retainage	6,383,563	3,628,346
Accrued income taxes	-	364,800
	$13,085,894	$9,704,352

At August 31, 2007 and November 30, 2006, accounts payable and accrued liabilities include $10,359,493 and $8,973,829, respectively, for costs related to land and improvements, and construction-in-progress. Changes in these balances during the periods are considered noncash investing activities, and are therefore excluded from purchases of property and equipment in the condensed consolidated statements of cash flows.

6.  LONG-TERM DEBT

The components of long-term debt are as follows:

	August 31, 2007	November 30, 2006
Shenandoah loan	$46,639,596	$-
Superior loan	-	-
Economic development loan	245,000	290,000
Economic development grant	100,000	100,000
Total debt	46,984,596	390,000
Less: current portion	2,460,000	60,000
Long-term debt	$44,524,596	$330,000

Shenandoah Loan Agreement

On February 6, 2006, we entered into a Master Loan Agreement, Construction and Term Loan Supplement, Construction and Revolving Term Loan Supplement, Security Agreement and Real Estate Mortgage with Farm Credit Services of America, FLCA (individually and collectively, the “Shenandoah Loan Agreement”). A participating interest under the Shenandoah Loan Agreement was transferred to CoBank, ACB. Under the Shenandoah Loan Agreement, the lenders will loan up to $47,000,000 to partially finance construction of the Shenandoah plant and to provide funding for working capital purposes. In December 2006, we complied with all conditions precedent and began drawing on the credit line for construction of the plant in Shenandoah after first, as required under the Shenandoah Loan Agreement, spending the equity we had committed to build the Shenandoah plant. The loan is comprised of a $30,000,000 amortizing term loan and a $17,000,000 revolving term facility.

The Shenandoah Loan Agreement was amended during fiscal 2007 to reflect the current construction costs and schedule for the Shenandoah plant, to modify certain covenants and repayment requirements, and to reflect changes that had been agreed to as a result of our acquisition of Superior Ethanol. The following summarizes the significant terms of the Shenandoah Loan Agreement as amended.

Loan Commitments and Repayment Terms

•

Term Loan – This loan is available for advances until December 1, 2007. Principal payments are to commence thereafter with $1,200,000 due May 20, 2008, and each quarter thereafter with a final maturity on or before May 20, 2014. In addition, for each fiscal year, we are also required to make special payments equal to 65% of the available (if any) free cash flow from operations, not to exceed $2,000,000 per year, provided, however, that if such payments would result in a covenant default under the Shenandoah Loan Agreement, the amount of the payments shall be reduced to an amount which would not result in a covenant default. The free cash flow payments are discontinued when the aggregate total received from such payments exceeds $8,000,000.

•

Revolving Term – This loan is available for advances throughout the life of the commitment. Allowable advances under this loan are reduced by $2,400,000 each six month period commencing on the first day of the month beginning approximately six months after repayment of the term loan, but in no event later than November 1, 2014, with the final maturity no later than November 1, 2017.

Pricing and Fees

•

The loans will bear interest at either the Agent Base Rate (prime) plus 0.00% to 0.50% or short-term fixed rates at LIBOR (1, 3 or 6 month) plus 2.85% to 3.35% (each based on a ratio of total equity to total assets).

•

We may, however, elect to pay interest at a fixed interest rate determined by the Lenders.

•

We have incurred origination fees of $372,650, equity in lenders of $2,000 and other fees in the amount of $110,885 through August 31, 2007. Appraisal, inspecting engineer, title insurance and disbursing fees are at our expense.

•

There is an annual administrative fee of $25,000 that began on November 20, 2006.

•

There is an unused commitment fee of 0.50% on the $17,000,000 revolving term loan that began on February 1, 2007.

Availability of Advances, Interest Rates and Fees

Advances are subject to satisfaction of specified lending conditions. Advances correlate to budget and construction timeline projections, with verification of progress by a third-party engineer.

Security

As security for the loans, the lenders received a first-position lien on personal property and real estate owned by us, including an assignment of all contracts and rights pertinent to construction and on-going operations of the plant.

Summary of Loan Covenants

The Shenandoah Loan Agreement contains affirmative covenants (including financial covenants) and negative covenants including:

•

Maintenance of working capital (current assets over current liabilities in accordance with GAAP consistently applied) of not less than $5,000,000 at the earlier of commencement of operations or by October 31, 2007 and increasing to $6,000,000 effective May 31, 2008, and thereafter, except that in determining current assets, any amounts available under the Revolving Term Loan (less the amount that would be considered a current liability under GAAP if fully advanced) may be included.

•

Maintenance of net worth (total assets over total liabilities in accordance with GAAP consistently applied) of $34,000,000, increasing to $35,500,000 effective May 31, 2008, and increasing to $37,500,000 at fiscal year ending 2008 and thereafter.

•

Maintenance of Debt Service Coverage Ratio of not less than 1.5 to 1.0 for fiscal year end 2008 and thereafter. Debt Service Coverage Ratio is defined as (all as calculated for the most current year-end in accordance with GAAP consistently applied): 1) net income (after taxes), plus depreciation and amortization; divided by 2) all current portions of regularly scheduled long-term debt for the prior period (previous fiscal year end).

•

Restrictions on dividends or other distributions to stockholders of no more than 40% of the profit, net of income taxes for each fiscal year, allowable only where we are expected to remain in compliance with all loan covenants, terms and conditions. Furthermore, with respect to the fiscal years ending in 2008 and thereafter, an additional distribution may be made to stockholders in excess of the 40% limit for such fiscal year if we have made the required free cash flow payment for such fiscal year, and will thereafter remain in compliance with all loan covenants, terms and conditions on a pro forma basis net of such potential additional payment. We are currently in compliance with all covenants under the Shenandoah Loan Agreement; however, there can be no assurance that we can remain in compliance with all covenants in the future.

At August 31, 2007, the entire $30.0 million related to the term loan was outstanding, along with $16.6 million on the revolving term loan. At August 31, 2007, we were paying interest on advances outstanding at 8.75% and incurred total interest (including amortization of debt issuance costs) of $639,369 and $1,011,773 for the three and nine month periods ended August 31, 2007.

Superior Loan Agreement

On March 21, 2007, Superior Ethanol, our wholly-owned subsidiary, entered into a Master Loan Agreement, Construction and Term Loan Supplement, Construction and Revolving Term Loan Supplement, Security Agreement and Real Estate Mortgage with Farm Credit Services of America, FLCA (individually and collectively, the “Superior Loan Agreement”). A participating interest under the Superior Loan Agreement was transferred to CoBank, ACB. Under the Superior Loan Agreement, the lenders will lend up to $50,000,000 to partially finance construction of the Superior plant and to provide funding for working capital purposes. This credit line is available after the required equity has been used for construction of the Superior plant. The loan is comprised of a $40,000,000 amortizing term loan and a $10,000,000 revolving term facility. The following summarizes the significant terms of the Superior Loan Agreement.

Loan Commitments and Repayment Terms

•

Term Loan – This loan is available for advances until December 31, 2007. Principal payments are to commence thereafter with $1,375,000 due July 20, 2008, and each quarter thereafter with a final maturity on or before July 20, 2015. In addition, for each fiscal year, we are also required to make special payments equal to 75% of the available (if any) free cash flow from Superior Ethanol’s operations, provided, however, that if such payments would result in a covenant default under the Superior Loan Agreement, the amount of the payments shall be reduced to an amount which would not result in a covenant default. The free cash flow payments are discontinued when the aggregate total received from such payments exceeds $10,000,000.

•

Revolving Term – This loan is available for advances throughout the life of the commitment. Allowable advances under this loan are reduced by $2,500,000 each six month period commencing on the first day of the month beginning approximately six months after repayment of the term loan, but in no event later than July 1, 2015, with the final maturity no later than July 1, 2017.

Pricing and Fees

•

The loans will bear interest at either Agent Base Rate (prime) minus 0.15% to plus 0.25% or short-term fixed rates at LIBOR (1, 3 or 6 month) plus 2.80% to 3.15% (each depending on whether the operations for the preceding fiscal year were profitable or unprofitable).

•

We may, however, elect to pay interest at a fixed interest rate determined by the Lenders.

•

We have incurred origination fees of $445,500, equity in lenders of $2,000 and other fees in the amount of $69,910 through August 31, 2007. Appraisal, inspecting engineer, title insurance and disbursing fees are at our expense.

•

There is an annual administrative fee of $35,000 that begins on November 1, 2007.

•

There is an unused commitment fee of 0.75% on the $10,000,000 revolving term loan that begins on November 1, 2007.

Availability of Advances, Interest Rates and Fees

Advances are subject to satisfaction of specified lending conditions. Advances correlate to budget and construction timeline projections, with verification of progress by a third-party engineer.

Security

As security for the loans, the lenders received a first-position lien on personal property and real estate owned by Superior Ethanol, including an assignment of all contracts and rights pertinent to construction and on-going operations of the plant.

Summary of Loan Covenants

The Superior Loan Agreement contains affirmative covenants (including financial covenants) and negative covenants including:

•

Maintenance of Superior Ethanol’s working capital (current assets over current liabilities in accordance with GAAP consistently applied) of not less than $4,500,000 at the earlier of commencement of operations or by December 31, 2007 and increasing to $5,000,000 effective November 30, 2008, and thereafter, except that in determining current assets, any amounts available under the Revolving Term Loan (less the amount that would be considered a current liability under GAAP if fully advanced) may be included.

•

Maintenance of Superior Ethanol’s net worth (total assets over total liabilities in accordance with GAAP consistently applied) of $45,100,000, and increasing to $48,600,000 for the fiscal year ending 2008 and thereafter.

•

Maintenance of Debt Service Coverage Ratio for Superior Ethanol of not less than 1.25 to 1.0 for fiscal year end 2008 and thereafter. Debt Service Coverage Ratio is defined as (all as calculated for the most current year-end in accordance with GAAP consistently applied): 1) net income (after taxes), plus depreciation and amortization; divided by 2) all current portions of regularly scheduled long-term debt for the prior period (previous fiscal year end).

•

Restrictions on dividends or other distributions to Superior Ethanol’s stockholder of no more than 40% of the profit, net of income taxes for each fiscal year allowable only where we are expected to remain in compliance with all loan covenants, terms and conditions. Furthermore, with respect to the fiscal years ending in 2008 and thereafter, an additional distribution may be made to stockholders in excess of the 40% limit for such fiscal year if we have made the required free cash flow payment for such fiscal year, and will thereafter remain in compliance with all loan covenants, terms and conditions on a pro forma basis net of said potential additional payment. We are currently in compliance with all covenants under the Superior Loan Agreement; however, there can be no assurance that we can remain in compliance with all covenants in the future.

Economic Development Loans and Grants

In April 2005, the Iowa Department of Economic Development (“IDED”) awarded us a High-Quality Job Creation (“HQJC”) financing incentive comprised of a $300,000 zero interest loan and a $100,000 forgivable loan (grant) for the Shenandoah project. The IDED funds became available for our use in March 2006 upon closing of the senior debt financing commitment. Associated with this award are job creation covenants.

Repayments are due on the $300,000 zero interest loan at $5,000 per month for sixty months, beginning October 1, 2006. The $100,000 forgivable loan has been recorded as long-term debt. However, if the covenant requirements for job creation are deemed to be properly fulfilled, we will recognize the forgivable loan as grant income at that time.

7.  STOCK-BASED COMPENSATION

We account for all share-based compensation transactions pursuant to Statement of Financial Accounting Standard (“SFAS”) No. 123R, “Share-Based Payment,” which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation.” SFAS No. 123R requires entities to record noncash compensation expense related to payment for employee services by an equity award in their financial statements over the requisite service period.

The Green Plains Renewable Energy, Inc. 2007 Equity Incentive Plan (“Equity Incentive Plan”) provides for the granting of stock-based compensation, including options to purchase shares of common stock, stock appreciation rights tied to the value of common stock, restricted stock and restricted stock unit awards to eligible employees, non-employee directors and consultants. We have reserved a total of 1.0 million shares of common stock for issuance under the plan. The maximum number of shares of common stock granted to any employee during any year is 50,000.

Grants under the Equity Incentive Plan may include:

•

Options – Stock options may be granted that are currently exercisable, that become exercisable in installments, or that are not exercisable until a fixed future date. Certain options that have been issued are exercisable during their term regardless of termination of employment while other options have been issued that terminate at a designated time following the date employment is terminated. Options issued to date may be exercised immediately and/or at future vesting dates, and must be exercised no later than five to eight years after the grant date or they will expire.

•

Stock Awards – Stock awards may be granted to directors and key employees with ownership of the common stock vesting immediately or over a period determined by the Compensation Committee and stated in the award. Stock awards granted to date vested immediately but were restricted as to sales for a specified period. Compensation expense was recognized upon the grant award. The stock awards are measured at fair value on the grant date, adjusted for estimated forfeitures.

•

Stock Compensation Election for Certain Officers and Directors – Certain officers and directors have been allowed the option to receive a portion of their compensation for services in the form of common stock, which is priced at the common stock closing price five days prior to the end of each fiscal quarter.

All of our existing share-based compensation awards have been determined to be equity awards. We currently use a forfeiture rate of zero percent for all existing share-based compensation awards since we have no historical forfeiture experience under our share-based payment plans. We use original issuances of common stock to satisfy our share-based payment obligations.

During the second quarter of fiscal 2007, we granted options to purchase a total of 325,000 shares of our common stock to our nine directors for services rendered. These options are immediately exercisable for up to five years from the grant date at a price of $30.00 per share. The total fair value of the stock option grant was $2,462,615, which was expensed during that quarter. The fair value of the grant was determined using the Black-Scholes model and was based on an assumed annual volatility (based on historical volatility experienced) of 48.8%, a dividend yield of 0%, a risk-free interest rate of 4.8% and an expected life of five years. Since the option price exceeded the closing stock price, the aggregate intrinsic value was zero at August 31, 2007.

During the second quarter of fiscal 2007, we also granted 2,000 shares of our common stock to each of our nine directors (for a total of 18,000 shares) for services rendered. We recorded $365,040 of expense during that quarter for the value of the shares at the time of issuance, $20.28 per share, which was the closing price of our common stock on the date of grant.

During the third quarter of fiscal 2007, we granted 15,500 shares of restricted stock to employees and options to purchase 111,000 shares of our common stock. We are expensing the value of the restricted shares, determined using the closing price of our common stock on the date of grant, over the period of time the restrictions lapse. The fair values of the options are being expensed over the requisite service period. The fair values of the option grants were determined using the Black-Scholes model and were based on assumed annual volatilities (based on historical volatility experienced) ranging from 44.2% to 51.7%, a dividend yield of 0%, risk-free interest rates of 4.6% to 5.1%, and expected lives of 5.5 years. Since the option prices exceeded the closing stock price, the aggregate intrinsic value was zero at August 31, 2007.

Compensation costs expensed for our share-based payment plans described above were $454,358 and $3,388,313 for the three and nine month periods ended August 31, 2007, respectively. The potential tax benefit realizable for the anticipated tax deductions of the exercise of share-based payment arrangements totaled $184,969 and $1,379,382 for the three and nine month periods ended August 31, 2007, respectively.  However, due to uncertainty that the tax benefits will be realized, these potential benefits were not recognized currently.

Certain officers and directors have elected to receive a portion of their compensation for services since January 1, 2007 in unrestricted shares of common stock. In September 2007, 3,255 shares will be distributed to these individuals valued at $56,300. Accrued liabilities at August 31, 2007 included compensation earned to that date of $56,300.

8.  EARNINGS PER SHARE

Basic earnings per common shares (“EPS”) is calculated by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period, adjusted for the dilutive effect of any outstanding dilutive securities. Excluded from the computations of diluted EPS for the three and nine months ended August 31, 2007 were options to purchase shares of our common stock because their impact would be antidilutive based on current market prices and because we incurred a loss during those fiscal periods.

At August 31, 2007, we had outstanding warrants that are exercisable for 793,221 shares of common stock at an exercise price of $30 per share and warrants that are exercisable for 320,014 shares of common stock at an exercise price of $60 per share. The warrants were sold in our initial and secondary public offerings and the common stock issuable upon exercise of the warrants may be sold by non-affiliates without restriction. The calculation of diluted earnings per share gives effect to common stock equivalents; however, potential common shares that may be issued upon exercise of all outstanding warrants were excluded for the three and nine month periods ended August 31, 2007 periods since their effect would be antidilutive. For the three and nine month periods ended August 31, 2006, the dilutive effect of the warrants using the treasury stock method was 40,427 and 72,514 shares, respectively. We incurred a loss for the three months ending August 31, 2006, and therefore the warrants are not included because they have an anti-dilutive effect.

9.  INCOME TAXES

Pre-tax income for the three and nine months ended August 31, 2007 and 2006 are as follows:

	For the Three Months Ended August 31,		For the Nine Months Ended August 31,
	2007	2006	2007	2006
Income (loss) before income taxes	$(2,352,081)	$(43,490)	$(5,586,770)	$78,376

The current and deferred components of income tax expense (benefit) for the three and nine months ended August 31, 2007 and 2006 are as follow:

	For the Three Months Ended August 31,		For the Nine Months Ended August 31,
	2007	2006	2007	2006
Current:
Federal	$23,443	$-	$(256,657)	$-
State	8,068	-	(76,632)	-
Total current	31,511	-	(333,289)	-

Deferred:
Federal	-	-	29,810	-
State	-	-	8,990	-
Total deferred	-	-	38,800	-

Income tax provision (benefit)	$31,511	$-	$(294,489)	$-

Total income tax expense (benefit) differed from the amount computed by applying the U.S. Federal statutory rates of 34% for the three and nine months ended August 31, 2007 and 2006 as follows:

	For the Three Months Ended August 31,		For the Nine Months Ended August 31,
	2007	2006	2007	2006
Tax expense (benefit) at U.S. federal statutory rate	$(799,802)	$(14,752)	$(1,899,502)	$26,648
State tax expense (benefit), net of federal tax effect	(178,901)	(4,939)	(353,601)	4,961
Valuation adjustment	1,117,834	20,740	2,058,034	(34,060)
Research and experimentation credits	(92,973)	-	(92,973)	-
Other	(14,647)	(1,049)	(6,447)	2,451
Income tax provision (benefit)	$31,511	$-	$(294,489)	$-

Deferred tax assets and liabilities at each balance sheet date are summarized as follows:

	August 31, 2007	November 30, 2006
Deferred tax assets:
Current:
Unrealized loss on derivatives	$22,681	$-
Inventory valuation	240,061	-
Total current deferred tax assets	262,742	-

Non-current:
Net operating loss carryforwards	3,481,480	-
Equity for services	1,290,559	55,200
Tax credits	117,146	-
Other	32,548	-
Total non-current deferred tax assets	4,921,733	55,200

Total deferred tax assets	5,184,475	55,200
Less: valuation allowance	(2,058,034)	-
Net deferred tax assets	3,126,441	55,200

Deferred tax liabilities:
Current:
Unrealized gain on derivative financial instruments	-	13,000

Non-current:
Depreciation for tax in excess of book	3,126,441	3,400
Total deferred tax liabilities	3,126,441	16,400

Deferred income taxes	$-	$38,800

During the nine month periods ended August 31, 2007, we established a valuation allowance for deferred tax assets and liabilities as full realization of future income tax benefits was uncertain. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

10.  COMMITMENTS AND CONTINGENCIES

Shenandoah Plant

Plant Construction

On January 13, 2006, we entered into a design-build agreement for $55,881,454, subject to adjustments, with Fagen Inc. (“Fagen”) under which Fagen provided all work and services in connection with the engineering, design, procurement, construction startup, performance tests, training for the operation and maintenance of the Shenandoah plant; and provided all material, equipment, tools and labor necessary to complete the plant. We paid Fagen $23,950,900 during the nine months ended August 31, 2007 and $51,221,381 since work began on the contract. As of August 31, 2007, we owed Fagen $2,895,373 for construction completed to-date, including retainages and accruals.

We have entered into agreements with various other contractors related to construction at the Shenandoah site. Unpaid amounts on these contracts, as amended, total approximately $5,542,349. As of August 31, 2007, we paid $4,266,202 on these contracts and owed the contractors $224,969 for construction completed to-date, including retainages and accruals.

Utilities

On October 27, 2006, we entered into a capacity agreement with Natural Gas Pipeline Company of America, to provide capacity on their natural gas pipeline for the Shenandoah facility. We deposited $90,000 with Natural Gas Pipeline Company of America to secure our performance under the agreement.

On October 27, 2006, we entered into an agreement with MidAmerican Energy Company to install a primary electric distribution system for the Shenandoah facility. We will pay an excess facilities tariff of 1.75% of the installed cost on a monthly basis for approximately five years.

Superior Plant

Plant Construction

In August 2006, we entered into a design-build agreement with Agra Industries, Inc. under which Agra would provide all work and services in connection with the engineering, design, procurement, construction startup, performance tests, training for the operation and maintenance of the plant; and provide all materials, equipment, tools and labor necessary to complete the Superior plant. On March 20, 2007, in connection with the execution of the Superior Loan Agreements, and at the request of the lenders, we entered into an amendment to the design-build agreement with Agra. As amended, Agra is to be paid $75,953,276, subject to future adjustments, for services performed. We are required to make payments to Agra based upon semi-monthly progress billings. We paid $26,492,654 during the nine months ended August 31, 2007 and $35,209,562 since work began on the contract. As of August 31, 2007, we owed Agra $5,180,343 for construction completed to-date, including retainages and accruals.

As amended, the Agra contract included an early completion bonus if substantial completion (as defined in the agreement) occurs in advance of January 19, 2008, provided that the facility meets 100% of the performance guarantees within ninety days following the actual date of substantial completion.

We have entered into agreements with various other contractors related to construction at the Superior site. The contracts, as amended, total approximately $6,569,934. As of August 31, 2007 we paid $867,741 on these contracts and owed the contractors $919,541 for construction completed to-date, including retainages and accruals.

Utilities

In January 2007, we entered into a service extension agreement with Iowa Lakes Electric Cooperative for the installation of electrical distribution facilities at the Superior plant. In fiscal 2006, we deposited $350,000 of the expected project cost of $700,000 with Iowa Lakes Electric Cooperative. We also entered into a ten-year electric service agreement with Iowa Lakes Electric Cooperative effective November 1, 2007.

On March 2, 2007, we entered into a firm throughput service agreement with Northern Natural Gas Company to provide capacity on their natural gas pipeline for the Superior facility. We are obligated to deposit $2,400,000 to secure our performance under the agreement. Deposits through August 31, 2007, totaled $1,314,469.

Shenandoah and Superior Plants

Sales and Marketing

We have entered into exclusive agreements with Renewable Products Marketing Group, LLC for the sale of all ethanol produced at both the Shenandoah and Superior plants. The agreements are for one year, commencing on the first day ethanol is shipped from the respective plants. After the one-year commitment, if the agreements are not renewed, certain rail car leases entered into by RPMG will be assigned to us. We would be required to assume the rail car lease related to the Shenandoah plant of approximately $100,000 per month for the remainder of an original seven year lease term. We would be required to assume the rail car lease related to the Superior plant of approximately $105,000 per month for the remainder of an original ten year lease term.

We have entered into exclusive agreements with Commodity Specialists Company for the sale of all distillers dried grains with solubles and wet distillers grains with solubles produced at both the Shenandoah and Superior plants. These agreements are for six months for the Shenandoah plant and one year at the Superior plant, commencing on the first day of production at each of the plants.

In March, 2007, we executed a lease contract for 100 rail cars for a ten-year period for $68,700 per month for the Shenandoah facility. We plan to use these rail cars to ship DDGS to customers. We may negotiate a similar lease agreement for rail cars for the Superior plant at some time in the future.

Commodities - Corn

As of August 31, 2007, we had contracted for future corn deliveries valued at approximately $15,614,000.

11.  SUBSEQUENT EVENTS

Essex Elevator Acquisition

On June 1, 2007, we entered into an agreement to purchase Essex Elevator, Inc. for $0.3 million in cash and the assumption of approximately $1.2 million in liabilities. We closed the acquisition on September 24, 2007. The elevator is located approximately five miles to the northeast of the Shenandoah plant on the same rail line we use to transport products from our plant.

Great Lakes Cooperative Plan of Merger

On August 15, 2007, we entered into an agreement and plan of merger with Great Lakes Cooperative. The closing of the transaction is subject to various conditions, including approval by Great Lakes’ members. If the plan of merger is approved by Great Lakes’ members, outstanding Great Lakes common stock A shares, common stock B shares and preferred stock shares will be exchanged for (i) an aggregate of 450,840 shares of our common stock, plus (ii) an aggregate of $12.5 million in cash. The shares of our common stock issued in the exchange will be registered on a Registration Statement on Form S-4. We will not be seeking shareholder approval of the proposed transaction from our shareholders.

GREAT LAKES COOPERATIVE AND SUBSIDIARY

Everly, Iowa

CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2007, 2006 and 2005

Independent Auditors' Report

To the Board of Directors

Great Lakes Cooperative and Subsidiary

Everly, Iowa

We have audited the accompanying consolidated balance sheets of Great Lakes Cooperative and Subsidiary, Everly, Iowa, as of August 31, 2007 and 2006 and the related consolidated statements of operations, members' equity and cash flows for the years ended August 31, 2007, 2006 and 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Great Lakes Cooperative and Subsidiary, Everly, Iowa, as of August 31, 2007 and 2006 and the results of their operations and cash flows for the years ended August 31, 2007, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

October 11, 2007

/s/ Gardiner Thomsen, P.C.

GREAT LAKES COOPERATIVE AND SUBSIDIARY

Everly, Iowa

CONSOLIDATED BALANCE SHEETS

August 31, 2007 and 2006

Assets

	2007	2006
CURRENT ASSETS
Cash	$383,258	$835,815
Marketable Securities	397,946	0
Receivables
Contracts	14,815	13,897
Trade – Net of Allowance for Doubtful
Accounts of $100,000	4,256,720	3,726,028
Grain in Transit	1,840,832	1,102,477
Income Taxes	0	268,320
Other	611,086	3,529,375
Inventories
Grain	12,819,615	4,088,850
Merchandise	9,779,999	7,171,419
Petroleum	534,067	491,702
Deposits on Undelivered Inventories	682,565	471,023
Prepaid Expenses	106,808	42,292
Deferred Income Taxes	0	38,900
Total Current Assets	31,427,711	21,780,098

PROPERTY, PLANT AND EQUIPMENT
Land	530,160	530,160
Buildings and Equipment	42,356,857	40,030,447
	42,887,017	40,560,607
Accumulated Depreciation	(29,491,805)	(28,580,853)
Undepreciated Cost	13,395,212	11,979,754
Construction in Process	300,114	2,226,985
	13,695,326	14,206,739

OTHER ASSETS	70,764	65,548

EQUITY IN OTHER ORGANIZATIONS	10,381,285	9,742,985

TOTAL ASSETS	$55,575,086	$45,795,370

The accompanying notes are an integral part of the financial statements.

GREAT LAKES COOPERATIVE AND SUBSIDIARY

Everly, Iowa

CONSOLIDATED BALANCE SHEETS

August 31, 2007 and 2006

Liabilities and Members' Equity

	2007	2006
CURRENT LIABILITIES
Checks Written in Excess of Bank Balance	$1,899,754	$1,260,697
Current Maturities of Long-Term Debt	900,000	922,485
Notes Payable	13,736,351	6,965,503
Payables
Trade	3,172,271	2,919,744
Unpaid Grain	3,271,843	2,465,687
Patron Credit Balances	416,574	541,402
Margin Account	642,053	449,247
Accrued Expenses
Property Taxes	625,625	614,203
Interest	154,503	104,163
Income Taxes	388,771	0
Compensated Absences	231,032	242,857
Other	166,461	136,465
Deferred Income Taxes	25,904	0
Total Current Liabilities	25,631,142	16,622,453

LONG-TERM LIABILITIES
Net of Current Maturities	5,400,000	6,300,000

OTHER LIABILITIES
Accrued Pension Costs	882,666	766,472
Deferred Income Taxes	540,154	515,061
Total Other Liabilities	1,422,820	1,281,533

MINORITY INTEREST IN CONSOLIDATED
FINANCIALS	317,342	337,000

MEMBERS' EQUITY
Preferred Stock	11,599,443	11,638,349
Common Stock – Class A	225,400	301,400
Common Stock – Class B	197,600	123,600
Paid in Capital	1,275	1,275
Accumulated Other Comprehensive Loss	(788,565)	(650,683)
Retained Savings	11,568,629	9,840,443
Total Members' Equity	22,803,782	21,254,384

TOTAL LIABILITIES AND MEMBERS' EQUITY	$55,575,086	$45,795,370

The accompanying notes are an integral part of the financial statements.

GREAT LAKES COOPERATIVE AND SUBSIDIARY

Everly, Iowa

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended August 31, 2007, 2006 and 2005

	2007	2006	2005
Sales	$141,170,291	$105,930,444	$114,720,880

Cost of Goods Sold	131,128,460	99,783,659	106,290,762

Gross Savings on Sales	10,041,831	6,146,785	8,430,118

Other Operating Revenue	4,754,033	5,227,278	7,027,039

Total Gross Revenue	14,795,864	11,374,063	15,457,157

Operating Expenses, Including Interest	14,278,935	13,551,496	14,164,302

Operating Savings (Loss)	516,929	(2,177,433)	1,292,855

Gain on Sale of Marketable Securities	23,520	0	0

Patronage Dividend Income	1,969,483	1,334,108	873,133

Savings (Loss) before Income Taxes
and Minority Interest	2,509,932	(843,325)	2,165,988

Income Tax Expense (Benefit)	801,404	(272,177)	609,853

Minority Interest in Net Loss of Subsidiary	19,658	0	0

Net Savings (Loss)	$1,728,186	$(571,148)	$1,556,135

The accompanying notes are an integral part of the financial statements.

GREAT LAKES COOPERATIVE AND SUBSIDIARY

Everly, Iowa

CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY

Years Ended August 31, 2007, 2006 and 2005

			Common
		Preferred	Stock
	Total	Stock	Class A
Balance – August 31, 2004	$20,669,787	$12,061,187	$298,800
Stock Issued	4,839	0	2,600
Stock Redemptions	(114,674)	(65,461)	(2,800)
Transfers	0	0	3,200
Comprehensive Income
Current Year Net Savings	1,556,135	0	0
Other Comprehensive Income
Minimum Pension
Liability Adjustment	(11,809)	0	0
Total Comprehensive Income	1,544,326

Balance – August 31, 2005	22,104,278	11,995,726	301,800
Stock Issued	2,200	0	1,800
Stock Redemptions	(361,177)	(357,377)	(2,200)
Comprehensive Income
Current Year Net Loss	(571,148)	0	0
Other Comprehensive Income
Minimum Pension
Liability Adjustment	80,231	0	0
Total Comprehensive Loss	(490,917)

Balance – August 31, 2006	21,254,384	11,638,349	301,400
Stock Issued	800	0	800
Stock Redemptions	(41,706)	(38,906)	(1,600)
Transfers	0	0	(75,200)
Comprehensive Income
Current Year Net Savings	1,728,186	0	0
Other Comprehensive Income
Unrealized Gain on
Marketable Securities	126,040	0	0
Minimum Pension
Liability Adjustment	(263,922)	0	0
Total Comprehensive Income	1,590,304

Balance – August 31, 2007	$22,803,782	$11,599,443	$225,400

The accompanying notes are an integral part of the financial statements.

			Accumulated Other
Common Stock		Paid-In	Comprehensive	Retained
Class B	Subscriptions	Capital	Loss	Savings
$125,600	$46,574	$1,275	$(719,105)	$8,855,456
400	1,839	0	0	0
(3,200)	(43,213)	0	0	0
2,000	(5,200)	0	0	0

0	0	0	0	1,556,135

0	0	0	(11,809)	0

124,800	0	1,275	(730,914)	10,411,591
400	0	0	0	0
(1,600)	0	0	0	0

0	0	0	0	(571,148)

0	0	0	80,231	0

123,600	0	1,275	(650,683)	9,840,443
0	0	0	0	0
(1,200)	0	0	0	0
75,200	0	0	0	0

0	0	0	0	1,728,186

0	0	0	126,040	0

0	0	0	(263,922)	0

$197,600	$0	$1,275	$(788,565)	$11,568,629

The accompanying notes are an integral part of the financial statements.

GREAT LAKES COOPERATIVE AND SUBSIDIARY

Everly, Iowa

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended August 31, 2007, 2006 and 2005

	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net Savings (Loss)	$1,728,186	$(571,148)	$1,556,135
Adjustments to Reconcile Net Savings (Loss) to Net Cash
Provided by (Used in) Operating Activities
Depreciation	2,032,717	2,095,988	2,385,228
Gain on Sale of Property, Plant & Equipment	(90,141)	(49,723)	(1,318,680)
Patronage Dividend Income Received as Equity	(1,266,103)	(866,936)	(596,152)
Deferred Income Taxes	(59,688)	(81,079)	506,156
Pension Plan Adjustment	(63,073)	68,968	135,003
Bad Debt Expense	69,647	31,056	28,245
Minority Interest in Net Loss of Subsidiary	(19,658)	0	0
Change in Assets and Liabilities
(Increase) Decrease in Receivables	1,846,997	(2,113,890)	(767,978)
(Increase) Decrease in Inventories	(11,381,710)	2,261,472	(6,824,600)
Increase in Deposits on Undelivered Inventories	(211,542)	(7,718)	(266,630)
(Increase) Decrease in Prepaid Expenses	(64,516)	(36,296)	332
Increase (Decrease) in Payables	1,126,660	(655,163)	951,869
Increase (Decrease) in Accrued Expenses	468,704	(173,423)	191,811
Net Cash Used In Operating Activities	(5,883,520)	(97,892)	(4,019,261)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from Sale of Property, Plant & Equipment	364,367	76,818	1,827,800
Additions to Property, Plant & Equipment	(1,795,530)	(3,125,145)	(808,026)
(Increase) Decrease in Other Assets	(5,216)	(26,639)	7,273
Equity in Other Organizations Purchased	0	(23,000)	0
Equity in Other Organizations Redeemed	420,828	602,744	221,183
Net Cash Used In Investing Activities	(1,015,551)	(2,495,222)	1,248,230

CASH FLOWS FROM FINANCING ACTIVITIES
Change in Checks Written in Excess of Bank Balance	639,057	125,656	(733,409)
Net Borrowings Under Line-of-Credit Agreement	6,770,848	3,550,667	3,414,836
Additional Long-Term Borrowings	0	0	1,165,983
Retirement of Long-Term Debt	(922,485)	(913,415)	(970,376)
Proceeds from Common Stock Issued	800	2,200	4,839
Contributions from Minority Shareholders	0	337,000	0
Redemption of Members' Equity	(41,706)	(361,177)	(114,674)
Net Cash Provided by Financing Activities	6,446,514	2,740,931	2,767,199

Net Increase (Decrease) in Cash	(452,557)	147,817	(3,832)
Cash – Beginning of Year	835,815	687,998	691,830
Cash –End of Year	$383,258	$835,815	$687,998

The accompanying notes are an integral part of the financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

	2007	2006	2005

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash Paid (Received) During the Year for:
Interest	$1,833,322	$998,920	$725,314
Income Taxes	410,000	148,516	(232,081)

The accompanying notes are an integral part of the financial statements.

Notes to Consolidated Financial Statements

Note 1: Organization and Nature of Business

The Company is an Iowa corporation operating as a cooperative for the mutual benefit of its members. The Company operates a licensed public grain warehouse; provides grain marketing services; and supplies feed, fertilizer, chemicals, petroleum products, and other types of merchandise for its members, primarily, in and around Clay, Dickinson and Emmet County, Iowa.

Approximately 50%, 38% and 41% of the Company’s total gross revenue was generated by grain marketing and related services and the remaining 50%, 62% and 59% was from retail sales and services for the year ended August 31, 2007, 2006 and 2005, respectively.

Note 2: Summary of Significant Accounting Policies

The significant accounting practices and policies are summarized below.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Great Lakes Cooperative and its majority-owned subsidiary, Great Lakes Grain Storage, LLC.  In consolidation, all significant intercompany accounts and transactions have been eliminated from the financial statements.  The minority interest in the consolidated financial statements represents the minority partners’ share of the equity and income of Great Lakes Grain Storage, LLC.

COMPREHENSIVE INCOME REPORTING

The Company accounts for comprehensive income in accordance with Statement of Financial Accounting Standards No. 130 “Reporting Comprehensive Income”, which requires comprehensive income and its components to be reported when a company has items of other comprehensive income. Comprehensive income includes net income plus other comprehensive income (i.e., certain revenues, expenses, gains and losses reported as separate components of stockholders’ equity rather than in net income).

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Notes to Consolidated Financial Statements (Continued)

Note 2: Summary of Significant Accounting Policies (Continued)

FINANCIAL STATEMENT RECLASSIFICATION

For comparability, certain amounts in the prior period’s financial statements may have been reclassified, where appropriate, to conform with the current period’s financial statement presentation.

CASH

For purposes of the Statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Bad debts are provided for on the reserve method based on historical experience and management’s evaluation of outstanding receivables at the end of the year.

GRAIN IN TRANSIT

In accordance with industry practice, expected proceeds on grain sales, which are subject to final grade and weight determination at the destination point, are consistently estimated and recorded at the time grain is shipped.

HEDGING

The Company generally follows a policy of hedging its grain transactions to protect gains and minimize losses due to market fluctuations. Gains and losses from these hedge transactions are reflected in the sales of the respective commodity.

DERIVATIVE FINANCIAL INSTRUMENTS

The Company has only limited involvement with derivative financial instruments and does not use them for trading purposes. They are used to manage well-defined commodity price risks. The Company may use futures, forward, option and swap contracts to reduce the volatility of commodities. These contracts permit final settlement by delivery of the specified commodity.

These contracts are not designated as hedges under Statements of Financial Accounting Standards (SFAS) No. 133 “Accounting for Derivative Instruments and Hedging Activities”. These contracts are marked to market each month and the unrealized gains or losses are recognized in earnings.

Notes to Consolidated Financial Statements (Continued)

Note 2: Summary of Significant Accounting Policies (Continued)

INVENTORY VALUATIONS

Grain inventories are valued on the basis of market prices with appropriate adjustment for freight, test weights, discounts and other differentials, including a provision for gains or (losses) on future sales and purchase commitments.

Merchandise and petroleum products inventories are valued at the lower of cost (first-in, first-out method) or market price.

ADVERTISING

The Company expenses advertising costs as they are incurred.  Total advertising costs amounted to $56,846, $45,298 and $27,721 for the years ended August 31, 2007, 2006 and 2005, respectively.

PROPERTY, PLANT AND EQUIPMENT

Land, buildings and equipment are stated at cost. Depreciation methods and estimated useful lives of assets are discussed in Note 6.

Maintenance and repairs are expensed as incurred. Expenditures for new facilities and those that increase the useful lives of the buildings and equipment are capitalized. When assets are sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and gains or losses on the dispositions are recognized in earnings.

LONG-LIVED ASSETS

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held or used are recognized based on the fair value of the asset and long-lived assets to be disposed of are reported at the lower of their carrying amount or fair value less selling costs.

ENVIRONMENTAL EXPENDITURES

Environmental compliance costs would include ongoing maintenance, monitoring and similar costs. Such costs will be expensed as incurred.  Environmental remediation costs would be accrued, except to the extent costs can be capitalized, when environmental assessments and/or remedial efforts are probable, and the cost could be reasonably estimated. Environmental costs which improve the condition of the property as compared to the condition when constructed or acquired and creates future revenue generation are capitalized.

Notes to Consolidated Financial Statements (Continued)

Note 2: Summary of Significant Accounting Policies (Continued)

PATRONAGE DIVIDEND INCOME

Patronage dividend income from other cooperatives is recognized as income in the year that the Company receives formal notification from the distributing cooperative.

INCOME TAXES

The Company, as a non-exempt cooperative, is taxed on non-patronage earnings and any patronage earnings not paid or allocated to patrons.

DEFERRED INCOME TAXES

Deferred income taxes are reported using the asset and liability method.  Deferred tax assets and liabilities are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets and liabilities will not be realized.

DISTRIBUTION OF NET SAVINGS

In accordance with the Company’s articles and bylaws, the Company shall allocate the net savings, after provisions for reasonable and adequate reserves, to patrons on a patronage basis, based on taxable income. Such allocations are approved by the Company’s Board of Directors and may be made in the form of cash, capital stock and allocated equities in such proportion as determined by the Board of Directors.

Note 3: Significant Concentrations of Risk

CREDIT RISK - FINANCIAL INSTITUTIONS

The Company maintains cash balances with the local financial institutions, which may at times exceed the $100,000 coverage by the U.S. Federal Deposit Insurance Company (FDIC). At August 31, 2007 and 2006, cash balances exceeded FDIC coverage by $306,750 and $422,233, respectively.

CREDIT RISK – RECEIVABLES

The Company issues credit to local patrons in and around Everly, Greenville, Gruver, Langdon, Milford, Royal, Spencer, and Superior, Iowa, under industry standard terms without collateral in most cases. As these receivables are concentrated in an agricultural area and industry, collection on these receivables may be dependent upon economic returns from farm crop and livestock production.

Notes to Consolidated Financial Statements (Continued)

Note 3: Significant Concentrations of Risk (Continued)

CREDIT RISK - MARGIN DEPOSITS

The Company maintains cash balances with brokerage firms, which may at times exceed the $100,000 coverage by the Securities Investor Protection Corporation (SIPC). At August 31, 2007and 2006, cash balances exceeded SIPC coverage by $731,425 and $0, respectively.

CREDIT RISK – SUPPLIERS

The Company historically prepays for or makes deposits on undelivered inventories. Concentrations of credit risk with respect to inventory advances are primarily with a few major suppliers of petroleum products and agricultural inputs.

OFF-BALANCE SHEET RISK – COMMODITY CONTRACTS

Realized and unrealized gains and losses from future sales and purchase contracts and commitments (grain and farm supply commodities) are included in gross savings. There is a possibility that future changes in market prices may make these contracts and commitments more or less valuable, thereby subjecting them to market risk. Risk arises from changes in the value of these contracts and commitments and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the value of these contracts and commitments including market volatility.

Note 4: Marketable Securities

Marketable securities include equity securities classified as available-for-sale.  Marketable securities considered available for sale are recorded in the financial statements at fair market value, in accordance with Statement of Financial Accounts Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities.”  The corresponding unrealized gain or loss in the fair market value in relation to cost is accounted for as Other Comprehensive Income in the members’ equity section of the Balance Sheet.  Realized gains and losses on the sale of marketable securities are based on original cost and included in current earnings.

Notes to Consolidated Financial Statements (Continued)

Note 4: Marketable Securities (Continued)

Following are the market value, original cost and unrealized gains and losses on marketable securities classified as available-for-sale as of August 31, 2007:

	Market		Unrealized
	Value	Cost	Gain(loss)
FCStone Group, Inc.
Common Stock	$207,058	$9,593	$197,465
CHS, Inc.
8% Cumulative Preferred Stock	190,888	197,383	(6,495)
	$397,946	$206,976	$190,970

The above shares in FCStone Group Inc. cannot be sold prior to the expiration of certain lock-up dates.  The Class 1 shares (2,215 shares) have a lock up period that expires on or after September 16, 2007 and the Class 2 shares (2,215 shares) have a lock up period that expires on or after March 14, 2008.

The company also holds 2,212 shares of Class 3 shares with a lockup period that expires on or after September 10, 2008.  The shares are still classified as long-term and therefore are valued at cost and included in the Equity in Other Organizations in the Balance Sheet.

For the year ended August 31, 2006, the Company elected to show securities classified as available-for-sale at cost.  The unrecognized market gain or loss on these securities at August 31, 2006 was not significant to the financial statements.

Note 5: Related Party Transactions

The Company, organized on a cooperative basis, conducts a substantial portion of their operations with the members (owners) of the Company and has ownership interests in several regional cooperatives from whom they purchase for resale or sell products to.

The Company sells supplies to and purchases grain from the board of directors and certain employees. The aggregate of these transactions is not significant to the financial statements.

For the convenience of its customers, the Company provides credit to qualified patrons. Directors and employees may qualify to use the Company’s credit programs, however, they are subject to the same credit and repayment terms as all other patrons.

Notes to Consolidated Financial Statements (Continued)

Note 5: Related Party Transactions (Continued)

The Company had trade receivables due from directors and employees of $87,497 and $129,735 at August 31, 2007 and 2006, respectively.

The Company had patron credit balances due to directors and employees amounting to $19,643 and $16,292 at August 31, 2007 and 2006, respectively.

Note 6: Property, Plant and Equipment

The August 31, 2007, 2006 and 2005 cost of depreciable assets by depreciation method is as follows:

	Life in	Straight-	Declining
	Years	Line	Balance	Total
August 31, 2007
Buildings & Equipment	3-40	$19,884,206	$145,959	$20,030,165
Equipment	3-40	17,830,404	460,618	18,291,022
Office Equipment	3-10	731,207	0	731,207
Trucks & Trailers	3-25	3,287,989	16,474	3,304,463
		$41,733,806	$623,051	$42,356,857

August 31, 2006
Buildings & Equipment	3-40	$17,603,053	$145,959	$17,749,012
Equipment	3-40	17,792,522	461,522	18,254,044
Office Equipment	3-10	1,041,280	0	1,041,280
Trucks & Trailers	3-25	2,969,637	16,474	2,986,111
		$39,406,492	$623,955	$40,030,447

		Estimated
	Costs to	Completion
Construction in Process at August 31, 2007	Date	Cost
Greenville Grain Handling System	$300,114	$518,000

	Costs to	Completed
Construction in Process at August 31, 2006	Date	Cost
Condo Storage Bins at Langdon	$921,281	$921,281
Conveyors, Electrical, Site Prep at Langdon	912,517	1,010,763
Liquid Fertilizer Tank – 1,000,000 Gallon	379,187	520,065
Bulk Feed Trailer	14,000	75,183
	$2,226,985	$2,527,292

Notes to Consolidated Financial Statements (Continued)

Note 6: Property, Plant and Equipment (Continued)

Depreciation expense in the amount of $2,032,717, $2,095,988 and $2,385,228 has been charged against operations for the years ended August 31, 2007, 2006 and 2005, respectively.

Note 7: Equity in Other Organizations

Equity in other organizations are recorded at cost, plus unredeemed patronage dividends received in the form of capital stock and other equities less any loss allocations or impairments recognized. Most cooperative stocks are not transferable, thereby precluding any market value, but they may be used as collateral in securing loans. Any impairment of equities normally is not recognized by the Company until formal notification is received or a reasonable estimate can be made. Redemption of these equities is at the discretion of the various organizations. A substantial portion of the business of these cooperatives is dependent upon the agribusiness economic sector. At August 31, 2007 and 2006, the Company had equity in other organizations as follows:

	2007	2006
Ag Processing, Inc.	$3,668,501	$3,635,956
CHS, Inc.	3,274,150	2,699,420
Land O’ Lakes, Inc.	2,058,031	2,127,674
CoBank, ACB	1,037,136	954,981
AGRI Industries, Inc.	171,063	162,450
Minnesota Soybean Processors	118,250	118,250
Cooperative Credit Company	53,912	53,912
Western Coop Transport Association	45,289	45,293
Others	121,961	112,137
	10,548,293	9,910,073
Less: Impairment Allowance	(167,008)	(167,088)
	$10,381,285	$9,742,985

Notes to Consolidated Financial Statements (Continued)

Note 8: Unpaid Grain

Unpaid grain consists of deferred payment, price not paid and price later contracts. Deferred payment and priced not paid contracts consist of grain delivered to the Company at a contracted price with the payment to be made at a later or specified date. Price later contracts represents grain on which title has passed to the Company with a price to be fixed at a later date.

The Company includes these bushels as purchases and reflects the corresponding liability based on the bid or contract price at August 31. The contracts as of August 31, 2007 and 2006 are summarized as follows:

	2007		2006
	Bushels	Amount	Bushels	Amount
Priced-Not-Paid Contracts
Corn	0	$0	1,948	$3,671
		0		3,671
Deferred Payment Contracts
Corn	62,597	222,447	164,108	320,947
Soybeans	16,777	121,296	19,232	98,779
		343,743		419,726
Price Later Contracts
Corn	780,569	2,343,936	757,369	1,393,559
Soybeans	73,758	584,164	134,592	648,731
		2,928,100		2,042,290
Minimum Price Contracts
Corn	0	0	0	0
Less: Advances		0		0
		0		0

		$3,271,843		$2,465,687

Notes to Consolidated Financial Statements (Continued)

Note 9: Financing Arrangements

Financing arrangements at August 31, 2007 and 2006 were as follows:

	Interest	Balance
Lender	Rate	2007	2006	Repayment Basis
Notes				$900,000 annual
CoBank, ACB				commitment reduction
Omaha, Nebraska				of available balance,
Term Revolver				beginning 11-20-04.
RIA333T02				Payment due on excess
Variable	8.20%*	$2,700,000	$3,600,000	of the available
Fixed	7.49	900,000	900,000	balance on the date of
Fixed	7.46	900,000	900,000	each commitment
Fixed	7.43	900,000	900,000	reduction. Final payment
Fixed	7.39	900,000	900,000	of unpaid principal
				due on 11-20-13.

Capital Leases
Farm Credit Leasing
Minneapolis, Minnesota	Imputed
2000 Freightliner	8.31%	0	16,729	Paid 12-30-06

2001 Wilson Trailer	8.31%	0	5,756	Paid 12-30-06
		6,300,000	7,222,485
Less: Current Maturities		900,000	922,485
Long-Term Debt		$5,400,000	$6,300,000

* – Denotes continuously variable interest rate.

The term note (RIA333T02) with CoBank, ACB is a long-term revolving note that the Company may borrow against and repay at their discretion but may not be reduced to an amount lower than the note’s balance that has fixed interest rates.  The Company has fixed the interest rate on $3,600,000.

Notes to Consolidated Financial Statements (Continued)

Note 9: Financing Arrangements (Continued)

In addition, the Company had a seasonal line of credit available at August 31, 2007 and 2006, as follows:

	Interest			Balance
Lender	Rate	Commitment	Expires	2007	2006
CoBank, ACB
Omaha, Nebraska
Seasonal
(RIA333S03)	8.00%*	$30,000,000	03-01-08	$13,736,351	$6,965,503

* – Denotes continuously variable interest rate.

Total interest expense charged to operations amounted to $1,883,662, $1,036,183 and $756,467 for the years ended August 31, 2007, 2006 and 2005, respectively.

Seasonal and term notes with CoBank, ACB are secured by a first mortgage lien covering the real property owned by the Company, together with a security agreement under the Uniform Commercial Code covering substantially all personal property owned by the Company, including receivables, inventories and equipment. The Company also has $1,037,136 of equity in the bank at August 31, 2007, which is held as additional collateral.

Restrictive covenants on the loan agreements with CoBank, ACB provide, among other things, (1) restrictions on incurring additional indebtedness and (2) minimum working capital requirements during the year and $5,000,000 at fiscal year end.

The capital leases with Farm Credit Leasing are collateralized by a first security agreement under the Uniform Commercial Code covering the specified leased equipment.

Aggregate annual maturities of the long-term debt outstanding at August 31, 2007, are as follows:

Maturity Date
Year Ending
August 31
2008	$900,000
2009	900,000
2010	900,000
2011	900,000
2012	900,000
2013 & Thereafter	1,800,000
$6,300,000

Notes to Consolidated Financial Statements (Continued)

Note 10: Pension Plans

The Company participates in a defined benefit retirement plan which is administered by Associated Benefits Corporation and provides for monthly income for life upon retirement or upon total and permanent disability. The amount of benefits is based upon length of service and compensation. Funds are contributed to the trustee as necessary to provide for current service costs and for any unfunded projected benefit obligation over a reasonable period. To the extent that these requirements are fully covered by assets in the plan, a contribution may not be made in a particular year. Contributions are consistently charged to expenses as they are due and the benefits purchased become the property of the individual employees covered, based on a schedule of vesting as provided by the plan.  The net pension cost included in operations was $236,178, $259,801 and $296,567 for the years ended August 31, 2007, 2006 and 2005, respectively.  The Company also paid administration costs to the plan of $22,995, $19,060 and $27,261 for the years ended August 31, 2007, 2006 and 2005, respectively.

The actuarially calculated funding position and net pension expense of the primary pension plan is as follows:

	2007	2006
Funded Status as of August 31:
Projected Benefit Obligation	$(5,509,504)	$(5,187,873)
Plan Assets at Fair Value	4,626,838	3,956,577
Projected Benefit Obligation in Excess
of Plan Assets	$(882,666)	(1,231,296)
Unrecognized Net (Gain) Loss		1,083,783
Amount Contributed During Period after
Measurement Date		31,724
Additional Liability		(650,683)
Accrued Pension Costs		$(766,472)

Amounts recognized in accumulated other comprehensive income that have not been recognized in net periodic benefit cost consist of the following:

2007
Accumulated Loss	$(739,950)
Amount Contributed During Period after Measurement Date	(90,000)
$(829,950)

Amounts recognized in the Balance Sheets consisted of the following:

	2007	2006
Non-Current Liabilities	$882,666	$766,472

Notes to Consolidated Financial Statements (Continued)

Note 10: Pension Plans (Continued)

The estimated net loss that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year is $21,117.

In September 2006, the FASB issued SFAS No. 158 (“SFAS 158”), Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).  SFAS 158 requires employers to recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded statues in the year in which the changes occur through accumulated other comprehensive income.  Additionally, SFAS 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position.    The new reporting requirements and related new footnote disclosure rules of SFAS 158 are effective for fiscal years ending after June 15, 2007.  The new measurement date requirement applies for fiscal years ending after December 15, 2008.

The incremental effect of applying FASB Statement No. 158 on individual line items in the Balance Sheets for the year end August 31, 2007 is as follows:

	Before		After
	Application of		Application of
	FASB 158	Adjustments	FASB 158
Accrued Pension Costs	$405,775	$476,891	$882,666
Liability for Deferred
Income Taxes	491,511	48,643	540,154
Total Liabilities	31,928,428	525,534	32,453,962

Accumulated Other
Comprehensive Loss	(263,031)	(525,534)	(788,565)
Total Members’ Equity	23,329,316	(525,534)	22,803,782

The projected benefit obligation, accumulated benefit obligation and fair value of plan assets shown above are determined as of the plan measurement date of June 30. The pension cost shown below is as of the financial statement date of August 31:

	2007	2006	2005
Service Cost	$205,201	$208,130	$242,948
Interest Cost	304,653	287,666	274,180
(Return) Loss on Assets	(335,022)	(309,511)	(246,865)
Net Amortization & Deferral	61,346	73,516	26,304
Net Periodic Pension Cost	$236,178	$259,801	$296,567

Notes to Consolidated Financial Statements (Continued)

Note 10: Pension Plans (Continued)

The weighted average assumptions used to determine the net periodic benefit cost for years ended August 31, 2007, 2006 and 2005 are as follows:

	2007	2006	2005
Discount Rate	6.00%	6.00%	6.00%
Salary Increase	4.67%	4.67%	4.67%
Expected Long-Term Rate of Return on Assets	8.50%	8.50%	8.50%

Additional Information:

	2007	2006	2005
Employer Contributions	$240,975	$190,833	$161,564
Benefits Paid	$211,915	$194,278	$191,455
Accumulated Benefit Obligation	$5,032,613	$4,723,049	$4,427,480

The compensation increase assumption is based on the age-graded set of assumed salary increases as follows:

	Rate of		Rate of		Rate of
Age	Increase	Age	Increase	Age	Increase
25	7.25%	40	5.00%	55	3.00%
30	6.25%	45	4.25%	60	2.75%
35	5.75%	50	4.00%

The following Investment Objectives are believed to be reasonable and achievable by plan administrators within the guidelines of the Investment Philosophy:

Investment Philosophy of the Retirement Plan of Cooperatives requires that the assets are managed in a way that reflects the uniqueness of the plan so that over the long-term, the risk of owning equities has been, and should continue to be, rewarded with a somewhat greater return than that available from fixed income investments. The role of fixed income are recognized as vehicles with the potential for dampening the volatility of rates of return, while producing a predictable stream of income.

Notes to Consolidated Financial Statements (Continued)

Note 10: Pension Plans (Continued)

Over the long-term, the Plan should achieve a minimum average total rate of return of 4% above the rate inflation as measured by the Consumer Price Index.  The real rate of return goal assumes the following: real rate of return for equities of 10% and a real rate of return for fixed income of 4%. The fund variability should be no greater than the average variability of the markets themselves. Relative and comparative performance will also be a factor in the evaluation of the quality of investment management services rendered.

Recognizing that the fund is to be managed as an equity-oriented account, the following asset allocation guidelines are established:

The long-term goal for equity exposure is considered to be a maximum of 75% of the fund at market value. The exact level at any point of time is at the discretion of the investment manager, but should recognize the need to satisfy both the volatility and the rate of return objectives over the next 5 year period.

The long-term goal for fixed income exposure is considered to be a maximum of 35% of the fund at market value. The exact level at any point of time is at the discretion of the investment manager, but should recognize the need to satisfy the objective of preserving capital (thereby reducing the overall volatility of the fund) over the next 3 year period.

Periodically, the Board of Directors of Associated Benefits Corporation will review the overall allocation policies of the plan and make a determination as to their appropriateness in the light of current conditions. The policy outlines above will serve to direct the allocation of future cash flows into the funds until changed by the board of directors.

The Company’s pension plan asset allocations at the end of the plan year (March 31) were as follows:

Asset Category	2007	2006
Common Stock & Equity Funds	71.77%	71.60%
Cash & Securities Due in One Year	1.45	1.30
US Government & Agency Obligations	13.05	13.10
Notes, Bonds & Debentures	13.73	14.00
	100.00%	100.00%

The Company expects to contribute $180,000 to the plan for the year ended August 31, 2008.

Notes to Consolidated Financial Statements (Continued)

Note 10: Pension Plans (Continued)

Estimated future benefit payments are as follows:

2008	$225,141
2009	236,153
2010	259,270
2011	280,354
2012	296,113
2013 – 2017	1,763,809

The Company also participates in a 401(k) defined contribution thrift plan sponsored by Associated Benefits Corporation. Under the terms of the plan, qualifying employees may elect to contribute to the plan a percentage of their compensation, such contributed compensation is partially matched by the Company. The Company’s contributions to the plan and administration fees paid amounted to $39,756, $47,441 and $79,955 for the years ended August 31, 2007, 2006 and 2005, respectively.

Note 11: Capital Stock

Voting common stock ownership is limited to a one share–one vote premise. In accordance with the bylaws, annual net savings (loss) on business transacted by members is allocated to them on the books of the Corporation, paid to them through patronage dividends or added to unallocated reserves at the discretion of the Board of Directors.

At August 31, 2007 and 2006, capital stock consisted of the following:

	Par	Shares	Shares Outstanding
	Value	Authorized	2007	2006
Preferred Stock:
Class A	$1	20,000,000	7,044,836	7,072,411
Class B	1	20,000,000	3,877,970	3,887,792
Class C	1	20,000,000	676,638	678,146
Class D	1	20,000,000	0	0
Class E	1	20,000,000	0	0
Class F	1	20,000,000	0	0
Class G	1	20,000,000	0	0
Class H	1	20,000,000	0	0
Common
Class A (Voting)	$200	5,000	1127	1,507
Class B (Non-Voting)	200	5,000	988	618

Preferred stock is issued in exchange for allocated patronage dividends.

Notes to Consolidated Financial Statements (Continued)

Note 11: Capital Stock (Continued)

Upon dissolution or liquidation, the net assets of the Company are applied as follows:

•

Proceeds from regional investments will be distributed to holders of Class D Preferred stock

•

In proportion to the total par value of each person’s Common and Preferred stock

•

Any excess will be distributed to members and former members in proportion to the business done by them with the Company during a time period to be determined by the Board of Directors

Note 12: Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of estimated taxes currently due. Deferred taxes generally are recognized for the differences between the basis of assets and liabilities for financial statements and income tax purposes. These differences relate primarily to depreciable assets (use of different lives for financial statements and income tax purposes), allowance for doubtful accounts, accrued compensated absences, and inventory capitalization (not deductible for income tax purposes).

Components of the provision for income tax expense (benefit) for the years ended August 31, 2007, 2006 and 2005, were as follows:

	2007	2006	2005
Federal Income Tax (Benefit)	$698,365	$(37,908)	$42,409
State Income Tax (Benefit)	146,078	(136,521)	61,288
(Over) Under Accrual of Prior Years Taxes	16,649	(16,669)	0
Deferred Income Taxes	(59,688)	(81,079)	506,156
	$801,404	$(272,177)	$609,853

Notes to Consolidated Financial Statements (Continued)

Note 12: Income Taxes (Continued)

Total income tax expense (benefit) for the years ended August 31, 2007, 2006 and 2005, were less than the normal amount computed by applying the U.S. federal income tax rate to savings before income taxes for the following reasons:

	2007	2006	2005
Computed "Expected" Tax Expense	$860,060	$0	$736,436
Increase (Reduction) in Tax Attributable to:
Deferred Income Taxes	(59,688)	(81,079)	506,156
Net Operating Loss Carryback/Carryforward	(87,997)	(93,407)	(768,945)
State Income Taxes, Net of Federal Benefit	62,340	(81,022)	40,450
Under(Over)accrual of Prior Years Taxes	16,649	(16,669)	0
Surtax Exemption	0	0	(9,166)
Other	10,040	0	104,922
	$801,404	$(272,177)	$609,853

Deferred income taxes as of August 31, 2007 and 2006 were composed of the following:

	2007	2006
Deferred Tax Assets (Liabilities): Current
Allowance for Doubtful Accounts	$10,200	$10,200
Compensated Absences	23,565	24,771
Section 263(a) Inventory Capitalization	5,260	3,929
Comprehensive Income – Unrealized
Gains on Marketable Securities	(64,930)	0
	$(25,904)	$38,900

Deferred Tax Assets (Liabilities): Non-Current
Depreciation	$(562,574)	$(576,388)
Equity Impairment	17,043	17,043
Pension Plan	90,032	11,810
Net Operating Loss Carryforward	0	32,474
Comprehensive Income – Minimum
Pension Liability Adjustment	(84,655)	0
	$(540,154)	$(515,061)

Notes to Consolidated Financial Statements (Continued)

Note 13: Operating Leases

The Company has various non-cancelable and cancelable operating leases for equipment, grain storage facilities and railroad land. The rent expense on non-cancelable lease agreements was $3,750 for 2007, 2006 and 2005. The rent on cancelable operating leases and rental agreements was $92,309, $77,777 and $121,651 for 2007, 2006 and 2005.

Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of August 31, 2007, are as follow:

Year Ending
August 31,
2008	$3,750
2009	3,750
2010	3,750
2011	3,750
2012	3,750
2013 & Thereafter	25,000
$43,750

Note 14: Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, Disclosure About Fair Value of Financial Instruments, requires disclosure of fair value of all financial instruments to which the Company is a party. All financial instruments are carried at amounts that approximate estimated fair value except for investments in cooperatives, for which it is not practicable to provide fair value information.

Note 15: Contingencies

a.  The Company is subject to various federal and state regulations regarding the care, delivery and containment of products which the Company handles and has handled. The Company is contingently liable for any associated costs which could arise from handling, delivery and containment of these products.

Notes to Consolidated Financial Statements (Continued)

Note 15: Contingencies (Continued)

b.  The Company is contingently liable for any weight or grade deficiencies that may occur at time of delivery on grain in storage under warehouse receipts or awaiting disposition. The Company’s Daily Position Record (DPR) as of August 31, 2007 was composed of the following:

	Bushels
	Corn	Soybeans	Oats	Wheat
Open Storage	159,623	52,441	0	0
Grain Bank	119,066	0	0	0
House Receipts	250,587	273,460	0	0
Warehouse Receipts
Negotiable & Non-Negotiable	148,278	155,840	0	0
Storage Obligations	677,554	481,741	0	0

Company Owned Paid	1,735,062	63,934	1,246	32,486
Company Owned Unpaid	843,167	90,535	0	0
Grain Held in Unlicensed Storage	0	64,903	0	0
Total Company Owned	2,578,229	219,372	1,246	32,486
Total Obligations	3,255,783	701,113	1,246	32,486

c.  The Company will be required to comply with various governmental laws and regulations incident to its normal business operations.  In order to meet its compliance requirements, remediation of identified issues would be included as an expense. Cost for matters which may be identified in the future cannot be determined at present; while the resolution of any such matters may have an impact on the Company’s financial results for a particular reporting period, management believes any such matters will not have a material effect on the financial position of the Company.

d.  The Company guarantees loans made by its patrons through Cooperative Credit Company, Sioux Center, Iowa. The loans are used to finance crop inputs and construction of farm buildings. The loans are of various terms and maturities. The loan balances at August 31, 2007 and 2006 were $147,929 and $0, respectively. The Company is contingently liable for $147,929 and $0 at August 31, 2007 and 2006, respectively. At August 31, 2007 all obligations were deemed collectible by management. The guaranteed loans are secured by liens on the patrons’ property.

Notes to Consolidated Financial Statements (Continued)

Note 16: Potential Merger of Company

The Company has entered into a definitive merger agreement with Green Plains Renewable Energy, Inc. headquartered in Omaha, Nebraska.  Under the merger agreement, Great Lakes’ members will receive cash and Green Plains’ common stock valued at approximately $20 million.

Closing of the transaction is subject to, among other things, approval by Great Lakes’ members. Green Plains will be required to file a registration statement with the Securities and Exchange Commission (“SEC”) in connection with the proposed merger.  Information meetings for Great Lakes’ members will be held after the registration statement becomes effective.  Upon closing, Green Plains will issue approximately 451,000 shares of common stock and $12.5 million in cash to Great Lakes’ members.  Great lakes’ investment in other regional cooperatives will be placed in an escrow account for its members and excluded from the merger.

Appendix A

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

GREEN PLAINS RENEWABLE ENERGY, INC.,

GREEN PLAINS GRAIN MERGER SUB, INC.

and

GREAT LAKES COOPERATIVE

Dated as of August 15, 2007

TABLE OF CONTENTS

Page

Article I THE MERGER

2

1.1

The Merger

2

1.2

Effective Time; Closing

2

1.3

Effect of the Merger.

2

1.4

Articles of Incorporation and Bylaws.

2

1.5

Board of Directors and Officers.

2

1.6

Effect on Capital Shares.

2

1.7

Exchange Procedures.

3

1.8

No Further Ownership Rights in Shares.

4

1.9

Further Action.

4

Article II REPRESENTATIONS AND WARRANTIES OF THE COMPANY

5

2.1

Organization of the Company.

5

2.2

Company Capital Structure.

5

2.3

Obligations With Respect to Shares.

5

2.4

Authority; Non-Contravention; Necessary Consents.

6

2.5

Company Financial Statements.

7

2.6

Absence of Certain Changes or Events; No Undisclosed Liabilities.

7

2.7

Taxes.

7

2.8

Assets; Real and Personal Property.

8

2.9

Intellectual Property.

9

2.10

Compliance with Laws; Permits.

10

2.11

Litigation.

10

2.12

Employee Benefit Plans; Employee Matters.

10

2.13

Environmental Matters.

10

2.14

Agreements, Contracts and Commitments.

12

2.15

Information in Registration Statement and Prospectus/Proxy Statement.

12

2.16

Insurance.

12

F-i

2.17

Affiliate Transactions.

12

2.18

Approval of Board of Directors.

13

2.19

Brokers’ and Finders’ Fees.

13

2.20

Full Disclosure.

13

2.21

Financial Advisors.

13

Article III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

13

3.1

Organization of Parent and Merger Sub.

13

3.2

Authority; Non-Contravention; Necessary Consents.

13

3.3

Parent Capital Structure.

14

3.4

Information in Registration Statement and Prospectus/Proxy Statement.

14

3.5

SEC Filings; Parent Financial Statements.

14

3.6

Facts Affecting Regulatory Approvals.

14

Article IV CONDUCT PRIOR TO THE EFFECTIVE TIME

15

4.1

Conduct of Business by the Company.

15

4.2

Acquisition Proposals.

17

Article V ADDITIONAL AGREEMENTS

18

5.1

Prospectus/Proxy Statement; Registration Statement.

18

5.2

Company Members’ Meeting; Board of Directors Recommendation.

18

5.3

Confidentiality; Access to Information.

19

5.4

Public Disclosure.

19

5.5

Company Affiliates; Restrictive Legend.

20

5.6

Regulatory Filings; Reasonable Efforts.

20

5.7

Notification of Certain Matters.

21

5.8

Nasdaq Listing.

21

5.9

Consents of Accountants.

21

5.10

Subsequent Financial Statements.

21

5.11

Conveyance Taxes.

21

5.12

Indemnification.

21

5.13

Employees.

21

5.14

Allocation of Consideration.

21

5.15

Regional Equity/Escrow.

22

ARTICLE V(A) Indemnification

22

5(A).1

General

22

5(A).2

Company’s Indemnification Obligations

22

5(A).3

Limitation on Company’s Indemnification Obligations

22

5(A).4

Parent’s Indemnification Covenants

22

5(A).5

Cooperation.

23

5(A).6

Third Party Claims.

23

ARTICLE V(B) Committee

23

5(B).1

Appointment of Committee.

23

5(B).2

Authority.

23

5(B).3

Reliance.

24

5(B).4

Actions by Shareholders.

25

5(B).5

Indemnification of Committee.

25

Article VI CONDITIONS TO THE MERGER

25

6.1

Conditions to the Obligations of Each Party to Effect the Merger.

25

6.2

Additional Conditions to the Obligations of the Company.

25

6.3

Additional Conditions to the Obligations of Parent.

26

Article VII TERMINATION, AMENDMENT AND WAIVER

26

7.1

Termination.

26

7.2

Notice of Termination; Effect of Termination.

27

7.3

Fees and Expenses; Termination Fee.

28

7.4

Amendment.

28

7.5

Extension; Waiver.

29

Article VIII GENERAL PROVISIONS

29

8.1

Non-Survival of Representations and Warranties.

29

8.2

Notices.

29

8.3

Interpretation; Certain Defined Terms.

30

8.4

Counterparts.

30

8.5

Entire Agreement; Third Party Beneficiaries.

30

8.6

Severability.

31

8.7

Other Remedies; Specific Performance.

31

8.8

Governing Law.

31

8.9

Rules of Construction.

31

8.10

Assignment.

31

8.11

No Waiver; Remedies Cumulative.

31

8.12

Waiver of Jury Trial.

31

INDEX OF DEFINED TERMS

Acquisition	28	Governmental Entity	6
Acquisition Proposal	17	group	17
affiliates	30	Hazardous Substances	11
Agreement	1	ICA	2
Articles of Merger	2	Indemnification Cap	22
Assignee	31	Intellectual Property	9
Benefit Plan	10	knowledge	30
Cash Consideration	2	Legal Requirement	6
CERCLA	12	Letter of Transmittal	3
CERCLIS	12	Lien	6
Common Stock A Shares	2	manager	30
Common Stock B Shares	2	Material Adverse Effect	30
Closing	2	Merger	2
Closing Date	2	Merger Sub	1
Code	3	Nasdaq	25
Committee	23	Necessary Consents	6
Company	1	Non-Voting Members	15
Company Disclosure Letter	5	Notice Deadline	22
Company Members’ Meeting	18	NPL	12
Company Permits	10	Parent	1
Company Termination Fee	28	Parent Common Stock	2
Contracts	12	Parent Disclosure Letter	13
Deductible	22	Parent SEC Reports	14
Designated Employees	21	Per Share Consideration	2
Effective Time	2	person	30
End Date	27	Preferred Shares	2
Environmental Claim	11	Prospectus/Proxy Statement	12
Environmental Laws	10	Real Property	8
ERISA	10	Regional Equity	22
ERISA Affiliate	10	Registration Statement	12
Escrow Agent	22	Representatives	19
Escrow Agreement	22	Shareholders	22
Escrow Funds	22	subsidiary	30
Exchange Act	6	Superior Proposal	17
Exchange Agent	3	Surviving Company	2
Exchange Fund	3	Tax	7
Financial Statements	7	Tax Return	7
GAAP	7

INDEX OF EXHIBITS

Exhibit A

Per Share Consideration

Exhibit B

Opinion Requirements

Exhibit C

Escrow Agreement

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), is entered into as of August 15, 2007 by and among Green Plains Renewable Energy, Inc., an Iowa corporation (“Parent”), Green Plains Grain Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), and Great Lakes Cooperative, an Iowa cooperative association (the “Company”).

RECITALS

A.

The Board of Directors of Parent, the Board of Directors of Company and the Board of Directors of Merger Sub have approved, and deem it advisable and in the best interests of their respective stockholders and members to consummate a business combination between the Company and Parent upon the terms and subject to the conditions set forth herein.

B.

The Board of Directors of Parent, the Board of Directors of Company and the Board of Directors of Merger Sub have approved this Agreement and the transactions contemplated hereby, including the Merger (as defined in Section 1.1).

E.

The Company’s Board of Directors has resolved to recommend to its members the approval and adoption of this Agreement and approval of the Merger and the transactions contemplated hereby.

F.

Parent, as the sole member of Merger Sub, has approved and adopted this Agreement and approved the Merger.

G.

Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements, representations and warranties set forth herein, the parties agree as follows:

1

ARTICLE I

THE MERGER

1.1

The Merger.

  At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Iowa Cooperative Associations Act (the “ICA”), 2007 Iowa Code Chapter 499, 2007 Iowa Code Section 501A.1101 and Delaware General Corporation Law Title 8, Merger Sub shall be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving entity.  The Company, as the surviving entity after the Merger, is hereinafter sometimes referred to as the “Surviving Company.” The address of the Surviving Company’s principal place of business is set forth in Section 8.2(b).

1.2

Effective Time; Closing.

  Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger with the Secretary of State of the State of Iowa in accordance with the relevant provisions of the ICA, 2007 Iowa Code Chapter 499, and 2007 Iowa Code Section 501A.1101 and the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware General Corporation Law, as the case may be, (the “Articles of Merger”) (the time of such filing with the Secretary of State of the State of Iowa and the State of Delaware (or such later time as may be agreed in writing by the Company and Parent and specified in the Articles of Merger) being the “Effective Time”) as soon as practicable on or after the Closing Date, but in no event later than the next business day following the Closing Date.  The closing of the Merger (the “Closing”) shall take place at the offices of Blackwell Sanders LLP, 1620 Dodge St., Suite 2100, Omaha NE 68102, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions which by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof), or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”).

1.3

Effect of the Merger.

  At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the ICA and Delaware General Corporation Law.

1.4

Articles of Incorporation and Bylaws.

  At the Effective Time, the Articles of Incorporation of the Company shall be amended and restated in their entirety to be identical to the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the ICA and as provided in such Articles of Incorporation; provided, however, that at the Effective Time, Article 1 of the Articles of Incorporation of the Surviving Company shall be amended and restated in its entirety to read as follows:  “The name of the surviving company is Green Plains Grain Cooperative.” At the Effective Time, the bylaws of the Company shall be amended and restated in its entirety to be identical to the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the ICA and as provided in such bylaws.

1.5

Board of Directors and Officers.

  The initial board of directors of the Surviving Company shall be the board of directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified.  The initial officers of the Surviving Company shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

1.6

Effect on Capital Shares.

  Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of shares of the Company, the following shall occur:

(a)

Company Shares.

(i)

Each of the Company’s Common Stock A shares (“Common Stock A Shares”), Common Stock B shares (“Common Stock B Shares”) and Preferred Stock shares (“Preferred Shares” and, together with the Common Stock A Shares and Common Stock B Shares, “Shares”) issued and outstanding immediately prior to the Effective Time, other than any Shares to be canceled pursuant to Section 1.6(b), will, at the Effective Time, be canceled and extinguished and automatically converted (subject to Section 1.6(d)) into the right to receive the “Per Share Consideration”).

(ii)

The applicable Per Share Consideration to be paid in exchange for each Share as provided in Section 1.6(a)(i) shall include shares of common stock of Parent, par value [$0.01] per share (“Parent Common Stock”) and/or cash (“Cash Consideration”) as provided on Exhibit A hereto.

(b)

Cancellation of Treasury Shares.  Each Share held by the Company or any direct or indirect wholly-owned subsidiary of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

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(c)

Capital Stock of Merger Sub.  Each unit of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of the Surviving Company

(d)

Fractional Shares.  No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of Shares who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder’s Shares in accordance with Section 1.7(c), receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, less the amount of any withholding taxes as contemplated by Section 1.7(f), which are required to be withheld with respect thereto, equal to the product of:  (i) such fraction multiplied by (ii) the Per Share Consideration.  Fractional share valuation shall be based upon the cash consideration price of $16.636 per share.

(e)

Adjustments to Per Share Consideration.  The applicable Per Share Consideration shall be adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock having a record date on or after the date hereof and prior to the Effective Time.

(f)

Cash out Option.  Notwithstanding the foregoing, the parties hereto shall use their best efforts, prior to Closing, to arrive upon a methodology and process to provide for a cashing out of Shareholders entitled to receive Shares of a de minimis amount, as mutually agreed and defined by the parties hereto.

1.7

Exchange Procedures.

(a)

Exchange Agent.  Parent shall designate such party as Parent and the Company shall mutually agree upon to act as the exchange agent (the “Exchange Agent”) in the Merger.

(b)

Parent to Provide Cash and/or Common Stock.  Prior to the Effective Time (and in any event not less than one (1) day prior to the Closing), Parent shall enter into an agreement with the Exchange Agent, reasonably satisfactory to the Company, which shall provide that Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of Parent Common Stock issuable and cash payable in exchange for outstanding Shares pursuant to Section 1.6(a).  In addition, Parent shall make available as necessary from time to time after the Effective Time as needed, cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(d) and any dividends or distributions which holders of Shares may be entitled pursuant to Section 1.7(d).  Any cash and/or Parent Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.”

(c)

Exchange Procedures.  Promptly after the Effective Time but in any event within two (2) business days, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a Share or Shares that were converted into the right to receive the applicable Per Share Consideration pursuant to Section 1.6(a), cash in lieu of any fractional shares pursuant to Section 1.6(d) and any dividends or other distributions pursuant to Section 1.7(d):  (i) a letter of transmittal (which shall specify that surrender of Shares shall be effected only upon delivery of the letter of transmittal to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) (the “Letter of Transmittal”) and (ii) instructions for use in effecting the surrender of the Shares in exchange for (1) the applicable Per Share Consideration, (2) cash in lieu of any fractional shares pursuant to Section 1.6(d) and (3) any dividends or other distributions pursuant to Section 1.7(d).  Upon delivery of such Letter of Transmittal to the Exchange Agent or to such other agent or agents as may be appointed by Parent, duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be required by the Exchange Agent, the holder of such Shares surrendered by such Letter of Transmittal shall be entitled to receive in exchange for each such Share the applicable Per Share Consideration (after taking into account all Shares surrendered by such holder) to which such holder is entitled pursuant to Section 1.6(a), payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6(d) and any dividends or distributions payable pursuant to Section 1.7(d), and the Shares so surrendered shall forthwith be canceled.  Any shares of Parent Common Stock issued in exchange for Shares shall be in uncertificated book entry form unless a physical certificate is requested or is otherwise required by applicable law or regulation.  Until so surrendered, each Share will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the applicable Per Share Consideration (which shall include Cash Consideration and/or the number of full shares of Parent Common Stock into which such Shares shall have been so converted) and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(d) and any dividends or distributions payable pursuant to Section 1.7(d).

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(d)

Distributions With Respect to Unexchanged Shares.  No dividends or other distributions declared with a record date after the Effective Time with respect to shares of Parent Common Stock with a record date after the Effective Time will be paid to the holder of any Share with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Share shall surrender such Share pursuant to Section 1.7(c).  Subject to applicable law, following surrender of any such Share, there shall be paid to the record holder of the Shares evidencing full shares of Parent Common Stock that may be issued in exchange therefore pursuant to Section 1.6(a), without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such full shares of Parent Common Stock.

(e)

Transfers of Ownership.  If shares of Parent Common Stock are to be issued in the name of, and/or Cash Consideration paid to, a person other than the person in whose name the Shares surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that (i) the appropriate transfer forms be presented for transferring Shares, (ii) such transfer complies with applicable Legal Requirements, the and the procedures established by the Company for transferring Shares as in effect on the date hereof and (iii) the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the issuance of shares of Parent Common Stock in the name of, or payment of Cash Consideration to, any person other than the registered holder of the Shares surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

(f)

Required Withholding.  Each of the Exchange Agent and the Surviving Company shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Shares such amounts as are required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended (the “Code”) or under any provision of state, local or foreign Tax law or under any other applicable Legal Requirement.  To the extent such amounts are so deducted or withheld, the amount of such consideration shall be treated for all purposes under this Agreement as having been paid to the person to whom such consideration would otherwise have been paid.

(g)

No Liability.  Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Company or any party hereto shall be liable to a holder of Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(h)

Investment of Exchange Fund.  The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis; provided that no such investment or loss thereon shall affect the amounts payable to Company shareholders pursuant to this Article I.  Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable to Company shareholders pursuant to this Article I shall promptly be paid to Parent.

(i)

Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the holders of Shares twelve (12) months after the Effective Time shall, at the request of the Surviving Company, be delivered to the Parent, and any holders of the Shares who have not surrendered such Shares in compliance with this Section 1.7 shall after such delivery to the Parent look only to the Parent for the applicable Per Share Consideration pursuant to Section 1.6(a), cash in lieu of any fractional shares pursuant to Section 1.6(d) and any dividends or other distributions pursuant to Section 1.7(d) with respect to the Shares.  Any such portion of the Exchange Fund remaining unclaimed by holders of Shares immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by law, become the property of Parent free and clear of any claim or interest of any person previously entitled thereto.

1.8

No Further Ownership Rights in Shares.

  All shares of Parent Common Stock issued and/or Cash Consideration paid upon the surrender for exchange of Shares in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(d)) shall be deemed to have been issued and/or paid in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Company of Shares which were outstanding immediately prior to the Effective Time.

1.9

Further Action.

  At and after the Effective Time, the officers and directors of Parent and the officers and managers of the Surviving Company will be authorized to execute and deliver, in the name and on behalf of the Company and Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company and Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Company any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger.

4

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure letter delivered by the Company to Parent dated as of the date hereof (the “Company Disclosure Letter”), as set forth below.  Each exception set forth in the Company Disclosure Letter is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and relates only to such section.

2.1

Organization of the Company.

(a)

The Company (i) is a cooperative association that is duly organized and validly existing under the laws of the State of Iowa; (ii) has the requisite power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted or as anticipated to be conducted; and (iii) is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

(b)

The Company does not own, directly or indirectly, any capital stock or other equity securities of any Person or have any direct or indirect ownership interest in any business, other than the Regional Equity.

(c)

The Company has delivered or made available to Parent a true and correct copy of the Certificate of Organization and Bylaws of the Company and any Certificate of Designations for the Preferred Shares, each as amended to date, and each such instrument, as amended, is in full force and effect.  The Company is not in violation of any of the provisions of its Certificate of Organization and Bylaws or equivalent governing instruments.

2.2

Company Capital Structure.

  The authorized shares of the Company consist of Common Stock A Shares, Common Stock B Shares and up to eight classes of Preferred Shares, and the Company has not issued or redeemed any Shares since June 29, 2007.  At the close of business on August 10, 2007, 1,504 Common Stock A Shares, 614 Common Stock B Shares and 11,604,722.7 Preferred Shares were issued and outstanding.  All outstanding Shares are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Articles of Incorporation and Bylaws of the Company or any agreement or document to which the Company is a party or by which it or its assets is bound.  All Common Stock A and B Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.  All Preferred Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.  The Company’s Articles of Incorporation provide that the Company will not issue certificates representing Preferred Shares, and the Company will only issue certificates representing Common Stock A Shares or Common Stock B Shares upon the written request of the owner of such Common Stock shares.  The Company has not received a written request from any owner of its Common Stock shares, and has not issued any certificates representing Common Stock shares.

2.3

Obligations With Respect to Shares.

  Except as otherwise set forth in Section 2.2, there are no equity securities or other similar interests in the Company or any securities or interests exchangeable or convertible into or exercisable for such equity securities or other interests issued, reserved for issuance or outstanding.  There are no subscriptions, options, warrants, securities, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.  There are no registration rights and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company is a party or by which it is bound with respect to any equity or similar interest in the Company.  There are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of the Company may vote of the Company issued and outstanding.  Except as otherwise set forth in Section 2.2, there are no outstanding contractual commitments of the Company which obligate the Company to make any investment (in the form of a loan, capital contribution or otherwise) in any other person.  There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company.  None of the outstanding Shares have been issued in violation of any federal or state securities laws.

5

2.4

Authority; Non-Contravention; Necessary Consents.

(a)

The Company has all requisite power and authority to enter into this Agreement and to consummate the Merger and the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, subject only to the approval and adoption of this Agreement and the approval of the Merger by the Company’s members and the filing of the Articles of Merger pursuant to the ICA, 2007 Iowa Code Chapter 499, and 2007 Iowa Code Section 501A.1101.  The approval and adoption of this Agreement and the approval of the Merger by the Company’s members as contemplated in Section 5.2 is the only vote of the holder of any class or series of shares of the Company necessary to approve and adopt this Agreement and approve the Merger and consummate the Merger and the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) the approval and adoption of this Agreement and the approval of the Merger by the Company’s members as contemplated in Section 5.2, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (iii) general principles of equity.

(b)

The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation of the Merger and the transactions contemplated hereby will not, (i) conflict with or violate the Company’s  Articles of Incorporation or Bylaws, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by the Company’s members as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.4(d) below, conflict with or violate any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, guidance, code, order, judgment, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (“Legal Requirement”) applicable to the Company or by which the Company or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, charge, security interest, option, claim, mortgage, title defect or objection, lease, chattel mortgage, conditional sales contract, collateral security arrangement or other title or interest retention arrangement, pledge, restriction on transfer or other encumbrance or restriction of any nature whatsoever (each, a “Lien”) on any of the properties or assets of the Company pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, concession, or other instrument or obligation to which the Company is a party or by which the Company or any of its assets is bound or affected.

(c)

Section 2.4(c) of the Company Disclosure Letter lists all consents, waivers and approvals under any of the Company’s agreements, contracts, arrangements, licenses or leases required to be obtained in connection with the consummation of the Merger.

(d)

No consent, approval, order or authorization of, or registration, declaration or filing with any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, any arbitral body or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement or the consummation of the Merger and the transactions contemplated hereby, except for:  (i) the filing of the Articles of Merger with the Secretary of State of the State of Iowa and appropriate documents with the relevant authorities of other states in which the Company and/or Merger Sub is qualified to do business, (ii) the filing of the Prospectus/Proxy Statement with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the filing and effectiveness of the Registration Statement, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws, (iv) the consents listed on Section 2.4(d) of the Company Disclosure Letter, and (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities or “blue sky” laws and the securities laws of any foreign country.  The consents, approvals, orders, authorizations, registrations, declarations and filings set forth in (i) through (v) are referred to herein as the “Necessary Consents.” No state takeover statute or similar statute is applicable to the Merger and the transactions contemplated hereby.  There are no contractual “dissenters” or “appraisal” rights available to holders of Shares in connection with the transactions contemplated by this Agreement; and the statutory dissenters’ rights are worth less than the Cash Consideration.

6

2.5

Company Financial Statements.

  The Company has delivered to Parent true and complete copies of (i) the audited balance sheet of the Company as of August 31, 2006 and the related audited statements of operations, changes in shareholders’ equity and cash flows for the fiscal year ended August 31, 2006 (including the related notes and independent auditors report thereon) and (ii) the unaudited balance sheet of the Company as of May 31, 2007 and the related statements of operations, changes in shareholders’ equity and cash flows for the nine months ended May 31, 2007 (collectively, the “Financial Statements”).  The Financial Statements (i) have been prepared from, are in accordance with and accurately reflect the books and records of the Company, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iii) fairly present the financial position and the results of operations and cash flows (subject, in the case of unaudited interim financial statements, to normal year-end adjustments, none of which are material) of the Company as of the times and for the periods referred to therein.

2.6

Absence of Certain Changes or Events; No Undisclosed Liabilities.

(a)

Except as set forth in Section 2.6(a) of the Company Disclosure Letter, since August 31, 2006, (i) the Company has conducted its business only in the ordinary course of business consistent with past practice, (ii) the Company has not suffered any Material Adverse Effect or become aware of any change, event, effect or circumstance that may, individually or in the aggregate, cause the Company to suffer any Material Adverse Effect in the foreseeable future, and (iii) the Company has not taken any action, which if taken after the date hereof, would violate the provisions of Section 4.1.

(b)

Except for liabilities and obligations (i) stated or reserved against in the Financial Statements, (ii) incurred since August 31, 2006 in the ordinary course of business consistent with past practice or (iii) disclosed in Section 2.6(b) of the Company Disclosure Letter, the Company has no liabilities or obligations of any nature, whether or not known, unknown, accrued, contingent, absolute or otherwise.

2.7

Taxes.

(a)

The Company has at all times since its formation been classified for U.S. Federal and state Tax purposes as a cooperative and not as an association taxable as a corporation; neither the Internal Revenue Service nor any applicable state Governmental Entity has challenged the status of the Company as a cooperative for U.S. Federal or state income Tax purposes (and it has at all times taken the position on all of its Tax Returns that it is treated as a cooperative for U.S. Federal and state income tax purposes); for purposes of this Agreement, “Taxes” or “Tax” shall mean any federal, state, county, local or foreign taxes, charges, fees, levies, other assessments, or similar governmental charges, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, rental, service, service use, excise, franchise, real and personal property, gross receipt, capital stock, share, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Entity, and includes any interest and penalties (civil or criminal) on or additions to any such Taxes, and “Tax Return” shall mean any return, report, form, declaration, statement or other information, whether submitted or sent in writing or electronically, relating to Taxes, including, but not limited to, income tax returns, employee wage and withholding statements and statements to partners and independent contractors.

(b)

The Company is not and at no time since its formation has it been, a “publicly-traded partnership” within the meaning of Section 7704 of the Code.

(c)

The Company has timely filed (including all proper extensions) all Tax Returns required to be filed under applicable law and all such Tax Returns are true, correct and complete; the Company has paid all Taxes required to be paid by it, other than any Taxes set forth in Section 2.7(c) of the Company Disclosure Letter.

(d)

The Company has not received any written notice of audit or investigation that is currently pending, and the Company is not currently under any audit or investigation relating to Taxes that has not been resolved as of the date hereof.

(e)

No deficiencies for any Taxes have been proposed, asserted or assessed against the Company, and there is no outstanding waiver of the statute of limitations with respect to any Taxes or Tax Returns of the Company.

(f)

To the extent necessary, the Company has reflected on its Financial Statements reserves adequate to pay all Taxes not yet due and reserves for deferred income Taxes in accordance with generally accepted accounting principals consistently applied (“GAAP”).

7

(g)

There are no liens for Taxes upon the Company or any property or assets of the Company, except liens for Taxes not yet due.

(h)

The Company has complied with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and has withheld and paid over to the proper Governmental Entities all amounts required within the time and in the manner prescribed by law.

(i)

The Company is not a party to, bound by, or has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, whether written or unwritten, or any potential liability or obligation to any person as a result of, or pursuant to, any such agreement, contract or arrangement.

(j)

The Company does not have any liability for Taxes of any Person other than itself, including indemnification for Taxes.

(k)

No Governmental Entity has ever claimed that the Company is required to file any Tax Return in a jurisdiction in which it does not pay Taxes or file Tax Returns.

(l)

The Company has not ever engaged in a trade or business, or owned or operated any property located, outside the United States.

(m)

The Company has not engaged in any transaction that gives rise to (i) a registration obligation with respect to any person under Section 6111 of the Code or Treasury Regulations thereunder, (ii) a list maintenance obligation with respect to any Person under Section 6112 of the Code or Treasury Regulations thereunder, or (iii) a disclosure obligation as a “reportable transaction” under the Code and Treasury Regulations thereunder.

(n)

The Company is not and has not been a United States real property holding company within the meaning of Section 897(c)(2) of the Code.

2.8

Assets; Real and Personal Property.

(a)

Except as disclosed in Section 2.8(a) of the Company Disclosure Letter, the Company has good and marketable title to, or in the case of leased personal property and assets, valid leasehold interests in, all of its personal property and assets, free and clear of all Liens.

(b)

Except as disclosed in Section 2.8(b) of the Company Disclosure Letter, the Company owns all of the real property that it uses in connection with its business.

(c)

The Company owns fee simple title to the Real Property, free and clear of any Liens, except for (i) matters identified on Section 2.8(c) of the Company Disclosure Letter, (ii) Liens for Taxes that are not yet due and payable, or, if due, are not delinquent or are being contested in good faith by appropriate proceedings during which collection or enforcement is stayed and provided that adequate reserves (based on good faith estimates of management) have been set aside for the payment thereof; (iii) mechanic’s, materialman’s, carrier’s, worker’s, repairer’s, warehouseman’s and other similar Liens arising or incurred in connection with the operation of the business with respect to amounts that are not yet due and payable or, if due, are not delinquent; and (iv) easements, rights-of-way, restrictions and other similar non-monetary encumbrances which do not and would not reasonably be expected to, individually or collectively, materially interfere with the operation of the business on the Real Property or adversely affect the value or marketability of the Real Property.

(d)

The Company shall order the preparation of correct and complete abstracts of title to the Real Property and the Company shall direct the abstract companies that prepare such abstracts to deliver the updated abstracts to the Parent’s legal counsel for examination.

(e)

The Company is not a party to any lease, assignment or similar arrangement under which the Company is a lessor, sublessor, assignor or otherwise makes available for use by any third party any portion of the Real Property.  There are no option agreements or rights of first refusal or any other rights in favor of any party to purchase or otherwise acquire the Real Property or any portion thereof.

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(f)

The obligations of the Company with regard to all applicable covenants, easements and restrictions encumbering the Real Property have been and are being performed in a proper and timely manner by the Company.  The Company is not currently in default under any agreement, order, judgment or decree relating to the Real Property, and no conditions or circumstances exist which, with the giving of notice or passage of time, would constitute a default or breach with respect to the foregoing.

(g)

The Real Property consists of a separate tax lot or lots independent of any other lands or improvements.  The Company has not received notice of or become aware of any proposed special assessment which would affect the Real Property nor any notice of increased taxes or assessments relating to the Real Property.

(h)

Except as disclosed in Section 2.8(h) of the Company Disclosure Letter, the Company has not received notice of, nor does the Company have knowledge of, any proceedings, claims or disputes, whether pending or threatened, affecting the Real Property (including, without limitation, any condemnation or rezoning proceedings).  The Real Property complies with all subdivision and platting requirements, if any.

(i)

The Real Property is zoned so as to permit the current use of such Real Property, and the operations on the Real Property are not dependent on a nonconforming use or other waiver from a Governmental Entity, the absence of which would limit the operations on the Real Property.

(j)

There is free and uninterrupted ingress and egress to the Real Property from a public street, road or highway (which ingress and egress may in some cases be via recorded, irrevocable rights-of-way or easements) suitable for the operations on the Real Property.  All utility services necessary for the operations on the Real Property are or will be available in appropriate and sufficient quantity and quality at the boundaries of the Real Property either in the public rights-of-way abutting the Real Property (which are connected so as to serve the Real Property without passing over other real property) or in recorded easements serving the Real Property, and the Company has obtained all necessary permits and licenses necessary for unrestricted access to and use of such services.

2.9

Intellectual Property.

(a)

As used herein, the term “Intellectual Property” means all intellectual property and industrial property rights of any kind or nature, including all U.S.  and foreign:  (i) trademarks, service marks, trade names, trade dress, Internet domain names, designs, logos, slogans and general intangibles of like nature, together with goodwill, registrations and applications for any of the foregoing; (ii) issued patents, pending patent applications and patent disclosures and any divisions, continuations, continuations-in-part, reissues, re-examinations, substitutions and extensions thereof, and any U.S. or foreign counterparts claiming priority therefrom; (iii) copyrights, copyrightable subject matter and mask works, including registrations and applications for any of the foregoing; (iv) computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form, databases and compilations, including any and all data and collections of data, all documentation, including user manuals and training materials, related to any of the foregoing and the content and information contained on any Internet web site; (v) trade secrets, confidential information, technology, know-how, research and development, data, drawings, plans, specifications, designs, inventions, proprietary processes, formulae, algorithms, models and methodologies; (vi) any licenses to use any of the foregoing; (vii) all rights in the foregoing and in other similar intangible assets; and (viii) all rights and remedies against past, present and future infringement, misappropriation or other violation thereof.

(b)

Except as set forth in Section 2.9 of the Company Disclosure Letter:

(i)

The Company owns, or has a valid right to use, free and clear of all Liens, all Intellectual Property used or held for use in, or necessary to conduct, the business of the Company as presently conducted or as anticipated to be conducted.

(ii)

The conduct of the business of the Company (including the products and services of the Company) as presently conducted or as anticipated to be conducted does not infringe, misappropriate, or otherwise violate any Person’s Intellectual Property rights, and there has been no such claim asserted or threatened in the past three (3) years against the Company or, to the Knowledge of the Company, any other Person.

(iii)

To the Knowledge of the Company, there is no valid basis for a claim of infringement, misappropriation, or other violation of Intellectual Property rights against the Company.

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(iv)

There are no pending or threatened challenges to the validity of the Intellectual Property owned, or to the Knowledge of the Company, used or anticipated to be used, by the Company in the conduct of the business of the Company as presently conducted or as anticipated to be conducted.

(v)

To the Knowledge of the Company, no Person is infringing, misappropriating, or otherwise violating any Intellectual Property owned, used, or held for use by the Company, and no such claims have been asserted or threatened against any Person by the Company or, to the Knowledge of the Company, any other Person, in the past three (3) years.

2.10

Compliance with Laws; Permits.

(a)

Except as set forth in Section 2.10(a) of the Company Disclosure Letter, the Company is not in violation of, or in conflict with, or in default of any Legal Requirements applicable to the Company, any of its assets or properties or by which the Company, any of its assets or properties is bound or affected.  No investigation or review by any Governmental Entity is pending or, to the Knowledge of the Company, has been threatened against the Company, any of its assets or properties, nor, to the Knowledge of the Company, has any Governmental Entity indicated an intention to conduct an investigation of the Company, any of its assets or properties.  There is no judgment, injunction, order or decree binding upon the Company, any of its assets or properties or otherwise affecting or relating to the assets or properties of the Company.

(b)

Except as set forth in Section 2.10(b) of the Company Disclosure Letter, the Company holds all permits, licenses, authorizations, variances, exemptions, orders, consents, certificates, registrations and approvals from Governmental Entities required for the  operation of the business of the Company as currently conducted and as anticipated to be conducted (collectively, the “Company Permits”).  The Company is in material compliance with the terms of the Company Permits.  The Company Permits are in full force and effect and, to the Knowledge of the Company, no suspension, revocation or cancellation thereof has been threatened.

2.11

Litigation.

  Except as set forth in Section 2.11 of the Company Disclosure Letter, there are no claims, suits, actions, charges, inquiries, proceedings or investigations by or before any Governmental Entity pending or, to the Knowledge of the Company, threatened against, relating to or affecting the Company, any of its properties or assets, and the Company does not know or have any reason to know of any valid basis for any such suit, claim, action, proceeding or investigation.

2.12

Employee Benefit Plans; Employee Matters.

  Neither the Company nor any trade or business, whether or not incorporated (an “ERISA Affiliate”), that together with the Company would be deemed a “single employer” within the meaning of section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a party to, sponsors, maintains, contributes to, is required to contribute to or otherwise has any liability with respect to any deferred compensation, bonus or other incentive compensation, stock purchase, stock option or other equity compensation plan, program, agreement or arrangement, severance or termination pay, medical, surgical, hospitalization, life insurance or other “welfare” plan, fund or program (within the meaning of section 3(1) of ERISA), or profit-sharing, stock bonus or other “pension” plan, fund or program (within the meaning of section 3(2) of ERISA), or employment, termination or severance agreement or other employee benefit plan, fund, program, agreement or arrangement (each, a “Benefit Plan”), other than as disclosed in the Financial Statements and set forth in Section 2.12 of the Company Disclosure Letter.  The Company does not have any employees or independent contractors, nor does the Company have any liability, actual or contingent, with respect to any Benefit Plan sponsored by another entity.

2.13

Environmental Matters.

(a)

The following terms shall have the following meanings for the purposes of this Agreement:

(i)

“Environmental Laws” shall mean all federal, interstate, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment or human health and safety, including laws, regulations, rules and ordinances relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Substances; all laws and regulations with regard to record-keeping, notification, disclosure and reporting requirements respecting Hazardous Substances; all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources; and common law to the extent it relates to or applies to exposure to or impact of Hazardous Substances on persons or property.

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(ii)

“Environmental Claim” shall mean any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Substance at any location, whether or not owned or operated by the Company or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

(iii)

“Hazardous Substances” means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5, all substances defined as Hazardous Substances in the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) at 42 U.S.C. 9601, et. seq., toxic mold, or defined as such by, or regulated as such under, any Environmental Law.

(b)

Except as set forth in Section 2.13 of the Company Disclosure Letter and the report on the Phase I environmental examination obtained by Parent:

(i)

The Company is and has been in full compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by the Company of all permits and governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof.  The Company has not received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is not in such full compliance, and there are no circumstances that may prevent or interfere with such full compliance, or with securing any permits that may be needed, in the future.  All permits and other governmental authorizations currently held by the Company pursuant to the Environmental Laws are identified in Section 2.13(b)(i) of the Company Disclosure Letter.  The Company has delivered to Parent all reports, assessments, investigations, studies, analytical results, audits, tests, sampling results and monitoring data relating to (1) the discharge, release or threatened release of Hazardous Substances by the Company or affecting the Real Property or any former properties of the Company, (2) relating to any Environmental Claim against the Company; or (3) otherwise relating to the Company’s liability under or compliance with Environmental Laws, in each case, that are in the Company’s possession or control.

(ii)

There is no Environmental Claim pending or threatened against the Company or, to the Knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

(iii)

There are no past or present actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Hazardous Substance that could form the basis of any Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

(iv)

Without in any way limiting the generality of the foregoing, (A) all on-site and off-site locations where the Company has stored, disposed or arranged for the disposal of Hazardous Substances are identified in Section 2.13(b)(iv) of the Company Disclosure Letter, (B) all underground storage tanks, and the capacity and contents of such tanks, located on property owned, operated, or leased by the Company are identified in Section 2.13(b)(iv) of the Company Disclosure Letter, (C) except as set forth in Section 2.13(b)(iv) of the Company Disclosure Letter, there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by the Company, (D) except as set forth in Section 2.13(b)(iv) of the Company Disclosure Letter, no polychlorinated biphenyls (PCB’s) are used or stored at any property owned or leased by the Company, (E) except as set forth in Section 2.13(b)(iv) of the Company Disclosure Letter, all underground storage tanks owned, operated, or leased by the Company and which are subject to regulation under the federal Resource Conservation and Recovery Act (or equivalent state or local law regulating underground storage tanks) meet the technical standards prescribed at Title 40 Code of Federal Regulations Part 280 which became effective December 22, 1998 (or any applicable state or local law requirements which are more stringent than such technical standards or which became effective before such date), and (F) all properties formerly owned or operated by the Company or any affiliate, or predecessor thereof, are identified in Section 2.13(b)(iv) of the Company Disclosure Letter.

(v)

The Company has not received any request for information from any Person, including but not limited to any Governmental Entity, related to liability under or compliance with any applicable Environmental Law.

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(vi)

There have been no spills, discharges or releases (as such term is defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42, U.S.C. 9601, et seq. (“CERCLA”) of Hazardous Substances or any other contaminant or pollutant on or underneath the Real Property or any former properties of the Company that could require investigation or clean-up.

(vii)

The Company has not disposed or arranged for the disposal of Hazardous Substances (or any waste or substance containing Hazardous Substances) at any location that is:  (i) listed on the Federal National Priorities List (“NPL”) or identified on the Comprehensive Environmental Response, Compensation, and Liability Information System (“CERCLIS”), each established pursuant to CERCLA; (ii) listed on any state or foreign list of hazardous waste sites that is analogous to the NPL or CERCLIS; or (iii) has been subject to environmental investigation or remediation.

2.14

Agreements, Contracts and Commitments.

(a)

Section 2.14 of the Company Disclosure Letter sets forth all notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, agreements granting, obtaining or restricting rights to use any Intellectual Property, permits, franchises, concessions or other instruments or obligations to which the Company is a party or by which the Company or any of its assets or properties is bound or relating to the operation of the business (collectively, “Contracts”).

(b)

All of the Contracts are valid and binding agreements of the Company and are in full force and effect, and neither the Company nor, to the Knowledge of the Company, any other party thereto, is in default in any respect under the terms of the Contracts.  The Company has made available to Parent true and correct copies of all of the Contracts.  The Company has not received any notice from any other party to any of the Contracts, and otherwise has no knowledge that such a third party intends to terminate, or not renew, any of the Contracts.

2.15

Information in Registration Statement and Prospectus/Proxy Statement.

  None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the registration statement on Form S-4 (or similar successor form) to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (including amendments or supplements thereto) (the “Registration Statement”) will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Prospectus/Proxy Statement to be filed with the SEC as part of the Registration Statement (the “Prospectus/Proxy Statement”), will, at the time the Prospectus/Proxy Statement is mailed to the members of the Company, at the time of the Company Stockholders’ Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.  Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein about Parent or Merger Sub supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Registration Statement or the Prospectus/Proxy Statement.

2.16

Insurance.

  The Company has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company.  There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.  All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance with the terms of such policies and bonds.  The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policies.  Section 2.16(a) of the Company Disclosure Letter contains an accurate and complete description of all material policies of fire, liability, workers’ compensation, and other forms of insurance owned or held by the Company.  Section 2.16(b) of the Company Disclosure Letter identifies all risks that the Company and its Board of Directors and officers have designated as being self-insured.

2.17

Affiliate Transactions.

  Except as set forth on Section 2.17 of the Company Disclosure Letter, since January 1, 2007 there have been no transactions or relationships (a) between the Company and any present or former director or officer thereof or any member of such director’s or officer’s family, or any Person controlled by such officer or director or his or her family, or (b) that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

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2.18

Approval of Board of Directors.

  The Board of Directors of the Company, at a meeting duly called and held at which all directors were present, has (a) duly and validly approved and taken all action required to be taken by the Board of Directors of the Company to authorize the consummation of the Merger and the transactions contemplated hereby, (b) resolved that the Merger is fair to, and in the best interests of, the Company and its shareholders and declared the Merger to be advisable, (c) resolved to recommend that the Voting Members of the Company approve and adopt this Agreement and the Merger, and (d) directed that such matter be submitted to the Company’s Voting Members at the Company Members’ Meeting.  None of the aforesaid actions by the Board of Directors of the Company has been amended, rescinded or modified.

2.19

Brokers’ and Finders’ Fees.

  The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment banking fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.  A copy of each such engagement letter with the Company has been previously made available to Parent.

2.20

Full Disclosure.

  The Company has not failed to disclose to Parent or Merger Sub any facts material to the Company’s business, results of operations, prospects, assets, liabilities or condition (financial or otherwise).  No representation or warranty by the Company in this Agreement and no statement by the Company in any document referred to herein (including, without limitation, the Financial Statements and the Schedules and Exhibits hereto), contains any untrue statement of a material fact or omits to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

2.21

Financial Advisors.

  The Company has evaluated the transaction and after such review and consultation with its advisors, it believes the consideration is fair to the Company from a financial viewpoint.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company, subject to the exceptions specifically disclosed in writing in the disclosure letter delivered by Parent to the Company dated as of the date hereof (the “Parent Disclosure Letter”), as set forth below.

3.1

Organization of Parent and Merger Sub.

  Each of Parent and Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; and (ii) has the corporate or other power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted.

3.2

Authority; Non-Contravention; Necessary Consents.

(a)

Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the Merger and the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject only to the filing of the Articles of Merger pursuant to the ICA.  This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as (i) limited by applicable bankruptcy, insolvency, reorganization, moratorium and laws of general application affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

(b)

The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement by each of Parent and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or Merger Sub, (ii) conflict with or violate any Legal Requirement applicable to Parent or Merger Sub or by which any of their respective properties is bound or affected, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair Parent’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the material properties or assets of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, in each case that is material to Parent, to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound or affected.

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(c)

No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by Parent in connection with the execution and delivery of this Agreement or the consummation of the Merger and the transactions contemplated hereby, except for (i) the Necessary Consents and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Parent, Merger Sub or the Company or materially adversely affect the ability of the parties hereto to consummate the Merger within the time frame in which the Merger would otherwise be consummated in the absence of the need for such consent, approval, order, authorization, registration, declaration or filings.

3.3

Parent Capital Structure.

  The authorized capital stock of Parent consists of 25,000,000 shares of Parent Common Stock , par value $0.0001 per share.  At the close of business on May 31, 2007,  6,021,311 shares of Parent Common Stock were issued and 6,002,736 shares of Parent Common Stock were outstanding.  All outstanding shares of Parent Common Stock are, and all shares of Parent Common Stock which may be issued pursuant to this Agreement will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent or any agreement or document to which Parent is a party or by which it or its assets is bound.

3.4

Information in Registration Statement and Prospectus/Proxy Statement.

  None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  None of the information supplied or to be supplied by or on behalf of Parent and Merger Sub for inclusion or incorporation by reference in the Prospectus/Proxy Statement, will, at the time the Prospectus/Proxy Statement is mailed to the members of the Company, at the time of the Company Members’ Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.  Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein about the Company supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Prospectus/Proxy Statement.

3.5

SEC Filings; Parent Financial Statements.

  Parent has filed all forms, reports and documents required to be filed by Parent with the SEC since its inception through November 30, 2006 and has made available to the Company such forms, reports and documents in the form filed with the SEC.  All such required forms, reports and documents are referred to herein as the “Parent SEC Reports.” As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact or disclose any matter or proceeding required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports, (i) was prepared from, are in accordance with and accurately reflect in all material respects Parent’s books and records as of the times and for the periods referred to therein, (ii) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (iii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iv) fairly presented in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of Parent’s operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments.

3.6

Facts Affecting Regulatory Approvals.

  To the knowledge of Parent, as of the date hereof, there is no fact pertaining to Parent or any of its subsidiaries or affiliates that will, or would reasonably be expected to, affect adversely the likelihood of securing the requisite approvals or consents of any Governmental Entity required to be obtained by Parent in connection with the Merger by the End Date; provided, however, that for the avoidance of doubt, Parent and Merger Sub make no representation or warranty as to any impact on obtaining such consents and approvals of any acts or omissions by, or any facts pertaining to, the Company.

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ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1

Conduct of Business by the Company.

  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall, except to the extent that Parent shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all Legal Requirements, pay its debts and Taxes when due and pay or perform other material obligations when due.  The Company shall further provide on a weekly basis through the Closing Date, a report, in a form mutually agreed upon by Parent and Company, providing detailed information on Company’s positions in its grain inventory.

Without limiting the generality of the foregoing, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not do any of the following (except as may be expressly contemplated by this Agreement):

(a)

Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

(b)

Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Company Intellectual Property;

(c)

Declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock, equity interests or property) in respect of any equity securities or similar interests in the Company or split, combine or reclassify any equity securities or similar interests or issue or authorize the issuance of any other interests in respect of, in lieu of or in substitution for any equity securities or similar interests;

(d)

Purchase, redeem or otherwise acquire, directly or indirectly, any equity securities or similar interests in the Company, or any instrument or security that consists of a right to acquire such securities or interests;

(e)

Issue, deliver, sell, authorize, pledge or otherwise encumber any equity securities or similar interests in the Company or any interests convertible into equity securities or similar interests, or subscriptions, rights, warrants or options to acquire any equity securities or similar interests or any interests convertible into equity securities or similar interests or enter into other agreements or commitments of any character obligating it to issue any such equity securities, interests or convertible interests;

(f)

Split, combine or reclassify any class of Shares, provided that Company may reclassify Voting Members as members without voting rights (“Non-Voting Members”) and Non-Voting Members as Voting Members, as provided in Section 1.4 of the Company’s Bylaws;

(g)

Cause, permit or propose any amendments to its Certificate of Incorporation, Bylaws or other organizational documents;

(h)

Except as set forth on Section 4.1(h) of the Company Disclosure Letter, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or otherwise acquire or agree to acquire any assets which are significant, individually or in the aggregate, to the business of the Company, or enter into any joint ventures, strategic partnerships or alliances;

(i)

Except for transactions in the ordinary course of business, sell, transfer, lease, license, mortgage, pledge, encumber or otherwise dispose of any properties or assets;

(j)

Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt interests or options, warrants, calls or other rights to acquire any debt interests of the Company, enter into any other agreement to maintain any financial statement condition, incur or modify any other material liability or enter into any arrangement having the economic effect of any of the foregoing other than pursuant to existing credit facilities as set forth on Section 4.1(j) of the Company Disclosure Letter;

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(k)

Except as set forth on Section 4.1(k) of the Company Disclosure Letter, adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, employment or consulting agreement with or for the benefit of any Company manager, officer, employee, agent or consultant, whether past or present, or amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

(l)

Modify, amend, waive or terminate any Contract to which the Company is a party, including, without limitation, any joint venture agreement, or waive, release or assign any material rights or claims thereunder other than as described in Section 4.1(l) of the Company Disclosure Letter;

(m)

Pay, discharge or satisfy any claims, liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than the payment of accounts payable in the ordinary course of business consistent with past practice, or of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company;

(n)

Except as described in Section 4.1(l) of the Company Disclosure Letter, enter into any Contract which may not be canceled without penalty by the Company upon notice of thirty (30) days or less or which provides for payments by or to the Company in an amount in excess of $10,000 over the term of the agreement or which involve any exclusive terms of any kind;

(o)

Permit any insurance policy naming it as a beneficiary or a loss payee to be cancelled or terminated without notice to Parent;

(p)

Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

(q)

Make or change any Tax election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle or consent to any Tax Claim, surrender any right to claim a refund of Taxes, or consent to any extension or waiver of the statutory period of limitations applicable to any Tax Claim;

(r)

Fail to make in a timely manner any filings with the SEC required under the Securities Act of 1933, as amended, or the Exchange Act or the rules and regulations promulgated thereunder;

(s)

Waive any “standstill” or similar restrictions contained in any confidentiality or other agreements to which it is a party;

(t)

Take any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied, or would make any representation or warranty of the Company contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company to consummate the Merger in accordance with the terms hereof or materially delay such consummation;

(u)

Incur any fees or expenses in connection with any financing transaction; or

(v)

Enter into any written agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose, in writing or otherwise or announce an intention to do any of the foregoing.

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4.2

Acquisition Proposals.

(a)

No Solicitation.  The Company agrees that neither it nor any of its officers and managers shall, and that it shall use its reasonable best efforts to cause its employees, agents and representatives (including any investment banker, attorney or accountant retained by it) not to (and shall not authorize any of them to) directly or indirectly:  (i) solicit, initiate, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any Acquisition Proposal, (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby, or (vi) without limiting the generality of the Company’s obligations contained in Section 4.1(s), grant any waiver or release under any standstill or similar agreement with respect to any equity interests of the Company.  The Company will immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal.  Notwithstanding any other provision in this Section 4.2(a), prior to the Company Members’ Meeting, and subject to compliance with the other terms of this Section 4.2 and to first entering into a confidentiality agreement having provisions that are no less favorable to Company than those contained in this Agreement, the Board of Directors of the Company shall be permitted to engage in discussions or negotiations with, or provide any nonpublic information or data to (provided that such information or data also is simultaneously given to Parent to the extent not previously given to Parent), any Person in response to an unsolicited bona fide written proposal for an Acquisition Proposal by such Person first made after the date hereof which the Board of Directors of Company concludes in good faith (after consultation with its financial advisor and outside legal counsel) constitutes or is reasonably likely to constitute a Superior Proposal, if and only to the extent that the Board of Directors of Company reasonably determines in good faith (after consultation with outside legal counsel) that failure to do so would be inconsistent with its fiduciary duties under applicable law; provided, that Company and the Board of Directors shall have given Parent (orally and in writing) at least 48 hours prior notice of its intent to do so before taking any such action; provided, further, that the Company and the Board of Directors shall keep Parent informed of the status and terms of any such proposals, offers, discussions or negotiations on a current basis; provided, further, that the Board of Directors shall not recommend any Superior Proposal to the members of the Company Stock except as permitted under Section 5.2, and only after the Company shall first have complied with the procedures set forth in such Section.  For purposes of this Agreement, “Superior Proposal” shall mean a bona fide, unsolicited written proposal for an Acquisition Proposal that did not arise from a breach of Section 4.2 (substituting for this purpose 80% for each reference to 10% in the definition of Acquisition Proposal) that the Board of Directors concludes in good faith, after consultation with its financial advisor and its outside legal counsel, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal as permitted under applicable law (i) is more favorable to the Company’s members from a financial point of view, than the transactions contemplated by this Agreement and (ii) is fully financed and reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed.  Nothing in this Section 4.2(a) shall prohibit the Board of Directors of the Company from taking and disclosing to the Company members, subject to Parent’s rights in Section 7.1(g), a position with respect to an Acquisition Proposal to the extent required under applicable law.

(b)

Notification of Unsolicited Acquisition Proposals.  As promptly as practicable after receipt of any Acquisition Proposal or any request for nonpublic information or inquiry which it reasonably believes would lead to an Acquisition Proposal or for a waiver or release under any “standstill” or similar agreement, the Company shall provide Parent with oral and written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the person or group making any such Acquisition Proposal, request or inquiry and a copy of all written materials provided in connection with such Acquisition Proposal, request or inquiry.  The Company shall provide Parent as promptly as practicable oral and written notice setting forth all such information as is reasonably necessary to keep Parent informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such Acquisition Proposal, request or inquiry.

(c)

Acquisition Proposal.  For purposes of this Agreement, “Acquisition Proposal” shall mean any offer or proposal, relating to any transaction or series of related transactions involving:  (A) any purchase from such party or acquisition by any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a ten percent (10%) interest in the total outstanding voting interests of the Company or any tender offer or exchange offer that if consummated would result in any person or group beneficially owning ten percent (10%) or more of the total outstanding voting interests of the Company or any merger, consolidation, business combination or similar transaction involving the Company, (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than ten percent (10%) of the assets of the Company, or (C) any liquidation or dissolution of the Company (provided, however, the Merger and the transactions contemplated hereby shall not be deemed an Acquisition Proposal in any case).

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ARTICLE V

ADDITIONAL AGREEMENTS

5.1

Prospectus/Proxy Statement; Registration Statement.

  As promptly as practicable after the execution of this Agreement, Parent and the Company will prepare and file with the SEC the Prospectus/Proxy Statement, and Parent will prepare and file with the SEC the Registration Statement in which the Prospectus/Proxy Statement is to be included as a prospectus.  Parent and the Company will provide each other with any information which may be required in order to effectuate the preparation and filing of the Prospectus/Proxy Statement and the Registration Statement pursuant to this Section 5.1.  Each of Parent and the Company will respond to any comments from the SEC, will use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby.  Each of Parent and the Company will notify the other promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Registration Statement and/or the Prospectus/Proxy Statement.  Whenever any event occurs which is required to be set forth in an amendment or supplement to the Prospectus/Proxy Statement and/or the Registration Statement, Parent or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to members of the Company, such amendment or supplement.  The Company shall cooperate and provide the other (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement and Prospectus/Proxy Statement prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC.  The Company will cause the Prospectus/Proxy Statement to be mailed to its members at the earliest practicable time after the Registration Statement is declared effective by the SEC.  Parent shall also use all reasonable efforts to take any action required to be taken by it under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger, and the Company shall furnish any information concerning the Company and the holders of the Shares as may be reasonably requested in connection with any such action.

5.2

Company Members’ Meeting; Board of Directors Recommendation.

(a)

Company Members’ Meeting.  Promptly after the Registration Statement is declared effective under the Securities Act, the Company will take all action necessary in accordance with 2007 Iowa Code Chapter 499, its Articles of Incorporation and Bylaws to call, hold and convene a meeting of its Voting Members to consider adoption and approval of this Agreement and approval of the Merger (the “Company Members’ Meeting”).  The Company will use its reasonable best efforts to solicit from its Voting Members absentee written ballots in favor of the adoption and approval of this Agreement and the approval of the Merger, and will take all other action necessary or advisable to secure the vote or consent of its Voting Members.  Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Members’ Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/Proxy Statement is provided to its Voting Members in advance of a vote on the Merger and this Agreement or, if as of the time for which the Company Members’ Meeting is originally scheduled (as set forth in the Prospectus/Proxy Statement) there are insufficient Voting Members represented (either in person or by written ballot) to constitute a quorum necessary to conduct the business of the Company Members’ Meeting.  The Company shall ensure that the Company Members’ Meeting is called, noticed, convened, held and conducted, and that all written ballots solicited by its in connection with the Company Members’ Meeting are solicited in compliance with 2007 Iowa Code Chapter 499, its Articles of Incorporation and Bylaws, and all other applicable Legal Requirements.

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(b)

Board of Directors Recommendation.  The Company Board of Directors shall recommend that the Company’s Voting Members vote in favor of the adoption and approval of this Agreement and approval of the Merger at the Company Members’ Meeting.  The Prospectus/Proxy Statement shall include a statement to the effect that the Company Board of Directors has recommended that the Company’s Voting Members vote in favor of adoption and approval of this Agreement and approval of the Merger at the Company Members’ Meeting.  Neither the Company Board of Directors nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Company Board of Directors that the Company’s Voting Members vote in favor of the adoption and approval of this Agreement and the approval of the Merger.  Notwithstanding the foregoing or anything in this Agreement to the contrary, in connection with a Superior Proposal, the Board of Directors of Company may, subject to Parent’s rights in Section 7.1(g), withdraw, modify or change its recommendation of this Agreement and the Merger and recommend such Superior Proposal, if it determines in good faith following consultation with outside legal counsel that failure to do so would be inconsistent with its fiduciary duties under applicable law; provided, that (x) the Board of Directors of Company may not withdraw, modify or change its recommendation or recommend such Superior Proposal until it has given Parent at least five (5) business days’ notice of its intention to take such action (and after giving Parent notice of the latest material terms, conditions of the Superior Proposal) and then taken into account any amendment or modification to this Agreement or the transactions contemplated hereby proposed by Parent in writing, it being understood that any revised Superior Proposal shall require a separate notice period, and (y) if the Board of Directors of Company gives notice pursuant to clause (x) within five (5) business days of the date of the Company Members’ Meeting, the Company shall, subject to the requirements of applicable law, postpone the Company Members’ Meeting to a date and time to ensure that Parent has five (5) business days’ notice of any such proposed withdrawal, modification or change of recommendation prior to the Company Members’ Meeting.  Notwithstanding anything to the contrary contained in this Agreement, the obligation of the Company to call, give notice of, convene and hold the Company Members’ Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal, or by any change in the recommendation by the Board of Directors of the Company (or any committee thereof) of this Agreement and the Merger or the recommendation by the Board of Directors of the Company (or any committee thereof) of an Acquisition Proposal or Superior Proposal.

5.3

Confidentiality; Access to Information.

(a)

Unless otherwise required by law or regulation (including Nasdaq rules), the parties will hold any information which is non-public in confidence and, in the event this Agreement is terminated for any reason, the parties shall promptly return or destroy such information.

(b)

The Company and Parent will afford each other and their respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by any of the foregoing) (such persons, collectively, the “Representatives”) reasonable access during normal business hours to the properties, books, analysis, projections, plans, systems, contracts, commitments, records, personnel offices and other facilities of the Company and the Parent, as the case may be, during the period prior to the Effective Time to obtain all information concerning their respective businesses, properties, results of operations and personnel of the Company, and use all reasonable efforts to make available at all reasonable times during normal business hours to each other and their respective Representatives, the appropriate individuals (including management, personnel, attorneys, accountants and other professionals) for discussion of their respective businesses, properties, prospects and personnel as either party may reasonably request.  During such period, the Company shall, subject to any limitations imposed by law with respect to records of employees, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request.  No information or knowledge obtained by Parent or Company in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty of either party contained herein or the conditions to the obligation of the parties to consummate the Merger.

5.4

Public Disclosure.

  The initial press release concerning the Merger shall be a joint press release and, thereafter, neither Parent, Merger Sub nor the Company will disseminate any press release or other announcement concerning the Merger, this Agreement or the transactions contemplated hereby to any third party without the prior written consent of each of the other parties hereto (which consent shall not be unreasonably withheld), except as may be required by any Legal Requirement or any listing agreement with Nasdaq or any other applicable national or regional securities exchange, provided, that the parties will consult with each other and use all reasonable efforts to agree on any such required press release or public announcement in advance to the extent such release or public announcement contains any previously undisclosed information.  The parties have agreed to the text of the joint press release announcing the execution of this Agreement.

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5.5

Company Affiliates; Restrictive Legend.

  The Company will use all reasonable efforts to deliver or cause to be delivered to Parent, as promptly as practicable on or following the date hereof, from each person who may reasonably be deemed to be an affiliate of the Company for purposes of Rule 145 promulgated under the Securities Act an executed affiliate agreement pursuant to which such affiliate shall agree to be bound by the provisions of Rule 145 promulgated under the Securities Act in a form provided by Parent and reasonably acceptable to the Company.  Parent will give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received pursuant to the Merger by any member of the Company who may reasonably be deemed to be an affiliate of the Company for purposes of Rule 145 promulgated under the Securities Act and there will be placed on the certificates representing such Parent Common Stock, or any substitutions therefor, a legend stating in substance that the shares were issued in a transaction to which Rule 145 promulgated under the Securities Act applies and may only be transferred (i) in conformity with Rule 145 or (ii) in accordance with a written opinion of counsel, reasonably acceptable to Parent, in form and substance that such transfer is exempt from registration under the Securities Act.

5.6

Regulatory Filings; Reasonable Efforts.

(a)

Regulatory Filings.  Each of Parent, Merger Sub and the Company shall coordinate and cooperate with one another and shall each use all reasonable efforts to comply with, and shall each refrain from taking any action that would impede compliance with, all Legal Requirements, and as promptly as practicable after the date hereof, each of Parent, Merger Sub and the Company shall make all filings, notices, petitions, statements, registrations, submissions of information, application or submission of other documents required by any Governmental Entity in connection with the Merger and the transactions contemplated hereby, including, without limitation:  (i) any filing necessary to obtain any Necessary Consent, (ii) filings under any pre-merger notification forms required by the merger notification or control laws of any applicable jurisdiction, as agreed by the parties hereto, and (iii) any filings required under the Securities Act, the Exchange Act, any applicable state or securities or “blue sky” laws and the securities laws of any foreign country, or any other Legal Requirement relating to the Merger.  Each of Parent and the Company will cause all documents that it is responsible for filing with any Governmental Entity under this Section 5.6(a) to comply in all material respects with all applicable Legal Requirements.  Parent, Merger Sub and the Company each shall promptly supply the other with any information which may be required in order to effectuate any filings or application pursuant to this Section 5.6(a).

(b)

Reasonable Efforts.  Upon the terms and subject to the conditions set forth herein, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the transactions contemplated hereby, including using all reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, including all Necessary Consents, and (iv) the execution or delivery of any additional instruments necessary to consummate the transactions and to fully carry out the purposes of, this Agreement.  In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any takeover statute or similar Legal Requirement is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Legal Requirement on the Merger, this Agreement and the transactions contemplated hereby.  Notwithstanding the foregoing, or any other covenant herein contained, in connection with the receipt of any necessary approvals, neither Parent nor the Company shall be required to divest or hold separate or otherwise take or commit to take any action that limits Parent’s or the Company’s freedom of action with respect to, or their ability to retain, the Company or any portions thereof or any of the businesses, product lines, properties or assets of the Company or Parent.

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5.7

Notification of Certain Matters.

  The Company shall give prompt notice to Parent and Merger Sub of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.  The Parent and Merger Cub shall each give prompt notice to the Company of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of the Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

5.8

Nasdaq Listing.

  Prior to the Effective Time, Parent agrees to use all reasonable efforts to authorize for listing on Nasdaq, the shares of Parent Common Stock issuable, if any, and those required to be reserved for issuance, if any, in connection with the Merger, subject to official notice of issuance.

5.9

Consents of Accountants.

  The Company shall use all reasonable efforts to cause to be delivered to Parent two letters from the Company’s independent auditors, one dated approximately the date on which the Registration Statement shall become effective and one dated the Closing Date, each addressed to the Company and Parent, in form reasonably satisfactory to Parent and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act.

5.10

Subsequent Financial Statements.

  The Company shall consult with Parent prior to making publicly available its financial results for any period after the date of this Agreement, it being understood that Parent shall have no liability by reason of such consultation.

5.11

Conveyance Taxes.

  Parent, Merger Sub and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration or other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

5.12

Indemnification.

  Parent agrees that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Company as provided in its Articles of Incorporation or Bylaws shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of six years following the Effective Time.

5.13

Employees.

  To the extent still actively providing services to the Company as of the Effective Time, the Surviving Company shall offer employment, effective as of the Effective Time, to the individuals identified on Section 5.13 of the Company Disclosure Letter (the “Designated Employees”) on the terms set forth on such schedule including but not limited to employment agreements with Mr. Kevin Hartkemeyer and Mr. John Rogers.  Nothing contained herein or on such schedule shall be construed as requiring the Company, Parent or the Surviving Company to continue the employment of any person, and none of the Parent, the Company or the Surviving Company shall have any obligation to continue, and there shall be no restrictions on such person’s right to amend, modify or terminate, any Benefit Plan or other benefit plan or compensation arrangement as of or subsequent to the Effective Time; provided that as long as so employed by the Surviving Company, through December 31, 2007, the base salary any Designated Employee who accepts employment as provided in this section shall not be reduced below the amount specified on Section 5.13 of the Company Disclosure Letter.  Without limiting the generality of Section 8.5, no provision of this Section 5.13 shall create any third party beneficiary rights in any individual or any beneficiary of any such individual.

5.14

Allocation of Consideration.

  On or prior to the Closing Date, Parent and the Company shall jointly prepare an allocation of the aggregate fair market value of the Company’s assets as of the Effective Time in accordance with the principles of Code §1060 and Treasury regulations thereunder (regardless of whether that section applies to the Merger).  At a minimum, a specific allocation shall be made to each item of potential recapture property, if any, and to other unrealized receivables and inventory items (as defined in Code § 751) as a group.  The allocation shall be binding upon Parent and the Company, subject to an appropriate adjustment following the Closing Date for changes in fair market values between the date of the allocation and the Closing Date.  Parent and the Company shall report, act, and file Tax Returns and report to Company’s members in all respects and for all purposes consistent with such allocation.  Neither Parent nor the Company shall take any position (whether in audits, tax returns, or otherwise) that is inconsistent with such allocation unless required to do so by applicable law.

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5.15

Regional Equity/Escrow.

  The Company and Parent shall enter into the Escrow Agreement attached hereto as Exhibit C (the “Escrow Agreement”) to hold the investments in other organizations listed in Section 5.15 of the Company’s Disclosure Letter and the equity portion of the patronage refunds received by Company and Surviving Company for business conducted prior to the Effective Time (the “Regional Equity”), to collect the proceeds payable from such Regional Equity and the income from the investment of such proceeds (collectively the “Escrow Funds”) and to provide in part for the indemnification set forth in Article V(A).   Such Escrow Funds are not being acquired hereby and shall be payable to Company shareholders, subject to the right of Parent to make claims during a period of three (3) years from the Effective Time (the “Notice Deadline”).   Prior to expiration of the Notice Deadline, Parent shall be entitled to make claims and seek indemnification from the Escrow Funds for any breach of this Agreement for terms surviving this Agreement in accordance with the terms set forth in Section 8.1 herein.  Upon any such breach, Parent shall provide written documentation of such breach to the escrow agent administering the Escrow Account (the “Escrow Agent”) and may receive indemnification of such amount as set forth in Article V(A) and in the Escrow Agreement.  Any allowed claims made prior to the expiration of the Notice Deadline shall be payable to Parent and shall maintain priority over distributions to Shareholders.

ARTICLE V(A)

INDEMNIFICATION

5(A).1

General.  From and after the Closing, the parties shall indemnify each other as provided in this Article V(A).

5(A).2

Company’s Indemnification Obligations.  Subject to the provisions of Section 5(A).3, Company shall indemnify from all damages sustained or incurred by Parent as a result of, or arising out of, or by virtue of any breach of this Agreement by Company for terms surviving this Agreement in accordance with the terms set forth in Section 8.1 herein.

5(A).3

Limitation on Company’s Indemnification Obligations.  Company’s obligations pursuant to the provisions in Section 5(A).2 are subject to the following limitations:

(a)

The Parent shall not be entitled to recover under Section 5(A).2 until the total amount which the Parent would recover under Section 5(A).2, but for this Section 5(A).3(a), exceeds the Deductible, on a cumulative basis of all claims, in which event the Parent shall be entitled to recover for all damages recoverable under Section 5(A).2 in excess of the Deductible.  “Deductible” means $250,000.

(b)

The Parent shall not be entitled to recover under Section 5(A).2 unless a claim has been asserted by written notice as provided in the Escrow Agreement on or prior to the applicable Survival Date as defined in Section 8.1.

(c)

The Parent shall not be entitled to recover under Section 5(A).2 for the amount of damages in excess of the Indemnification Cap.  “Indemnification Cap” means $2,000,000.

(d)

The obligations of the Company pursuant to this Article V(A) will be satisfied solely out of the assets of the Escrow Account.

(e)

The Parent shall not be entitled to recover under Section 5(A).2 based on the results of soil or water tests unless such tests were made in the ordinary course of business or were made to determine the accuracy of credible evidence that one or more of the Company’s representations in Section 2.13 are untrue.

5(A).4

Parent’s Indemnification Covenants.  Parent and Merger Sub shall jointly and severally indemnify, save and keep the shareholders of the Company (the “Shareholders”) harmless against and from all damages sustained or incurred by the Shareholders as a result of or arising out of or by virtue of any material breach of this Agreement by Parent and Merger Sub for terms surviving this Agreement in accordance with the terms set forth in Section 8.1 herein, with such indemnification capped at a total of $250,000 for all claims.  All payments hereunder shall be made to the Escrow Agent for and on behalf of the Shareholders.

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5(A).5

Cooperation.

  Subject to the provisions of Section 5(A).6, the indemnifying party shall have the right, at its own expense, to participate in the defense of any third party claim, and if said right is exercised, the parties shall cooperate in the investigation and defense of said third party claim.

5(A).6

Third Party Claims.

  Following the receipt of notice of a third party claim, the party receiving the notice of the third party claim shall notify the other party of its existence setting forth with reasonable specificity the facts and circumstances of which such party has received notice, and specifying the basis hereunder upon which the indemnified party's claim for indemnification is asserted.  The indemnified party may, upon reasonable notice, tender the defense of a third party claim to the indemnifying party.  If:

(a)

the defense of a third party claim is so tendered and within thirty (30) days thereafter such tender is accepted without qualification by the indemnifying party; or

(b)

within thirty (30) days after the date on which written notice of a third party claim has been given pursuant to this Section 5(A).6, the indemnifying party shall acknowledge without qualification its indemnification obligations as provided in this Article V(A) in writing to the indemnified party and accept the defense thereof;

then, except as herein provided, the indemnified party shall not, and the indemnifying party shall, have the right to contest, defend, litigate or settle such third party claim.  The indemnified party shall have the right to be represented by counsel at its own expense in any such contest, defense, litigation or settlement conducted by the indemnifying party, provided that the indemnified party shall be entitled to reimbursement therefor if the indemnifying party shall lose its right to contest, defend, litigate and settle the third party claim as herein provided.  The indemnifying party shall lose its right to contest, defend, litigate and settle the third party claim if it shall fail to diligently contest the third party claim.  So long as the indemnifying party has not lost its right and/or obligation to contest, defend, litigate and settle as herein provided, the indemnifying party shall have the exclusive right to contest, defend and litigate the third party claim and shall have the exclusive right, in its discretion exercised in good faith, and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle shall be given to the indemnified party.  All expenses (including without limitation attorneys' fees) incurred by the indemnifying party in connection with the foregoing shall be paid by the indemnifying party.  No failure by an indemnifying party to acknowledge in writing its indemnification obligations under this Article 5(A) shall relieve it of such obligations to the extent they exist.  If an indemnified party is entitled to indemnification against a third party claim, and the indemnifying party fails to accept a tender of, or assume, the defense of a third party claim pursuant to this Section 5(A).6, or if, in accordance with the foregoing, the indemnifying party shall lose its right to contest, defend, litigate and settle such a third party claim, the indemnified party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such third party claim, and may settle such third party claim, either before or after the initiation of litigation, at such time and upon such terms as the indemnified party deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to the indemnifying party.  If, pursuant to this Section 5(A).6, the indemnified party so contests, defends, litigates or settles a third party claim for which it is entitled to indemnification hereunder, the indemnified party shall be reimbursed by the indemnifying party for the reasonable attorneys' fees and other expenses of contesting, defending, litigating and/or settling the third party claim which are incurred from time to time, forthwith following the presentation to the indemnifying party of itemized bills for said attorneys' fees and other expenses.

ARTICLE V(B)

COMMITTEE

5(B).1

Appointment of Committee.

  The Company shall cause the Shareholders to  irrevocably constitute and appoint certain Shareholders as a Committee (the “Committee”).  The Company will cause the Shareholders to approve that this power is irrevocable and coupled with an interest, and shall not be affected by the death, incapacity, illness, dissolution or other inability to act of any of Shareholders.  The parties agree that the Committee is a third party beneficiary of this Agreement for purposes of dealing with the rights and obligations of the Company and Shareholders after the Closing Date.

5(B).2

Authority.

  The Company shall cause the Shareholders to irrevocably grant the Committee full power and authority:

(a)

to execute and deliver, on behalf of such Shareholder, and to accept delivery of, on behalf of such Shareholder, such documents as may be deemed by the Committee, in their sole discretion, to be appropriate to consummate this Agreement;

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(b)

to (1) dispute or refrain from disputing, on behalf of such Shareholder, any claim made by Parent or Merger Sub under this Agreement; (2) negotiate and compromise, on behalf of such Shareholder, any dispute that may arise under, and to exercise or refrain from exercising any remedies available under, this Agreement; and (3) execute, on behalf of such Shareholder, any settlement agreement, release or other document with respect to such dispute or remedy;

(c)

to waive, on behalf of such Shareholder, any closing condition contained in Article VI of this Agreement and to give or agree to, on behalf of such Shareholder, any and all consents, waivers, amendments or modifications, deemed by the Committee, in their sole discretion, to be necessary or appropriate, under this Agreement, and, in each case, to execute and deliver any documents that may be necessary or appropriate in connection therewith;

(d)

to enforce, on behalf of such Shareholder, any claim against Parent or Merger Sub arising under this Agreement;

(e)

to engage attorneys, accountants and agents at the expense of Shareholders;

(f)

to retain a portion of the Regional Equity as a fund for the payment of expenses payable by Shareholders pursuant to the provisions hereof and potential claims for indemnification by Parent and Merger Sub, and to invest such retained portion for the benefit of Shareholders;

(g)

to amend any of the instruments to be delivered to Parent and Merger Sub pursuant to this Agreement;

(h)

to sell all or part of the Regional Equity upon such terms as may be deemed by the Committee, in their sole reasonable discretion, to be appropriate and in the best interests of the beneficiaries of such Regional Equity; and

(i)

to give such instructions and to take such action or refrain from taking such action, on behalf of such Shareholder, as the Committee deems, in their sole discretion, necessary or appropriate to carry out the provisions of this Agreement.

5(B).3

Reliance.

  The Company shall cause each Shareholder to agree that:

(a)

in all matters in which action by the Committee is required or permitted, a majority of the members of the Committee is authorized to act on behalf of such Shareholder, notwithstanding any dispute or disagreement among Shareholders, among the members of the Committee, or between any Shareholder and the Committee, and Parent and Merger Sub shall be entitled to rely on any and all action taken by the Committee, or a majority of the members thereof, under this Agreement without any liability to, or obligation to inquire of, any of Shareholders or the other members of the Committee, notwithstanding any knowledge on the part of Parent and Merger Sub of any such dispute or disagreement;

(b)

notice to any member of the Committee, delivered in the manner provided herein shall be deemed to be notice to all of the members of the Committee and to all Shareholders for the purposes of this Agreement;

(c)

the power and authority of the Committee, as described in this Agreement, shall continue in force until all rights and obligations of Shareholders under this Agreement shall have terminated, expired or been fully performed;

(d)

a majority in interest of Shareholders shall have the right, exercisable from time to time upon written notice delivered to the Committee and Parent and Merger Sub to remove any member or members of the Committee, with or without cause; and

(e)

if any member of the Committee resigns or is removed or otherwise ceases to function in his capacity as such for any reason whatsoever, then the remaining members of the Committee shall, within thirty (30) days, appoint as a replacement member of the Committee someone who was authorized to vote on the approval of this Merger.

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5(B).4

Actions by Shareholders.

  The Company shall cause each Shareholder to agree that, notwithstanding the foregoing, at the request of Parent or Merger Sub, such Shareholder shall take all actions necessary or appropriate to consummate the transactions contemplated hereby (including delivery of any required evidence of the transfer of such Shareholder's Shares and acceptance of the Merger Consideration therefor) individually on such Shareholder's own behalf, and delivery of any other documents required of Shareholders pursuant to the terms hereof.

5(B).5

Indemnification of Committee.

  The Company shall cause each Shareholder to agree that severally, in proportion to the number of Shares held by such Shareholder (whether sold or exchanged in accordance with this Agreement) compared to the total number of Shares outstanding held by all Shareholders immediately prior to Closing, indemnify each member of the Committee against any damages (except such damages as result from such member's gross negligence or willful misconduct) that such member may suffer or incur in connection with any action or omission of such member as a member of the Committee.  Each Shareholder shall bear its pro-rata portion of such damages.  No member of the Committee shall be liable to any Shareholder with respect to any action or omission taken or omitted to be taken by the Committee pursuant to this Article V(B), except for such member's gross negligence or willful misconduct.

ARTICLE VI

CONDITIONS TO THE MERGER

6.1

Conditions to the Obligations of Each Party to Effect the Merger.

  The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)

Company Member Approval.  This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the Voting Members of the Company.

(b)

No Order.  No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which (i) is in effect and (ii) has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

(c)

Registration Statement Effective; Prospectus/Proxy Statement.  The SEC shall have declared the Registration Statement effective.  No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Prospectus/Proxy Statement, shall have been initiated or threatened in writing by the SEC.

(d)

Nasdaq Listing.  If shares of common stock of Parent are issued as part of the Per Share Merger Consideration, then the shares of Parent’s common stock to be issued in the Merger and the transactions contemplated hereby shall have been authorized for listing on The Nasdaq Stock Market, Inc.  (“Nasdaq”) and the American Stock Exchange (“AMEX”), subject to official notice of issuance.

6.2

Additional Conditions to the Obligations of the Company.

  The obligation of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a)

Representations and Warranties.  The representations and warranties of Parent and Merger Sub set forth herein (i) that are qualified as to materiality shall be true and correct both when made and at and as of the Effective Time, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and (ii) that are not qualified as to materiality shall be true and correct both when made and at and as of the Effective Time, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) in all material respects.

(b)

Agreements and Covenants.  Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c)

Certificate.  The Company shall have received a certificate, dated as of the Effective Time, signed by an authorized senior executive officer of Parent, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

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(d)

Material Adverse Effect.  No Material Adverse Effect on the Parent shall have occurred since the date of this Agreement.

6.3

Additional Conditions to the Obligations of Parent.

  The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Merger Sub:

(a)

Representations and Warranties.  The representations and warranties of the Company set forth herein (i) that are qualified as to materiality shall be true and correct both when made and at and as of the Effective Time, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and (ii) that are not qualified as to materiality shall be true and correct both when made and at and as of the Effective Time, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) in all material respects.

(b)

Agreements and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

(c)

Certificate.  Parent shall have received a certificate, dated as of the Effective Time, signed by the Chief Executive Officer of the Company, to the effect that the conditions in Sections 6.3(a) and 6.3(b) have been satisfied.

(d)

Material Adverse Effect.  No Material Adverse Effect on the Company shall have occurred since the date of this Agreement.

(e)

Material Consents.  All consents, permits and approvals of Governmental Entities and other private third parties listed in Sections 2.4(c) and 2.4(d) of the Company Disclosure Letter shall have been obtained with no adverse conditions attached and no expense imposed on the Company.

(f)

Actions or Proceedings.  There shall not be pending any action or proceeding by any Governmental Entity or any action or proceeding by any other Person before any court or Governmental Entity seeking (i) to make illegal, to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or the other transactions contemplated by this Agreement or to obtain any damages or other remedy in connection with the Merger or the transactions contemplated by this Agreement, (ii) to restrain or prohibit Parent’s (including its affiliates’) ownership or operation of all or any portion of the business or assets of the Surviving Company or the Company, or to compel Parent or any of its affiliates to dispose of or hold separate all or any portion of the business or assets of the Surviving Company or the Company or (iii) to impose or confirm limitations on the ability of Parent or any of its affiliates to effectively control the business or operations of the Surviving Company or the Company, and no court, arbitrator or Governmental Entity shall have issued any judgment, order, decree or injunction, and there shall not be any statute, rule or regulation, that is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (i) through (iii); provided, however, that Parent and the Company shall use their reasonable best efforts to have any such judgment, order, decree or injunction vacated.

(g)

Legal Opinion.  Parent shall have received an opinion of Beving, Swanson & Forrest PC, counsel to Company, addressed to Parent and dated as of the Closing Date and in form and substance reasonably satisfactory to Parent, substantially in the form attached hereto as Exhibit B.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

7.1

Termination.

  This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors, of the terminating party or parties, and except as provided below, whether before or after the requisite approval of the members of the Company:

(a)

by mutual written consent duly authorized by the Board of Directors of Parent and the Board of Directors of the Company;

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(b)

by either the Company or Parent if the Merger shall not have been consummated by March 31, 2008 (the “End Date”), provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before the End Date and such action or failure to act constitutes a material breach of this Agreement;

(c)

by either the Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

(d)

by either the Company or Parent if the required approval of the Voting Members of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of the Company Voting Members duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to the Company where the failure to obtain the Company Voting Member approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement;

(e)

by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent’s representations and warranties or breach by Parent is curable by Parent prior to the End Date through the exercise of reasonable efforts, then the Company may not terminate this Agreement under this Section 7.1(e) prior to sixty (60) days following the receipt of written notice from the Company to Parent of such breach, provided that Parent continues to exercise all reasonable efforts to cure such breach through such sixty (60) day period (it being understood that the Company may not terminate this Agreement pursuant to this paragraph (e) if it shall have materially breached this Agreement or if such breach by Parent is cured within such sixty (60) day period);

(f)

by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Company’s representations and warranties or breach by the Company is curable by the Company prior to the End Date through the exercise of reasonable efforts, then Parent may not terminate this Agreement under this Section 7.1(f) prior to thirty (30) days following the receipt of written notice from Parent to the Company of such breach, provided that the Company continues to exercise all reasonable efforts to cure such breach through such thirty (30) day period (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (i) if it shall have materially breached this Agreement or if such breach by the Company is cured within such thirty (30) day period); and

(g)

by Parent (at any time prior to the adoption and approval of this Agreement and the Merger by the required vote of the shareholders of the Company) if (i) the Company’s Board of Directors or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger, (ii) the Company shall have failed to include in the Prospectus/Proxy Statement the recommendation of its Board of Directors in favor of the adoption and approval of the Agreement and the approval of the Merger, (iii) the Company’s Board of Directors fails to reaffirm (publicly, if so requested) its recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within five (5) calendar days after Parent requests that such recommendation be reaffirmed, (iv) the Company’s Board of Directors or any committee thereof shall have approved or recommended any Acquisition Proposal or Superior Proposal or (v) a tender or exchange offer relating to the Shares shall have been commenced and the Company shall not have sent to its shareholders, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Company Board of Directors recommends rejection of such tender or exchange offer.

7.2

Notice of Termination; Effect of Termination.

  Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of a valid written notice of the terminating party to the other party hereto.  In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in Section 5.3(a), this Section 7.2, Section 7.3 and Article VIII, each of which shall survive the termination of this Agreement and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement.  No termination of this Agreement shall affect the obligations of the parties contained in the confidentiality provisions of Section 5.3, all of which obligations shall survive termination of this Agreement in accordance with their terms.

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7.3

Fees and Expenses; Termination Fee.

(a)

General.  Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, Parent and the Company shall share equally all fees and expenses, other than attorneys’ and accountants’ fees and expenses which fees shall be paid for by the party incurring such expense, incurred in relation to the printing and filing (with the SEC) of the Prospectus/Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

(b)

Payments.

(i)

Payment by the Company.

In the event that this Agreement is terminated by Parent pursuant Section 7.1(g), the Company shall be obligated to pay to Parent a fee equal to One Million Dollars ($1,000,000) in immediately available funds.  The payment contemplated by this Section 7.3(b)(i)(1) shall be paid promptly, but in no event later than two (2) business days after such termination.

In the event that this Agreement is terminated by Parent or the Company pursuant to Section 7.1(d) and (A) following the date hereof and prior to the Company Members’ Meeting, there has been public disclosure of an Acquisition Proposal and (B) (i) within six (6) months following the termination of this Agreement an Acquisition of the Company is consummated or (ii) within six (6) months following termination of this Agreement the Company enters into an agreement providing for an Acquisition of the Company and an Acquisition of the Company is consummated within twelve (12) months of the termination of this Agreement, the Company shall be obligated to pay to Parent a fee equal to One Million Dollars ($1,000,000) in immediately available funds (such termination fee and the termination fee contemplated by Section 7.3(b)(i), each a “Company Termination Fee”), such payment to be paid promptly, but in no event later than two (2) business days after the consummation of such Acquisition.

It is understood that in no event shall the Company be required to pay both the fee contemplated in Section 7.3(b)(i)(1) and the fee contemplated in Section 7.3(b)(i)(2).

(ii)

Definition of Acquisition.  For the purposes of this Section 7.3(b) only, “Acquisition,” shall mean any of the following transactions (other than the transactions contemplated by this Agreement):  (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction hold less than fifty-one percent (51%) of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof, (ii) a sale or other disposition by the Company of assets representing in excess of fifty-one percent (51%) of the aggregate fair market value of the Company’s business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company or such person or group), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of Shares representing in excess of fifty-one percent (51%) of the voting power of the then outstanding Shares.

(iii)

The parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not have entered into this Agreement.  If either party shall fail to pay a Termination Fee when due, the Termination Fee shall be deemed to include the costs and expenses incurred by Parent or the Company as the case may be (including, without limitation, reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 7.3, together with interest on such unpaid Termination Fee, commencing on the date that the Termination Fee became due, at a rate equal to the rate of interest published in the Wall Street Journal as the prime rate.

7.4

Amendment.

  Subject to applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Board of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Parent and the Voting Members of the Company, provided, after any such approval, no amendment shall be made which by law or requires further approval by such stockholders or members without such further stockholder or member approval.  This Agreement may not be amended except by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company.

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7.5

Extension; Waiver.

  At any time prior to the Effective Time any party hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE VIII

GENERAL PROVISIONS

8.1

Non-Survival of Representations and Warranties.

  The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the following covenants, representations and warranties:  Article II, Article III, Section 5.3, and Section 5.15 and those that by their terms survive the Effective Time shall survive the Effective Time, for a period of three (3) years from the Effective Time.

8.2

Notices.

  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

if to Parent or Merger Sub:

Green Plains Renewable Energy, Inc.

4124 Airport Road

Shenandoah, IA  51601

Attention:  Wayne Hoovestol, CEO

Telephone:  (712) 246-2932

Facsimile:  (712) 246-2610

with a copy to:

Blackwell Sanders LLP

1620 Dodge St. Suite 2100

Omaha NE  68102

Attention:  Michelle S. Mapes

Telephone:  (402) 964-5091

Facsimile:  (402) 964-5050

if to the Company:

Great Lakes Cooperative

701 North Main Street

Everly, IA  51338

Attention:  Kevin Hartkemeyer

Telephone:  (712) 834-2238

Facsimile:  ____________

with a copy to:

Beving Swanson & Forrest PC

321 E. Walnut, #200

Des Moines, IA  50309

Attention:  James J. Long

Telephone:  (515) 237-1181

Facsimile:  (515) 288-9409

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8.3

Interpretation; Certain Defined Terms.

(a)

When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b)

For purposes of this Agreement, “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

(c)

For purposes of this Agreement, the term “knowledge” means with respect to a party hereto, with respect to any matter in question, the knowledge that any of the directors or officers (including the chief executive officer and chief financial officer) of such party would reasonably be expected to have, after due inquiry.

(d)

For purposes of this Agreement, the term “manager” or “managers” means an individual or the individuals serving on the Board of Managers of a limited liability company.

(e)

For purposes of this Agreement, the term “Material Adverse Effect” when used in connection with an entity, means any change, event, effect or circumstance, as the case may be, that, individually or together with any other change, event, effect or circumstance, is or could reasonably be expected to be materially adverse to (y) the business, operations, properties, condition (financial or otherwise), results of operations, assets or liabilities of the entity and its subsidiaries, taken as a whole, or (z) the entity’s ability to consummate each of the transactions contemplated hereby; provided that in no event shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on any entity:  (A) any change, event, effect or circumstance resulting from the announcement of this Agreement, (B) any change in such entity’s stock price or trading volume, (C) any change, event, effect or circumstance that results from changes affecting the industry in which such entity operates generally or the United States economy generally or (D) any change, event, effect or circumstance that results from changes affecting general worldwide economic or capital market conditions.

(f)

For purposes of this Agreement, the term “person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

(g)

For purposes of this Agreement, a “subsidiary” of a specified entity shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified entity (either alone or through or together with any other subsidiary) owns, directly or indirectly, fifty percent (50%) or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the Board of Directors or Board of Managers or other governing body of such corporation or other legal entity.  Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

8.4

Counterparts.

  This Agreement may be executed in two or more counterparts, and by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

8.5

Entire Agreement; Third Party Beneficiaries.

  This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter and the Parent Disclosure Letter (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 5.12.

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8.6

Severability.

  In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.7

Other Remedies; Specific Performance.

  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

8.8

Governing Law.

  This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.  In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Iowa or any Iowa state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Iowa.

8.9

Rules of Construction.

  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.10

Assignment.

  This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to (i) Parent, (ii) to Parent and one or more direct or indirect wholly-owned subsidiaries of Parent, or (iii) to one or more direct or indirect wholly-owned subsidiaries of Parent (each, an “Assignee”).  Any such Assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional Assignees.  Subject to the preceding sentence, but without relieving any party hereto of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

8.11

No Waiver; Remedies Cumulative.

  No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

8.12

Waiver of Jury Trial.

  EACH OF PARENT, THE COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

*****

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

GREEN PLAINS RENEWABLE ENERGY, INC.

By:

/s/ Wayne Hoovestol

Name:

 Wayne Hoovestol

Title:

Chief Executive Officer

GREEN PLAINS GRAIN MERGER SUB, INC.

By:

/s/ Wayne Hoovestol

Name:

Wayne Hoovestol

Title:

Chief Executive Officer

GREAT LAKES COOPERATIVE

By:

/s/ Bryan Bailey

Name:

Bryan Bailey

Title:

Corporate Secretary

32

Agreement and Plan of Merger

Index of Exhibits and Schedules*

Exhibit A — Per Share Consideration

Exhibit B — Opinion Requirements

Exhibit C — Escrow Agreement

Company Disclosure Letter Section 2.4(c) — Contract Consents, Waivers and Approvals

Company Disclosure Letter Section 2.4(d) — Other Governmental Entity Consents

Company Disclosure Letter Section 2.6(a) — Absence of Certain Changes or Events

Company Disclosure Letter Section 2.6(b) — Undisclosed Liabilities

Company Disclosure Letter Section 2.7(c) — Unpaid Taxes

Company Disclosure Letter Section 2.8(a) — Title to Assets

Company Disclosure Letter Section 2.8(b) — Legal Description of Real Property

Company Disclosure Letter Section 2.8(c) — Title to Real Property

Company Disclosure Letter Section 2.8(h) — Claims Affecting the Real Property

Company Disclosure Letter Section 2.9 — Intellectual Property Rights

Company Disclosure Letter Section 2.10(b) — Permits, Licenses, Authorizations, Etc.

Company Disclosure Letter Section 2.13 — Environmental Matters

Company Disclosure Letter Section 2.13(b)(i) — Environmental Permits

Company Disclosure Letter Section 2.13(b)(iv) — Hazardous Substance Storage and Disposal

Company Disclosure Letter Section 2.14 — Agreements, etc.

Company Disclosure Letter Section 2.16(a) — Insurance Policies

Company Disclosure Letter Section 2.16(b) — Self-Insured Matters

Company Disclosure Letter Section 2.17 — Affiliate Transactions

Company Disclosure Letter Section 4.1(j) — Additional Indebtedness

Company Disclosure Letter Section 4.1(k) — Employment Compensation

Company Disclosure Letter Section 4.1(l) — Contract Modifications

Company Disclosure Letter Section 5.13 — Company Employees

Company Disclosure Letter Section 5.15 — Regional Equity

________________________

*

Except for Exhibit A to the Agreement and Plan of Merger, Exhibits and Schedules to the Agreement and Plan of Merger are not being filed herewith.  The Registrant undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request, pursuant to Item 601(b)(2) of Regulation S-K.

33

EXHIBIT A

PER SHARE CONSIDERATION

Per Share Consideration shall be computed as follows with respect to:

(1) Parent Common Stock:

450,840 shares of Parent Common Stock divided by Company Shares outstanding on the Closing Date:

(2) Cash Consideration:

$12,500,000 divided by Company Shares outstanding as of the Closing Date

34

Appendix B

ADDENDUM TO AGREEMENT AND PLAN OF MERGER

THIS ADDENDUM (“Addendum”) is entered into as of _______________, 2007 by and among Green Plains Renewable Energy, Inc., an Iowa corporation (“Parent”), Green Plains Grain Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), and Great Lakes Cooperative, an Iowa cooperative association (the “Company”).

RECITALS

A.

The parties entered into an Agreement and Plan of Merger on August 15, 2007 (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

B.

Pursuant to Section 1.6(f) of the Agreement, the parties agreed to use their best efforts, prior to Closing, to arrive upon a methodology and process to provide for a cashing out of Shareholders entitled to receive Shares of a de minimis amount, as mutually agreed and defined by the parties.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements, representations and warranties set forth herein, the parties agree as follows:

1.

Exhibit A to the Agreement is replaced by the Exhibit A attached to this Addendum.

2.

The Escrow Agreement is replaced by the Escrow Agreement attached to this Addendum.

3.

The parties name ______________ as the Exchange Agent and Bankers Trust, Des Moines as the Escrow Agent.

4.

The Agreement is amended by adding the following two sentences to the end of Section 5.15:

If the Surviving Company receives patronage refunds from a regional coop issued with respect to business conducted by the Company with the regional coop prior to the Effective Time, then the Surviving Company shall make arrangements with the distributing regional coop to reissue the deferred portion of the patronage refund in the name of the Company and send the notice of patronage to the Escrow Agent.  In the event such patronage refunds cover a period prior to and after the Effective Time, the Surviving Company shall prorate such equity on a daily basis for the number of days in such period, and the preceding sentence will only apply to the portion of the deferred portion of the patronage refund for the days in the period prior to the Effective Time.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

GREEN PLAINS RENEWABLE ENERGY, INC.

By:

/s/ Wayne Hoovestol

Name:

Wayne Hoovestol

Title:

Chief Executive Officer

GREEN PLAINS GRAIN MERGER SUB, INC.

By:

/s/ Wayne Hoovestol

Name:

Wayne Hoovestol

Title:

Chief Executive Officer

GREAT LAKES COOPERATIVE

By:

/s/ Kevin D. Adolf

Name:

Kevin D. Adolf

Title:

Board President

2

EXHIBIT A

PER SHARE CONSIDERATION

This is an exhibit to the Agreement and Plan of Merger dated as of August 15, 2007 (the “Agreement”) by and among Great Lakes Cooperative (the “Company”), Green Plains Renewable Energy, Inc, and Green Plains Grain Merger Sub, Inc.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.  In this Exhibit, the term “Small Shareholder” means a Shareholder who owns Company Shares with an aggregate par value of less then $1,000; and the term “Large Shareholder” means a Shareholder who owns Company Shares with an aggregate par value of $1,000 or more.

Per Share Consideration shall be computed as follows with respect to:

(1)  Parent Common Stock:

450,840 shares of Parent Common Stock divided by the Company Shares outstanding on the Closing Date that are owned by Large Shareholders.

(2)  Cash Consideration:  $12,500,000 divided into two parts:

(a)

The first part will be used to make a cash distribution to each Small Shareholder in an amount equal to the par value of the Company Shares owned by that Small Shareholder multiplied times 1.6627567.

(b)

The cash remaining after the cash distributions stated in part (2)(a) will be distributed to the Large Shareholders in proportion to the par value of the Company Shares owned by each of the Large Shareholders.

3

Appendix C

ADDENDUM #2 TO AGREEMENT AND PLAN OF MERGER

THIS ADDENDUM # 2 ( the “ Addendum #2 ”) is entered into as of December 26, 2007 by and among Green Plains Renewable Energy, Inc., an Iowa corporation (“ Parent ”), Green Plains Grain Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“ Merger Sub ”), and Great Lakes Cooperative, an Iowa cooperative association (the “ Company ”).

RECITALS

A.

The parties entered into an Agreement and Plan of Merger on August 15, 2007 and amended that Agreement pursuant to Addendum to Agreement and Plan of Merger dated November 8, 2007 (collectively the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

B.

The parties wish to further amend the Agreement, as mutually agreed and defined by the parties herein.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements, representations and warranties set forth herein, the parties agree as follows:

1.

Exhibit A shall be replaced in its entirety as attached hereto.

2.

The last sentence of section 1.6(d) of the Agreement is amended to read as follows:

Fractional share valuation shall be based upon the cash consideration price of $13.61 per share.

3.

The parties shall mutually agree and name the Exchange Agent.

4.

Section 6.3(g) of the Agreement is amended to read as follows:

(g)

Legal Opinion ..  Parent shall have received an opinion of James J. Long PC, counsel to Company, or such other counsel acceptable to Parent, addressed to Parent and dated as of the Closing Date and in form and substance reasonably satisfactory to Parent, substantially in the form attached hereto as Exhibit B.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum #2 to be executed by their duly authorized respective officers as of the date first written above.

GREEN PLAINS RENEWABLE ENERGY, INC.

By:

/s/ Wayne B. Hoovestol

Name:

Wayne B. Hoovestol

Title:

Chief Executive Officer

GREEN PLAINS GRAIN MERGER SUB, INC.

By:

/s/ Wayne B. Hoovestol

Name:

Wayne B. Hoovestol

Title:

Chief Executive Officer

GREAT LAKES COOPERATIVE

By:

/s/ Kevin D. Adolf

Name:

Kevin D. Adolf

Title:

Board President

2

EXHIBIT A

PER SHARE CONSIDERATION

This is an exhibit to the Agreement and Plan of Merger dated as of August 15, 2007 (the “ Agreement ”) by and among Great Lakes Cooperative (the “ Company ”), Green Plains Renewable Energy, Inc, and Green Plains Grain Merger Sub, Inc. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. In this Exhibit, the term “ Small Shareholder ” means a Shareholder who owns Company Shares with an aggregate par value of less then $1,000; and the term “ Large Shareholder ” means a Shareholder who owns Company Shares with an aggregate par value of $1,000 or more.

Per Share Consideration shall be computed as follows with respect to:

(1)  Parent Common Stock:

551,065 shares of Parent Common Stock divided by the Company Shares outstanding on the Closing Date that are owned by Large Shareholders.

(2)  Cash Consideration:  $12,500,000 divided into two parts:

(a)

The first part will be used to make a cash distribution to each Small Shareholder in an amount equal to the par value of the Company Shares owned by that Small Shareholder multiplied times 1.6627567.

(b)

The cash remaining after the cash distributions stated in part (2)(a) will be distributed to the Large Shareholders in proportion to the par value of the Company Shares owned by each of the Large Shareholders.

3

Appendix D

GLC ESCROW AGREEMENT

This GLC Escrow Account Agreement (“Agreement”) is made and entered into as of 11-13-2007, by and between Great Lakes Cooperative (the “Company”) and Green Plains Renewable Energy, Inc. (“Parent”) collectively the “Parties,” and Bankers Trust Company, N.A., Des Moines (the “Escrow Agent”).

RECITALS

A.

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and between the Parties, Green Plains Grain Merger Sub, Inc. (“Merger Sub”), Merger Sub will be merged into the Company (the “Merger”).

B.

The Merger Agreement contemplates that, immediately prior to the time the Merger becomes effective (the “Effective Time”), the Company will distribute to the Escrow Agent its investments in other organizations (“Regional Coops”) described in the Merger Agreement (the “Existing Equity”).  The Merger Agreement also contemplates that the entity resulting from the Merger (the “Surviving Company”) will distribute to the Escrow Agent the equity portion of the patronage refunds received by the Surviving Company for business conducted by the Company with Regional Coops prior to the Effective Time.  The term “Regional Equity” will mean the Existing Equity, the equity portion of the patronage refunds received by the Surviving Company for business conducted by the Company with Regional Coops prior to the Effective Time, and the equity portion of the patronage refunds received by the Escrow Agent for business conducted by the Company with Regional Coops prior to the Effective Time.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties and Escrow Agent hereby agree as follows:

1.

Assignment of Regional Equity.  Effective immediately prior to the Merger, the Company sells, assigns, transfers and conveys to the Escrow Agent all of the Company’s right, title and interest in and to the Existing Equity to be held by the Escrow Agent pursuant to the terms of this Agreement.  The foregoing assignment shall be self-operative immediately prior to the Effective Time without the necessity of the execution and delivery of a separate assignment agreement.  The Escrow Agent will have no responsibility to confirm that the Company has assigned to the Escrow Agent all of the Existing Equity.  The Company shall provide the Escrow Agent with a listing of the Existing Equity showing the book value of each equity interest; and the Escrow Agent shall value the Existing Equity at this book value.

2.

Receipt of patronage refunds.  If the Escrow Agent receives a patronage refund from a Regional Coop, then the Escrow Agent shall send the cash portion of the patronage refund to the Surviving Company within ten days after receipt, along with a copy of the notice of allocation it receives from the Regional Coop.  If such a patronage refund covers a period prior to and after the Effective Time, then the deferred part of the patronage refund will be prorated between the Escrow Account and the Surviving Company based on the numbers of days in such period prior to and after the Effective Time.  The Parties shall agree to this allocation and make arrangements with the distributing Regional Coop to reissue the deferred portion of the patronage refund consistent with the agreement of the Parties.  The Escrow Agent will have no responsibility to confirm that it has received all of the patronage refunds from Regional Coops which the Company is entitled to receive.  The Escrow Agent shall value the deferred portion of patronage refunds it receives at the book value stated on the notice of allocation received from the issuing Regional Coop.

3.

Receipt of redemption Proceeds.  Upon collection of the money received from Regional Coops in redemption of Regional Equity from time to time (the “Proceeds”), the Escrow Agent will immediately deposit the Proceeds in one account (the “Escrow Account”).  The funds and other property held in the Escrow Account shall not be subject to a lien or attachment by any creditor of any party hereto and, except as provided in Sections 6 and 8(B) below, shall not be available to, and shall not be used by the Escrow Agent to set off any obligations of any party hereto owing to the Escrow Agent in any capacity.  Notwithstanding the foregoing, if the Escrow Account shall be attached, garnished, or levied upon pursuant to judicial process, or the delivery of funds held in the Escrow Account shall be stayed or enjoined by any court order, or any court order shall be made or entered into affecting the Escrow Account, or any part thereof, the Escrow Agent is hereby expressly authorized to obey and comply with such judicial process or court order.  In the event the Escrow Agent obeys or complies with any judicial process or court order, it will not be liable to any person, firm or corporation by reason of such compliance, notwithstanding the subsequent reversal, modification, annulment, or setting aside of such court order.  The Escrow Agent will have no responsibility to confirm that it has received all of the money from Regional Coops which the Escrow Agent is entitled to receive.

1

4.

Investment.  The Escrow Agent shall invest the Escrow Account in U.S. Treasury or agency notes with a maximum duration of 90 days or a money market fund that invests in U.S. Treasury or agency notes with a maximum duration of 90 days, which may be a money market fund managed by the Escrow Agent.  The Escrow Agent shall deposit the net income from such investments in the Escrow Account.

5.

Committee.  Kevin Adolf, Bryan Bailey and Darryl Hansen, and their successors chosen in the manner specified by the Shareholders (collectively the “Committee”) have been appointed by the Company’s shareholders (the “Shareholders”) to represent the interests of the Shareholders in connection with the Merger.  The Committee shall designate a single individual (the “Committee Representative”), who does not have to be a member of the Committee, to receive and give notices on behalf of the Committee, and the Committee may dismiss and appoint a new Committee Representative.  Each Committee Representative shall promptly upon appointment provide his or her contact information to the Escrow Agent and Parent.

6.

Indemnification payments

A.

Determination of indemnification payments.  If Parent determines in good faith that it or Merger Sub is entitled to indemnification for damages pursuant the Merger Agreement, then Parent shall deliver to the Escrow Agent and the Committee a written request for the payment of such damages (a “Payment Request”).  A Payment Request shall specify in reasonable detail the facts and circumstances with respect to the subject matter of such Payment Request, the section of the Merger Agreement pursuant to which indemnification is sought and the amount of damages.  Any third party claim shall be identified as such in the Payment Request.  Within 30 days after the Committee receives a Payment Request, the Committee shall deliver to the Escrow Agent and Parent a written notice (a “Response Notice”) stating whether the Committee objects to the payment of all or any portion of the damages specified in the Payment Request.  If the Committee does not deliver a Response Notice within 30 days after its receipt of a Payment Request, it will be deemed not to have objected to any portion of the damages amount set forth in the Payment Request and the Escrow Agent shall pay such amount to Parent or Merger Sub.  For purposes of determining expiration of the 30 day period provided for in the preceding sentence, Escrow Agent shall conclusively presume that any Payment Request delivered to it was simultaneously delivered to the Committee.  The Escrow Agent will be prohibited from paying any damages in dispute as set forth in the Response Notice, unless (i) the Committee delivers a written notice (an “Amended Response Notice”) to the Escrow Agent stating that the Committee has withdrawn its objection with respect to all or any portion of the objections set forth in the Response Notice or (ii) Parent delivers to the Committee a copy of a final, non-appealable order of a court of competent jurisdiction (a “Final Order”) determining that Parent is entitled to payment of the amount of such damages under the Merger Agreement and directing the Escrow Agent to disburse from the Escrow Account the amount specified in the Final Order.  If there is a dispute between Parent and the Committee as to whether an order from a court of competent jurisdiction is a Final Order, the Escrow Agent shall have the right to interplead all interested parties.  Upon receipt of an Amended Response Notice from the Committee or a Final Order, as applicable, the Escrow Agent shall thereafter act in accordance with Section 6.B.

B.

Indemnification payments.  If the Escrow Agent receives a Payment Request and has received a Response Notice (or fails to receive a Response Notice as specified above), an Amended Response Notice or a Final Order, and if such Response Notice (or Payment Request in the event that the Escrow Agent has not received a Response Notice as specified above), Amended Response Notice or Final Order indicates that Parent or Merger Sub is entitled to payment in respect of all or any portion of a damages amount set forth in the relevant Payment Request, then the Escrow Agent shall deliver to Parent or Merger Sub the amount (the “Payment Amount”) indicated in such Response Notice (or Payment Request in the event that the Escrow Agent has not received a Response Notice as specified above), Amended Response Notice or Final Order.  If a Response Notice, Amended Response Notice or Final Order indicates that Parent or Merger Sub is not entitled to all or any portion of the damages amount set forth in the Payment Request, then the Escrow Agent shall continue to hold such amount in accordance with the terms of this Agreement until such amount is distributed (i) to the Committee, (ii) to Parent in respect of another Payment Request pursuant to this Section 6 or (iii) as specified in a joint written instruction from the Committee and Parent.

7.

Change in Escrow Agent.  Within 20 days after all Pending Claims have been finally resolved in accordance with the terms of this Agreement, or if there are no Pending Claims at the Notice Deadline, then within 20 days after the Notice Deadline, the Escrow Agent serving at that time shall resign as Escrow Agent (this event will be referred to as the “Change in Escrow Agent”).  Immediately after this resignation, the members of the Committee at that time will become the successor Escrow Agents, and they will be collectively referred to as the “Escrow Agent.”  Section 8.F will apply to the Change in Escrow Agent.

8.

Provisions applicable before Change in Escrow Agent.  The provisions of this Section 8 will apply prior to the Change in Escrow Agent:

2

A.

Reports.  Within 20 days after the end of each calendar quarter ending prior to the Change in Escrow Agent, the Escrow Agent shall provide a report to the Parties and the Committee of the Escrow Account’s financial activity for the quarter.  This report will include: (1) the value of the Escrow Account’s assets at the beginning and end of the quarter, and (2) a detailed listing of all income received into the Escrow Account and distributions from the Escrow Account during the quarter.  Within 20 days after the Change in Escrow Agents, the resigning Escrow Agent shall provide a report of the same information for the period since the end of the previous calendar quarter to the Parties and the Committee.

B.

Escrow Agent fees.  Reasonable fees and expenses for the services the Escrow Agent renders pursuant to this Agreement (including reasonable fees and disbursements of its counsel incurred in connection with its performance of such services) will be paid to the Escrow Agent.  The Escrow Agent is authorized to withdraw its fees and disbursements in connection with making a distribution to Shareholders pursuant to Section 8.G.  The Escrow Agent is authorized to withdraw the Escrow Agent fees and disbursements from the Escrow Account.

C.

Successor entity.  Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of the Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under this Agreement without further act.

D.

Indemnification.  Each of Parent and the Committee shall, jointly and severally and to the fullest extent permitted by law, defend, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including, without limitation, Parent or the Committee, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, without limitation, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted primarily from the negligence or willful misconduct of such Indemnified Party.  Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and Parent and the Committee shall each pay one half of the reasonable fees of such counsel upon request of the Escrow Agent.  The obligations of Parent and the Committee under this Section 9 shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent.  The Escrow Agent is authorized to withdraw the Committee’s portion of an indemnity payment under this Section 8.D from the Escrow Account , and the Committee will not be personally liable for any such payment.

E.

Resignation or termination of Escrow Agent.  The Escrow Agent, and any successor Escrow Agent, may resign at any time as Escrow Agent hereunder by giving at least 15 business days’ written notice to Parent and the Committee.  Upon such resignation and the appointment of a successor Escrow Agent, the resigning Escrow Agent shall be absolved from any duties as Escrow Agent hereunder.  Upon their receipt of notice of resignation from the Escrow Agent, Parent and the Committee shall use their reasonable best efforts jointly to designate a successor Escrow Agent.  If Parent and the Committee do not agree upon a successor Escrow Agent within 15 business days after the receipt by the Parties of the Escrow Agent’s resignation notice, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief (including, without limitation, an interpleader action) and any such resulting appointment shall be binding upon Parent, Merger Sub and the Committee.  By mutual agreement, Parent and the Committee will have the right at any time upon not less than seven business days’ written notice to terminate their appointment of the Escrow Agent, or any successor Escrow Agent, as Escrow Agent hereunder.  Notwithstanding anything to the contrary in the foregoing, the Escrow Agent or any successor Escrow Agent shall continue to act as the Escrow Agent until a successor is appointed and qualified to act as the Escrow Agent.

3

F.

Effect of Escrow Agent resignation or termination.  The terminated or resigning Escrow Agent shall transmit all records pertaining to the Escrow Account and shall pay the Escrow Account to the successor Escrow Agent, after making copies of such records as the terminated or resigning Escrow Agent deems advisable and after deduction and payment of one-half of the portion of the terminated or resigning Escrow Agent’s fees and expenses (including court costs and reasonable attorneys' fees) payable to, actually incurred by, or reasonably expected to be incurred by the terminated or resigning Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.  After any terminated or resigning Escrow Agent's resignation or removal, the provisions of this Escrow Account Agreement will inure to its benefit and survive with respect to any actions taken or omitted to be taken by such terminated or resigning Escrow Agent while it was the Escrow Agent under this Agreement.

G.

Committee expenses.  The Committee may retain accountants, lawyers and other experts (the “Experts”) to represent the interests of the Committee and the Shareholders.  The Committee may deliver to the Escrow Agent a written request for the payment of the fees of and expenses incurred by the Experts, and for the payment of the other expenses incurred by the Committee, including mileage and postage.  Each such written request must be signed by the Committee Representative and at least one member of the Committee.  The Escrow Agent shall make payment pursuant to such written requests, provided that the cumulative amount paid by the Escrow Agent during the period prior to the Change in Escrow Agent will not exceed $100,000.

H.

Limitation on payment obligation.  The Escrow Agent’s obligation to make payments under this Escrow Account Agreement is limited to the cash balance in the Escrow Account at the time of each payment.

9.

Distributions to Shareholders.  No distributions to Shareholders shall be made until after the Change in Escrow Agent.

A.

Shareholder list.  The Company shall provide the Committee with a list of all of the Shareholders, along with the most current address for each Shareholder and the aggregate par value of all of the Company Shares owned by that Shareholder.  Provided, however, that if a Shareholder perfects his or her rights as a dissenter pursuant to Section 499.65 of the Iowa Code, such Shareholder shall not be entitled to any beneficial interest in the Escrow Account , and the Committee shall strike such Shareholder’s name and Equity Credits from the Shareholder list.  The Committee will attempt to keep the Shareholder list current to reflect changes in address, deaths, divorces, and other changes in ownership.  Upon the request of the Escrow Agent and receipt from the Escrow Agent of the necessary information, the Committee shall send any required information at source tax reports that must be sent to the Shareholders.

B.

Defined terms.

“Effective Time” means the effective time of the Merger.

“Small Shareholder” means a Shareholder who owns Company Shares with an aggregate par value of less then $1,000.

“Small Shareholder Ratio” means the par value of a Small Shareholder’s Company Shares divided by the par value of all of the Company Shares owned by all Small Shareholders and Large Shareholders at the Effective Time.

“Large Shareholder” means a Shareholder who owns Company Shares with an aggregate par value of $1,000 or more.

“Large Shareholder Ratio” means the par value of a Large Shareholder’s Company Shares divided by the par value of all of the Company Shares owned by all Large Shareholders at the effective time.

C.

Amount distributed.  After the Change in Escrow Agent, the Escrow Agent shall distribute the cash in the Escrow Account to the Shareholders subject to the following limitations:

(1)

The Escrow Agent may retain a portion of the cash to pay future administrative expenses.

(2)

The Escrow Agent is not required to make any distributions until it can make the entire distribution to Small Shareholders provided in Section 9.D.

(3)

The Escrow Agent is not required to make more than one distribution from the Escrow Account in each calendar year.

(4)

The Escrow Agent is not required to make distributions if there is less than $150,000 of cash in the Escrow Account.

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D.

Distributions to Small Shareholders.  The Company shall obtain an appraisal of the value of the Regional Equity as of the Effective Time (the “Appraised Value”).  The Escrow Agent shall first use the cash available for distribution to make a distribution to each Small Shareholder in an amount equal to the Adjusted Appraised Value multiplied by that person’s Small Shareholder Ratio.  At the time of this distribution, the Escrow Agent shall determine the “Adjusted Appraised Value” by: (i) adding to the Appraised Value the interest earned on the Escrow Account, (ii) subtracting from the step (i) answer the total of the indemnification payments made pursuant to Section 6 and the Escrow Agent and Shareholder Committee fees and expenses paid from the Escrow Account; and (iii) adding to the step (ii) answer interest from the Effective Time to the date of distribution at the interest rate and compounding frequency used to discount estimated future Regional Equity redemptions to present value in determining the Appraised Value.

E.

Distributions to Large Shareholders.  After the distributions to Small Shareholders as provided in Section 10.D, the Escrow Agent shall use the cash available for distribution to make a distribution to each Large Shareholder in an amount equal to the cash available for distribution multiplied by that person’s Large Shareholder Ratio.

11.

Taxes.  For U.S. federal and applicable state income tax purposes, the Escrow Agent will be treated as receiving income as the agent for the Shareholders, subject to the requirement that the Escrow Agent shall use this income to pay the expenses the Escrow Agent incurs on behalf of the Shareholders and distribute the remaining income to the Shareholders as their agent, as provided in this Agreement.

12.

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

if to Parent or Merger Sub:

Green Plains Renewable Energy, Inc.

4124 Airport Road

Shenandoah, IA 51601

Attention: CEO

Telephone: (712) 246-2932

Facsimile: (712) 246-2610

with a copy to:

Blackwell Sanders LLP

1620 Dodge St. Suite 2100

Omaha NE 68102

Attention: Michelle S. Mapes

Telephone: (402) 964-5091

Facsimile: (402) 964-5050

if to the Committee Representative:

Kevin Adolf

3625 140th Ave.

Everly, IA 51338

Telephone:

Facsimile:

with a copy to:

Beving Swanson & Forrest PC

321 E. Walnut, #200

Des Moines, IA 50309

Attention: James J. Long

Telephone: (515) 237-1181

Facsimile: (515) 288-9409

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if to the Escrow Agent:

Bankers Trust Company, N.A.

665 Locust Street

Des Moines, IA 50309

Attn: Diana Cook, Institutional Trust Services

Telephone: (515) 245-2418

13.

Miscellaneous.  This Agreement, together with the schedules and annexes attached hereto and, with respect to the Parties, the Merger Agreement, embody the entire agreement and understanding of the Parties and the Escrow Agent concerning the Escrow Account.  As between the Parties, in the event of any conflict of the terms of this Agreement with the terms of the Merger Agreement, the terms of the Merger Agreement shall control and prevail.  This Agreement may be amended only by a writing signed by the Escrow Agent, Parent, and the Committee.  The headings in this Agreement are intended solely for convenience or reference and shall be given no effect in the construction or interpretation of this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa, without regard to the conflicts of laws principles thereof.  This Agreement shall be binding upon, and inure to the benefit of, the Escrow Agent, Parent, Merger Sub and the Committee and their respective, heirs, personal representatives, successors and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

GREEN PLAINS RENEWABLE ENERGY, INC

By:

/s/ Wayne Hoovestol

Name:

Wayne Hoovestol

Title:

Chief Executive Officer

GREAT LAKES COOPERATIVE

By:

/s/ Kevin D. Adolf

Name:

Kevin D. Adolf

Title:

Board President

BANKERS TRUST COMPANY, N.A.

      /s/ Diana L. Cook

           Diana L. Cook

          Vice President

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Appendix E

FIRST AMENDMENT TO

GLC ESCROW AGREEMENT

This First Amendment to the GLC ESCROW AGREEMENT dated December 3, 2007 (“Amendment”) is entered into by and among Great Lakes Cooperative (the “Company”) and Green Plains Renewable Energy, Inc. (“Parent”) collectively the “Parties,” and Bankers Trust Company, N.A., Des Moines (the “Escrow Agent”) as of the 3rd day of December, 2007.

RECITALS:

WHEREAS, the parties entered into the GLC ESCROW AGREEMENT dated November 13, 2007 (the “Agreement”) and hereby desire to amend certain aspects of such Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual promises, representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

1.

Section 9. D. is hereby amended in its entirety to read:

D.

Distributions to Small Shareholders.  The Company shall obtain an appraisal of the value of the Regional Equity as of the Effective Time (the “Appraised Value”).  The Escrow Agent shall first use the cash available for distribution to make a distribution to each Small Shareholder in an amount equal to the Adjusted Appraised Value multiplied by that person’s Small Shareholder Ratio.  At the time of this distribution, the Escrow Agent shall determine the “Adjusted Appraised Value” by: (i) adding to the Appraised Value interest from the Effective Time to the date of distribution at the interest rate and compounding frequency used to discount estimated future Regional Equity redemptions to present value in determining the Appraised Value, (ii) subtracting from the step (i) answer the total of the indemnification payments made pursuant to Section 6 and the Escrow Agent and Shareholder Committee fees and expenses paid from the Escrow Account.

4.

This Amendment together with the Agreement (and any attachments, addenda, supplements thereto) shall be the complete and exclusive statement of the Agreement between the Parties as to the subject matter of the Agreement, and shall be binding upon each of the Parties hereto.  In the event of a conflict between the terms and conditions hereof and the terms and conditions of the Agreement, the terms and conditions of this Amendment will control.

All other terms and conditions of the Agreement shall remain in full force and effect and are hereby reaffirmed.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment.

Green Plains Renewable Energy, Inc.		Great Lakes Cooperative

By:	/s/ Wayne B. Hoovestol	By:	/s/ Kevin D. Adolf
Print Name	Wayne B. Hoovestol	Print Name	Kevin D. Adolf
Print Title	Chief Executive Officer	Print Title	Board President
Date:	December 3, 2007	Date:	December 3, 2007

BANKERS TRUST COMPANY, N.A.

By:	/s/ Charles H. Leibold
Print Name	Charles H. Leibold
Print Title	V.P. & Director of Wealth Managment
Date:	December 3, 2007

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Appendix F

Dissenters Rights Statute

Explanation of Dissenters’ Rights

Iowa law grants special rights to voting members of an Iowa cooperative who dissent to a merger of the cooperative with another entity. Within 60 days after the effective date of the merger, the surviving company in the merger must pay to a dissenter the amount originally paid in cash when the dissenter applied for membership. The surviving company must also pay the fair value of the dissenter’s remaining stock holdings in ten equal annual payments starting on the sixth anniversary of the merger. To perfect the rights as a dissenter, a voting member must file a written objection to the merger prior to the vote tabulation, vote NO in the merger, and make a demand for payment within 20 days after the votes are tabulated. The ballots of members who file written objections prior to the vote tabulation will be opened to confirm that they voted no.  No one will know how other members vote.

2007 Iowa Code section 499.66(2) defines “fair value” of a member’s interest in a merging cooperative to be the lesser of either the issue price of the common and preferred stock, or the result of a formula based on several amounts on the balance sheet of the cooperative. Section 499.66(1)(e) defines “issue price” as the amount paid by the member or the amount stated in a notice of allocation of patronage refunds. The par value of Great Lakes Cooperative stock is equal to the issue price of this stock as defined by Section 499.66(1)(e). Since each member of Great Lakes Cooperative will receive cash in excess of the par value of the member’s stock shortly after the effective date of the merger, each member will receive more cash as a result of the merger than the member would receive by dissenting to the merger.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

The Iowa Business Corporation Act permits us to indemnify our directors, officers, employees and agents, subject to limitations imposed by the Iowa Business Corporation Act. Our Bylaws require us to indemnify directors and officers to the full extent permitted by the Iowa Business Corporation Act. We have also entered into indemnification agreements with our officers and directors that provide for indemnification to the maximum extent allowed under Iowa law.

Under Iowa law, a corporation may indemnify its directors and officers where: (i) the individual acted in good faith; (ii) the individual reasonably believed that (a) in the case of conduct in the individual's official capacity, that the individual's conduct was in the best interests of the corporation or (b) in all other cases, that the individual's conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful, or the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

Exhibits and Financial Statement Schedules

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
2.1	Agreement and Plan of Merger (Incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K, dated August 15, 2007)
2.2	Addendum and Addendum #2 to Agreement and Plan of Merger (Included as Appendixes B and C to this Registration Statement)
3(i).1

Amended and Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 3(i).1 of the Company’s Registration Statement on Form S-1 filed December 16, 2004, File No. 333-121321)

3(ii).1	Bylaws of the Company (Incorporated by reference to Exhibit 3(ii).1 of the Company’s Registration Statement on Form S-1 filed December 16, 2004, File No. 333-121321)
5.1	Opinion of Blackburn & Stoll, LC
10.1

Letter Agreement by and between the Company and U.S. Energy, Inc., dated October 5, 2004 (Incorporated by reference to Exhibit 10.5 of the Company’s Registration Statement on Form S-1 filed December 16, 2004, File No. 333-121321)

10.2

Letter of Intent by and between the Company and the City of Shenandoah, dated December 16, 2004 (Incorporated by reference to Exhibit 10.7 of the Company’s Registration Statement on Form S-1/A filed February 4, 2005, File No. 333-121321)

10.3

Master Loan Agreement, dated January 30, 2006, by and between the Company and Farm Credit Services of America, FLCA  (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, dated February 6, 2006)

10.4

Construction and Term Loan Supplement, dated January 30, 2006, by and between the Company and Farm Credit Services of America, FLCA (Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, dated February 6, 2006)

10.5

Construction and Revolving Term Loan Supplement, dated January 30, 2006, by and between the Company and Farm Credit Services of America, FLCA  (Incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K, dated February 6, 2006)

10.6

Security Agreement, dated January 30, 2006, by and between the Company and Farm Credit Services of America, FLCA (Incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K, dated February 6, 2006)

10.7

Administrative Agency Agreement, dated January 30, 2006, by and between the Company, Farm Credit Services of America, FLCA and CoBank, ACB (Incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K, dated February 6, 2006)

10.8

Real Estate Mortgage and Financing Statement, dated January 30, by and between the Company and Farm Credit Services of America, FLCA (Incorporated by reference to Exhibit 10.14 of the Company’s Annual Report on Form 10-K, dated November 30, 2005)

10.9

Lump Sum Design Build Agreement, dated January 13, 2006, by and between the Company and Fagen, Inc. (Incorporated by reference to Exhibit 10.15 of the Company’s Annual Report on Form 10-K/A, dated November 30, 2005)

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EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.10

Allowance Contract, by and between the Company and BNSF Railway Company, dated January 26, 2006 (Incorporated by reference to Exhibit 10.14 of the Company’s Annual Report on Form 10-K, dated November 30, 2005)

10.11

Share Exchange Agreement, dated February 22, 2006, by and between the Company and the parties identified therein (Incorporated by reference to Exhibit 10.14 of the Company’s Annual Report on Form 10-K, dated November 30, 2005)

10.12

Design Build Agreement, dated August 1, 2006, by and between the Company and Agra Industries, Inc. (Incorporated by reference to Exhibit 10.12 of the Company’s Quarterly Report on Form 10-Q, dated August 31, 2006).

10.14

Master Loan Agreement, dated March 15, 2007, by and between Superior Ethanol, L.L.C. and Farm Credit Services of America, FLCA (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, dated March 20, 2006)

10.15

Construction and Term Loan Supplement, dated March 15, 2007, by and between Superior Ethanol, L.L.C. and Farm Credit Services of America, FLCA (Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, dated March 20, 2006)

10.16

Construction and Revolving Term Loan Supplement, dated March 15, 2007, by and between Superior Ethanol, L.L.C. and Farm Credit Services of America, FLCA (Incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K, dated March 20, 2006)

10.17

Administrative Agency Agreement, dated March 15, 2007, by and between Superior Ethanol, L.L.C. and Farm Credit Services of America, FLCA (Incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K, dated March 20, 2006)

10.18

Security Agreement and Real Estate Mortgage, dated March 15, 2007, by and between Superior Ethanol, L.L.C. and Farm Credit Services of America, FLCA (Incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K, dated March 20, 2006)

10.19

Amendment No. 1 to the AIA Document A141-2004 Standard Form of Agreement Between Superior Ethanol, L.L.C. and Agra Industries, LLC, dated March 19, 2007, (Incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K, dated March 20, 2006)

10.20	Amendment to the Master Loan Agreement, dated May 31, 2007 (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, dated June 13, 2007)
10.21	Revolving Credit Supplement, dated May 31, 2007 (Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, dated June 13, 2007)
10.22	Amendment to the Construction and Term Loan Supplement, dated May 31, 2007 (Incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K, dated June 13, 2007)
10.23	Amendment to the Construction and Revolving Term Loan Supplement, dated May 31, 2007 (Incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K, dated June 13, 2007)
10.24	Employment Agreement dated June 8, 2007, by and between the Company and Jerry L. Peters (Incorporated by reference to Exhibit 10.24 of the Company’s Quarterly Report on Form 10-Q, dated May 31, 2007).
21.1	Schedule of Subsidiaries (Incorporated by reference to Exhibit 21 to our annual report on Form 10-K for 2006)
23.1	Consent of Blackburn & Stoll, LC (Included in Exhibit 5.1)
23.2	Consent of L.L. Bradford & Company, LLC
23.3	Consent of Gardiner Thomsen, P.C.
23.4	Consent of Nyemaster Goode West Hansell & O’Brien PC
99.1	Articles of GLC (Incorporated by reference to Exhibit 99.1 of the Company’s Registration Statement on Form S-4 filed December 5, 2007, File No. 333-147831)
99.2	Bylaws of GLC (Incorporated by reference to Exhibit 99.2 of the Company’s Registration Statement on Form S-4 filed December 5, 2007, File No. 333-147831)
99.3

Master Loan Agreement by and between GLC and CoBANK ACB, dated January 3, 2005 (Incorporated by reference to Exhibit 99.3 of the Company’s Registration Statement on Form S-4 filed December 5, 2007, File No. 333-147831)

99.4

Revolving Credit Supplement by and between GLC and CoBANK ACB, dated January 3, 2005 (Incorporated by reference to Exhibit 99.4 of the Company’s Registration Statement on Form S-4 filed December 5, 2007, File No. 333-147831)

99.5

Revolving Term Loan Supplement by and between GLC and CoBANK ACB, dated January 3, 2005 (Incorporated by reference to Exhibit 99.5 of the Company’s Registration Statement on Form S-4 filed December 5, 2007, File No. 333-147831)

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EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.6

Amendment to Master Loan Agreement by and between GLC and CoBANK ACB, dated May 1, 2006 (Incorporated by reference to Exhibit 99.6 of the Company’s Registration Statement on Form S-4 filed December 5, 2007, File No. 333-147831)

99.7

Amendment to Master Loan Agreement by and between GLC and CoBANK ACB, dated January 8, 2007 (Incorporated by reference to Exhibit 99.7 of the Company’s Registration Statement on Form S-4 filed December 5, 2007, File No. 333-147831)

99.8

Amendment to Master Loan Agreement by and between GLC and CoBANK ACB, dated May 15, 2007 (Incorporated by reference to Exhibit 99.8 of the Company’s Registration Statement on Form S-4 filed December 5, 2007, File No. 333-147831)

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Undertakings

(a)    The undersigned registrant hereby undertakes as follows:

(1)    That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)    The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4)    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(5)    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act, GPRE has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska.

GREEN PLAINS RENEWABLE ENERGY, INC.

(Registrant)

Date:   December 27, 2007

By:  /s/ Wayne B. Hoovestol

Wayne B. Hoovestol

Chief Executive Officer

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ *	Chief Executive Officer and Director	December 27, 2007
Wayne B. Hoovestol	(Principal Executive Officer)

/s/ *	Chief Financial Officer (Principal Financial	December 27, 2007
Jerry L. Peters	Officer and Principal Accounting Officer)

/s/ *	Chairman of the Board of Directors	December 27, 2007
Robert D. Vavra

/s/ *	Executive Vice President and Director	December 27, 2007
Brian D. Peterson

/s/ *	Director	December 27, 2007
David A. Hart

/s/ *	Director	December 27, 2007
R. Stephen Nicholson

/s/ *	Director	December 27, 2007
Gary R. Parker

/s/ *	Director	December 27, 2007
Michael A. Warren
* By: /s/ Wayne B. Hoovestol Wayne B. Hoovestol Attorney-In-Fact

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